    As filed with the Securities and Exchange Commission on January 25, 1999
                                                    Registration No. 333-53821


==============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       ----------------------------------


                                 AMENDMENT NO. 1

                                       TO


                                    FORM S-4
             Registration Statement Under the Securities Act of 1933
                      ----------------------------------
                       TRANSAMERICAN REFINING CORPORATION
             (Exact name of registrant as specified in its charter)

              TEXAS                          2911                            76-0229632
(State or other jurisdiction of       (Primary Standard         (I.R.S. Employer Identification No.)
 incorporation or organization)    Industrial Classification
                                            Number)

                1300 North Sam Houston Parkway East, Suite 320,
  Houston, Texas 77032-2949, (281) 986-8811 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                    Ed Donahue, Vice President and Secretary
                1300 North Sam Houston Parkway East, Suite 320,
 Houston, Texas 77032-2949, (281) 986-8811 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                           ---------------------------

                                    copy to:

                              C. ROBERT BUTTERFIELD
                             GARDERE & WYNNE, L.L.P.
                             3000 THANKSGIVING TOWER
                               DALLAS, TEXAS 75201
                                 (214) 999-3000

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

         If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                           ---------------------------






         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

PROSPECTUS

                                OFFER TO EXCHANGE

                 16% Series B Senior Subordinated Notes due 2003
                         ($200,000,000 principal amount)

                                       for

                                 all outstanding

16% Series A Senior Subordinated Notes due 2003       and         16% Series C Senior Subordinated Notes due 2003
  ($175,000,000 principal amount outstanding)                        ($25,000,000 principal amount outstanding)


                                       of

                       TRANSAMERICAN REFINING CORPORATION

                           ---------------------------



         The Exchange Offer will expire at 5:00 p.m., New York City time on
                      February 26, 1999, unless extended.


                           ---------------------------



         TransAmerican Refining Corporation, a Texas corporation ("TARC" or the "Company"), hereby offers (the "Exchange Offer"), upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (the "Letter of Transmittal"), to exchange up to an aggregate principal amount of $200,000,000 of its 16% Series B Senior Subordinated Notes due 2003 (the "Exchange Notes") for an equal aggregate principal amount of its 16% Series A Senior Subordinated Notes due 2003 (the "Series A Notes") and 16% Series C Senior Subordinated Notes due 2003 (the "Series C Notes" and, together with the Series A Notes, the "Outstanding Notes") in integral multiples of $1,000. The Exchange Notes and the Outstanding Notes are sometimes collectively referred to as the "Notes." The Exchange Notes will be subordinated unsecured obligations of the Company and are substantially identical (including principal amount, interest rate, maturity and redemption rights) to the Outstanding Notes for which they may be exchanged pursuant to this Exchange Offer, except for certain transfer restrictions and registration rights relating to the Outstanding Notes and except for certain interest provisions relating to such rights. The Exchange Notes will be issued under an Indenture dated as of December 30, 1997, as amended (the "Indenture"), among the Company and First Union National Bank, as trustee (the "Trustee"). See "Description of the Exchange Notes." There will be no proceeds to the Company from this offering; however, pursuant to Registration Rights Agreements dated as of December 30, 1997 and March 16, 1998, each as amended (the "Registration Rights Agreements"), among the Company and the original purchaser of the Outstanding Notes (the "Initial Purchaser"), the Company will bear certain offering expenses.



                           ---------------------------



         See "Risk Factors" on page 9 for a discussion of certain risks to be considered in connection with the Exchange Offer and in evaluating an investment in the Exchange Notes.


                           ---------------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           ---------------------------


                The date of this Prospectus is January 26, 1999.

         The Company will accept for exchange any and all Outstanding Notes validly tendered on or prior to 5:00 p.m., New York City time on February 26, 1999, unless extended (the "Expiration Date"). Tenders of Outstanding Notes may be withdrawn at any time prior to 5:00 p.m., New York City time on the Expiration Date; otherwise such tenders are irrevocable. First Union National Bank is acting as Exchange Agent in connection with the Exchange Offer. The Exchange Offer is not conditioned upon any minimum principal amount of Outstanding Notes being tendered for exchange, but is otherwise subject to certain customary conditions.



         The Exchange Notes will bear interest at a rate of 16% per annum payable semi-annually in cash in arrears on June 30 and December 30 of each year, commencing June 30, 1999. The Exchange Notes will mature on June 30, 2003. The Exchange Notes will be redeemable at the option of the Company, in whole or in part, at the redemption prices set forth therein, plus accrued and unpaid interest, if any, to and including the date of redemption.



         The Series A Notes and the Series C Notes were sold by the Company on December 30, 1997 and March 16, 1998, respectively, to the Initial Purchaser in transactions not registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon the exemption provided by Section 4(2) of the Securities Act. The Initial Purchaser subsequently placed the Outstanding Notes with (i) qualified institutional buyers in reliance upon Rule 144A under the Securities Act and (ii) with a limited number of institutional accredited investors within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act. Accordingly, the Outstanding Notes may not be reoffered, resold or otherwise transferred in the United States unless so registered or unless an applicable exemption from the registration requirements of the Securities Act is available. The Exchange Notes are being offered hereunder in order to satisfy the obligations of the Company under the Registration Rights Agreements between the Company and the Initial Purchaser.
See "The Exchange Offer."


         Based on an interpretation by the staff of the Securities and Exchange Commission (the "Commission") set forth in no-action letters issued to third parties, the Company believes that Exchange Notes issued pursuant to this Exchange Offer may be offered for resale, resold and otherwise transferred by a holder who is not an affiliate of the Company without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holder is acquiring the Exchange Notes in its ordinary course of business and is not participating in and has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes. Persons wishing to exchange Outstanding Notes in the Exchange Offer must represent to the Company that such conditions have been met.

         Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer (a "Participating Broker-Dealer") must acknowledge that it will deliver a prospectus in connection with any resale of Exchange Notes. The Letter of Transmittal for the Exchange Offer states that by so acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Outstanding Notes where such Outstanding Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed to make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale for a period of up to 180 days from the date of consummation of the Exchange Offer. See "Plan of Distribution."

         The Company does not intend to list the Exchange Notes on any national securities exchange or to seek the admission thereof to trading on The Nasdaq Stock Market. The Initial Purchaser has advised the Company that it intends to make a market in the Exchange Notes; however, it is not obligated to do so and any market-making activities may be discontinued at any time without notice. Accordingly, no assurance can be given that an active public or other market will develop for the Exchange Notes or as to the liquidity of or the trading market for the Exchange Notes.

         Any Outstanding Notes not tendered and accepted in the Exchange Offer will remain outstanding. To the extent that any Outstanding Notes of other holders are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Outstanding Notes could be adversely affected. Following consummation of the Exchange Offer, the holders of Outstanding Notes will continue to be subject to the existing restrictions upon transfer thereof.

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----


Available Information.....................................................................................      iv
Special Note Regarding Forward-Looking Statements.........................................................      iv
Prospectus Summary........................................................................................       1
Risk Factors..............................................................................................       9
The Exchange Offer........................................................................................      24
Use of Proceeds...........................................................................................      30
The Company...............................................................................................      31
Selected Financial Data...................................................................................      32
Management's Discussion and Analysis of  Financial Condition and Results of Operations....................      33
Business..................................................................................................      42
Management of the Company.................................................................................      56
Security Ownership of Certain Beneficial Owners and Management............................................      60
Certain Relationships and Related Transactions............................................................      60
Certain Federal Income Tax Considerations.................................................................      63
Certain Legal Considerations..............................................................................      65
Description of Existing Indebtedness......................................................................      66
Description of the Exchange Notes.........................................................................      68
Plan of Distribution......................................................................................     101
Legal Matters.............................................................................................     101
Independent Accountants   ................................................................................     102
Financial Statements......................................................................................     F-1
Pro Forma Financial Statements............................................................................    PF-1
Glossary..................................................................................................     A-1

                              AVAILABLE INFORMATION


         The Company has filed with the Commission in Washington, D.C., a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act with respect to the securities offered by this Prospectus. Certain of the information contained in the Registration Statement is omitted from this Prospectus, and reference is hereby made to the Registration Statement and exhibits and schedules relating thereto for further information with respect to the Company and the securities offered by this Prospectus. The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports and other information with the Commission. Such reports and other information are available for inspection at, and copies of such materials may be obtained upon payment of the fees prescribed therefor by the rules and regulations of the Commission from, the Commission at its principal offices located at Judiciary Plaza, 450 Fifth Street, Room 1024, Washington, D.C. 20549, and at the Regional Offices of the Commission located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and at 7 World Trade Center, Suite 1300, New York, New York 10048. The Commission maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding the Company and other registrants that file electronically with the Commission.



         So long as the Company is subject to the periodic reporting requirements of the Exchange Act, it is required to furnish to the Trustee and the holders of the Notes the information required to be filed with the Commission. The Company has agreed that, even if it is entitled under the Exchange Act not to file such information with the Commission, it will nonetheless continue to furnish to the Trustee and the holders of the Notes information that would be required to be filed by the Company by Section 13 of the Exchange Act as if it were subject to such periodic reporting requirements.


                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         The forward-looking statements provided throughout this document (collectively, "Forward-Looking Statements") involve certain risks and uncertainties that could cause actual results to differ materially from those projected in the Forward-Looking Statements. The Company cautions that the Forward-Looking Statements are subject to all the risks and uncertainties discussed under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." See "Risk Factors -- Risks Related to Forward Looking Statements and Estimates."

                               PROSPECTUS SUMMARY


         The following summary is qualified in its entirety by the more detailed information and the financial statements (including notes thereto) included elsewhere in this Prospectus. Unless the context indicates otherwise, references in this Prospectus to the "Company" or "TARC" are to TransAmerican Refining Corporation, references to "TCR Holding" are to TCR Holding Corporation, references to "TransContinental" are to TransContinental Refining Corporation and the business and assets that were transferred to TransContinental on December 15, 1998 by TARC and TCR Holding, references to "TEC" are to TARC's sole stockholder, TransAmerican Energy Corporation, a wholly owned subsidiary of TransAmerican Natural Gas Corporation ("TransAmerican"), and references to "TransTexas" are to TEC's subsidiary, TransTexas Gas Corporation and its subsidiaries and the business and assets that were transferred to TransTexas on August 24, 1993 by TransAmerican. In January 1996, the Board of Directors of TARC elected to change its fiscal year end for financial reporting purposes from July 31 to January 31. As a result, all references herein to fiscal 1996 are to the six-month period ended January 31, 1996. Statements herein regarding the plans or intentions of TCR Holding or TransContinental are based upon information provided by the management thereof to TARC.


                                   THE COMPANY


         Prior to December 15, 1998, TARC owned a large petroleum refinery located in the Gulf Coast region along the Mississippi River, approximately 20 miles from New Orleans, Louisiana. As a result of the Transaction (as defined), TARC no longer owns the refinery, but maintains an equity interest in TCR Holding. TCR Holding owns a controlling equity interest in TransContinental, the corporation that owns the refinery. TransContinental's business strategy is to modify, expand and reactivate its refinery and to maximize its gross refining margins by converting low-cost, heavy, sour crude oils into light petroleum products, including primarily gasoline and heating oil.


         In February 1995, TARC began a construction and expansion program (the "1995 Program") designed to reactivate the refinery and increase its complexity. From February 1995 through May 1997, TARC spent approximately $251 million on the 1995 Program, procured a majority of the essential equipment required and completed substantially all of the process design engineering and a substantial portion of the remaining engineering necessary for its completion.


         In order to capitalize on the progress on the refinery made through its expenditures on the 1995 Program, in June 1997 TARC commenced a modified two-phase construction and expansion program (the "Capital Improvement Program"), which had a budget of $427 million. Phase I of the Capital Improvement Program includes the completion and start-up of several units, including the Delayed Coking Unit, one of the refinery's major conversion units, which commenced operation in September 1998. Phase II of the Capital Improvement Program includes the completion and start-up of the Fluid Catalytic Cracking Unit (utilizing state-of-the-art MSCC(sm) technology), and the installation of additional equipment expected to allow for a significant increase in the refinery's capacity to produce gasoline. TransContinental intends to operate the existing units of the refinery and complete construction of additional units.



         Since June 1997, TARC experienced unanticipated cost increases resulting primarily from (i) acceleration of the construction schedule for the Capital Improvement Program, resulting in extensive overtime charges, low overall labor productivity and increased costs to expedite deliveries of equipment, (ii) inadequate engineering quality on the Hydrodesulfurization Unit, resulting in substantial rework and lower labor productivity, (iii) extensive required refurbishment of used equipment, (iv) inadequate contractor estimates and cost controls, work planning and reporting and (v) increased competition for labor requiring higher labor compensation. Because of these factors, TARC incurred costs substantially in excess of the June 1997 budget for the Capital Improvement Program. Based upon the revised budget as of October 31, 1998, estimated expenditures from June 13, 1997 to completion of the Capital Improvement Program are anticipated to exceed the original budget by approximately $285 million. At October 31, 1998, TARC had spent an aggregate of $501.3 million on the Capital Improvement Program and had incurred accounts payable and other short-term obligations relating thereto in the aggregate amount of $59.0 million. TARC estimates that, as of October 31, 1998, additional construction costs of $138 million to $159 million were required to complete the Capital Improvement

Program, depending upon the extent to which an unallocated contingency amount of $21 million is used. Approximately $72.3 million of TARC's accounts payable and other obligations (including intercompany bridge loans from TEC in the aggregate principal amount of $25 million) were or will be paid with proceeds of the securities sold in the Transaction. See "Business -- Capital Improvement Program." The foregoing estimates, as well as other estimates and projections herein, are subject to substantial revision upon the occurrence of future events, such as unavailability of financing, engineering problems, work stoppages and further cost overruns, over which TARC will not and TransContinental may not have any control, and there can be no assurance that any such projections or estimates will prove accurate. The Capital Improvement Program, including the budget, is subject to change by TransContinental.


                                  RECENT EVENTS

THE TRANSACTION



         The Transaction was consummated on December 15, 1998 in order to provide additional capital for construction of the refinery. The Transaction included the following:



         (i) the issuance by TARC of $150 million aggregate principal amount of its 15% Senior Secured Notes due 2003 (the "New Notes") to certain purchasers (the "New Lenders");



         (ii) the transfer by TARC to TCR Holding of substantially all of its assets (the "Refinery Assets") in exchange for (x) all of the capital stock of TCR Holding, which includes the following,



                 (a) Class A Participating Preferred Stock, Series A and Class A Participating Preferred Stock, Series B (the "TCR Voting Preferred Stock"),



                 (b) Class B junior non-voting participating preferred stock ("Class B Preferred Stock"), Class C junior non-voting participating preferred stock ("Class C Preferred Stock") and Class D junior non-voting participating preferred stock ("Class D Preferred Stock" and, together with the Class B Preferred Stock and the Class C Preferred Stock, the "TCR Repurchasable Preferred Stock"),



                 (c) Class E junior non-voting participating preferred stock (the "TCR Non-Repurchasable Preferred Stock" and, together with the TCR Repurchasable Preferred Stock, the "TCR Non-Voting Preferred Stock"),



                 (d) Class A Voting Common Stock, Series A (the "TCR Voting Common Stock"), and



                 (e) Class B Non-Voting Common Stock (the "TCR Non-Voting Common Stock" and, together with the TCR Voting Common Stock, the "TCR Common Stock"),



and (y) the assumption of debt and other specified obligations of TARC (including the New Notes, approximately $43.5 million in post-Transaction intercompany debt to TEC (the "TARC Working Capital Loan") and approximately $36 million in debt secured by certain tank storage and terminaling facilities (the "Tank Storage Debt")) other than (A) the debt issued pursuant to the Loan Agreement dated as of June 13, 1997, as amended, between TEC and TARC (the "TARC Intercompany Loan"), (B) the Series A Notes, (C) the Series C Notes and (D) certain accounts payable and other liabilities;



         (iii) the transfer by TCR Holding to TransContinental of the Refinery Assets and the assumption by TransContinental of the debt and other obligations of TARC assumed by TCR Holding on the date of such transfer (including the New Notes and the Tank Storage Debt) other than the TARC Working Capital Loan;



         (iv) the acquisition from TARC by the New Lenders, certain holders (the "TEC Holders") of TEC's 11 1/2% Senior Secured Notes due 2002 and 13% Senior Secured Discount Notes due 2002 (the "TEC Notes") and certain of the holders of the Outstanding Notes (together with the TEC Holders, the "Purchasers") of TCR Repurchasable Preferred Stock representing 30.0% of the Residual Equity (as defined) of TCR Holding and TCR Non-Repurchasable Preferred Stock representing 29.6% of the Residual Equity of TCR Holding. Affiliates of Trust Company of the West (the "TCW Affiliates") received the TCR Non-Voting Common Stock representing 5% of the Residual Equity of TCR Holding. Certain of the Purchasers acquired the TCR Voting Common Stock representing 0.4% of the Residual Equity and 59% of the voting power of TCR Holding. TARC retained the TCR Voting Preferred Stock representing 30.6% of the Residual Equity and 41% of the voting power of TCR Holding. The remaining 4.4% of the Residual Equity of TCR Holding, in the form of TCR Non-Repurchasable Preferred Stock, initially was retained by TARC and is expected to be offered to holders of certain of TARC's outstanding common stock purchase warrants (the "TARC Warrants") in exchange for such TARC Warrants. "Residual Equity" means the interest of the indicated stockholders in the assets of TCR Holding upon a liquidation or winding up of TCR Holding, which interest is subject to the prior payment of the liquidation preference of the TCR Voting Preferred Stock and the TCR Non-Voting Preferred Stock;



         (v) the grant by TARC of a security interest in the TCR Voting Preferred Stock to secure the TARC Intercompany Loan and the collateral assignment of such security interest by TEC to secure the TEC Notes, the grant by TCR Holding to TEC of a security interest in the common stock of TransContinental to secure the TARC Working Capital Loan, the collateral assignment of such security interest to secure the TEC Notes, and the provision in the TCR Voting Preferred Stock of the right of holders of such stock in certain circumstances to require TCR Holding to sell common stock of TransContinental held by TCR Holding, or any assets received on exchange or sale therefor, and apply the proceeds to reduce the liquidation preference and certain accrued but unpaid dividend amounts on the TCR Voting Preferred Stock; and



         (vi) the purchase from TransContinental by the New Lenders of TransContinental's 6% Participating Preferred Stock ("TransContinental Preferred Stock").



         As part of the Transaction, (i) the holders of TCR Holding capital stock entered into a stockholders agreement providing for the election of two nominees of TARC, two nominees of the TCW Affiliates and one nominee of an affiliate of the Initial Purchaser as directors of TCR Holding and the election of two nominees of TARC and two nominees of the TCW Affiliates as directors of TransContinental, (ii) the stockholders of TransContinental entered into an agreement providing for the election of one nominee of the holders of the TransContinental Preferred Stock (which initially was a nominee of an affiliate of the Initial Purchaser) and four nominees of TCR Holding as directors of TransContinental, (iii) the holders of the TransContinental Preferred Stock would have the right to elect a majority of the directors of TransContinental if either of such stockholders agreements is breached, is not being complied with or is adjudicated to be unenforceable, (iv) TransAmerican, as the sole stockholder of TEC, and TEC, as the sole stockholder of TARC, agreed to elect a representative of the TCW Affiliates as a director of TEC and of TARC, respectively, (v) TCR Holding and TransContinental entered into registration rights agreements or otherwise provided for certain registration rights relating to their respective securities issued to the New Lenders in the Transaction,
(vi) TCR Holding and TransContinental entered into a services agreement with TransTexas providing for certain services to be rendered to TCR Holding and TransContinental by TransTexas and (vii) TEC or one of its affiliates was granted certain rights to repurchase shares of the TCR Repurchasable Preferred Stock (which would become voting stock upon exercise of such rights), which could result in TEC and its affiliates owning a majority of the capital stock of TCR Holding and being entitled to elect a majority of the directors of TCR Holding and, indirectly, TransContinental. Such repurchase rights would only be exercisable after the New Notes, the TEC Notes and the Notes have been fully repaid and certain financial performance tests have been met. In addition, TARC has the right to repurchase the shares of TCR Non-Voting Common Stock issued to the TCW Affiliates pursuant to the Transaction for $5 million at any time during the two-year period beginning December 15, 1998; provided, however, that if the TCR Voting Preferred Stock remains outstanding after July 31, 1999, TARC will have the option to repurchase such stock at a nominal cost.

         All of the above-described transactions as well as other agreements and transactions necessary to facilitate or related to the foregoing, are referred to herein as the "Transaction."



         The following sets forth the organizational structure of TARC, TCR Holding and TransContinental, giving effect to consummation of the Transaction on the basis described above, and assuming that holders of 100% of the TARC Warrants accept the exchange offer expected to be made therefor by TARC:



                             [organizational chart]

                               THE EXCHANGE OFFER

The Outstanding Notes...............    The Series A Notes and the Series C
                                        Notes were sold by the Company on
                                        December 30, 1997 and March 16, 1998,
                                        respectively, to the Initial Purchaser
                                        pursuant to Note Purchase Agreements
                                        dated December 23, 1997 and March 6,
                                        1998, respectively (the "Purchase
                                        Agreements").

Registration Requirements...........    Pursuant to the Purchase Agreements,
                                        the Company and the Initial Purchaser
                                        entered into the Registration Rights
                                        Agreements, which grant the holders of
                                        the Outstanding Notes certain exchange
                                        and registration rights. The Exchange
                                        Offer is intended to satisfy such
                                        exchange and registration rights. If
                                        applicable law or applicable
                                        interpretations of the staff of the
                                        Commission do not permit the Company to
                                        effect the Exchange Offer, or if certain other conditions apply, the Company has agreed to file a shelf registration statement (the "Shelf Registration
                                        Statement") covering resales of the
                                        Outstanding Notes. See "The Exchange
                                        Offer--Shelf Registration Statement."


The Exchange Offer..................    The Company is offering to exchange
                                        $1,000 principal amount (as shown on the face thereof) of the Exchange Notes for each $1,000 principal amount (as shown on the face thereof) of Outstanding
                                        Notes. As of the date hereof,
                                        $200,000,000 aggregate principal amount
                                        of the Outstanding Notes are
                                        outstanding. The Company will issue the
                                        Exchange Notes to holders of Outstanding
                                        Notes on March 5, 1999 (the "Exchange
                                        Date").


                                        Based on an interpretation of the staff
                                        of the Commission set forth in no-action letters issued to third parties, the Company believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for Outstanding Notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities
                                        Act) without compliance with the
                                        registration and prospectus delivery
                                        provisions of the Securities Act,
                                        provided that such Exchange Notes are
                                        acquired in the ordinary course of such
                                        holder's business and that such holder
                                        does not intend to participate and has
                                        no arrangement or understanding with any person to participate in the distribution of such Exchange Notes.

                                        Each Participating Broker-Dealer must
                                        acknowledge that it will deliver a
                                        prospectus in connection with any resale of Exchange Notes. The Letter of Transmittal for the Exchange Offer states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Outstanding Notes where such Outstanding Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed to make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale for a period of up to 180 days from the consummation of the Exchange Offer. See "Plan of Distribution."

                                        Any holder who tenders in the Exchange
                                        Offer with the intention to participate, or for the purpose of participating, in a distribution of the Exchange Notes cannot rely on the position of the staff of the Commission enunciated in Exxon Capital Holdings Corporation (available April 13, 1989)
                                        or similar no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale transaction. Failure to comply with such requirements in such instance may result in such holder incurring liability under the Securities Act for which the holder is not indemnified by the Company.


Expiration Date.....................    5:00 p.m., New York City time on
                                        February 26, 1999.


Procedures for Tendering
  Outstanding Notes.................    Each holder of Outstanding Notes wishing
                                        to accept the Exchange Offer must
                                        complete, sign and date the accompanying
                                        Letter of Transmittal, or a facsimile
                                        thereof, in accordance with the
                                        instructions contained herein and
                                        therein, and mail or otherwise deliver
                                        such Letter of Transmittal, or such
                                        facsimile, together with the Outstanding
                                        Notes and any other required
                                        documentation to the Exchange Agent at
                                        the address set forth herein or
                                        otherwise comply with the procedures for tendering set forth in "The Exchange
                                        Offer--Procedures for Tendering." By
                                        tendering Outstanding Notes, each holder will represent to the Company that, among other things, the holder or the person receiving such Exchange Notes, whether or not such person is the holder, is acquiring the Exchange Notes in the ordinary course of business and that neither the holder nor any such other person has any arrangement or understanding with any person to participate in the distribution of such Exchange Notes. In lieu of physical delivery of the certificates representing Outstanding Notes, tendering holders may transfer
                                        Outstanding Notes pursuant to the
                                        procedures for book-entry transfer as
                                        set forth under "The Exchange
                                        Offer--Procedures for Tendering."

Special Procedures for
  Beneficial Owners.................    Any beneficial owner whose Outstanding
                                        Notes are registered in the name of a
                                        broker-dealer, commercial bank, trust
                                        company or other nominee and who wishes
                                        to tender should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf.

                                        If such beneficial owner wishes to
                                        tender on such owner's own behalf, such
                                        owner must, prior to completing and
                                        executing the Letter of Transmittal and
                                        delivering its Outstanding Notes, either make appropriate arrangements to register ownership of the Outstanding Notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

Guaranteed Delivery Procedures......    Holders of Outstanding Notes who wish
                                        to tender their Outstanding Notes and
                                        whose Outstanding Notes are not
                                        immediately available or who cannot
                                        deliver their Outstanding Notes, the
                                        Letter of Transmittal or any other
                                        documents required by the Letter of
                                        Transmittal to the Exchange Agent (or
                                        comply with the procedures for
                                        book-entry transfer) prior to the
                                        Expiration Date must tender their
                                        Outstanding Notes according to the
                                        guaranteed delivery procedures set forth in "The Exchange Offer--Guaranteed
                                        Delivery Procedures."

Withdrawal Rights...................    Tenders may be withdrawn at any time
                                        prior to 5:00 p.m., New York City time
                                        on the Expiration Date pursuant to the
                                        procedures described under "The Exchange
                                        Offer -- Withdrawal of Tenders."

Acceptance of Outstanding
  Notes and Delivery of
  Exchange Notes....................    Subject to certain conditions, the
                                        Company will accept for exchange any and all Outstanding Notes that are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time on the Expiration Date. The Exchange Notes issued pursuant to the Exchange Offer will be delivered on the Exchange Date.
                                        See "The Exchange Offer -- Terms of the
                                        Exchange Offer."

Federal Income Tax
  Consequences......................    The exchange pursuant to the Exchange
                                        Offer should not be a taxable event for
                                        federal income tax purposes. See
                                        "Certain Federal Income Tax
                                        Considerations."

Effect on Holders of
  Outstanding Notes.................    As a result of the making of this
                                        Exchange Offer, the Company will have
                                        fulfilled one of its obligations under
                                        the Registration Rights Agreements and,
                                        with certain exceptions noted below,
                                        holders of Outstanding Notes who do not
                                        tender their Outstanding Notes will not
                                        have any further registration rights
                                        under their respective Registration
                                        Rights Agreement or otherwise. Such
                                        holders will continue to hold the
                                        untendered Outstanding Notes and will be entitled to all the rights and subject to all the limitations applicable thereto under the indentures pursuant to which they were issued, except to the extent such rights or limitations, by their terms, terminate or cease to have further effectiveness as a result of the Exchange Offer. All untendered
                                        Outstanding Notes will continue to be
                                        subject to certain restrictions on
                                        transfer. Accordingly, if any
                                        Outstanding Notes are tendered and
                                        accepted in the Exchange Offer, the
                                        trading market of the untendered
                                        Outstanding Notes could be adversely
                                        affected. See "Risk Factors -- Exchange
                                        Offer Procedures."


Private Exchange Notes..............    The Registration Rights Agreements
                                        provide that if, prior to consummation
                                        of the Exchange Offer, the Initial
                                        Purchaser holds any Outstanding Notes
                                        acquired by it and having the status of
                                        an unsold allotment in the initial
                                        distribution, the Company upon the
                                        request of such Initial Purchaser shall, simultaneously with the delivery of the Exchange Notes in the Exchange Offer, issue and deliver to the Initial
                                        Purchaser, in exchange (the "Private
                                        Exchange") for such Outstanding Notes
                                        held by the Initial Purchaser a like
                                        principal amount of debt securities of
                                        the Company that are identical in all
                                        material respects to the Exchange Notes
                                        (the "Private Exchange Notes"). The
                                        Private Exchange Notes are not covered
                                        by the registration statement of which
                                        this Prospectus is a part and are not
                                        being offered hereby. Any Private
                                        Exchange Notes will be entitled to all
                                        the rights and subject to all the
                                        limitations applicable thereto under the
                                        Indenture, and will be subject to the
                                        same restrictions on transfer applicable to untendered Outstanding Notes. See
                                        "The Exchange Offer -- Consequences of
                                        Failure to Exchange." Pursuant to the
                                        Registration Rights Agreements, however, holders of Private Exchange Notes have certain rights to require the Company to file and maintain a shelf registration statement that would allow resale of such Private Exchange Notes.


Exchange Agent......................    First Union National Bank

Information Agent...................    D.F. King & Co., Inc.

                     SUMMARY OF TERMS OF THE EXCHANGE NOTES


Securities Offered..................    $200,000,000 aggregate principal amount
                                        of 16% Series B Senior Subordinated
                                        Notes due 2003.

Maturity Date.......................    June 30, 2003 (the "Maturity Date").


Interest on Exchange Notes..........    The Exchange Notes will bear interest
                                        at a rate of 16% per annum. Interest on
                                        the Exchange Notes will accrue from the
                                        most recent date on which interest has
                                        been paid or, if no interest has been
                                        paid, from December 30, 1998. Interest
                                        on the Exchange Notes will be payable
                                        semi-annually in cash in arrears on
                                        June 30 and December 30 of each year,
                                        commencing June 30, 1999.



Ranking.............................    The Exchange Notes will be senior
                                        subordinated obligations of the Company
                                        and will be subordinated in right of
                                        payment to all existing and future
                                        Senior Debt (as defined) of the Company.
                                        As of October 31, 1998, on a pro forma
                                        basis giving effect to the Transaction,
                                        the Company had approximately $844.3
                                        million in aggregate principal amount
                                        (or, with respect to the TARC
                                        Intercompany Loan, the accreted value)
                                        of Senior Debt outstanding. The
                                        Indenture permits the Company to incur
                                        additional indebtedness, including
                                        Senior Debt, under certain
                                        circumstances. The Company may not incur any Debt (as defined) which is contractually subordinate or junior in right of payment (to any extent) to any Debt of the Company and which is not expressly by the terms of the instrument creating such Debt made pari passu with, or subordinated and junior in right of payment to, the Exchange Notes. See
                                        "Description of the Exchange Notes."


Optional Redemption.................    The Exchange Notes will be redeemable
                                        at the option of the Company, in whole
                                        or in part, at the redemption prices set forth therein, plus accrued and unpaid interest, if any, to and including the date of redemption.

Mandatory Redemption................    None.



Certain Covenants...................    The Indenture contains certain
                                        covenants, including covenants that
                                        limit: (i) indebtedness; (ii) restricted payments; (iii) transactions with affiliates; (iv) liens; (v) dividend and other payment restrictions affecting restricted subsidiaries; (vi) line of business and (vii) mergers, consolidations and sales of assets. See
                                        "Description of the Exchange Notes --
                                        Covenants" and "-- Limitation on Merger,
                                        Sale or Consolidation."


                                  RISK FACTORS

         See "Risk Factors" for a discussion of certain risks that should be carefully considered in connection with the Exchange Offer and in evaluating an investment in the Exchange Notes.

                                  RISK FACTORS

         Prospective investors in the Exchange Notes should carefully consider the risk factors set forth below as well as the other information contained in this Prospectus.


RISK THAT TARC WILL BE UNABLE TO SERVICE THE NOTES



         TARC is the sole obligor with respect to the Notes. Neither TCR Holding nor TransContinental have guaranteed the Notes. TARC and TCR Holding will conduct no business operations directly and initially hold no cash or assets other than the TCR Voting Preferred Stock and TCR Non-Repurchasable Preferred Stock (with respect to TARC) and the common stock of TransContinental (with respect to TCR Holding). TCR Holding's only sources of liquidity to pay dividends to TARC will be dividends on the TransContinental common stock which it holds and proceeds from the sale of such TransContinental common stock. TARC's principal source of liquidity to pay interest on and principal of the Notes will be dividends, if any, paid by TCR Holding on the TCR Voting Preferred Stock. TransContinental will have no obligation to make dividends or other distributions to TCR Holding and TCR Holding will have no obligation to pay any dividends or advance any funds to TARC. TransContinental will be able to pay dividends only if it has sufficient cash from operations. Several of the risks described below will affect the availability of cash for TransContinental to pay such dividends. In addition, TransContinental's ability to make dividends or other distributions on its common stock is restricted by the indenture governing the New Notes (the "New Notes Indenture") and by its obligations under the TransContinental Preferred Stock. Indebtedness that TCR Holding and TransContinental incurred in connection with the Transaction will, and indebtedness that TCR Holding and TransContinental are permitted to incur in the future may, restrict their ability to pay dividends or make other payments, and there can be no assurance that TransContinental or TCR Holding will be permitted legally to pay any dividends. In addition, TCR Holding is contractually prohibited from selling any or all of its equity interest in TransContinental or causing a liquidation of TransContinental.



         TransContinental's ability under the New Notes Indenture to make dividends or other distributions will be dependent, in part, on a determination by the independent engineer who was appointed in connection with the Transaction to monitor construction of the refinery on behalf of the holders of the New Notes (the "Independent Engineer") of whether the following funds are sufficient to complete the Capital Improvement Program: funds in the Disbursement Account (as defined in the New Notes Indenture), plus 50% of Projected Net Operating Cash Flow (as defined in the New Notes Indenture) for the 90-day period commencing on the date a dividend is declared, plus an amount equal to the portion of the proceeds of the Port Commission Bond Financing (as defined in the New Notes Indenture) held by the entity serving as collateral agent or in a similar capacity with respect to such financing plus, without duplication, cash on hand that has been approved by TransContinental's Board of Directors to be escrowed in a segregated account and allocated only for the purpose of completion of the Capital Improvement Program. If any capital project is added to the Capital Improvement Program that cannot be fully funded out of 50% of Projected Net Operating Cash Flow during the relevant 90-day period plus such other sources of funds, the New Notes Indenture will prohibit payment of dividends to TCR Holding. The Capital Improvement Program may be amended at any time by TransContinental's Board of Directors. A principal of the Independent Engineer serves on TransContinental's Board of Directors as one of the designees of the TCW Affiliates. The Independent Engineer has no prior experience with the refinery or the Capital Improvement Program and may disagree with TransContinental's refinery construction cost estimates and other aspects of the Capital Improvement Program. Dividends or distributions might not be made by TransContinental on its common stock, or, if made, might not be sufficient to satisfy TCR Holding's obligations, including under the TCR Voting Preferred Stock and the TARC Working Capital Loan.



          The Independent Engineer and its principal who serves on TransContinental's Board of Directors may, from time to time, be subject to conflicts of interest in performing the duties described above. Resolutions of such conflicts of interest could adversely affect the holders of the Notes.

         For the above reasons, as well as others, there can be no assurance that TCR Holding will be able to pay dividends on the TCR Voting Preferred Stock or that TARC will be able to make required payments on the Notes.



CAPITAL IMPROVEMENT PROGRAM ENTAILS RISKS; ADDITIONAL FUNDS ARE REQUIRED TO COMPLETE CONSTRUCTION OF THE REFINERY



         The Capital Improvement Program entails significant risks, including possible unanticipated shortages of materials or skilled labor, unforeseen engineering or environmental problems, work stoppages, weather interference, unanticipated cost increases and regulatory problems. Adverse developments in any of these areas could delay completion of the construction of the refinery or increase the construction costs.



         To complete the Capital Improvement Program TARC estimates, as of October 31, 1998, that additional construction costs of $138 million to $159 million will be incurred, depending upon the extent to which an unallocated contingency amount of $21 million is used. In addition, at October 31, 1998 TARC had approximately $59.0 million of accounts payable and other short-term obligations incurred in connection with the Capital Improvement Program.



         The Transaction did not provide all of the funds that will be required to satisfy TARC's and TransContinental's existing obligations and complete the Capital Improvement Program. TARC estimates that, as of October 31, 1998, approximately $86 million, in addition to funds received as a result of the Transaction, would have been required to complete the Capital Improvement Program. TARC believes that such funds will be available to TransContinental from additional borrowings and other sources of capital, including cash flow from operations. Such other sources of capital also are expected to include certain electrical sub-station asset sales, an inventory financing facility, sales tax rebates from the State of Louisiana and the issuance of port authority revenue bonds. There can be no assurance that such additional funds will be available and accordingly there can be no assurance that the Capital Improvement Program or construction of the refinery will be completed. Failure of TransContinental to obtain funds necessary to complete construction of the refinery would have a material adverse effect on the value of the Notes and the ability of TARC to satisfy its obligations under the Notes.



         TARC has acted, and TransContinental is acting, as the general contractor for the Capital Improvement Program. TransContinental or one of its affiliates is constructing certain portions of the facilities. TARC and TransContinental have engaged a number of specialty consultants and engineering and construction firms to assist TransContinental in completing the Capital Improvement Program, but there is no third party contractor which has guaranteed completion, operation or performance of the refinery. TARC experienced recent cost increases with respect to the Capital Improvement Program. If further engineering problems, cost overruns or delays occur, the amount of additional funds required would be increased. There can be no assurance that the Capital Improvement Program or construction of the refinery will be completed. Costs incurred in connection with the 1995 Program exceeded the budget therefor. TARC and TransContinental have spent substantially more on the Capital Improvement Program than was budgeted at the time the Capital Improvement Program was initiated in June 1997. Pursuant to the Transaction, the Independent Engineer, who has no prior experience with the refinery, has been appointed to monitor construction on behalf of the holders of the New Notes. There can be no assurance that there will not be future cost overruns or, that if such cost overruns occur, there will be sufficient funds available to complete the refinery. Failure of TransContinental to complete construction of the refinery would have a material adverse effect on the value of the Notes.



BREACH OF NEW NOTES INDENTURE COVENANTS COULD ADVERSELY AFFECT VALUE OF THE
NOTES


         An event of default under the New Notes Indenture will result if TransContinental breaches the covenant therein providing that the costs of completing Phase I of the Capital Improvement Program will not be more than $1 million in excess of the revised budget therefor and that the costs of completing Phase II of the Capital Improvement Program will not be more than $6 million in excess of the revised budget therefor, in each case including contingencies. At October 31, 1998, expenditures with respect to Phase I totaled $321.0 million compared to the revised budget for Phase I of $370.1 million, and expenditures with respect to Phase II totaled $180.3 million compared to the revised budget for Phase II of $342.1 million (excluding work, in the aggregate amount of $52 million for both Phase I and Phase II, that had been completed but not yet paid for). Based on TARC's revised budget as of October 31, 1998, estimated expenditures to complete the Capital Improvement Program are anticipated to exceed the June 1997 budget therefor by approximately $285 million. There is substantial risk that the costs of completing Phase I or Phase II will exceed the budget therefor by more than $1 million or $6 million, respectively.



         An event of default under the New Notes Indenture will also result if TransContinental breaches any other covenant contained therein, including the requirement that it achieve a required level of EBITDA for specified fiscal periods during which any of the New Notes are outstanding. TransContinental believes that there may be fiscal periods during which it may not be possible to achieve the specified level of EBITDA as a result of refining margins. There can be no assurance that TransContinental will be able to comply with these covenants.



         If TransContinental breaches these or any other covenant contained in the New Notes Indenture, an event of default would occur (after any applicable notice and cure period), which could result in a foreclosure on TransContinental's assets (which, indirectly, constitute substantially all of the assets of TARC). Consequently, the breach by TransContinental of any covenant contained in the New Notes Indenture, including failure of TransContinental to complete Phase I or Phase II substantially on budget or to achieve the required level of EBITDA, could have a material adverse effect on the value of the Notes, including the potential loss of the entire investment therein.



CONTROL BY CERTAIN PURCHASERS; INAPPLICABILITY OF INDENTURE COVENANTS TO TRANSCONTINENTAL



         Certain of the Purchasers hold approximately 59% of the voting power of TCR Holding. Pursuant to the terms of a stockholders agreement among the holders of capital stock of TCR Holding, such Purchasers are entitled to nominate, directly or indirectly, a majority of the members of the board of directors of each of TCR Holding and TransContinental. Consequently, TARC does not have the ability unilaterally to cause (i) TransContinental to pay dividends or make other payments to TCR Holding or (ii) TCR Holding to pay dividends or make any other payments to TARC. The interests of such Purchasers may differ from those of holders of the Notes. As a result, there can be no assurance that such Purchasers will not take actions that might be adverse to the interests of the holders of the Notes.



         Neither TCR Holding nor TransContinental is a party to, or obligated by the provisions of, the Indenture or the indenture governing the TEC Notes (the "TEC Notes Indenture"). Actions or failures to act by TCR Holding or TransContinental may result in defaults under the Indenture or the TEC Notes Indenture. Such defaults may result from actions, or failures to act, such as those that cause the acceleration of certain obligations of TransContinental or TCR Holding, the failure to complete the refinery within the required time frames or the incurrence by TransContinental or TCR Holding of Indebtedness (as defined) in excess of amounts permitted in the Indenture or the TEC Notes Indenture. Neither TCR Holding nor TARC will have the unilateral right to ensure that TransContinental does not take actions and therefore to prevent the occurrence of such defaults and TARC will not have the unilateral right to ensure TCR Holding does not take such actions and therefore to prevent the occurrence of such defaults. Actions by TransContinental will not be subject to any of the restrictive covenants of the Indenture or the TEC Notes Indenture and as a result, TransContinental may make investments, permit new liens on its properties or incur dividend or other non-debt obligations that would reduce the ability of TransContinental to make payments to TCR Holding and, consequently, the ability of TCR Holding to pay dividends to TARC. TCR Holding is not subject to any covenant in the Indenture or the TEC Notes Indenture prohibiting it from making additional capital contributions to, or investments in, TransContinental. Any additional capital contributions to, or investments in, TransContinental by TCR Holding would reduce the funds available to TCR Holding that it could use to pay dividends to TARC. Moreover, upon repayment of the TARC Intercompany Note, TCR Holding will cease to be governed by the covenants in the TEC Notes Indenture.

SIGNIFICANT OBLIGATIONS OF TCR HOLDING



         To the extent TCR Holding fails to meet its payment obligations under the TARC Working Capital Loan, TEC would have the right to foreclose on the shares of common stock of TransContinental owned by TCR Holding. In addition, even if the TARC Working Capital Loan has been repaid, to the extent TCR Holding fails to pay dividends on the TCR Voting Preferred Stock, the holders of such stock would have the right to force TCR Holding to sell the shares of common stock of TransContinental owned by it and use the proceeds to repay the accrued but unpaid dividend preference as well as the liquidation preference thereon. Any such foreclosure or sale of the TransContinental common stock would have a material adverse effect on the value of the Notes and may result in a total loss of the investment made therein.



LIMITED OPERATING HISTORY



         TransContinental was formed for the purpose of consummating the Transaction and has a limited operating history. TARC's predecessor and indirect parent corporation, TransAmerican, acquired the refining facility in 1971. Between 1978 and 1983, TransAmerican invested approximately $900 million in capital improvements to expand capacity and increase refining complexity. The refinery operated at a loss in fiscal 1981 and 1982. In January 1983, financial difficulties prevented TransAmerican from completing certain units of the refinery and forced a shutdown of operations. Certain units of the refinery have operated intermittently since 1994. TARC incurred losses and negative cash flow from operations because of limited refining operations that did not cover the fixed costs of operating the refinery, increased working capital requirements and losses on refined product sales due to financing costs and low operating margins. TransContinental will decide to commence or suspend operations prior to completing the Capital Improvement Program based on the availability of working capital, current operating margins and the need to tie-in units as they are completed. No assurance can be given that TransContinental ultimately will achieve profitable operations at, or positive cash flow from, the refinery.



VOLATILITY OF GROSS REFINING MARGINS MAY AFFECT RESULTS



         TransContinental's income and cash flow are derived from the difference between its costs to obtain and refine crude oil and other feedstocks and the price for which it can sell its refined products. It is anticipated that TransContinental will buy crude oil and other feedstocks and sell refined petroleum products on the spot market. TransContinental will maintain inventories of crude oil, other feedstocks, intermediate products and refined products, the values of which are subject to fluctuations in market prices. The cost of crude oil and other feedstocks purchased by TransContinental and the price of refined products sold by TransContinental may fluctuate widely due to factors that are beyond TransContinental's control. Although prices of crude oil and refined petroleum products generally move in the same direction, prices of refined products often do not respond immediately to changes in crude oil costs. An increase in market prices for crude oil and other feedstocks, or a decrease in market prices for refined products, could have an adverse impact on TransContinental's income and cash flow.



         In order to manage its exposure to price risks in the marketing of its refined products, TransContinental may enter into fixed price delivery contracts, financial swaps and futures contracts as hedging devices. To ensure a fixed price for its products, TransContinental may sell a futures contract and thereafter either (i) make physical delivery of its product to comply with such contract or (ii) buy a matching futures contract to unwind its futures position and sell its products to a customer. TransContinental may not benefit from unexpected increases in refined product prices as a result of such contracts. TARC's hedging activities have previously resulted in financial losses and TransContinental's hedging activities may in the future expose TransContinental to the risk of financial loss in certain circumstances. Hedging devices utilized by TransContinental may not protect against its exposure to price risk.

TRANSCONTINENTAL IS DEPENDENT ON A SINGLE SITE OF OPERATIONS



         All of TransContinental's refining activities will be conducted at one location. Refining operations are subject to inherent risks including fires, floods, accidents and explosions. As a result, TransContinental's operations could be subject to significant interruption if the refinery or the pipelines that it utilizes were to experience a fire, flood, major accident, shutdown or equipment failure, or if it were damaged by severe weather or other natural disaster. Although management expects that TransContinental will maintain insurance coverage against various losses at all times, TransContinental may not be able to obtain sufficient coverage amounts at rates or on terms it considers reasonable or acceptable. In addition, all losses from business interruption and damages or liability for an accident may not be covered by insurance. The occurrence of significant events against which TransContinental is not fully insured, or of a number of lesser events against which TransContinental is fully insured but subject to substantial deductibles, could materially and adversely affect TransContinental's operations and financial condition. In addition, the refinery will receive substantially all of its crude oil and other feedstocks at its docks on the Mississippi River. The weather or any obstruction of the river could interrupt supplies of crude oil feedstock, shipments of refined products or otherwise materially affect operations.



TRANSCONTINENTAL IS IN A HIGHLY COMPETITIVE INDUSTRY



         TransContinental operates in a highly competitive industry. TransContinental primarily competes with other refineries in the Gulf Coast region. Many of these refineries are owned by large, integrated oil companies. Because of their more diverse operations, stronger capitalizations or crude oil supply arrangements, such integrated oil companies may be better able than TransContinental to withstand volatile industry conditions, including shortages or excesses of crude oil or refined products or intense price competition. The principal competitive factors that will affect TransContinental's refining operations are the quality, quantity and delivered costs of crude oil and other refinery feedstocks, refinery processing efficiency, mix of refined products, refined product prices and the cost of delivering refined products to markets. Competition also exists between the petroleum refining industry and other industries supplying energy and fuel to industrial, commercial and individual consumers.



SIGNIFICANT LEVERAGE



         At October 31, 1998, on a pro forma basis giving effect to the Transaction, total long-term debt, less current maturities, of TARC (including the TARC Intercompany Loan) was approximately $1.028 billion, which represented approximately 90.3% of the total capitalization of TARC. In addition, the accretion on the TARC Intercompany Loan will increase the indebtedness represented thereby from approximately $836.4 million at October 31, 1998, to $920 million by June 15, 1999. The Exchange Notes will be unsecured obligations of TARC and will be subordinated in right of payment to the prior payment in full of all Senior Debt, including, without limitation, the TARC Intercompany Loan. TARC is the sole obligor with respect to the Outstanding Notes and will be the sole obligor with respect to the Exchange Notes.



         TARC may require sources of liquidity other than payments from TCR Holding, including equity or debt financings and asset sales, to retire or otherwise refinance the principal amount of its debt, including the Notes, on or prior to maturity. The agreement governing the TARC Intercompany Loan contains various covenants that restrict TARC's ability to enter into asset sales or equity or debt financings.



SUBORDINATION



         The payment of principal of, premium, if any, and interest on, the Exchange Notes will be subordinated in right of payment to the prior payment in full of all Senior Debt of TARC, whether outstanding at the date of the Indenture or later incurred. In the event of any default in the payment of the principal or interest with respect to any Senior Debt, no payment with respect to the principal of, premium, if any, or interest on, the Exchange Notes will be made by TARC unless and until such default has been cured or waived. In addition, upon the occurrence of any other event of default entitling the holders of Senior Debt to accelerate the maturity thereof and receipt by the Trustee of written notice of such occurrence, the holders of Senior Debt will be able to block payment on the Notes for up to 179 days in each period of 360 consecutive days.



         Upon any payment or distribution of TARC's assets to creditors upon any dissolution, winding up, liquidation, reorganization, bankruptcy, insolvency, receivership or other proceedings relating to TARC, whether voluntary or involuntary, the holders of Senior Debt will be entitled first to receive payment in full of all amounts due thereon before the holders of the Exchange Notes will be entitled to receive any payment upon the principal of, or premium, if any, or interest on, the Exchange Notes. By reason of such subordination, in the event of the insolvency of TARC, holders of the Exchange Notes may recover less, ratably, than holders of Senior Debt and other creditors of TARC or may recover nothing. The terms and conditions of the subordination provisions pertinent to the Exchange Notes are described in more detail in "Description of Exchange Notes--Subordination."



STRUCTURAL SUBORDINATION



         As a result of the Transaction, (i) TARC continues to be the sole obligor with respect to the Notes, (ii) substantially all of the assets of TARC were transferred to TCR Holding and then to TransContinental and (iii) TransContinental incurred or assumed indebtedness in the aggregate principal amount of approximately $181 million (excluding trade payables and certain other obligations) and is permitted to incur additional indebtedness, including the additional indebtedness previously permitted to be incurred by TARC and $150 million of indebtedness not previously permitted plus additional New Notes issued in satisfaction of interest obligations on outstanding New Notes. All indebtedness of TCR Holding and TransContinental, as well as any preferred stock issued by TCR Holding or TransContinental, will be structurally senior to the Notes. TCR Holding and TransContinental are entitled to issue additional capital stock without further consents from holders of the Notes and any stock so issued will dilute TARC's interest in TransContinental. As a result of the above factors, TARC's holding company structure could adversely affect TARC's ability to meet its obligations to holders of the Notes.



ORIGINAL ISSUE DISCOUNT



         The Exchange Notes will be issued with original issue discount for federal income tax purposes ("OID"). Consequently, holders of the Exchange Notes generally will be required to include OID over the period that they hold the Exchange Notes in ordinary income for federal income tax purposes in advance of the receipt of the cash attributable thereto. See "Certain Federal Income Tax Considerations" for a more detailed discussion of the federal income tax consequences of the purchase, ownership and disposition of the Exchange Notes.



         If a bankruptcy case is commenced by or against TARC under the Bankruptcy Code after the issuance of the Notes, the claim of a holder of Notes with respect to the principal amount thereof may be limited to an amount equal to the sum of (i) the initial offering price and (ii) that portion of the OID (if any) that is deemed not to constitute "unmatured interest" for purposes of the Bankruptcy Code. Any OID that was not amortized as of any such bankruptcy filing would constitute "unmatured interest."



ENVIRONMENTAL MATTERS



         Compliance Matters. TARC has been, and TransContinental is, subject to federal, state and local laws, regulations and ordinances ("Pollution Control Laws"), which regulate activities such as discharges to air and water and the handling and disposal of solid and hazardous wastes. Such laws may require substantial capital expenditures to ensure compliance and impose material civil and criminal penalties and other sanctions for failure to comply. In general, during the process of construction and start-up of the refinery, TARC has sought to comply with Pollution Control Laws, including cooperating, as appropriate, with regulatory authorities in an effort to ensure compliance and mitigate the risk of enforcement action. TARC is not aware of any pending or threatened enforcement action that is likely to have a material adverse effect on its future financial position, results of operations or cash flow. The Company has made environmental compliance and permitting issues an integral part of the refinery's start-up plans and has budgeted for such capital expenditures in the Capital Improvement Program. There can be no assurance, however, that TransContinental will not incur material capital expenditures in excess of the amounts currently budgeted. In addition, Pollution Control Laws that may be enacted in the future, as well as enforcement of existing Pollution Control Laws, may require TransContinental to make material additional capital expenditures in order to comply with such laws and regulations or result in liabilities that could have a material adverse effect on TransContinental's future financial position, results of operations or cash flow.



         In the past, the refinery has been the subject of certain environmental enforcement actions, and has incurred certain fines, as a result of certain of TARC's operations. TARC also was previously subject to enforcement proceedings relating to its prior production of leaded gasoline and air emissions. TARC believes that, with minor exception, all of these past matters were resolved prior to or in connection with the resolution of the bankruptcy proceedings of its predecessor in interest, TransAmerican, or are no longer applicable to the refinery's operations. As a result, TARC believes that such matters will not have a material adverse effect on TransContinental's future financial position, results of operations or cash flow.



         Requirements Under the Federal Clean Air Act.



         Permitting: The federal Clean Air Act requires certain owners or operators of facilities with air emissions to obtain permits before beginning construction or modification of their facilities. Under Title V of the Clean Air Act, states are required to implement an operating permit program that codifies all federally enforceable limitations that are applicable to a particular source. The Environmental Protection Agency (the "EPA") has approved Louisiana's operating permit program. The operating permit is necessary for TransContinental to produce at projected levels upon completion of the Capital Improvement Program. TARC has submitted its Title V operating permit application covering the refinery and the adjacent tank storage facility. TARC's initial Title V permit application under the Clean Air Act was deemed administratively complete. As the construction of the refinery has progressed, however, TARC has revised the design and operation of the refinery. As a result, TARC has reviewed its permit application and determined that there may have been changes in the configuration, start-up and potential emissions of certain of its air sources, including the tank storage and terminaling facility. Consequently, in early 1998, TARC submitted a modified Title V permit application based on the developments since the permit application was originally submitted. TransContinental is in the process of evaluating and discussing with the Louisiana Department of Environmental Quality (the "LDEQ") how the changes to the permit application may affect its anticipated Title V permit. As a result, there can be no assurances the application will be approved as submitted or that additional expenditures required pursuant to such operating permit will not have a material adverse effect on TransContinental's financial position, results of operations or cash flow.



         In a related matter, TARC has obtained a permit from the LDEQ under the federal prevention of significant deterioration program. Pursuant to that program, and as a result of the modifications to its Clean Air Act permit application, the LDEQ recently informed TARC that it will be required to conduct certain modeling of air emissions and additional review of new or modified sources. The refinery may be required to modify its plans for refinery construction or operations as a result of such modeling results, review or other information submitted in connection with the revised Clean Air Act permit application. Such modifications may result in material additional capital or operating expenditures or lost revenue. In addition, the necessary Clean Air Act permits may not be received by TransContinental in time for the start-up of Phase II. In that event, TransContinental may not be able to run certain equipment at maximum capacity until such permits are received.



         Benzene Waste NESHAPS: The National Emission Standards for Hazardous Air Pollutants for Benzene Waste Operations (the "Benzene Waste NESHAPS"), promulgated in January 1993 pursuant to the Clean Air Act, regulate benzene emissions from numerous industries, including petroleum refineries. The Benzene Waste NESHAPS require all existing, new, modified or reconstructed sources to reduce benzene emissions to a level that will provide an ample margin of safety to protect public health. TransContinental will be required to comply with the Benzene Waste

NESHAPS as its refinery operations start up. TARC believes that compliance with the Benzene Waste NESHAPS will not have a material adverse effect on TransContinental's financial position, results of operations or cash flow. Until the refinery is in full operation, however, there can be no assurance that the regulations will not have such an effect.



         Hazardous Organic NESHAPS: In addition, in 1995 the EPA promulgated National Emission Standards for Hazardous Air Pollutants for Hazardous Organics (the "Hazardous Organic NESHAPS") regulations for petroleum refineries under the Clean Air Act, and subsequently has amended such regulations. These regulations set Maximum Achievable Control Technology ("MACT") standards for petroleum refineries. The LDEQ has incorporated MACT standards into TARC's air permits under federal and state air pollution prevention laws. TARC believes that compliance with the Hazardous Organics NESHAPS will not have a material adverse effect on TransContinental's financial position, results of operations or cash flow. Until the refinery is in full operation, however, there can be no assurance that the regulations will not have such an effect.



         Reformulated Gasoline Program: The EPA has promulgated federal regulations pursuant to the Clean Air Act to control fuels and fuel additives (the "Gasoline Standards") that could have a material adverse effect on TransContinental. Under these regulations, only reformulated gasoline can be sold in certain domestic geographic areas in which the EPA has mandated or approved its use. Reformulated gasoline must contain a minimum amount of oxygen, have a lower vapor pressure, and have reduced sulfur, olefins, benzene and aromatics compared to the average 1990 gasoline. The EPA recently promulgated final National Ambient Air Quality Standards ("NAAQS") that revise the standards for particulate matter and ozone. The number and extent of the areas subject to reformulated gasoline standards likely will increase in the future after the NAAQS are implemented. Conventional gasoline may be used in all other domestic markets; however, a refiner's post-1994 average conventional gasoline must not be more polluting than it was in 1990. With limited exceptions, to determine its compliance as of January 1, 1995, a refiner must compare its post-1994 and 1990 average values of controlled fuel parameters and emissions. The Gasoline Standards recognize that many gasoline refiners may not be able to develop an individual 1990 baseline for a number of reasons, including, for example, lack of adequate data or the absence or limited scope of operations in 1990. Under such circumstances, the refiner must use a statutory baseline reflecting the 1990 industry average. The EPA has authority, upon a showing of extenuating circumstances by a refiner, to grant an individual adjusted baseline or other appropriate regulatory relief to that refiner.



         TARC filed a petition with the EPA requesting an individual baseline adjustment or other appropriate regulatory relief based on extenuating circumstances, including that the refinery was not in operation in 1990 (and thus there is no 1990 average for purposes of the necessary comparison) and the fact that the start-up of the refinery is to occur on a phased-in basis. The EPA denied TARC's initial request for an individual baseline adjustment and other regulatory relief. TARC recently submitted a revised petition. TransContinental anticipates that it will continue to pursue regulatory relief with the EPA. However, regulatory relief may not be granted. Any action taken by the EPA may have a material adverse effect on TransContinental's future financial position, results of operations or cash flow.



         Requirements Under the Federal Clean Water Act. The federal Clean Water Act regulates the discharge of industrial wastewater and stormwater into waters of the United States through the use of discharge permits. The EPA has delegated the federal pollution discharge permit program in Louisiana to the LDEQ. TARC's pollution discharge permit expired in 1992; however, TARC submitted a permit renewal application to the LDEQ before the expiration date, which allowed TARC to continue to operate under the old permit beyond its original expiration date. Since then, TARC has identified engineering, design and process changes to its wastewater discharges and treatment system that are not currently reflected in its permit application. TARC has informed the LDEQ that it will be submitting an amended permit application to reflect these changes in the near future. The LDEQ may include more stringent discharge limitations in the new permit or request certain changes to processes at the refinery that may require additional expenditures that could have a material adverse effect on TransContinental's financial position, results of operations or cash flow.



         Cleanup Matters. The refinery is subject to federal, state and local laws, regulations and ordinances that impose liability for the costs of clean up related to, and certain damages resulting from, past spills, disposals or other releases of hazardous substances and govern the use, storage, handling and disposal of such substances. The refinery's operations generate, and in the past have generated, hazardous substances. Over the past several years, TARC was engaged in environmental cleanup or remedial work relating to or arising out of operations or activities at the refinery. In addition, TARC was engaged in upgrading its solid waste facilities, including the closure of several waste management units. Similar to numerous other industrial sites in the state, the refinery has been listed by the LDEQ on the federal Comprehensive Environmental Response, Compensation, and Liability Information System, as a result of TARC's prior waste management activities (as discussed below).



         In 1991, the EPA performed a facility assessment at the refinery. A follow up assessment was commenced in March 1996. In July 1996, the EPA and the LDEQ agreed that the LDEQ would serve as the lead agency with respect to the investigation and remediation of areas of concern identified in the investigations. TARC, under a voluntary initiative approved by the LDEQ, submitted a work plan to the LDEQ to determine which areas may require further investigation and remediation. The LDEQ requested additional information and TARC submitted such information in January 1998. Based on the workplan submitted and additional requests by the LDEQ, TARC believes that any further action will not have a material adverse effect on TransContinental's financial position, results of operations or cash flow. However, because the work plans have not yet been approved, the LDEQ or the EPA may require additional remediation or investigation.



         TARC has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA" or "Superfund"), for the cleanup of contamination from hazardous substances at three Superfund sites. It has been alleged that TARC, or its predecessors, sent hazardous substances in the past to these sites. CERCLA requires cleanup of sites from which there has been a "release" or threatened release of "hazardous substances" (as such terms are defined under CERCLA). Past and present owners and operators of a site, as well as generators and transporters of wastes to a site from which hazardous substances are released, may be considered potentially responsible for the costs of investigating and cleaning up such releases, among other damages. Courts have interpreted CERCLA to impose strict, joint and several liability upon all persons liable for the entire amount of necessary cleanup costs. As a practical matter, at sites where there are multiple potentially responsible parties for a cleanup, the costs of cleanup typically are allocated according to a volumetric or other standard among the parties. A number of states have laws similar to Superfund, pursuant to which cleanup obligations, or the costs thereof, also may be imposed.



         At one Superfund site, TARC has submitted information to the EPA indicating that it should have no liability for this matter. With respect to the remaining two sites, TARC's liability for each such matter has not been determined. TARC anticipates that it may incur costs related to the cleanup at each such site (and possibly including additional costs arising in connection with any recovery or other actions brought pursuant or relating to such matters). TARC believes that its or TransContinental's ultimate environmental liabilities will not be significant. This determination is based in part on review of the data available to TARC regarding the basis of TARC's alleged liability at each site. Depending on the circumstances of the particular Superfund site, other factors are analyzed, including, for example, the relationship of TARC to each such site, the volume of wastes TARC is alleged to have contributed to each such site in comparison to other responsible parties (without giving effect to the ability of any other responsible parties to contribute to or pay for any liabilities incurred) and the range of likely cleanup costs at each such site. However, it is not possible at this time to determine the ultimate environmental liabilities, if any, that may arise from the matters discussed above.



         In September 1997, TARC purchased a tank storage facility located adjacent to the refinery for a cash purchase price of $40 million (which does not include a $3.1 million liability recorded for environmental remediation, as discussed below). Environmental investigations conducted by the previous owner of the facilities indicated soil and groundwater contamination in several areas on the property. As a result, the former owner submitted to the LDEQ plans for the remediation of significant indicated contamination in such areas. TARC has analyzed these investigations and has carried out further Phase II environmental assessments to verify their results. TransContinental is expected to incorporate any required remediation into its ongoing work at the refinery. In connection with the purchase of the facilities, TARC agreed to indemnify the seller for all cleanup costs and certain other damages resulting from contamination of the property. TARC created a $5 million escrow account to fund required remediation costs and indemnification claims by the seller. As a result of TARC's Phase II environmental assessment, TARC believes that the amount in escrow should be sufficient to fund the remediation costs associated with identified contamination. However, because the LDEQ has not yet approved certain of the remediation plans, the funds set aside in the escrow account may not be sufficient to pay all required remediation costs. As of October 31, 1998, TARC had recognized a liability of $3.1 million for this contingency.



         TEC and TARC have indemnified TCR Holding, TransContinental and the Purchasers with respect to certain representations and warranties made in the Securities Purchase Agreement and Asset Transfer Agreements executed in connection with the Transaction, including representations and warranties regarding environmental compliance.



MATERIAL LEGAL PROCEEDINGS COULD HAVE ADVERSE IMPACT



         The Company has been and continues to be involved in a number of legal proceedings. If one or more of any such matters are adversely determined against the Company in any reporting period, such determination could have a material adverse impact on the results of operations of the Company for that period.



LACK OF COMPLETE YEAR 2000 COMPLIANCE



         The widespread use of computer programs that rely on two-digit date programs to perform computations and decision-making functions may cause information technology ("IT") systems to malfunction in and around the Year 2000. Such malfunctions may lead to significant business delays in the U.S. and internationally. The Year 2000 problem will potentially impact the refining industry because information necessary to monitor and control various process units is controlled by computers. In addition to potential problems from computer systems, potential problems could arise from equipment with embedded chips, such as the various equipment utilized in the refining process and other non-IT systems.



         TransContinental has defined a Year 2000-compliant system as one capable of correct identification, manipulation and calculation when processing data in connection with the year change from December 31, 1999 to January 1, 2000. A Year 2000-compliant system is also capable of correct identification, manipulation and calculation using leap years both alone and in conjunction with other dates.



         Not all of TARC's systems that were transferred to TransContinental are compliant under the above definition. However, TARC has addressed and expects TransContinental to continue to address the issues associated with this problem in the following manner:



         o In the first stage, TARC commenced preparation of an inventory of all IT and non-IT systems, as well as equipment that could have embedded chips, whether or not critical to the operation of the refinery. TARC also compiled a listing of material relationships with third parties with which TARC conducts business. These relationships include contractors, suppliers and public utilities. This stage of the Year 2000 compliance process is approximately 95% complete.



         o In stage two, the results of the inventory done in the first stage are being assessed to determine the Year 2000 impact and what actions need to be taken to obtain Year 2000 compliance. For internal systems, actions needed range from obtaining vendor certification of Year 2000 compliance, remediating internal systems or replacing systems and equipment that cannot be remediated. This stage is approximately 85% complete with respect to internal systems. Major outstanding items include receipt of vendor certifications and installation of Year 2000 upgrades for certain non-critical systems. A course of action for remediation or replacement of all identified critical internal systems has been determined. This stage will also include surveying and obtaining information about Year 2000 readiness of its material third-party relationships, including those of service providers such as

                 TransTexas. Contingency plans will be developed for those third parties that cannot satisfactorily demonstrate Year 2000 compliance.



         o The third stage includes the repair, replacement or retirement of systems. This stage of the Year 2000 process is ongoing and is dependent upon the availability of upgrades from the refinery's vendors, technician time to implement the upgrades and notification from other third parties of Year 2000 compliance. TARC installed upgraded packaged software throughout the organization. TARC began implementation of a new financial reporting software system on September 1, 1998 that will handle the recording of all financial transactions to the general ledger, accounts payable, accounts receivable and other subledgers, as well as facilitate the reporting of financial results. Several operational systems are in various stages of implementation, and should be completed prior to June 1999. The vendors of these new systems have provided certification that their respective software packages are Year 2000 compliant according to TransContinental's definition. The refinery is also heavily dependent upon the power infrastructure serving the refinery and would be subject to business interruptions as a result of the failure of those systems. TransContinental is communicating with these third parties in order to obtain assurances regarding Year 2000 readiness.



         o The last stage of the implementation process, which is approximately 40% complete, includes testing all of the changes implemented individually and integrating those changes with all of the systems of the refinery and its suppliers and customers. Various forms of testing are used depending on the type of change implemented. Each upgrade, to the extent economically feasible, will be run through a test environment before it is implemented. It is then tested to see how well it integrates into the refinery's overall IT environment. TARC has not employed, and TransContinental is not currently employing, any independent verification processes of its systems' tests.



         As of October 31, 1998, TARC had incurred costs of approximately $3 million with respect to its Year 2000 compliance program. TransContinental anticipates additional costs of approximately $1 million to complete the Year 2000 compliance program.



         Despite TARC's best efforts to ready its systems and infrastructure for the Year 2000, there are many factors outside of TransContinental's control that could affect the refinery's readiness for the Year 2000. Although TransContinental believes that Year 2000 compliance will be accomplished by the implementation of the program described above, there could be operational issues with the new systems implemented that prevent resolution of the Year 2000 compliance issue in a timely manner. In such event, the refinery could be required to implement a contingency plan for Year 2000 compliance. The refinery could select from several alternative plans including remediation of its software, installation of other third party vendor software or some combination of alternatives. Substantial completion of these plans is expected by September 30, 1999 with continual refinement to the plans ongoing until all of the refinery's critical systems and all critical third-party relationships have demonstrated Year 2000 compliance.



         The potential impact of the Year 2000 problem on the refinery could be material, as virtually every aspect of the refining process will be affected. The refinery may be adversely affected by this problem, depending on whether it and the entities with which it does business address this issue successfully.



RISKS RELATED TO FORWARD LOOKING STATEMENTS AND ESTIMATES



         This Prospectus includes "forward-looking statements" as defined in
Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical facts included in this Prospectus regarding TARC's, TCR Holding's and TransContinental's financial position, business strategy, plans and objectives of management for future operations and expansion and modification of the refinery, sources of funds, capital expenditures and indebtedness covenant compliance, including but not limited to words such as "anticipates," "expects," "estimates," "intends," "projects," "believes" and "likely," are forward-looking statements. Management believes that their current views and expectations are based on reasonable assumptions; however, there are significant risks and uncertainties that could significantly affect expected results. Important factors that could cause actual results to differ materially from those in the forward-looking statements are disclosed throughout this Prospectus and include, without limitation, engineering problems, work stoppages, further cost overruns, personnel or materials shortages, fluctuations in the commodity prices for petroleum and refined products, casualty losses, conditions in the capital markets, competition and lack of majority control over the operations of TransContinental. TARC does not intend to update or otherwise revise the forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.



POTENTIAL TAX LIABILITIES



         Part of the refinancing of TransAmerican's debt in 1993 involved the cancellation of approximately $65.9 million of accrued interest and of a contingent liability for interest of $102 million owed by TransAmerican. TransAmerican has taken the federal tax position that the entire amount of this debt cancellation is excluded from its income under the cancellation of indebtedness provisions (the "COD Exclusion") of the Internal Revenue Code of 1986, as amended, and has reduced its tax attributes (including its net operating loss and credit carry forwards) as a consequence of the COD Exclusion. No federal tax opinion was rendered with respect to this transaction, however, and TransAmerican has not obtained a ruling from the Internal Revenue Service (the "IRS") regarding this transaction. TARC has been advised that TransAmerican believes that there is substantial legal authority to support the position that the COD Exclusion applies to the cancellation of TransAmerican's indebtedness. However, due to factual and legal uncertainties, there can be no assurance that the IRS will not challenge this position, or that such challenge would not be upheld. Under an agreement between TNGC Holdings Corporation ("TNGC"), TransAmerican and certain of TransAmerican's subsidiaries (the "Tax Allocation Agreement"), TransTexas has agreed to pay an amount equal to any federal tax liability (which would be approximately $25.4 million) attributable to the inapplicability of the COD Exclusion. Any such tax would be offset in future years by alternative minimum tax credits and retained loss and credit carryforwards to the extent recoverable from TransAmerican. As a member of the TNGC Consolidated Group (defined below), each of TransTexas, TEC and TARC will be severally liable for any tax liability resulting from the above-described transactions. The IRS has commenced an audit of the consolidated federal income tax returns of the TNGC Consolidated Group for its taxable years ended July 31, 1994 and 1995. Because the audit is in its initial stages, it is not possible to predict the scope of the IRS' review or whether any tax deficiencies will be proposed by the IRS as a result of its review.



         TARC has been advised that TransTexas has taken the position, based in part upon independent legal advice, that it was not required to report any significant federal income tax liability as a result of its sale (the "Lobo Sale") of TransTexas Transmission Corporation ("TTC"), its subsidiary that owned substantially all of TransTexas' producing properties and related pipeline transmission system located in the Lower Wilcox Lobo Trend (the "Lobo Trend") in Webb and Zapata Counties, Texas. There are, however, significant uncertainties regarding TransTexas' tax position and no assurance can be given that TransTexas' position will be sustained if challenged by the IRS. TransTexas is part of an affiliated group for tax purposes (the "TNGC Consolidated Group"), which also includes TNGC, the sole stockholder of TransAmerican, TransAmerican, TEC and TARC. No letter ruling has been or will be obtained from the IRS regarding the Lobo Sale by any member of the TNGC Consolidated Group. If the IRS were to successfully challenge TransTexas' position, each member of the TNGC Consolidated Group, including TARC, would be severally liable under the consolidated tax return regulations for the resulting taxes, in the estimated amount of up to $270 million (assuming the use of existing tax attributes of the TNGC Consolidated Group), possible penalties equal to 20% of the amount of the tax, and interest at the statutory rate (currently 7%) on the tax and penalties (if any). The Tax Allocation Agreement has been amended so that TransAmerican is obligated to fund the entire tax deficiency (if any) resulting from the Lobo Sale. There can be no assurance that TransAmerican would be able to fund any such payment at the time due and the other members of the TNGC Consolidated Group, thus, may be required to pay the tax.

         The Tax Allocation Agreement provides for TNGC and all of its subsidiaries to file federal income tax returns as members of a consolidated group. The Tax Allocation Agreement requires TEC, TransTexas and TARC to make certain payments to TNGC to enable TNGC to pay its federal or alternative minimum tax. In the event of an IRS audit or examination, the Tax Allocation Agreement gives TNGC the authority to compromise or settle disputes and to control litigation, subject to the approval of TEC, TransTexas or TARC, as the case may be, where such compromise or settlement affects the determination of the separate tax liability of that company.



         TEC may become a "personal holding company" (as defined in the Internal Revenue Code) as a result of the Transaction. A corporation which is a personal holding company ("PHC") is subject to a federal PHC tax of 39.6% on its PHC taxable income. This tax is in addition to any regular federal income taxes that might be imposed on such income. If TEC were a PHC for its tax year ending July 31, 1999, a significant risk exists that TEC would incur substantial PHC tax liability. Although the determination depends in part on future events and facts and upon interpretations of matters of law, TEC believes that the TNGC Consolidated Group will not be subject to PHC taxes for its tax year ending July 31, 1999. If TCR Holding exercises its right to redeem the TCR Voting Preferred Stock during the tax year ending July 31, 2000, although TEC and TARC will likely be PHCs, TEC believes that neither TEC, TARC nor any member of the TNGC Consolidated Group, would incur any PHC tax liability based on projected earnings of any member of the TNGC Consolidated Group and such member's offsetting deductions. If TCR Holding redeems the TCR Voting Preferred Stock from TARC subsequent to July 31, 2000, TARC could incur a significant PHC tax for the year of the redemption, although TEC expects that the likelihood of such PHC tax being imposed is remote due to the significant incentives that TCR Holding will have to redeem the TCR Voting Preferred Stock on or before July 31, 2000.



DECONSOLIDATION FOR FEDERAL INCOME TAX PURPOSES.



         Under certain circumstances, TransAmerican or TEC may sell or otherwise dispose of shares of common stock of TransTexas. If, as a result of any sale or other disposition of TransTexas' common stock, the aggregate ownership of TransTexas by members of the TNGC Consolidated Group (excluding TransTexas) is less than 80% (measured by voting power and value), TransTexas will no longer be a member of the TNGC Consolidated Group for federal tax purposes ("Deconsolidation") and, with certain exceptions, will no longer be obligated under the terms and conditions of, or entitled to the benefits of, the Tax Allocation Agreement. Further, if TEC or TARC sells or otherwise transfers any stock of TARC, or issues any options, warrants or other similar rights relating to such stock, outside of the TNGC Consolidated Group, which represents more than 20% of the voting power or equity value of TARC, then a Deconsolidation of TARC would occur. Upon a Deconsolidation of TransTexas, members of the TNGC Consolidated Group that own TransTexas common stock could incur a substantial amount of federal income tax liability. If such Deconsolidation occurred during the fiscal year ending January 31, 1999, the aggregate amount of this tax liability is estimated to be approximately $100 million, assuming no reduction for tax attributes of the TNGC Consolidated Group. However, such tax liability generally would be substantially reduced or eliminated in the event that the IRS successfully challenged TransTexas' position on the Lobo Sale. Each member of a consolidated group filing a consolidated federal income tax return is severally liable to the IRS for the consolidated federal income tax liability of the consolidated group. There can be no assurance that each TNGC Consolidated Group member will have the ability to satisfy any tax obligation attributable to the foregoing transactions at the time due and, therefore, other members of the group, including TEC, TransTexas or TARC, may be required to pay the tax.



         Generally, under the Tax Allocation Agreement, if net operating losses of TARC are used by other members of the TNGC Consolidated Group, then TARC is entitled to the benefit (through reduced current taxes payable) of such losses in later years to the extent TARC has taxable income, remains a member of the TNGC Consolidated Group and the other group members have the ability to pay such taxes. There is no assurance that TARC will receive any benefit for its NOL carryforwards. If TransAmerican, TEC or TARC transfers shares of common stock of TARC (or transfers options or other rights to acquire such shares) and, as a result of such transfer, Deconsolidation of TARC occurs, TARC would not thereafter receive any benefit pursuant to the Tax Allocation Agreement for net operating losses of TARC used by other members of the TNGC Consolidated Group prior to the Deconsolidation of TARC.

CERTAIN BANKRUPTCY CONSIDERATIONS



         An investment in the Exchange Notes involves certain risks in the event that TARC or any of its related entities were to become a debtor in a case under the Bankruptcy Code, including substantive consolidation and fraudulent transfer risks, as well as risks discussed elsewhere herein. If any of John R. Stanley, TNGC, TransAmerican, TransTexas, TEC, TCR Holding, TransContinental or any other related entity becomes a debtor in a case under the Bankruptcy Code, and if the bankruptcy court enters an order "substantively consolidating" TARC, TCR Holding or TransContinental and the debtor in that case, payment of the Notes could be delayed or impaired. In a substantive consolidation, the assets and liabilities of the affected entities are combined, so that the creditors of all entities share in the consolidated pool of assets. Such a consolidation would expose the holders of the Notes not only to the usual impairments resulting from bankruptcy, such as a stay of the Trustee's right to foreclose, but also to potential dilution of the amount recoverable because of the larger creditor base. See "-- Original Issue Discount."



         It should be noted that TransAmerican and its affiliates filed a voluntary bankruptcy petition in 1975 and began operating pursuant to a confirmed plan of reorganization in May 1980. TransAmerican filed a voluntary bankruptcy petition again in 1983 and emerged from bankruptcy in 1987. In both of those cases, TransAmerican's creditors received less than the amounts to which they were otherwise entitled.



CONTROL BY SOLE STOCKHOLDER; POTENTIAL CONFLICTS OF INTEREST



         TEC is the sole holder of common stock of the Company. As a member of the board of directors and chief executive officer of TransAmerican, TEC and TransTexas, as chairman of the board of TARC, and as the sole stockholder, chairman of the board and chief executive officer of TNGC, John R. Stanley is in a position to control or significantly influence the management and operations of TEC, TransTexas and TARC, including actions with respect to pending and future litigation. The directors of TARC generally will have fiduciary obligations to TEC, the sole stockholder of the Company, and not to the holders of the Notes. There can be no assurance that conflicts will not arise between TNGC, TransAmerican, TEC, TransTexas, TARC, Mr. Stanley in his various capacities and the holders of the Notes.



ABSENCE OF PUBLIC MARKET FOR THE EXCHANGE NOTES



         The Company does not intend to apply for listing of the Exchange Notes on any securities exchange or to seek the admission thereof to trading in The Nasdaq Stock Market. The Initial Purchaser has informed the Company that it currently intends to make a market in the Exchange Notes. However, it is not so obligated, and any such market making may be discontinued at any time without notice. In addition, such market making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer or the pendency of the Shelf Registration Statement. See "Description of the Exchange Notes -- Registration Rights." Accordingly, no assurance can be given that an active public or other market will develop for the Exchange Notes.



         If a market for the Exchange Notes does not develop, holders may not be able to resell any of the Exchange Notes for an extended period of time, if at all. If a market for the Exchange Notes does develop, the Exchange Notes may trade at a discount from the initial offering price of the Outstanding Notes, depending upon prevailing interest rates, results of operations of TARC, TCR Holding or TransContinental, the market for similar securities and other factors. There can be no assurance that a holder of Exchange Notes will be able to sell such securities in the future or that such sale will be at a price equal to or greater than the initial offering price of the Outstanding Notes.

EXCHANGE OFFER PROCEDURES



         Issuance of the Exchange Notes in exchange for Outstanding Notes pursuant to the Exchange Offer will be made only after timely receipt by the Company of such Outstanding Notes, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of the Outstanding Notes desiring to tender such Outstanding Notes in exchange for Exchange Notes should allow sufficient time to ensure timely delivery. The Company is under no duty to give notification of defects or irregularities with respect to the tenders of Outstanding Notes for exchange. Outstanding Notes that are not tendered or are tendered but not accepted will, following the consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof. Upon consummation of the Exchange Offer, the registration rights under the Registration Rights Agreements will terminate except that if any holder notifies the Company within six months of consummation of the Exchange Offer that (i) due to a change in law or policy it was not entitled to participate in the Exchange Offer or (ii) such holder received Exchange Notes that may not be sold without material restriction under state and federal securities laws, then the Company has agreed to file and maintain for a period of two years the Shelf Registration Statement. In addition, any holder of Outstanding Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives Exchange Notes for its own account in exchange for Outstanding Notes, where such Outstanding Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution." To the extent that Outstanding Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Outstanding Notes could be adversely affected. See "The Exchange Offer."

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

         The Series A Notes and the Series C Notes were sold by the Company on December 30, 1997 and March 16, 1998, respectively, to the Initial Purchaser pursuant to the Purchase Agreements. As a condition of the purchase of the Outstanding Notes by the Initial Purchaser, the Company entered into the Registration Rights Agreements with the Initial Purchaser, which require, among other things, that the Company file with the Commission a registration statement under the Securities Act with respect to an offer by the Company to the holders of the Outstanding Notes to issue and deliver to such holders, in exchange for Outstanding Notes, a like principal amount of Exchange Notes. The Company is required to use its best efforts to cause the Registration Statement relating to the Exchange Offer to be declared effective by the Commission under the Securities Act and commence the Exchange Offer. The Exchange Notes are to be issued without a restrictive legend and may be reoffered and resold by the holder without restrictions or limitations under the Securities Act (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act). Copies of the Registration Rights Agreements have been filed as exhibits to the Registration Statement of which this Prospectus is a part. The term "Holder" with respect to the Exchange Offer means any person in whose name the Outstanding Notes are registered on the books of the Company or any other person who has obtained a properly completed bond power from the registered holder.

TERMS OF THE EXCHANGE OFFER

         Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all Outstanding Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. On the Exchange Date, the Company will issue $1,000 principal amount of Exchange Notes in exchange for $1,000 principal amount of Outstanding Notes accepted in the Exchange Offer. Holders may tender some or all of their Outstanding Notes pursuant to the Exchange Offer. However, Outstanding Notes may be tendered only in integral multiples of $1,000.

         The form and terms of the Exchange Notes are substantially the same as the form and terms of the Outstanding Notes except that (i) the Exchange Notes have been registered under the Securities Act and hence will not bear legends restricting the transfer thereof and (ii) the holders of the Exchange Notes will not be entitled to certain rights under the Registration Rights Agreements. The Exchange Notes will evidence the same debt as the Outstanding Notes and will be entitled to the benefits of the Indenture.


         The Company has fixed the close of business on January 22, 1999 as the record date for the Exchange Offer for purposes of determining the persons to whom this Prospectus and the Letter of Transmittal will be mailed initially.


         Holders of Outstanding Notes do not have any appraisal or dissenters' rights under the Texas Business Corporation Act or the indentures pursuant to which they were issued in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder, including Rule 14e-1 thereunder.

         The Company shall be deemed to have accepted validly tendered Outstanding Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering Holders for the purpose of receiving the Exchange Notes from the Company.

         If any tendered Outstanding Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, the certificates for any such unaccepted Outstanding Notes will be returned, without expense, to the tendering Holder thereof as promptly as practicable after the Expiration Date.

         Holders who tender Outstanding Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Outstanding Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the Exchange Offer. See "-- Fees and Expenses."



INTEREST ON THE EXCHANGE NOTES



         The Exchange Notes will bear interest at a rate of 16% per annum. Interest on the Exchange Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from December 30, 1998. Interest on the Exchange Notes will be payable semi-annually in cash in arrears on June 30 and December 30 of each year, commencing June 30, 1999.


PROCEDURES FOR TENDERING

         Only a Holder of Outstanding Notes may tender such Outstanding Notes in the Exchange Offer. To tender in the Exchange Offer, a Holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with the Outstanding Notes and any other required documents, to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. The Company is not asking any Holder for a proxy, and no Holder is requested to send the Company a proxy. To be tendered effectively, the Outstanding Notes, Letter of Transmittal and other required documents must be received by the Exchange Agent at the address set forth below under "Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date. Delivery of the Outstanding Notes may be made by book-entry transfer in accordance with the procedures described below. Confirmation of such book-entry transfer must be received by the Exchange Agent prior to the Expiration Date.

         By executing the Letter of Transmittal, each Holder will make to the Company the representations set forth below in the second paragraph under the heading "-- Resale of Exchange Notes."

         The tender by a Holder and the acceptance thereof by the Company will constitute an agreement between such Holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

         THE METHOD OF DELIVERY OF OUTSTANDING NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OUTSTANDING NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

         Any beneficial owner whose Outstanding Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered Holder to tender on such beneficial owner's behalf.

         Signatures on the Letter of Transmittal or a notice of withdrawal, as the case may be, must be by an Eligible Institution (as defined below) unless the Outstanding Notes tendered pursuant thereto are tendered (i) by a registered Holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or
(ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (an "Eligible Institution").

         If the Letter of Transmittal is signed by a person other than the registered Holder of any Outstanding Notes listed therein, such Outstanding Notes must be endorsed or accompanied by a properly completed bond power, signed by such registered Holder as such registered Holder's name appears on such Outstanding Notes with the signature thereon guaranteed by an Eligible Institution.

         If the Letter of Transmittal or any Outstanding Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

         The Company understands that the Exchange Agent will make a request promptly after the date of this Prospectus to establish accounts with respect to the Exchange Notes at The Depository Trust Company ("DTC" or the "Book-Entry Transfer Facility") for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in the Book-Entry Transfer Facility's system may make book-entry delivery of the Outstanding Notes by causing such Book-Entry Transfer Facility to transfer such Outstanding Notes into the Exchange Agent's account with respect to the Outstanding Notes in accordance with the Book-Entry Transfer Facility's procedures for such transfer. Although delivery of the Outstanding Notes may be effected through book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility, an appropriate Letter of Transmittal properly completed and duly executed with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at its address set forth below on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures; provided, however, that a participant in DTC's book-entry system may, in accordance with DTC's Automated Tender Offer Program procedures and in lieu of physical delivery to the Exchange Agent of a Letter of Transmittal, electronically acknowledge its receipt of, and agreement to be bound by, the terms of the Letter of Transmittal. Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Exchange Agent.

         All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Outstanding Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Outstanding Notes not properly tendered or any Outstanding Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tender as to particular Outstanding Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Outstanding Notes must be cured within such time as the Company shall determine. Although the Company intends to notify Holders of defects or irregularities with respect to tenders of Outstanding Notes, neither the Company, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Outstanding Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Outstanding Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering Holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

GUARANTEED DELIVERY PROCEDURES

         Holders who wish to tender their Outstanding Notes and (i) whose Outstanding Notes are not immediately available, (ii) who cannot deliver their Outstanding Notes, the Letter of Transmittal or any other required documents to the Exchange Agent or (iii) who cannot complete the procedures for book-entry transfer, prior to the Expiration Date, may effect a tender if:

         (a)    the tender is made through an Eligible Institution;

         (b) prior to the Expiration Date, the Exchange Agent receives from the Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the Holder, the certificate number(s) of such Outstanding Note(s) tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof), together with the certificate(s) representing the Outstanding Notes (or a confirmation of book-entry transfer of such Outstanding Notes into the Exchange Agent's account at the Book-Entry Transfer Facility) and any other documents required by the Letter of Transmittal, will be deposited by the Eligible Institution with the Exchange Agent; and

         (c) such properly completed and executed Letter of Transmittal (or facsimile thereof), as well as the certificate(s) representing all tendered Outstanding Notes in proper form for transfer and all other documents required by the Letter of Transmittal, are received by the Exchange Agent within three New York Stock Exchange trading days after the Expiration Date.

         Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to Holders who wish to tender their Outstanding Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

         Except as otherwise provided herein, tenders of Outstanding Notes may be withdrawn at any time prior to 5:00 P.M., New York City time, on the Expiration Date.

         To withdraw a tender of Outstanding Notes in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Outstanding Notes to be withdrawn (the "Depositor"), (ii) identify the Outstanding Notes to be withdrawn (including the certificate number(s) and principal amount of such Outstanding Notes or, in the case of Outstanding Notes transferred by book-entry transfer, the name and number of the account at the Book-Entry Transfer Facility to be credited), (iii) be signed by the Holder in the same manner as the original signature on the Letter of Transmittal by which such Outstanding Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Outstanding Notes register the transfer of such Outstanding Notes into the name of the person withdrawing the tender, (iv) specify the name in which any such Outstanding Notes are to be registered, if different from that of the Depositor, and (v) if applicable because the Outstanding Notes have been tendered pursuant to book-entry procedures, specify the name and number of the participant's account at DTC to be credited, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Outstanding Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Exchange Notes will be issued with respect thereto unless the Outstanding Notes so withdrawn are validly retendered. Any Outstanding Notes which have been tendered but which are not accepted for exchange will be returned to the Holder thereof without cost to such Holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Outstanding Notes may be retendered by following one of the procedures described above under "Procedures for Tendering" at any time prior to the Expiration Date.

EXCHANGE AGENT

         First Union National Bank has been appointed as Exchange Agent for the Exchange Offer. Properly completed Letters of Transmittal, Outstanding Notes and all other required documents should be directed to the Exchange Agent addressed as follows:

By Registered or Certified Mail:          By Facsimile:                         By Overnight Mail or Hand:

First Union National Bank                 First Union National Bank             First Union National Bank
Corporate Trust Department                Corporate Trust Department            Corporate Trust Department
1525 W. T. Harris Boulevard               (704) 590-7626                        1525 W. T. Harris Boulevard
Charlotte, North Carolina  28288-1153     Confirm by telephone:                 Charlotte, North Carolina  28288-1153
                                          (704) 590-7408

INFORMATION AGENT



         D.F. King & Co., Inc. has been appointed as Information Agent for the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus, the Letter of Transmittal or Notice of Guaranteed Delivery may be directed to the Exchange Agent or to the Information Agent addressed as follows:


                              D.F. King & Co., Inc.
                                 77 Water Street
                            New York, New York 10005

                 Banks and brokers, call collect: (212) 425-1395
                   All others, call toll-free: (800) 549-6697


FEES AND EXPENSES

         The expenses of soliciting tenders pursuant to the Exchange Offer will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telephone, facsimile or in person by officers and regular employees of the Company and its affiliates.

         The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent and the Information Agent reasonable and customary fees for their services and registration expenses, including fees and expenses of the Trustee, filing fees, blue sky fees and printing and distribution expenses.

         The Company will pay all transfer taxes, if any, applicable to the exchange of the Outstanding Notes pursuant to the Exchange Offer. If, however, certificates representing the Exchange Notes or the Outstanding Notes for the principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of the Outstanding Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered Holder or any other person) will be payable by the tendering Holder.

ACCOUNTING TREATMENT

         The Exchange Notes will be recorded at the same carrying value as the Outstanding Notes as reflected in the Company's accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized. The expenses of the Exchange Offer will be amortized over the term of the Exchange Notes.

Resale of Exchange Notes

         Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for Outstanding Notes may be offered for resale, resold and otherwise transferred by any holder of such Exchange Notes (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and such holder does not intend to participate and has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes. Any holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the Exchange Notes may not rely on the position of the staff of the Commission enunciated in Exxon Capital Holdings Corporation (available April 13, 1989) and Morgan Stanley & Co., Incorporated (June 5, 1991), or similar no-action letters, but rather must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. In addition, any such resale transaction should be covered by an effective registration statement containing the selling security holders information required by Item 507 of Regulation S-K of the Securities Act. Each broker-dealer that receives Exchange Notes for its own account in exchange for Outstanding Notes, where such Outstanding Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

         By tendering in the Exchange Offer, each Holder will represent to the Company that, among other things, (i) the Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is a Holder,
(ii) neither the Holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such Exchange Notes and (iii) the Holder and such other person acknowledge that if they participate in the distribution of the Exchange Notes (a) they must, in the absence of an exemption therefrom, comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes and cannot rely on the no-action letters referenced above and (b) failure to comply with such requirements in such instance could result in such Holder incurring liability under the Securities Act for which such Holder is not indemnified by the Company. Further, by tendering in the Exchange Offer, each Holder that may be deemed an "affiliate" (as defined under Rule 405 of the Securities Act) of the Company will represent to the Company that such Holder understands and acknowledges that the Exchange Notes may not be offered for resale, resold or otherwise transferred by that Holder without registration under the Securities Act or an exemption therefrom.

         As set forth above, affiliates of the Company are not entitled to rely on the foregoing interpretations of the staff of the Commission with respect to resales of the Exchange Notes without compliance with the registration and prospectus delivery requirements of the Securities Act.

PRIVATE EXCHANGE NOTES

         The Registration Rights Agreements provide that if, prior to consummation of the Exchange Offer, the Initial Purchaser holds any Outstanding Notes acquired by it and having, or which are reasonably likely to be determined to have, the status of an unsold allotment in the initial distribution, or any other holder of Outstanding Notes is not entitled to participate in the Exchange Offer, the Company upon the request of such Initial Purchaser or any such holder shall, simultaneously with the delivery of the Exchange Notes in the Exchange Offer, issue and deliver to such Initial

Purchaser and any such holder, in exchange (the "Private Exchange") for such Outstanding Notes held by such Initial Purchaser and any such holder, Private Exchange Notes. Any Private Exchange Notes will be issued pursuant to the same Indenture as the Exchange Notes. The Private Exchange Notes are not covered by the registration statement of which this Prospectus is a part and are not being offered hereby. Any Private Exchange Notes will be entitled to all the rights and subject to all the limitations applicable thereto under the Indenture, and will be subject to the same restrictions on transfer applicable to untendered Outstanding Notes. However, pursuant to the Registration Rights Agreements, holders of Private Exchange Notes have certain rights to require the Company to file and maintain a shelf registration statement that would allow resales of such Private Exchange Notes owned by such holders. See "-- Shelf Registration Statement."

SHELF REGISTRATION STATEMENT


         If (i) prior to the consummation of the Exchange Offer, either the Company or the holders of a majority in aggregate principal amount of the Series A Notes or the Series C Notes determine in its or their reasonable judgment that
(A) the Exchange Notes would not, upon receipt, be tradeable by the holders thereof without restriction under the Securities Act and the Exchange Act and without material restrictions under applicable Blue Sky or state securities laws, or (B) the interests of the holders under the Registration Rights Agreements, taken as a whole, would be materially adversely affected by the consummation of the Exchange Offer, (ii) the Exchange Offer is not consummated by January 24, 1999, (iii) applicable law or interpretations of the staff of the Commission do not permit the Company to effect the Exchange Offer or (iv) in the case of any holder not permitted to participate in the Exchange Offer or of any holder participating in the Exchange Offer that receives Exchange Notes that may not be sold without material restriction under state and federal securities laws (other than due solely to the status of such holder as an affiliate of the Company within the meaning of the Securities Act) and, in either case contemplated by this clause (iv), such holder notifies the Company within six months of consummation of the Exchange Offer, then the Company has agreed to file and maintain a registration statement that would allow resales of transfer restricted Outstanding Notes, Exchange Notes or Private Exchange Notes owned by such holders.


OTHER

         Participation in the Exchange Offer is voluntary and Holders should carefully consider whether to accept. Holders of the Outstanding Notes are urged to consult their financial and tax advisors in making their own decision on what action to take.

         The Company may in the future seek to acquire untendered Outstanding Notes in open market or privately negotiated transactions through subsequent exchange offers or otherwise. The Company has no present plans to acquire any Outstanding Notes that are not tendered in the Exchange Offer or to file a registration statement to permit resales of any untendered Outstanding Notes.

                                 USE OF PROCEEDS

         This Exchange Offer is intended to satisfy certain of the Company's obligations under the Purchase Agreements and the Registration Rights Agreements. The Company will not receive any cash proceeds from the issuance of the Exchange Notes offered hereby. In consideration for issuing the Exchange Notes contemplated in this Prospectus, the Company will receive Outstanding Notes in like principal amount, the form and terms of which are substantially similar to the form and terms of the Exchange Notes, except as otherwise described herein. The Outstanding Notes surrendered in exchange for Exchange Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the Exchange Notes will not result in any increase or decrease in the indebtedness of the Company.

                                   THE COMPANY


         Prior to December 15, 1998, TARC owned a large petroleum refinery located in the Gulf Coast region along the Mississippi River, approximately 20 miles from New Orleans, Louisiana. As a result of the Transaction, TARC no longer owns the refinery, but maintains an equity interest in TCR Holding. TCR Holding owns a controlling equity interest in TransContinental, the corporation that owns the refinery. TransContinental's business strategy is to modify, expand and reactivate its refinery and to maximize its gross refining margins by converting low-cost, heavy, sour crude oils into light petroleum products, including primarily gasoline and heating oil.


         In February 1995, TARC began a construction and expansion program (the "1995 Program") designed to reactivate the refinery and increase its complexity. From February 1995 through May 1997, TARC spent approximately $251 million on the 1995 Program, procured a majority of the essential equipment required and completed substantially all of the process design engineering and a substantial portion of the remaining engineering necessary for its completion.


         In order to capitalize on the progress on the refinery made through its expenditures on the 1995 Program, in June 1997 TARC commenced a modified two-phase construction and expansion program (the "Capital Improvement Program"), which had a budget of $427 million. Phase I of the Capital Improvement Program includes the completion and start-up of several units, including the Delayed Coking Unit, one of the refinery's major conversion units, which commenced operation in September 1998. Phase II of the Capital Improvement Program includes the completion and start-up of the Fluid Catalytic Cracking Unit (utilizing state-of-the-art MSCC(sm) technology), and the installation of additional equipment expected to allow for a significant increase in the refinery's capacity to produce gasoline. TransContinental intends to operate the existing units of the refinery and complete construction of additional units.



         Since June 1997, TARC experienced unanticipated cost increases resulting primarily from (i) acceleration of the construction schedule for the Capital Improvement Program, resulting in extensive overtime charges, low overall labor productivity and increased costs to expedite deliveries of equipment, (ii) inadequate engineering quality on the Hydrodesulfurization Unit, resulting in substantial rework and lower labor productivity, (iii) extensive required refurbishment of used equipment, (iv) inadequate contractor estimates and cost controls, work planning and reporting and (v) increased competition for labor requiring higher labor compensation. Because of these factors, TARC incurred costs substantially in excess of the June 1997 budget for the Capital Improvement Program. Based upon the revised budget as of October 31, 1998, estimated expenditures from June 13, 1997 to completion of the Capital Improvement Program are anticipated to exceed the original budget by approximately $285 million. At October 31, 1998, TARC had spent an aggregate of $501.3 million on the Capital Improvement Program and had incurred accounts payable and other short-term obligations relating thereto in the aggregate amount of $59.0 million. TARC estimates that, as of October 31, 1998, additional construction costs of $138 million to $159 million were required to complete the Capital Improvement Program, depending upon the extent to which an unallocated contingency amount of $21 million is used. Approximately $72.3 million of TARC's accounts payable and other obligations (including intercompany bridge loans from TEC in the aggregate principal amount of $25 million) were or will be paid with proceeds of the securities sold in the Transaction. See "Business -- Capital Improvement Program." The foregoing estimates, as well as other estimates and projections herein, are subject to substantial revision upon the occurrence of future events, such as unavailability of financing, engineering problems, work stoppages and further cost overruns, over which TARC will not and TransContinental may not have any control, and there can be no assurance that any such projections or estimates will prove accurate. The Capital Improvement Program, including the budget, is subject to change by TransContinental.


         TARC was incorporated in Texas in 1987 to hold and operate the refinery assets of TransAmerican. TARC is a wholly owned subsidiary of TEC, which is a wholly owned subsidiary of TransAmerican. The address of the Company's principal executive offices is 1300 North Sam Houston Parkway East, Suite 320, Houston, Texas 77032- 2949 and its telephone number at that address is (281) 986-8811.

                             SELECTED FINANCIAL DATA


         On January 29, 1996, TARC changed its fiscal year end for financial reporting purposes from July 31 to January 31. The following table sets forth selected financial data of TARC as of and for the nine months ended October 31, 1998 and 1997, each of the three years ended January 31, 1998, the six months ended January 31, 1996 and 1995 and each of the three years ended July 31, 1995. This data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and notes thereto. The financial data for fiscal year ended July 31, 1993 represent the results of operations and financial position of TARC prior to the reactivation of the refinery. During this period, TARC had only maintenance expenses and lease income from storage facilities. The No. 2 Vacuum Unit operated intermittently between March 1994 and January 1997. The No. 2 Vacuum Unit recommenced operations in May 1998 and the No. 2 Crude Unit commenced operations in June 1998. The Delayed Coking Unit, HDS Unit and Sulfur Recovery System have also commenced operations. TARC does not consider its historical results to be indicative of future results.




                                                            Nine Months
                                                          Ended October 31,                         Year Ended January 31,
                                               --------------------------------------      ------------------------------------
                                                  1998          1998         1997           1998          1998            1997
                                                  ----          ----         ----           ----          ----            ----
                                               (Pro Forma)                               (Pro Forma)
                                                              (In thousands of dollars, except per share amounts)


STATEMENT OF OPERATIONS
   DATA:
Product sales ...........................     $    --        $  66,701      $    --        $    --        $    --        $  10,857
Other ...................................          --            3,999            571           --            2,828           --
                                              ---------      ---------      ---------      ---------      ---------      ---------
  Total revenues ........................          --           70,700            571           --            2,828         10,857
Operating costs and expenses ............          --           89,251         20,416           --           30,030         54,004
General and administrative
  expenses (1) ..........................          --           17,152         11,029           --           19,196         11,848
                                              ---------      ---------      ---------      ---------      ---------      ---------
Operating loss ..........................          --          (35,703)       (30,874)          --          (46,398)       (54,995)
Equity in income (loss) before
  extraordinary item of TransTexas ......          (229)          (229)        45,185         44,552         44,552         12,325
Equity in loss of TCR Holding ...........       (10,074)          --             --          (12,647)          --             --
Other income (expense) (2)  .............        (9,410)        (3,955)       (19,874)       (20,324        (15,251)        52,076
Extraordinary items (3) .................          --           (1,294)       (84,422)          --          (94,911)          --
Net income (loss) .......................       (19,713)       (41,181)       (89,985)        11,581       (112,008)         9,406
Net income (loss) per common
  share: (4)
  Basic .................................         (0.66)         (1.37)         (3.00)          0.39          (3.73)          0.31
  Diluted ...............................         (0.66)         (1.37)         (3.00)          0.39          (3.73)          0.25
Dividends declared per
  common share (5) ......................          --             --             --             --             --             --
Ratio of earnings to fixed charges(6) ...          --             --             --             --             --             --



                                             Year Ended        Six Months Ended
                                             January 31,           January 31,                       Year Ended July 31,
                                           -------------   ----------------------           ---------------------------------
                                               1996           1996           1995           1995           1994          1993
                                               ----           ----           ----           ----           ----          ----
                                                           (In thousands of dollars, except per share amounts)
STATEMENT OF OPERATIONS
   DATA:
Product sales ........................   $    176,229      $ 107,237      $  71,035      $ 140,027      $ 174,143      $    --
Other ................................              1           --              551            552          3,035          5,178
                                         ------------      ---------      ---------      ---------      ---------      ---------
  Total revenues .....................        176,230        107,237         71,586        140,579        177,178          5,178
Operating costs and expenses .........        206,798        121,770         86,383        171,411        187,208         13,238
General and administrative
  expenses (1) .......................         12,610          7,438          8,442         13,614          4,496         11,341
                                         ------------      ---------      ---------      ---------      ---------      ---------
Operating loss .......................        (43,178)       (21,971)       (23,239)       (44,446)       (14,526)       (19,401)
Equity in income (loss) before
  extraordinary item of TransTexas ...         (2,584)          (156)          --           (2,428)          --             --
Equity in loss of TCR Holding ........   ------------      ---------      ---------      ---------      ---------      ---------
Other income (expense) (2)  ..........         (9,999)        (3,944)            89         (5,966)        (2,827)            28
Extraordinary items (3) ..............        (11,497)          --             --           11,497)          --             --
Net income (loss) ....................        (67,258)       (26,071)       (23,150)       (64,337)       (17,353)       (19,373)
Net income (loss) per common
  share: (4)
  Basic ..............................          (2.24)         (0.87)         (0.77)         (2.14)         (0.58)         (0.65)
  Diluted ............................          (2.24)         (0.87)         (0.77)         (2.14)         (0.58)         (0.65)
Dividends declared per
  common share (5) ......................          --             --             --             --             --             --
Ratio of earnings to fixed charges(6) ...          --             --             --             --             --             --


                                                                                               January 31
                                          October 31,    October 31,     ----------------------------------------------------------
                                             1998            1998             1998            1997            1996           1995
                                          -----------   -----------      -----------     -----------     -----------    -----------
                                          (Pro Forma)
BALANCE SHEET DATA:
   Working capital (deficit) ......     $    17,955     $   (61,288)     $    70,501     $   (40,814)    $   (17,707)   $   (35,509)
   Total assets ...................       1,169,469       1,514,791        1,195,449         564,241         518,323        229,462
   Total long-term liabilities ....       1,034,052       1,121,727          979,805         440,775         368,091        112,719
   Stockholder's equity ...........         110,628         249,096          160,408          81,363          71,957         77,250



                                                July 31,
                                    --------------------------------------
                                       1995         1994           1993
                                       ----         ----           ----
BALANCE SHEET DATA:
Working capital (deficit) ....     $   5,965     $ (16,838)     $  (1,494)
Total assets .................       499,879       176,327         70,900
Total long-term liabilities ..       352,696        45,373         64,512
Stockholder's equity .........        87,837       100,400          4,253

----------------
(1) Includes a charge to operations of approximately $2.2 million of intangible costs for the year ended January 31, 1998 and litigation accruals of $2.0 million, $4.5 million and $9.0 million for the six months ended January 31, 1996, and the years ended July 31, 1995 and 1993, respectively.
(2) Other income for the year ended January 31, 1997 includes a gain of $56.2 million related to the sale of 4.55 million shares of TransTexas stock in March 1996. Other expense for the nine months ended October 31, 1998 includes income related to the cumulative effect of a change in accounting principle of $2.7 million.
(3) Represents a loss on the early extinguishment of debt for the nine months ended October 31, 1998 and the year ended January 31, 1998 and TARC's equity in the early extinguishment of debt at TransTexas for the years ended January 31, 1998 and 1996 and July 31, 1995.
(4) Gives retroactive effect to a 30,000-for-1 stock split effected in July
    1994.
(5) TARC's debt instruments contain certain restrictions with respect to the payment of dividends on TARC's common stock.
(6) Earnings for the nine months ended October 31, 1998 and 1997, the years ended January 31, 1998, 1997 and 1996, the six months ended January 31, 1996 and 1995, and the years ended July 31, 1995, 1994 and 1993 were inadequate to cover fixed charges by $159.7 million, $189.9 million, $239.4 million, $71.8 million, $94.7 million, $52.1 million, $26.7 million, $69.3 million, $17.4 million and $19.4 million, respectively.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

RESULTS OF OPERATIONS

General


         TARC's refinery was inoperative from January 1983 through February 1994. During this period, TARC's revenues were derived primarily from tank rentals and its expenses consisted of maintenance and repairs, tank rentals, general and administrative expenses and property taxes. The No. 2 Vacuum Unit operated intermittently between March 1994 and January 1997. The No. 2 Vacuum Unit recommenced operations in May 1998 and the No. 2 Crude Unit commenced operations in June 1998. The Delayed Coking Unit, HDS Unit and Sulfur Recovery System have also commenced operations. TARC does not consider its historical results to be indicative of future results of TransContinental.



         TARC's historical results of operations are dependent on the operating status of certain units within its refinery, which determines the types of feedstocks processed and refined product yields. The results are also affected by the unit costs of purchased feedstocks and the unit prices of refined products, which can vary significantly. The Capital Improvement Program is designed to significantly change the refinery's throughput capacity, the feedstocks processed, and refined product yields.



         As described in "Prospectus Summary -- Recent Events," on December 15, 1998, TARC completed the Transaction resulting in the transfer of the refinery assets to TCR Holding in exchange for an equity interest in TCR Holding. TCR Holding subsequently transferred the refinery assets to its wholly owned subsidiary, TransContinental. Also as part of the Transaction, TARC sold a majority of the capital stock of TCR Holding to third parties. As a result, subsequent to December 15, 1998, TARC will not report any operating results, but will reports its pro rata share of net earnings and losses of TCR Holding, dividend income, if any, on the TCR Voting Preferred Stock and interest expense on the TARC Intercompany Loan and the Notes. TARC expects to report a loss on disposition of the stock of TCR Holding of approximately $121 million in the fourth quarter of fiscal 1999.


Nine Months Ended October 31, 1998, Compared with the Nine Months Ended October 31, 1997


         TARC's revenues for the nine months ended October 31, 1998 resulted primarily from sales of finished and intermediate products. The average price of approximately 1.0 million barrels of finished products sold was $15.42 per barrel, and the average price of the 3.9 million barrels of intermediate products sold was $13.39 per barrel. Finished products primarily include distillate, diesel, kerosene, No. 2 fuel oil and liquid petroleum gas. Intermediate products primarily include cutter, vacuum gas oil, and naphtha. Other revenues consisted primarily of rental income from TARC's tank storage facility acquired in September 1997.



         Cost of products sold of $66.8 million for the nine months ended October 31, 1998 related to the refining of approximately 4.8 million barrels of feedstocks purchased at an average price of $14.06 per barrel.



         During 1998 and 1997, TARC entered into processing arrangements whereby TARC did not take title to feedstocks or refined products but processed feedstocks in exchange for a fee based on margins, if any, realized by the counterparty to the arrangement. TARC retained all market and production risks related to barrels processed. These arrangements, which are recorded net in the statement of operations, resulted in income of $3.9 million and $3.1 million for the nine months ended October 31, 1998 and 1997, respectively.



         Operations and maintenance expense for the nine months ended October 31, 1998 increased to $14.1 million from $10.7 million for the same period in 1997, primarily due to the commencement of operations of certain units in Phase I of the Capital Improvement Program.

         Depreciation and amortization expense for the nine months ended October 31, 1998 increased to $8.7 million from $5.4 million for the same period in 1997, primarily due to placing into operations certain units in Phase I of the Capital Improvement Program.



         General and administrative expenses increased to $17.2 million for the nine months ended October 31, 1998 from $11.0 million for the same period in 1997. The increase was primarily due to increased salaries and training for personnel added upon commencement of refinery operations, services agreement fees and increased professional fees.



         Taxes other than income taxes for the nine months ended October 31, 1998 increased to $3.6 million from $2.7 million for the same period in 1997, primarily due to increased franchise taxes.



         Loss on purchase commitments of $4.8 million for the nine months ended October 31, 1997 related to a commitment to purchase 0.6 million barrels of feedstock. These barrels have been sold to a third party and the Company has processed the barrels pursuant to a processing agreement with the third party.



         Interest income for the nine months ended October 31, 1998 increased to $4.4 million from $3.0 million for the same period in 1997, primarily due to the temporary investment of proceeds from the TARC Intercompany Loan and the Notes. Net interest expense for the nine months ended October 31, 1998 decreased to $10.8 million from $13.9 million for the same period in 1997, due primarily to increased interest capitalization. During the nine months ended October 31, 1998, TARC capitalized approximately $118.7 million of interest related to Capital Improvement Program additions compared to $64.9 million for the nine months ended October 31, 1997.



         The equity in loss of TransTexas for the nine months ended October 31, 1998 of $(0.2) million reflects TARC's equity interest in TransTexas through April 30, 1998. TARC distributed all of its shares of TransTexas common stock to TEC in April 1998. Equity in income of TransTexas before extraordinary item for the nine months ended October 31, 1997 of $45.2 million was due primarily to a $540 million gain on the sale by TransTexas of a subsidiary. In September 1997, TARC sold approximately 8.5 million shares of TransTexas common stock pursuant to a share repurchase program by TransTexas. TARC received $136.2 million in connection with the repurchase, of which $124.5 million (representing the excess of the cash received over TARC's carrying value of the stock) was recorded as a capital contribution. TARC recognized equity in an extraordinary item of TransTexas of $(10.2) million for the nine months ended October 31, 1997. The extraordinary loss of TransTexas is attributable to a loss on the early extinguishment of debt as a result of the repurchase by TransTexas of its Senior Secured Notes and an exchange offer by TransTexas for its Subordinated Notes.



         The loss on the early extinguishment of debt of $1.3 million for the nine months ended October 31, 1998 is a result of the redemption of $7.0 million of TARC Notes (as defined) in February 1998. The loss on the early retirement of debt of $84.4 million for the nine months ended October 31, 1997 was a result of the completion of the TARC Notes Tender Offer as described in the Notes to Financial Statements



         The cumulative effect of a change in accounting principle of $2.7 million for the nine months ended October 31, 1998 relates to TARC's change to the deferral method of accounting for turnaround costs from the accrual method, as described in the Notes to Financial Statements.


  Year Ended January 31, 1998, Compared with the Year Ended January 31, 1997

         There were no product sales for the year ended January 31, 1998 as compared to $10.9 million for the year ended January 31, 1997, due primarily to TARC not operating the No. 2 Vacuum Unit during fiscal 1998 and TARC's use during fiscal 1998 of processing arrangements pursuant to which TARC processed feedstocks owned by third parties (as opposed to TARC's purchase of feedstock and sale of refined product).

         Other revenues of $2.8 million for the year ended January 31, 1998 resulted primarily from rental income from TARC's tank storage facility acquired in September 1997.

         There were no costs of products sold for the year ended January 31, 1998 as compared to $11.5 million for the year ended January 31, 1997, due primarily to TARC not operating the No. 2 Vacuum Unit during fiscal 1998 and TARC's use during fiscal 1998 of processing arrangements pursuant to which TARC processed feedstocks owned by third parties (as opposed to TARC's purchase of feedstock and sale of refined product).

         During fiscal 1997 and fiscal 1998, TARC entered into other processing arrangements whereby TARC did not take title to feedstocks or refined products but received a fee based on margins, if any, realized by the counterparty to the arrangement. TARC retained all market and production risks related to barrels processed. These arrangements, which are recorded net in the statement of operations, resulted in income of $1.4 million and a loss of $7.1 million for the years ended January 31, 1998 and 1997, respectively. Income and losses were primarily due to unfavorable prices for refined products and unfavorable results of price management activities.

         Operations and maintenance expense for the year ended January 31, 1998 decreased $12.1 million to $11.8 million from $23.9 million for the year ended January 31, 1997, primarily due to TARC not operating the No. 2 Vacuum Unit during fiscal 1998, a $1.9 million decrease in labor costs, and a decrease of $1.9 million in tank rentals due to the acquisition of a tank storage facility adjacent to the refinery and the settlement of a tank rental dispute during 1996.

         Depreciation and amortization expense for the year ended January 31, 1998 increased $1.2 million to $8.4 million from $7.2 million for the year ended January 31, 1997, primarily due to depreciation related to the tank storage facility acquired in September 1997.

         General and administrative expenses increased $7.4 million to $19.2 million for the year ended January 31, 1998 from $11.8 million for the year ended January 31, 1997, primarily due to a charge to operations of approximately $2.2 million of certain intangible costs, increased fees of approximately $3.7 million related to a new services agreement entered into among TransAmerican, TEC, TARC and TransTexas and increased professional fees related to the modification and issuance of debt.

         Taxes other than income taxes for the year ended January 31, 1998 decreased $0.8 million to $3.4 million from $4.2 million for the year ended January 31, 1997, primarily due to decreased property tax expense.

         Loss on purchase commitments for the year ended January 31, 1998 consists of a $7.8 million loss related to a commitment to purchase 0.6 million barrels of feedstock. These barrels have been sold to a third party and processed pursuant to a processing agreement with the third party. TARC retained all market risk related to these barrels.

         Interest income for the year ended January 31, 1998 increased $5.0 million as compared to the year ended January 31, 1997, primarily due to the investment of proceeds from the TARC Intercompany Loan and Series A Notes. Interest expense for the year ended January 31, 1998 increased $39.9 million, primarily due to interest on the TARC Intercompany Loan and Series A Notes. During the year ended January 31, 1998, TARC capitalized approximately $93.0 million of interest related to property and equipment additions at TARC's refinery compared to $68.8 million for the year ended January 31, 1997. The increase was primarily due to higher capital spending.

         Equity in income of TransTexas before extraordinary item for the year ended January 31, 1998 increased to $44.6 million as compared to $12.3 million for the year ended January 31, 1997, due primarily to a $543 million gain on the sale by TransTexas of a subsidiary. In September 1997, TARC sold approximately
8.5 million shares of TransTexas common stock pursuant to a share repurchase program by TransTexas. TARC received $136.2 million in connection with the repurchase, of which $124.5 million (representing the excess of the cash received over TARC's carrying value of the stock) was recorded as a capital contribution. TARC recognized equity in an extraordinary item of TransTexas of $(10.2) million for the year ended January 31, 1998. The extraordinary loss of TransTexas is attributable to a loss on the early extinguishment of debt as a result of the repurchase by TransTexas of its Senior Secured Notes and an exchange offer by TransTexas for its Subordinated Notes. The gain on the sale of TransTexas stock of $56.2 million for the year ended January 31, 1997 was a result of TARC's sale of 4.55 million shares of TransTexas common stock to third parties in March 1996. In April 1998, TARC distributed its remaining shares of TransTexas common stock to TEC.

         The additional loss on the early extinguishment of debt of $84.8 million for the year ended January 31, 1998 is a result of the completion of the TARC Notes Tender Offer.

  Year Ended January 31, 1997, Compared with the Year Ended January 31, 1996

         Total revenues for the year ended January 31, 1997 decreased to $10.9 million from $176.2 million for the same period in 1996, due primarily to a significant decrease in the purchase and processing of feedstocks for third parties compared to the prior year. During fiscal 1997, the refinery's principal activity was the processing of feedstocks pursuant to third party processing arrangements.

         Cost of products sold for the year ended January 31, 1997 decreased to $11.5 million from $185.3 million for the same period in 1996, due primarily to a significant decrease in the purchase and processing of feedstocks for third parties compared to the prior year.

         Losses from processing arrangements were $7.1 million for the year ended January 31, 1997, primarily due to price management activities. See "-- Liquidity and Capital Resources."

         Operations and maintenance expense for the year ended January 31, 1997 increased to $23.9 million from $12.5 million for the same period in 1996, primarily due to a write-off of approximately $6.5 million for assets included in construction work in process and not intended for use in the 1995 Program, an increase in fuel costs during the first six months of fiscal 1997, and higher contract labor costs.

         Depreciation and amortization expense for the year ended January 31, 1997 increased $0.9 million to $7.2 million from $6.3 million for the same period in 1996, primarily due to the reclassification of construction work in process to depreciable assets during 1997.

         Taxes other than income taxes for the year ended January 31, 1997 increased to $4.2 million from $2.7 million for the same period in 1996, primarily due to increased property tax expense.

         General and administrative expense for the year ended January 31, 1997 decreased to $11.8 million from $12.6 million for the same period in 1996, primarily due to decreased litigation expense.

         Interest income for the year ended January 31, 1997 decreased by $6.1 million as compared to the same period in 1996, primarily due to interest earned in 1996 on a higher balance held in a disbursement account. Interest expense, net, for the year ended January 31, 1997 decreased $13.8 million, primarily due to a larger portion of interest capitalized as well as a reduction of product financing costs in 1997 versus 1996. During the year ended January 31, 1997, TARC capitalized approximately $68.8 million of interest related to construction activities at TARC's refinery, compared to $41.5 million for the year ended January 31, 1996.

         The equity in income of TransTexas for the year ended January 31, 1997 of $12.3 million reflects TARC's 20.3% equity interest in TransTexas until TARC's sale of 4.55 million shares of TransTexas stock in March 1996 (which reduced TARC's interest in TransTexas to 14.1%). The increase of $14.9 million in the equity in income of TransTexas is primarily the result of higher gas prices and a favorable litigation settlement.

         Other income for the year ended January 31, 1997 was $56.5 million, which was primarily a result of the $56.2 million gain on the sale of 4.55 million shares of TransTexas stock in March 1996. Other income for the year ended January 31, 1996 was $2.1 million, primarily resulting from trading gains on futures contracts.

Six Months Ended January 31, 1996, Compared with the Six Months Ended January 31, 1995

         Total revenues for the six months ended January 31, 1996 increased $35.6 million to $107.2 million from $71.6 million in the same period in 1995, primarily due to an increase in the volume of products sold to 6.1 million barrels in 1996 from 4.2 million barrels in 1995. In addition, $1.2 million of the increase was due to an increase in the average product sales price of $0.19 per barrel in 1996 over 1995.

         Cost of products sold for the six months ended January 31, 1996 increased $36.2 million to $110.1 million from $73.9 million for the same period in 1995, primarily due to an increase in the volume of products sold, partially offset by a decrease in the average price of feedstocks purchased.

         Operations and maintenance expense for the six months ended January 31, 1996 increased $0.2 million to $7.9 million from $7.7 million for the same period in 1995, primarily due to an increase in the number of days the vacuum unit was operating.

         Depreciation and amortization expense for the six months ended January 31, 1996 increased $0.5 million to $3.2 million from $2.7 million for the same period in 1995, primarily due to the transfer of certain terminal facilities and tankage equipment from construction in progress to depreciable assets during the 1996 period.

         General and administrative expense for the six months ended January 31, 1996, decreased $1.0 million to $7.4 million from $8.4 million for the same period in 1995, primarily as a result of a $2.5 million reduction in litigation accruals, partially offset by an increase in payroll of $1.1 million arising from operations support requirements.

         Taxes other than income taxes for the six months ended January 31, 1996 decreased $1.4 million to $0.7 million from $2.1 million for the same period in 1995, primarily due to decreased property tax expense.

         Interest income for the six month period ended January 31, 1996 increased $2.3 million compared to the same period in 1995 due primarily to interest earned on long-term debt proceeds held in a disbursement account. Interest expense for the six month period ended January 31, 1996 increased $28.6 million due to interest accrued on long-term debt issued in February 1995, amortization of debt issue costs and financing costs associated with product purchases. During the six months ended January 31, 1996, TARC capitalized $26.2 million of interest related to construction activities associated with the 1995 Program.

LIQUIDITY AND CAPITAL RESOURCES


         TARC has historically incurred losses and negative cash flow from operating activities as a result of limited refinery operations that did not cover the fixed costs of maintaining the refinery, increased working capital requirements (including debt service) and losses on refined product sales and processing arrangements. As a result of the Transaction, TARC will no longer operate the refinery, and will be dependent primarily on dividends from TCR Holding in order to meet its debt service and working capital requirements. TCR Holding is a holding company with no business operations. TCR Holding's only sources of liquidity will be dividends on the TransContinental common stock that it holds and proceeds from the sale of such TransContinental common stock. TransContinental will have no obligation to make dividends or other distributions to TCR Holding. TransContinental will be able to pay dividends only if it has sufficient cash from operations. In addition, TransContinental's ability to make dividends or other distributions on its common stock is restricted by the New Notes Indenture and the terms of the TransContinental Preferred Stock. TransContinental's ability to make dividends or other distributions under the New Notes Indenture will be dependent, in part, on a determination by the Independent Engineer of whether the following funds are sufficient to complete the

Capital Improvement Program: funds in the Disbursement Account (as defined in the New Notes Indenture), plus 50% of Projected Net Operating Cash Flow (as defined in the New Notes Indenture) for the 90-day period commencing on the date a dividend is declared, plus an amount equal to the portion of the proceeds of the Port Commission Bond Financing (as defined in the New Notes Indenture) held by the entity serving as collateral agent or in a similar capacity with respect to such financing plus, without duplication, cash on hand that has been approved by TransContinental's Board of Directors to be escrowed in a segregated account and allocated only for the purpose of completion of the Capital Improvement Program. If any capital project is added to the Capital Improvement Program that cannot be fully funded out of cash flow (as defined) during the relevant 90-day period plus such other sources of funds, the New Notes Indenture prohibits payment of dividends to TCR Holding. The Capital Improvement Program may be amended at any time by TransContinental's Board of Directors. Dividends or distributions might not be made by TransContinental on its common stock, or, if made, might not be sufficient to satisfy TCR Holding's obligations, including under the terms of the TCR Voting Preferred Stock and the TARC Working Capital Loan. TARC may not be able to satisfy its working capital and debt service obligations. As a result, TARC's investment in TCR Holding, including the carrying value of the TCR Voting Preferred Stock, could be impaired or TARC may not be able to meet its obligations as they become due. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.



         As of October 31, 1998, TARC and TEC had deposited an aggregate of $529 million into accounts (collectively, the "TARC Disbursement Account") from which disbursements were made pursuant to a disbursement agreement, as amended (the "Disbursement Agreement") among TARC, TEC, Firstar Bank of Minnesota, N.A., as trustee (the "TEC Indenture Trustee") under the TEC Notes Indenture, Firstar Bank of Minnesota, N. A., as Disbursement Agent, and Baker & O'Brien, Inc., as Construction Supervisor. See Notes to Financial Statements. Of these funds, $427 million was designated for the Capital Improvement Program, approximately $25.5 million was designated for general and administrative expenses, $7 million was designated for outstanding accounts payable, $50 million was designated for working capital upon completion of the Delayed Coking Unit and certain supporting units and $19 million was designated for the payment of interest on, or the redemption, purchase, defeasance or other retirement of, the outstanding TARC Notes. As of October 31, 1998, substantially all of the amounts deposited in the TARC Disbursement Account had been expended for the designated purposes.



         In April 1996, TARC entered into a processing agreement with a third party to process feedstocks. Under the terms of the agreement, the processing fee earned from the third party is based on the margin earned by the third party, if any, after deducting all of its related costs such as feedstock acquisition, hedging, transportation, processing and inspections plus a commission for each barrel processed. During the nine months ended October 31, 1998 and 1997, TARC processed approximately 1.6 million barrels and 6.4 million barrels, respectively, pursuant to the processing agreement. Income from this processing agreement was $3.9 million and $3.1 million for the nine months ended October 31, 1998 and 1997, respectively.



         As a result of TARC's failure to meet its obligations under the Registration Rights Agreements, TARC had accrued approximately $0.1 million in liquidated damages as of October 31, 1998. Such amount accrued at a rate of $10,000 per week from July 28, 1998 until November 25, 1998, and thereafter at a rate of $30,000 per week until such date as the registration statement relating to the Exchange Offer, of which this Prospectus is a part, is declared effective by the Commission.



         TEC had made advances to TARC pursuant to a $50 million promissory note due June 14, 2002 which bears interest in an amount equal to a fixed semi-annual interest payment of $2.8 million, prorated based on the average outstanding balance of TARC's note to TEC and the average outstanding balance of all notes between TransTexas and TEC. The note is secured by a security interest in all of the common stock of TransContinental owned by TCR Holding. Interest payments are due and payable each June 15 and December 15. As of October 31, 1998, the outstanding balance under the note was $47.0 million. At December 15, 1998, the outstanding balance of the note was $49.5 million. In connection with the Transaction, $6.0 million was repaid to TEC and the obligations under the note were assumed by TCR Holding.

         Subsequent to October 31, 1998, TARC entered into an intercompany bridge loan with TEC for an aggregate principal amount of $25 million. In connection with the Transaction, approximately $25 million of the proceeds of the New Notes was used to repay the intercompany bridge loan.



         In connection with the Transaction, TARC, TEC and TransContinental entered into an expense reimbursement agreement pursuant to which certain of TARC's and TEC's expenses related to compliance with existing debt instruments will be reimbursed by TransContinental.



         During the nine months ended October 31, 1998, TEC contributed $12.8 million to TARC for general corporate purposes and $116.1 million for use in the Capital Improvement Program from funds available in a disbursement account intended for such purposes.



         Environmental compliance and permitting issues are an integral part of the capital expenditures anticipated in connection with the expansion and modification of the refinery. TARC does not expect TransContinental to incur any additional significant expenses for environmental compliance during fiscal 1999 other than those budgeted for the Capital Improvement Program; however, TransContinental will control any changes to the Capital Improvement Program and the budget therefor. There is no assurance that costs incurred to comply with environmental laws will not have a material adverse effect on TransContinental's future financial condition, results of operations or cash flow. TARC also has contingent liabilities with respect to certain legal proceedings as more fully described in the Notes to Financial Statements.



INFLATION AND CHANGES IN PRICES



         TARC's revenues and feedstock costs were, and TransContinental's revenues and feedstock costs will continue to be, affected by changes in the prices of petroleum and petroleum products. TransContinental's ability to obtain additional capital is also substantially dependent on refining margins, which are subject to significant seasonal, cyclical and other fluctuations that are beyond its control.



         From time to time, TARC entered into futures contracts, options on futures, swap agreements and forward sale agreements for crude and refined products intended to protect against a portion of the price risk associated with price declines from holding inventory of feedstocks and refined products, or for fixed price purchase commitments. TARC's policy was not to enter into fixed price or other purchase commitments in excess of anticipated processing requirements. TARC believes that these futures transactions did not constitute speculative trading as specified under and prohibited by the TEC Notes Indenture.



IMPACT OF YEAR 2000 ISSUE



         The widespread use of computer programs that rely on two-digit date programs to perform computations and decision-making functions may cause information technology ("IT") systems to malfunction in and around the Year 2000. Such malfunctions may lead to significant business delays in the U.S. and internationally. The Year 2000 problem will potentially impact the refining industry because information necessary to monitor and control various process units is controlled by computers. In addition to potential problems from computer systems, potential problems could arise from equipment with embedded chips, such as the various equipment utilized in the refining process and other non-IT systems.



         TransContinental has defined a Year 2000-compliant system as one capable of correct identification, manipulation and calculation when processing data in connection with the year change from December 31, 1999 to January 1, 2000. A Year 2000-compliant system is also capable of correct identification, manipulation and calculation using leap years both alone and in conjunction with other dates.

         Not all of TARC's systems that were transferred to TransContinental are compliant under the above definition. However, TARC has addressed and expects TransContinental to continue to address the issues associated with this problem in the following manner:



         o In the first stage, TARC commenced preparation of an inventory of all IT and non-IT systems, as well as equipment that could have embedded chips, whether or not critical to the operation of the refinery. TARC also compiled a listing of material relationships with third parties with which TARC conducts business. These relationships include contractors, suppliers and public utilities. This stage of the Year 2000 compliance process is approximately 95% complete.

        o In stage two, the results of the inventory done in the first stage are being assessed to determine the Year 2000 impact and what actions need to be taken to obtain Year 2000 compliance. For internal systems, actions needed range from obtaining vendor certification of Year 2000 compliance, remediating internal systems or replacing systems and equipment that cannot be remediated. This stage is approximately 85% complete with respect to internal systems. Major outstanding items include receipt of vendor certifications and installation of Year 2000 upgrades for certain non-critical systems. A course of action for remediation or replacement of all identified critical internal systems has been determined. This stage will also include surveying and obtaining information about Year 2000 readiness of its material third-party relationships, including those of service providers such as TransTexas. Contingency plans will be developed for those third parties that cannot satisfactorily demonstrate Year 2000 compliance.

        o The third stage includes the repair, replacement or retirement of systems. This stage of the Year 2000 process is ongoing and is dependent upon the availability of upgrades from the refinery's vendors, technician time to implement the upgrades and notification from other third parties of Year 2000 compliance. TARC installed upgraded packaged software throughout the organization. TARC began implementation of a new financial reporting software system on September 1, 1998 that will handle the recording of all financial transactions to the general ledger, accounts payable, accounts receivable and other subledgers, as well as facilitate the reporting of financial results. Several operational systems are in various stages of implementation, and should be completed prior to June 1999. The vendors of these new systems have provided certification that their respective software packages are Year 2000 compliant according to TransContinental's definition. The refinery is also heavily dependent upon the power infrastructure serving the refinery and would be subject to business interruptions as a result of the failure of those systems. TransContinental is communicating with these third parties in order to obtain assurances regarding Year 2000 readiness.

         o The last stage of the implementation process, which is approximately 40% complete, includes testing all of the changes implemented individually and integrating those changes with all of the systems of the refinery and its suppliers and customers. Various forms of testing are used depending on the type of change implemented. Each upgrade, to the extent economically feasible, will be run through a test environment before it is implemented. It is then tested to see how well it integrates into the refinery's overall IT environment. TARC has not employed, and TransContinental is not currently employing, any independent verification processes of its systems' tests.


         As of October 31, 1998, TARC had incurred costs of approximately $3 million with respect to its Year 2000 compliance program. TransContinental anticipates additional costs of approximately $1 million to complete the Year 2000 compliance program.



         Despite TARC's best efforts to ready its systems and infrastructure for the Year 2000, there are many factors outside of TransContinental's control that could affect the refinery's readiness for the Year 2000. Although TransContinental believes that Year 2000 compliance will be accomplished by the implementation of the program described above, there could be operational issues with the new systems implemented that prevent resolution of the Year 2000 compliance issue in a timely manner. In such event, the refinery could be required to implement a contingency plan for Year 2000 compliance. The refinery could select from several alternative plans including remediation of its software, installation of other third party vendor software or some combination of alternatives. Substantial completion of these plans is expected by September 30, 1999 with continual refinement to the plans ongoing until all of the refinery's critical systems and all critical third-party relationships have demonstrated Year 2000 compliance.



         The potential impact of the Year 2000 problem on the refinery could be material, as virtually every aspect of the refining process will be affected. The refinery may be adversely affected by this problem, depending on whether it and the entities with which it does business address this issue successfully.



FORWARD-LOOKING STATEMENTS



         Forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, are included throughout this Prospectus. All statements, other than statements of historical fact, included in this Prospectus regarding TARC's, TCR Holding's and TransContinental's financial positions, business strategy, plans and objectives of management for future operations and expansion and modification of the refinery, sources of funds and capital expenditures, including, but not limited to, words such as "anticipates," "expects," "believes," "estimates," "intends," "projects" and "likely" indicate forward-looking statements. TARC's, TCR Holding's and TransContinental's management believe that their current views and expectations are based on reasonable assumptions; however, there are significant risks and uncertainties that could significantly affect expected results. Factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, engineering problems, work stoppages, further cost overruns, personnel or materials shortages, fluctuations in commodity prices for petroleum and refined products, casualty losses, conditions in the capital markets, competition and lack of majority control over the operations of TransContinental.

                                    BUSINESS

GENERAL


         Prior to December 15, 1998, TARC owned a large petroleum refinery located in the Gulf Coast region along the Mississippi River, approximately 20 miles from New Orleans, Louisiana. As a result of the Transaction, TARC no longer owns the refinery, but maintains an equity interest in TCR Holding. TCR Holding owns a controlling equity interest in TransContinental, the corporation that owns the refinery. TransContinental's business strategy is to modify, expand and reactivate its refinery and to maximize its gross refining margins by converting low-cost, heavy, sour crude oils into light petroleum products, including primarily gasoline and heating oil.


         In February 1995, TARC began a construction and expansion program (the "1995 Program") designed to reactivate the refinery and increase its complexity. From February 1995 through May 1997, TARC spent approximately $251 million on the 1995 Program, procured a majority of the essential equipment required and completed substantially all of the process design engineering and a substantial portion of the remaining engineering necessary for its completion.


         In order to capitalize on the progress on the refinery made through its expenditures on the 1995 Program, in June 1997 TARC commenced a modified two-phase construction and expansion program (the "Capital Improvement Program"), which had a budget of $427 million. Phase I of the Capital Improvement Program includes the completion and start-up of several units, including the Delayed Coking Unit, one of the refinery's major conversion units, which commenced operation in September 1998. Phase II of the Capital Improvement Program includes the completion and start-up of the Fluid Catalytic Cracking Unit (utilizing state-of-the-art MSCC(sm) technology), and the installation of additional equipment expected to allow for a significant increase in the refinery's capacity to produce gasoline. TransContinental intends to operate the existing units of the refinery and complete construction of additional units.



         Since June 1997, TARC experienced unanticipated cost increases resulting primarily from (i) acceleration of the construction schedule for the Capital Improvement Program, resulting in extensive overtime charges, low overall labor productivity and increased costs to expedite deliveries of equipment, (ii) inadequate engineering quality on the Hydrodesulfurization Unit, resulting in substantial rework and lower labor productivity, (iii) extensive required refurbishment of used equipment, (iv) inadequate contractor estimates and cost controls, work planning and reporting and (v) increased competition for labor requiring higher labor compensation. Because of these factors, TARC incurred costs substantially in excess of the June 1997 budget for the Capital Improvement Program. Based upon the revised budget as of October 31, 1998, estimated expenditures from June 13, 1997 to completion of the Capital Improvement Program are anticipated to exceed the original budget by approximately $285 million. At October 31, 1998, TARC had spent an aggregate of $501.3 million on the Capital Improvement Program and had incurred accounts payable and other short-term obligations relating thereto in the aggregate amount of $59.0 million. TARC estimates that, as of October 31, 1998, additional construction costs of $138 million to $159 million were required to complete the Capital Improvement Program, depending upon the extent to which an unallocated contingency amount of $21 million is used. Approximately $72.3 million of TARC's accounts payable and other obligations (including intercompany bridge loans from TEC in the aggregate principal amount of $25 million) were or will be paid with proceeds of the securities sold in the Transaction. See " -- Capital Improvement Program." The foregoing estimates, as well as other estimates and projections herein, are subject to substantial revision upon the occurrence of future events, such as unavailability of financing, engineering problems, work stoppages and further cost overruns, over which TARC will not and TransContinental may not have any control, and there can be no assurance that any such projections or estimates will prove accurate. The Capital Improvement Program, including the budget, is subject to change by TransContinental.


INDUSTRY OVERVIEW


         Total growth in United States refining capacity has remained very low over the past several years. Over the same period, however, demand for refined products has increased. As a result, capacity utilization has increased to approximately 95.2% in 1997 from approximately 83.1% in 1987. The refinery utilization rate is an important factor in achieving and maintaining refining profitability. Management of TARC believes that over the next several years domestic demand for refined products will continue to increase while refining capacity growth will remain slow, causing United States refining utilization rates to remain high. These factors, if sustained, would likely result in an increased demand for product imports into the United States. Management believes that these factors, together with relatively low prices expected by it for heavy, sour crude oil, should have a positive effect on TransContinental's refining margins.



                           DOMESTIC REFINING CAPACITY,
                UTILIZATION RATES AND DEMAND FOR REFINED PRODUCTS


                        1987     1988    1989    1990    1991    1992    1993    1994    1995    1996     1997
                        ----     ----    ----    ----    ----    ----    ----    ----    ----    ----     ----

Capacity (MMBpd)......  15.6     15.9    15.6    15.6    15.7    15.7    15.1    15.0    15.4    15.2      15.6
Utilization (%).......  83.1     84.7    86.6    87.1    86.0    87.9    91.5    92.6    91.9    94.1      95.2
Demand for refined
  products (MMBpd)....  16.7     17.3    17.3    17.0    16.7    17.0    17.2    17.7    17.7    18.3      18.6

----------

Source: Energy Information Administration.


CAPITAL IMPROVEMENT PROGRAM



         The Capital Improvement Program is designed to increase the capacity and complexity of the refinery. The most significant projects include: (i) converting the visbreaker unit into a delayed coking unit to process vacuum tower bottoms into lighter petroleum products, (ii) modernizing and upgrading a fluid catalytic cracking unit to increase gasoline production capacity and allow the direct processing of low cost atmospheric residual feedstocks and (iii) upgrading and expanding hydrotreating, alkylation and sulfur recovery units to increase sour crude processing capacity. In addition, TransContinental is in the process of expanding, modifying and adding other processing units, tankage and offsite facilities as part of the Capital Improvement Program. Completion of the Capital Improvement Program will enable the refinery to process heavy crude and other purchased feedstocks, as well as intermediate refined products, into finished and intermediate products, including NGLs, naphtha, conventional gasoline, No. 2 fuel oil, VGO, sulfur and petroleum coke. The Capital Improvement Program includes expenditures necessary to enable the refinery to comply with certain existing air and water discharge regulations and with federal standards with respect to gasoline. Prior to the Transaction, TARC acted, and TransContinental is acting, as general contractor. However, TARC and TransContinental have engaged a number of specialty consultants and engineering and construction firms to assist in completing the individual projects that comprise the Capital Improvement Program. Each of these firms was selected because of its specialized expertise in a particular process or unit integral to the Capital Improvement Program. Shaw Constructors, Inc. has been engaged to provide full construction services for the No. 2 Reformer, the fluid catalytic cracking unit and the alkylation unit. The Capital Improvement Program may change following consummation of the Transaction.



         The following is a brief description of the units and offsite facilities that have been or will be added or improved during the Capital Improvement Program:



         PHASE I:

         No. 2 Vacuum Unit. TARC believes that the No. 2 Vacuum Unit has a capacity in excess of 200,000 Bpd. The No. 2 Vacuum Unit is designed to process atmospheric tower bottoms into VGO and, with the addition of cutterstocks, into No. 6 residual fuel oil. The No. 2 Vacuum Unit processes bottoms from the No. 2 Crude Unit. Tower bottoms from the No. 2 Vacuum Unit are processed through the Delayed Coking Unit into lighter, more valuable products. Upon completion of Phase II, VGO is expected to be upgraded in the Fluid Catalytic Cracking Unit to gasoline and No. 2 fuel oil. The No. 2 Vacuum Unit recommenced operations in May 1998.

         NO. 2 CRUDE UNIT. The No. 2 Crude Unit was designed to process heavy, sour crude oil and previously has demonstrated a capacity of 175,000 Bpd. Upon completion of the Capital Improvement Program, the No. 2 Crude Unit is expected to process up to 200,000 Bpd of a mix of crude oils into naphtha, kerosene, No. 2 fuel oil, atmospheric gas oil and atmospheric residual oil. The No. 2 Crude Unit commenced operations in June 1998.



         DELAYED COKING UNIT. The refinery's Visbreaking Unit has been converted to a Delayed Coking Unit. The process engineering for this conversion was completed by ABB Lummus Crest Inc. and construction was completed by Fluor Daniel, Inc. The Delayed Coking Unit is expected to be able to process approximately 75,000 Bpd of vacuum tower bottoms produced from the No. 2 Vacuum Unit. Products from this unit will include light gas, naphtha, coker distillate, and coker gas oil, which can all be further upgraded by the refinery or sold to other refiners for upgrading. Petroleum coke will be produced as a by-product of the coking process. The Delayed Coking Unit commenced operations in September 1998.



         NAPHTHA PRETREATER. TARC purchased a used naphtha pretreater, which it disassembled and moved to the refinery site. This unit produces desulfurized heavy naphtha, which can be sold as intermediate product or processed by the No. 2 Reformer into reformate for blending into gasoline, and light naphtha for gasoline blending or sales. The Naphtha Pretreater is designed to process up to 30,000 Bpd of naphtha feedstock produced by the No. 2 Crude Unit and the Delayed Coking Unit. This unit commenced operation in November 1998.



         NO. 2 REFORMER. The No. 2 Reformer was purchased by TARC's predecessor and relocated to the refinery during the 1980s expansion. Although re-assembly is not complete, all major equipment is installed. Field construction will include reconditioning of equipment plus installation of piping and instrumentation systems. The No. 2 Reformer will process desulfurized heavy naphtha to raise its octane level to that suitable for gasoline blending. The unit is designed to process up to 12,000 Bpd of feedstock to produce high octane reformate for gasoline blending. This unit will also provide a portion of the hydrogen required for operation of the Naphtha Pretreater and the HDS Unit. TransContinental intends to defer additional expenditures on the No. 2 Reformer until April 1999.



         HYDRODESULFURIZATION (HDS) UNIT. In the early 1980s, TARC's predecessor designed and commenced construction of a two-train distillate HDS Unit with a common fractionation section. TARC installed two new reactors, and added another fractionation section to permit independent operation of both trains. Each train is capable of treating either distillate or VGO depending on unit or product requirements. This unit was completed in June 1998.



         SULFUR RECOVERY SYSTEM. Sulfur is captured in various refining processes, primarily cracking and hydrodesulfurization, in the form of hydrogen sulfide which is absorbed into an amine solution or into sour water streams. The hydrogen sulfide is stripped from these streams and processed in a series of reactors into elemental sulfur. TARC has completed the reactivation and expansion of an existing sulfur unit to a capacity of 150 LT/D and will complete construction of an additional 220 LT/D unit in February 1999. These plants will have a combined base capacity of 370 LT/D of sulfur, which can be increased to 510 LT/D of sulfur with standard oxygen enrichment.


         PHASE II:


         FLUID CATALYTIC CRACKING (FCC) UNIT. The refinery's FCC Unit will process gas oil feedstocks directly from the No. 2 Crude Unit, the No. 2 Vacuum Unit, the Delayed Coking Unit, or from outside purchases of VGO or atmospheric residual oil. Before being fed to the FCC Unit, some of the VGO will be desulfurized in the HDS Unit in order to meet environmental guidelines and improve product quality from the FCC Unit. Modernization of the FCC Unit includes reconfiguration of the existing fractionation plant.



         The FCC Unit will have an initial capacity of 100,000 Bpd and will incorporate the state-of-the-art MSCC(sm) technology licensed by UOP, formerly Universal Oil Products. The MSCC(sm) technology is currently being used at a major U.S. refinery. TARC believes that this technology will improve product yields and quality in comparison to conventional catalytic cracking processes. TransContinental also plans to add a catalyst cooler, which will make the unit capable of processing significant quantities of atmospheric residual feedstocks.



         The FCC Unit will produce refinery fuel, propane, butane, light olefins, gasoline blendstock, No. 2 fuel oil, and a residual product (decant/slurry oil). Light olefins will be processed in the Alkylation Unit for further upgrade. Other materials will be blended to finished products or consumed in the refinery.



         Process engineering for the MSCC(sm) technology has been completed by UOP. Raytheon Engineers and Constructors Inc. is providing detailed design engineering and Shaw Constructors, Inc. is providing full construction services for the FCC Unit. All major equipment has been procured, delivered and erected.



         FCC FLUE GAS SCRUBBER. TransContinental is installing a scrubber for the FCC flue gases to reduce particulate and sulfur dioxide emissions. The flue gas scrubber has been designed and fabricated by Belco Technologies Inc., and is being erected under a fixed price contract.



         ALKYLATION UNIT. Light olefins from the FCC Unit are converted to high octane gasoline blendstock (alkylate) in the Alkylation Unit. Alkylate is a relatively clean burning fuel component important in the production of environmentally sensitive gasolines. The Alkylation Unit will be reactivated and expanded to an ultimate capacity of approximately 26,000 Bpd of alkylate product by installing four new contactors and two new settlers designed by Stratco Inc. and a new refrigeration system. Remaining work includes inspection and testing of the equipment in the existing unit and installation of a new electronic instrumentation system. Fluor Daniel is providing engineering and Shaw Constructors, Inc. is providing construction services for this work.



         COMBINED PHASE I AND PHASE II:



         OFFSITE FACILITIES/TANKAGE. TARC has added steam-generating capacity, air compression equipment and new electrical equipment. A marine vapor recovery system has been installed at the terminal docks. TransContinental is adding equipment necessary to load petroleum coke at one of its docks. TransContinental is performing the engineering on these facilities with support from specialty engineering firms such as River Consulting Inc., Lanier and Associates, ABB Combustion Engineering Systems and RPM Engineering Inc. TARC purchased an adjacent storage terminal to provide additional storage. Additional capacity will be installed for cooling water, steam, plant air, instrument air and electrical distribution. Construction of nine tanks, with aggregate capacity of one million barrels, will be completed. Other piping, electrical and instrumentation equipment will be installed to connect certain process units with the refinery and new storage tanks. Pressurized tanks with a storage capacity of 127,500 barrels will be constructed for LPG and butane.



         OTHER. Additional equipment will be installed to enhance waste water treatment and reduce the generation of solid waste. TARC has completed Hazardous Operation ("HAZOP") analyses of the refinery process units to be added as part of the Capital Improvement Program as required by Occupational Safety and Health Administration ("OSHA") regulations.



CAPITAL BUDGET AND EXPENDITURES



         The following table sets forth certain information with respect to the Capital Improvement Program, including the original budget as of June 13, 1997, expenditures as of October 31, 1998 and the revised budget as of October 31, 1998:

                                                      Original         Expenditures to        Revised
                                                       Budget (1)    October 31, 1998 (2)     Budget (3)
                                                     ------------    --------------------     ----------
                                                     (dollars in        (dollars in          (dollars in
                                                       millions)         millions)             millions)

PHASE I:
  No. 2 Vacuum Unit ....................             $    0.0           $    0.0           $    0.0
  Crude Unit ...........................                  3.0                8.4                8.9
  Delayed Coking Unit ..................                 27.0               77.9               81.2
  Naphtha Pretreater ...................                 12.0               21.5               24.0
  No. 2 Reformer (4) ...................                  9.0                2.1               14.6
  HDS Unit .............................                 24.0               40.8               49.5
  Sulfur Recovery System ...............                 53.0               65.8               73.7
  Offsite Facilities/Tankage ...........                 46.0               87.8               96.6
  Other ................................                  3.0                0.5                0.4
  Engineering and Administrative .......                  7.0               16.2               16.2
  Contingencies (5) ....................                 39.0                 --                5.0
                                                     --------           --------           --------
         Total Phase I .................                223.0              321.0              370.1
                                                     --------           --------           --------


PHASE II:
  FCC Unit .............................                115.0              127.3              204.4
  FCC Flue Gas Scrubber ................                 14.0                9.8               14.4
  Alkylation Unit ......................                 24.0               21.8               57.6
  Offsite Facilities/Tankage ...........                 26.0               19.6               40.7
  Other ................................                  2.0                0.0                0.0
  Engineering and Administrative .......                  3.0                1.8                4.0
  Fee to Contractor ....................                  0.0                0.0                5.0
  Contingencies(5) .....................                 20.0                 --               16.0
                                                     --------           --------           --------
         Total Phase II ................                204.0              180.3              342.1
                                                     --------           --------           --------
            Total Phase I and Phase I ..             $  427.0           $  501.3           $  712.2
                                                     ========           ========           ========

-----------------


(1) Budget as of June 13, 1997 for estimated expenditures from June 13, 1997 to completion.

(2) From June 13, 1997 through October 31, 1998. In addition to these expenditures, approximately $52 million of work has been completed but not yet paid as of October 31, 1998.

(3) Revised budget as of October 31, 1998 for estimated expenditures from June 13, 1997 to completion.

(4) The No. 2 Reformer will not be considered part of Phase I for purposes of the Phase I performance tests required to be met by the New Notes Indenture.

(5) To the extent expenditures have exceeded or are expected to exceed the approved capital budget for a unit or units, the contingencies portion of the budget is allocated to specific units.


CAPITAL BUDGET STATUS


         Since June 1997, TARC experienced unanticipated cost increases resulting primarily from (i) acceleration of the construction schedule for the Capital Improvement Program, resulting in extensive overtime charges, low overall labor productivity and increased costs to expedite deliveries of equipment, (ii) inadequate engineering quality on the

Hydrodesulfurization Unit, resulting in substantial rework and lower labor productivity, (iii) extensive required refurbishment of used equipment, (iv) inadequate contractor estimates and cost controls, work planning and reporting and (v) increased competition for labor requiring higher labor compensation. Because of these factors, TARC incurred costs substantially in excess of the June 1997 budget for the Capital Improvement Program. Based upon the revised budget as of October 31, 1998, estimated expenditures from June 13, 1997 to completion of the Capital Improvement Program are anticipated to exceed the original budget by approximately $285 million. At October 31, 1998, TARC had spent an aggregate of $501.3 million on the Capital Improvement Program and had incurred accounts payable and other short-term obligations relating thereto in the aggregate amount of $59.0 million. TARC estimates that, as of October 31, 1998, additional construction costs of $138 million to $159 million were required to complete the Capital Improvement Program, depending upon the extent to which an unallocated contingency amount of $21 million is used. Approximately $72.3 million of TARC's accounts payable and other obligations (including intercompany bridge loans from TEC in the aggregate principal amount of $25 million) were or will be paid with proceeds of the securities sold in the Transaction. The foregoing estimates, as well as other estimates and projections herein, are subject to substantial revision upon the occurrence of future events, such as unavailability of financing, engineering problems, work stoppages and further cost overruns, over which TARC will not and TransContinental may not have any control, and there can be no assurance that any such projections or estimates will prove accurate. The Capital Improvement Program, including the budget, is subject to change by TransContinental.


COMPLETION STATUS


         TARC achieved Mechanical Completion (as defined in the indenture governing the TEC Notes (the "TEC Notes Indenture")) of the Delayed Coking Unit, the HDS Unit and the related portion of the Sulfur Recovery System in June 1998. TransContinental believes that the remainder of Phase I (other than the No. 2 Reformer) will reach Mechanical Completion in February 1999. TransContinental intends to defer additional expenditures on the No. 2 Reformer until April 1999.


PORT COMMISSION BONDS


         TARC and the South Louisiana Port Commission ("Port Commission") have entered into negotiations with respect to the issuance of revenue bonds which, if issued, are expected to provide net proceeds to TransContinental of approximately $50 million, net of anticipated interest reserves, fees and expenses. It is expected that TransContinental will continue these negotiations. Of such proceeds, it is anticipated that approximately $33 million would be available to fund construction of facilities included in the Capital Improvement Program budget. The Port Commission would own a coke handling system and certain tank storage and dock facilities. TransContinental would operate such facilities pursuant to a long-term (25-year) lease. TARC has been working, and TransContinental will work, with an underwriter to structure an offering of revenue bonds pursuant to this preliminary agreement. There can be no assurance, however, that the issuance of any such tax-exempt bonds will occur. If such tax-exempt bonds are not issued, in order to fund the Capital Improvement Program, TransContinental must obtain more capital from other sources than it had previously anticipated. See "Risk Factors--Capital Improvement Program Entails Risks; Additional Funds are Required to Complete Construction of the Refinery."


FEEDSTOCK FINANCING ARRANGEMENTS AND PROCESSING AGREEMENTS


         During periods of limited operations, TARC entered into financing arrangements in order to maintain an available supply of feedstocks. Typically, TARC entered into an agreement with a third party to acquire a cargo of feedstock scheduled for delivery to TARC's refinery. TARC paid through the third party all transportation costs, related taxes and duties and letter of credit fees for the cargo, plus a negotiated commission. Prior to arrival at the refinery, another third party purchased the cargo, and TARC committed to purchase, at a later date, the cargo at an agreed price plus commission and costs. TARC also placed margin deposits with the third party to permit the third party to hedge its price risk. TARC purchased these cargos in quantities sufficient to maintain expected operations and was obligated to purchase all of the cargos delivered pursuant to these arrangements. In the event the refinery was not operating, these cargos could be sold on the spot market.


PRICE MANAGEMENT ACTIVITIES


         In order to mitigate the commodity price risks associated with the refining business, TARC previously entered, and TransContinental may in the future enter, into futures contracts, options on futures, swap agreements and forward sale agreements commensurate with its inventory levels and feedstock requirements and as permitted under TransContinental's debt instruments. If TransContinental believes it can capitalize on favorable market conditions, it will attempt to utilize the futures market to fix a portion of its crude oil costs and refined products values. This hedging strategy is designed to retain the value of a portion of the refinery's work-in-process inventory.


CRUDE OIL AND FEEDSTOCK SUPPLY


         TransContinental has no crude oil reserves and is not engaged in the exploration for crude oil. TransContinental plans to obtain all its crude oil requirements from unaffiliated sources. Although TransContinental currently has no long-term supply contracts, it has entered into negotiations with a major supplier of heavy, sour crude oil and is in discussions with two other suppliers. TransContinental expects to be able to purchase feedstocks on the spot market as needed and believes that it will have access to adequate supplies of crude oil it intends to process; however, there can be no assurance that such supplies will be available on favorable terms.



         Crude oil prices are affected by a variety of factors that are beyond the control of TransContinental. The principal factors currently influencing prices include the pricing and production policies of members of the Organization of Petroleum Exporting Countries, the availability to world markets of production from Kuwait, Iraq and Russia and the worldwide and domestic demand for oil and refined products. Oil pricing will continue to be unpredictable and greatly influenced by governmental and political forces.



         The refinery has a variety of available options for the receipt of feedstocks. The Mississippi River permits delivery of feedstocks from both barge and ocean-going vessels. TransContinental has four ship docks and a barge dock on the Mississippi River. TransContinental's title to and continued use of these facilities is subject to the rights of the government and public use. TransContinental's ship dock can accommodate 100,000 deadweight ton ("dwt") tankers that draw less than 45 feet of water, or up to 200,000 dwt tankers that have been partially offloaded and draw less than 45 feet of water. The barge dock provides access to smaller cargos of intermediate feedstocks such as VGOs or atmospheric residuals. Additionally, TransContinental is connected to a Shell Oil Company ("Shell") crude pipeline that provides access to Louisiana Offshore Oil Port's 24-inch pipeline network, thereby permitting TransContinental to receive large quantities of foreign crude oil. This pipeline also provides access to Louisiana and other domestic crudes.


PRODUCT DISTRIBUTION


         TransContinental currently has no long-term sales contracts. Major market areas for TransContinental's refined products will include the Gulf Coast region, the Mississippi River Valley and the East Coast of the United States, as well as foreign markets. TransContinental's refined products will be transported by pipeline, rail tanker, ocean-going vessel and tank truck. TransContinental's refinery is connected, through third-party pipelines, to two major Gulf Coast common carrier pipelines, the Colonial and the Plantation, which will permit transportation of the refinery's products to East Coast markets. Products can be discharged into these pipelines at rates of up to 15,000 Bbls per hour. TransContinental is also connected to several pipelines designed to transfer refined products to a nearby refinery operated by Shell. Railroad lines serve the refinery and adjacent industries. TransContinental's barge and ship docks provide access to the Mississippi River and the intracoastal waterway.

TANK STORAGE ACQUISITION


         On September 9, 1997, TARC acquired tank storage facilities and property located adjacent to the refinery for $40 million. The acquired assets included approximately 5.5 million barrels of tank storage capacity for crude oil, feedstocks and finished products, and three docks on the Mississippi River, as well as almost 500 acres of undeveloped wetlands. TransContinental has integrated the tank storage and terminal facilities with its refinery offsites systems and is leasing to other persons storage that is not needed for its own operations.


FOREIGN TRADE ZONE


         The refinery is approved for purposes of processing foreign crude to operate as a foreign trade zone. This allows the refinery to realize the benefits of processing foreign crude and exporting the products duty free or deferring the duty on products sold domestically.


INSURANCE


         TransContinental maintains insurance in accordance with customary industry practices to cover some, but not all, risks. TransContinental currently maintains property insurance for the refinery in an amount and with deductibles that management believes will allow TransContinental to survive damage to the refinery. TransContinental plans to increase insurance coverage amounts from time to time as it completes certain portions of the Capital Improvement Program.


SEASONALITY


         TransContinental's operations are subject to significant fluctuations in seasonal demand. In TransContinental's markets, demand for gasoline is typically higher during the spring and early summer. During winter months, demand for heating oil increases. The refinery is designed, upon completion of the Capital Improvement Program, to change its product yields to take advantage of seasonal demands.


FLUCTUATION IN PRICES


         Factors that are beyond the control of TransContinental may cause the cost of crude oil purchased by TransContinental and the price of refined products sold by TransContinental to fluctuate widely. Although prices of crude oil and refined petroleum products generally move in the same direction, prices of refined products often do not respond immediately to changes in crude oil costs. An increase in market prices for crude oil or a decrease in market prices for refined products could have an adverse impact on TransContinental's earnings and cash flow.


COMPETITION


         The industry in which TransContinental operates is highly competitive. TransContinental primarily competes with refiners in the Gulf Coast region, many of which are owned by large, integrated oil companies which, because of their more diverse operations, stronger capitalizations or crude oil supply arrangements, are better able than TransContinental to withstand volatile industry conditions, including shortages or excesses of crude oil or refined products or intense price competition. The principal competitive factors affecting TransContinental's refining operations are the quality, quantity and delivered costs of crude oil and other refinery feedstocks, refinery processing efficiency, mix of refined products, refined product prices and the cost of delivering refined products to markets. Competition also exists between the petroleum refining industry and other industries supplying energy and fuel to industrial, commercial and individual consumers.

EMPLOYEES



         As of October 31, 1998, TARC had approximately 570 employees. TransContinental will employ additional personnel as required by its operations and may engage the services of engineering and other consultants from time to time. Currently, none of TransContinental's employees is a party to a collective bargaining agreement.



         Since July 1994, Southeast Louisiana Contractors of Norco, Inc. ("Southeast Contractors"), a subsidiary of TransAmerican, has provided construction personnel to TARC in connection with construction at the refinery. Southeast Contractors will continue to provide construction personnel to TransContinental as required to implement a portion of the Capital Improvement Program. These construction workers are temporary employees, and the number and composition of the workforce will vary throughout the reactivation of the refinery during the Capital Improvement Program. Southeast Contractors charges TransContinental for the direct costs it incurs, which consist solely of employee payroll and benefits plus administrative costs and fees. Such administrative costs and fees charged to TransContinental may be up to $2 million per year. As of October 31, 1998, Southeast Contractors was providing approximately 690 construction workers to TARC. Additionally, Shaw Constructors, Inc. and other subcontractors were providing approximately 800 construction workers to TARC. The Equal Employment Opportunity Commission (the "EEOC") has initiated an investigation into the employment practices of TARC and Southeast Contractors alleging discriminatory hiring and promotion practices. See "-- Legal Proceedings."



ENVIRONMENTAL MATTERS



         Compliance Matters. TARC has been, and TransContinental is, subject to federal, state and local laws, regulations and ordinances ("Pollution Control Laws"), which regulate activities such as discharges to air and water and the handling and disposal of solid and hazardous wastes. Such laws may require substantial capital expenditures to ensure compliance and impose material civil and criminal penalties and other sanctions for failure to comply. In general, during the process of construction and start-up of the refinery, TARC has sought to comply with Pollution Control Laws, including cooperating, as appropriate, with regulatory authorities in an effort to ensure compliance and mitigate the risk of enforcement action. TARC is not aware of any pending or threatened enforcement action that is likely to have a material adverse effect on its future financial position, results of operations or cash flow. The Company has made environmental compliance and permitting issues an integral part of the refinery's start-up plans and has budgeted for such capital expenditures in the Capital Improvement Program. There can be no assurance, however, that TransContinental will not incur material capital expenditures in excess of the amounts currently budgeted. In addition, Pollution Control Laws that may be enacted in the future, as well as enforcement of existing Pollution Control Laws, may require TransContinental to make material additional capital expenditures in order to comply with such laws and regulations or result in liabilities that could have a material adverse effect on TransContinental's future financial position, results of operations or cash flow.



         In the past, the refinery has been the subject of certain environmental enforcement actions, and has incurred certain fines, as a result of certain of TARC's operations. TARC also was previously subject to enforcement proceedings relating to its prior production of leaded gasoline and air emissions. TARC believes that, with minor exception, all of these past matters were resolved prior to or in connection with the resolution of the bankruptcy proceedings of its predecessor in interest, TransAmerican, or are no longer applicable to the refinery's operations. As a result, TARC believes that such matters will not have a material adverse effect on TransContinental's future financial position, results of operations or cash flow.



         Requirements Under the Federal Clean Air Act.



         Permitting: The federal Clean Air Act requires certain owners or operators of facilities with air emissions to obtain permits before beginning construction or modification of their facilities. Under Title V of the Clean Air Act, states are required to implement an operating permit program that codifies all federally enforceable limitations that are applicable to a particular source. The Environmental Protection Agency (the "EPA") has approved Louisiana's operating permit program. The operating permit is necessary for TransContinental to produce at projected levels upon completion of the Capital Improvement Program. TARC has submitted its Title V operating permit application covering the refinery and the adjacent tank storage facility. TARC's initial Title V permit application under the Clean Air Act was deemed administratively complete. As the construction of the refinery has progressed, however, TARC has revised the design and operation of the refinery. As a result, TARC has reviewed its permit application and determined that there may have been changes in the configuration, start-up and potential emissions of certain of its air sources, including the tank storage and terminaling facility. Consequently, in early 1998, TARC submitted a modified Title V permit application based on the developments since the permit application was originally submitted. TransContinental is in the process of evaluating and discussing with the Louisiana Department of Environmental Quality (the "LDEQ") how the changes to its permit application may affect its anticipated Title V permit. As a result, there can be no assurances the application will be approved as submitted or that additional expenditures required pursuant to such operating permit will not have a material adverse effect on TransContinental's financial position, results of operations or cash flow.



         In a related matter, TARC has obtained a permit from the LDEQ under the federal prevention of significant deterioration program. Pursuant to that program, and as a result of the modifications to its Clean Air Act permit application, the LDEQ recently informed TARC that it will be required to conduct certain modeling of air emissions and additional review of new or modified sources. The refinery may be required to modify its plans for refinery construction or operations as a result of such modeling results, review or other information submitted in connection with the revised Clean Air Act permit application. Such modifications may result in material additional capital or operating expenditures or lost revenue. In addition, the necessary Clean Air Act permits may not be received by TransContinental in time for the start-up of Phase II. In that event, TransContinental may not be able to run certain equipment at maximum capacity until such permits are received.



         Benzene Waste NESHAPS: The National Emission Standards for Hazardous Air Pollutants for Benzene Waste Operations (the "Benzene Waste NESHAPS"), promulgated in January 1993 pursuant to the Clean Air Act, regulate benzene emissions from numerous industries, including petroleum refineries. The Benzene Waste NESHAPS require all existing, new, modified or reconstructed sources to reduce benzene emissions to a level that will provide an ample margin of safety to protect public health. TransContinental will be required to comply with the Benzene Waste NESHAPS as its refinery operations start up. TARC believes that compliance with the Benzene Waste NESHAPS will not have a material adverse effect on TransContinental's financial position, results of operations or cash flow. Until the refinery is in full operation, however, there can be no assurance that the regulations will not have such an effect.



         Hazardous Organic NESHAPS: In addition, in 1995 the EPA promulgated National Emission Standards for Hazardous Air Pollutants for Hazardous Organics (the "Hazardous Organic NESHAPS") regulations for petroleum refineries under the Clean Air Act, and subsequently has amended such regulations. These regulations set Maximum Achievable Control Technology ("MACT") standards for petroleum refineries. The LDEQ has incorporated MACT standards into TARC's air permits under federal and state air pollution prevention laws. TARC believes that compliance with the Hazardous Organics NESHAPS will not have a material adverse effect on TransContinental's financial position, results of operations or cash flow. Until the refinery is in full operation, however, there can be no assurance that the regulations will not have such an effect.



         Reformulated Gasoline Program: The EPA has promulgated federal regulations pursuant to the Clean Air Act to control fuels and fuel additives (the "Gasoline Standards") that could have a material adverse effect on TransContinental. Under these regulations, only reformulated gasoline can be sold in certain domestic geographic areas in which the EPA has mandated or approved its use. Reformulated gasoline must contain a minimum amount of oxygen, have a lower vapor pressure, and have reduced sulfur, olefins, benzene and aromatics compared to the average 1990 gasoline. The EPA recently promulgated final National Ambient Air Quality Standards ("NAAQS") that revise the standards for particulate matter and ozone. The number and extent of the areas subject to reformulated gasoline standards likely will increase in the future after the NAAQS are implemented. Conventional gasoline may be used in all other domestic markets; however, a refiner's post-1994 average conventional gasoline must not be more polluting than it was in 1990. With limited exceptions, to determine its compliance as of January 1, 1995, a refiner must compare its post-1994 and 1990 average values of controlled fuel parameters and emissions. The Gasoline Standards recognize that many gasoline refiners may not be able to develop an individual 1990 baseline for a number of reasons, including, for example, lack of adequate data or the absence or limited scope of operations in 1990. Under such circumstances, the refiner must use a statutory baseline reflecting the 1990 industry average. The EPA has authority, upon a showing of extenuating circumstances by a refiner, to grant an individual adjusted baseline or other appropriate regulatory relief to that refiner.



         TARC filed a petition with the EPA requesting an individual baseline adjustment or other appropriate regulatory relief based on extenuating circumstances, including that the refinery was not in operation in 1990 (and thus there is no 1990 average for purposes of the necessary comparison) and the fact that the start-up of the refinery is to occur on a phased-in basis. The EPA denied TARC's initial request for an individual baseline adjustment and other regulatory relief. TARC recently submitted a revised petition. TransContinental anticipates that it will continue to pursue regulatory relief with the EPA. However, regulatory relief may not be granted. Any action taken by the EPA may have a material adverse effect on TransContinental's future financial position, results of operations or cash flow.



         Requirements Under the Federal Clean Water Act. The federal Clean Water Act regulates the discharge of industrial wastewater and stormwater into waters of the United States through the use of discharge permits. The EPA has delegated the federal pollution discharge permit program in Louisiana to the LDEQ. TARC's pollution discharge permit expired in 1992; however, TARC submitted a permit renewal application to the LDEQ before the expiration date, which allowed TARC to continue to operate under the old permit beyond its original expiration date. Since then, TARC has identified engineering, design and process changes to its wastewater discharges and treatment system that are not currently reflected in its permit application. TARC has informed the LDEQ that it will be submitting an amended permit application to reflect these changes in the near future. The LDEQ may include more stringent discharge limitations in the new permit or request certain changes to processes at the refinery that may require additional expenditures that could have a material adverse effect on TransContinental's financial position, results of operations or cash flow.



         Cleanup Matters. The refinery is subject to federal, state and local laws, regulations and ordinances that impose liability for the costs of clean up related to, and certain damages resulting from, past spills, disposals or other releases of hazardous substances and govern the use, storage, handling and disposal of such substances. The refinery's operations generate, and in the past have generated, hazardous substances. Over the past several years, TARC was engaged in environmental cleanup or remedial work relating to or arising out of operations or activities at the refinery. In addition, TARC was engaged in upgrading its solid waste facilities, including the closure of several waste management units. Similar to numerous other industrial sites in the state, the refinery has been listed by the LDEQ on the federal Comprehensive Environmental Response, Compensation, and Liability Information System, as a result of TARC's prior waste management activities (as discussed below).



         In 1991, the EPA performed a facility assessment at the refinery. A follow up assessment was commenced in March 1996. In July 1996, the EPA and the LDEQ agreed that the LDEQ would serve as the lead agency with respect to the investigation and remediation of areas of concern identified in the investigations. TARC, under a voluntary initiative approved by the LDEQ, submitted a work plan to the LDEQ to determine which areas may require further investigation and remediation. The LDEQ requested additional information and TARC submitted such information in January 1998. Based on the workplan submitted and additional requests by the LDEQ, TARC believes that any further action will not have a material adverse effect on TransContinental's financial position, results of operations or cash flow. However, because the work plans have not yet been approved, the LDEQ or the EPA may require additional remediation or investigation.



         TARC has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA" or "Superfund"), for the cleanup of contamination from hazardous substances at three Superfund sites. It has been alleged that TARC, or its predecessors, sent hazardous substances in the past to these sites. CERCLA requires cleanup of sites from which there has been a "release" or threatened release of "hazardous substances" (as such terms are defined under CERCLA). Past and present owners and operators of a site, as well as generators and transporters of wastes to a site from which hazardous substances are released, may be considered potentially responsible for the costs of investigating and cleaning up such releases, among other damages. Courts have interpreted CERCLA to impose strict, joint and several liability upon all persons liable for the entire amount of necessary cleanup costs. As a practical matter, at sites where there are multiple potentially responsible parties for a cleanup, the costs of cleanup typically are allocated according to a volumetric or other standard among the parties. A number of states have laws similar to Superfund, pursuant to which cleanup obligations, or the costs thereof, also may be imposed.



         At one Superfund site, TARC has submitted information to the EPA indicating that it should have no liability for this matter. With respect to the remaining two sites, TARC's liability for each such matter has not been determined. TARC anticipates that it may incur costs related to the cleanup at each such site (and possibly including additional costs arising in connection with any recovery or other actions brought pursuant or relating to such matters). TARC believes that its or TransContinental's ultimate environmental liabilities will not be significant. This determination is based in part on review of the data available to TARC regarding the basis of TARC's alleged liability at each site. Depending on the circumstances of the particular Superfund site, other factors are analyzed, including, for example, the relationship of TARC to each such site, the volume of wastes TARC is alleged to have contributed to each such site in comparison to other responsible parties (without giving effect to the ability of any other responsible parties to contribute to or pay for any liabilities incurred) and the range of likely cleanup costs at each such site. However, it is not possible at this time to determine the ultimate environmental liabilities, if any, that may arise from the matters discussed above.



         In September 1997, TARC purchased a tank storage facility located adjacent to the refinery for a cash purchase price of $40 million (which does not include a $3.1 million liability recorded for environmental remediation, as discussed below). Environmental investigations conducted by the previous owner of the facilities indicated soil and groundwater contamination in several areas on the property. As a result, the former owner submitted to the LDEQ plans for the remediation of significant indicated contamination in such areas. TARC has analyzed these investigations and has carried out further Phase II environmental assessments to verify their results. TransContinental is expected to incorporate any required remediation into its ongoing work at the refinery. In connection with the purchase of the facilities, TARC agreed to indemnify the seller for all cleanup costs and certain other damages resulting from contamination of the property. TARC created a $5 million escrow account to fund required remediation costs and indemnification claims by the seller. As a result of TARC's Phase II environmental assessment, TARC believes that the amount in escrow should be sufficient to fund the remediation costs associated with identified contamination. However, because the LDEQ has not yet approved certain of the remediation plans, the funds set aside in the escrow account may not be sufficient to pay all required remediation costs. As of October 31, 1998, TARC had recognized a liability of $3.1 million for this contingency.



         TEC and TARC have indemnified TCR Holding, TransContinental and the Purchasers with respect to certain representations and warranties made in the Securities Purchase Agreement and Asset Transfer Agreements executed in connection with the Transaction, including representations and warranties regarding environmental compliance.



OTHER GOVERNMENTAL REGULATIONS



         TransContinental must also comply with federal and state laws and regulations promulgated by the Department of Transportation for the movement of volatile and flammable materials, the U.S. Coast Guard for marine operations and oil spill prevention and the Occupational Safety and Health Administration ("OSHA") for worker and job site safety. To comply with OSHA regulations, TransContinental must conduct extensive Process Safety Management and Hazardous Operations reviews prior to placing units into service. TransContinental has budgeted funds in the Capital Improvement Program to comply with all of these requirements.

PROPERTIES



         TransContinental owns the approximately 457-acre site on which the refinery and tank storage facility are located. TransContinental also owns approximately 500 acres of wetlands adjacent to the refinery site. TARC and TransContinental lease office space in Houston, Texas from TransTexas.



TITLE INSURANCE



         TARC has obtained a lender's title insurance policy in the amount of $350 million for the benefit of the trustee under the New Notes Indenture ("New Notes Indenture Trustee") to insure against certain claims made against title to the refinery parcel site. The title insurance policy is reinsured through various title insurance companies in the United States. The ability to successfully recover under the policy is dependent on the creditworthiness of the title insurer and its reinsurers at the time of the claim and any defenses that the title insurer and its reinsurers may have. The title insurance policy does not insure TARC at all, and does not insure the New Notes Indenture Trustee for defects, liens, encumbrances, adverse claims or other matter listed as exceptions in the policy, or if not so listed, known to TARC that affect the validity or priority of the mortgage or title to the refinery. There can be no assurance that the amount of title insurance will be sufficient to cover any losses incurred by the New Notes Indenture Trustee as a result of a title defect impairing the ability to use the refinery site or that the title insurers will be able to fulfill their financial obligations under the title insurance policy. The title insurance policy contains customary exceptions to coverage, including taxes not yet due and payable, riparian rights and numerous servitudes, rights of way, rights of access and other encroachments in favor of utilities, railroads, pipelines and adjacent refineries and tank farms, as well as exceptions for (i) government claims with respect to, and public rights to use, TARC's property located between the Mississippi River and the road upon which pipe racks and TARC's docking facilities are located, (ii) a right of first refusal in favor of an adjacent landowner with respect to a certain portion of property which, in the event exercised, may require TARC to relocate at its expense certain pipelines that connect various refinery parcels, (iii) tax benefits that have been conveyed to certain tax lessors, (iv) the priority of liens that may be filed by materialmen and mechanics in connection with the Capital Improvement Program and (v) any rights of creditors pursuant to federal or state bankruptcy and insolvency laws, which rights may affect the enforceability of the mortgage securing the New Notes.



LEGAL PROCEEDINGS



         EEOC. On September 30, 1997, the EEOC issued a Determination (the "Determination") as a result of the Commissioner's Charge that had been filed in August 1995 against TARC and Southeast Contractors pursuant to Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. ss. 2000e et seq. ("Title VII"). In the Determination, the EEOC stated that it found reasonable cause to believe that each of TARC and Southeast Contractors had discriminated based on race and gender in its hiring and promotion practices. Each violation of Title VII (for each individual allegedly aggrieved), if proven, potentially could subject TARC and Southeast Contractors to liability for (i) monetary damages for backpay and front pay in an undetermined amount, and for compensatory damages and punitive damages in an amount not to exceed $300,000 per plaintiff, (ii) injunctive relief, (iii) attorney's fees, and (iv) interest. During the period covered by the Commissioner's Charge and the Determination, TARC and Southeast Contractors estimate that they received a combined total of approximately 23,000 to 30,000 employment applications and hired (or rehired) a combined total of approximately 3,400 to 4,100 workers, although the total number of individuals who ultimately are covered in any conciliation proposal or any subsequent lawsuit may be higher. TARC and Southeast Contractors deny engaging in any unlawful employment practices. TARC and Southeast Contractors intend vigorously to defend against the allegations contained in the Commissioner's Charge and the findings set forth in the Determination in any proceedings in state or federal court. If TARC or Southeast Contractors is found liable for violations of Title VII based on the matters asserted in the Determination, there can be no assurance that such liability would not have a material adverse effect. TransContinental will provide to TARC an indemnity with respect to this matter. Such indemnity is limited, however, and there can be no assurance that such indemnity will be adequate to cover all potential liability.

         RINEHEART. On October 8, 1996, Carlton Gene Rineheart, et al., and as representative of a class of persons similarly situated, filed suit against 84 individuals and corporations, including TARC, in the U.S. District Court, Middle District of Louisiana alleging negligent and improper storage, handling, treatment, and disposal of hazardous materials from 1976 to the present at two sites in Iberville Parish, Louisiana. The suit claims damages for physical, mental, and property damage in the communities of Bayou Sorrel, Bayou Pigeon and Indian Village. On October 2, 1998, plaintiff's motion for class certification was denied. TARC and TransContinental intend to defend this claim vigorously.



         SHELL OIL. On September 27, 1996, Shell Oil filed a third party suit against TARC in the U.S. District Court, Eastern District of Louisiana for contribution and/or indemnity relating to alleged environmental contamination of Bayou Trapagnier and surrounding lands near Norco, Louisiana. In March 1997, TARC obtained a voluntary dismissal from Shell. Shell proceeded to trial on the main case and settled with the plaintiffs during trial by purchasing their land for $5 million. On June 27, 1997, Shell amended its third party action to bring TARC back into the case. Based on the amount of Shell's settlement and TARC's evaluation of its potential share of this liability, TARC anticipates that its liability, if any, in this case will not be material. TARC and TransContinental intend to defend this case vigorously.



         GENERAL. The litigation matters discussed above amount to significant potential liability which, if adjudicated in a manner adverse to TARC or TransContinental in one reporting period, could have a material adverse effect on TARC's financial position, results of operations or cash flow for that period. TARC is also a named defendant in other ordinary course, routine litigation incidental to its business. Although the outcome of these lawsuits cannot be predicted with certainty, TARC does not expect these matters to have a material adverse effect on TransContinental's financial position, results of operations or cash flow.

                            MANAGEMENT OF THE COMPANY

DIRECTORS AND EXECUTIVE OFFICERS

          TARC's directors and executive officers are as follows:


              NAME                                        OFFICE                                 AGE
              ----                                        ------                                 ---

          John R. Stanley                Chairman of the Board and Director                       59
          Thomas B. McDade               Director                                                 75
          Donald B. Henderson            Director                                                 49
          Ed Donahue                     Vice President, Secretary and Director                   48
          R. Glenn McGinnis              President and Chief Executive Officer                    50
          Ronald W. Lewis                Vice President and Chief Operating Officer               61
          Gary L. Karr                   Vice President of Refining                               50
          John R. Stanley, Jr.           Vice President of Administration                         37



         Set forth below is a description of the backgrounds of the directors and executive officers of TARC.


         John R. Stanley has been Chairman of the Board and a director of TARC since September 1987 and served as President and Chief Executive Officer of TARC from September 1987 until May 1998. He is also a director and Chief Executive Officer of TEC, TransTexas and TransAmerican and is Vice Chairman and a director of TransContinental. Mr. Stanley is the founder, Chairman of the Board, Chief Executive Officer and sole stockholder of TNGC Holdings Corporation, which is the sole stockholder of TransAmerican. He has operated TransAmerican since 1958. Mr. Stanley is the father of John R. Stanley, Jr.


         Thomas B. McDade has been a director of TARC since July 1994. He is also a director of TransTexas and TEC. Mr. McDade is primarily engaged in managing his personal investments and in providing consulting services in Houston, Texas. Mr. McDade served as a director of TransAmerican from 1985 until his resignation in February 1995. Prior to 1989, he served as a consultant to Texas Commerce Bancshares, Inc. and prior to July 1985, he served as Vice Chairman and Director of Texas Commerce Bancshares, Inc. and Vice Chairman and Advisory Director of Texas Commerce Bank. From 1985 to 1995, Mr. McDade served as a director and trustee of eleven registered investment companies for which John Hancock Funds now serves as investment advisor in Boston, Massachusetts. Mr. McDade is a former director of Houston Industries, Inc. and Houston Lighting & Power Company. He is also a former member of the Board of Managers of the Harris County Hospital District and former Chairman of the State Securities Board of Texas. Mr. McDade serves as a director of Group Maintenance America Corp.


         Donald B. Henderson has been a director of TARC since July 1994. He is also a director of TEC. Mr. Henderson served as a director of TransAmerican from 1985 until his resignation in February 1995. Mr. Henderson is a partner in the law firm of Blackburn & Henderson. From 1972 to 1978, Mr. Henderson was a member of the Texas House of Representatives. Mr. Henderson was a member of the Texas Senate from 1982 to 1996. In October 1998, Mr. Henderson was convicted of intoxication assault in connection with a traffic accident. Mr. Henderson has appealed this conviction.



         Edwin B. Donahue has served as Vice President and Secretary of TARC since February 1997 and as a director of TARC since January 1999. Mr. Donahue also serves as Vice President, Chief Financial Officer and Secretary of TransTexas and TEC, as Vice President and Secretary of TransAmerican and as Vice President and a director of TransContinental. Mr. Donahue has been employed in various positions with TransAmerican for over 21 years.

         R. Glenn McGinnis has been President and Chief Executive Officer of TARC since May 1998 and served as Vice President of Manufacturing of TARC from July 1995 to May 1998. Mr. McGinnis is also the President and Chief Executive Officer of TransContinental. Prior to joining TARC, Mr. McGinnis held senior refining and supply positions in Canada with Imperial Oil Limited, an affiliate of Exxon Corporation. Mr. McGinnis was with Imperial Oil Limited for 23 years.



         Ronald W. Lewis has been Vice President and Chief Operating Officer of TARC since May 1998. Mr. Lewis also serves as Vice President and Chief Operating Officer of TransContinental. Mr. Lewis was previously with Phibro Energy USA, Inc., where he served as Senior Vice President of Refining Operations. Prior to 1985, Mr. Lewis served as President of Ventech Energy Inc. and as Executive Vice President of Independent Refining Corporation.



         Gary L. Karr has been Vice President of Refining of TARC since January 1994 and served as Refinery Manager for approximately eight years prior thereto. Mr. Karr also serves as Vice President of Refining of TransContinental. Mr. Karr has been with TransAmerican or a subsidiary of TransAmerican since 1971 in various positions.



         John R. Stanley, Jr. has been Vice President of Administration of TARC since October 1995. Mr. Stanley also serves as Vice President of Administration of TransContinental. From May 1992 until October 1995, he served as Manager of Audit and Security for TARC. Mr. Stanley is the son of John R. Stanley.



         In January 1999, in connection with the Transaction, the TARC Board was expanded to four members and Ed Donahue was appointed to fill the vacancy. The TARC Board may be further expanded to five members with the fifth member to be appointed by the TCW Affiliates. It is anticipated that Messrs. Lewis, Karr and Stanley, Jr. will resign as officers of TARC.


COMMITTEES OF THE BOARD OF DIRECTORS

         TARC has an Audit Committee and a Compensation Committee. The Audit Committee is composed of Messrs. Henderson and McDade. The purpose of the Audit Committee is to review the scope of the independent accountants' audit of TARC's financial statements and review their reports.

         The Compensation Committee is composed of Messrs. Henderson and McDade. The purpose of the Compensation Committee is to determine the nature and amount of compensation of TARC's executive officers.

DIRECTOR COMPENSATION


         Prior to the Transaction, each director, other than John R. Stanley, received an annual fee of $75,000, plus $750 for each board and committee meeting attended (other than committee meetings held on the same day as board meetings).


EXECUTIVE COMPENSATION

         The following table sets forth the compensation paid during the fiscal years ended January 31, 1998 and 1997, the six months ended January 31, 1996, and the fiscal year ended July 31, 1995 to TARC's Chief Executive Officer and each other executive officer of TARC whose total annual salary and bonus exceeded $100,000 in the fiscal year ended January 31, 1998 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                     Annual Compensation
                                                              --------------------------------
Name and Principal Position                Fiscal                           Other Annual
    in TARC                                 Year              Salary        Compensation(a)
---------------------------                ------             ------     ---------------------

John R. Stanley (b)                        1998           $   400,483        $     4,346
  Chairman of the Board                    1997               397,117              5,170
                                           1996*              175,001                807
                                           1995               369,521              4,500

R. Glenn McGinnis                          1998           $   235,038        $       950
  President and Chief                      1997               233,654                727
   Executive Officer                       1996*              116,937                --
                                           1995                 9,904                --

Gary L. Karr                               1998           $   145,904        $     4,377
  Vice President of Refining               1997               140,192              3,348
                                           1996*               67,500                311
                                           1995               140,192              2,310

John R. Stanley, Jr.                       1998           $   114,461        $     3,376
  Vice President of Administration         1997               117,308              3,519
                                           1996*               63,750              1,913
                                           1995                93,693              2,259

-------------------
*Six months ended January 31, 1996 ("Transition Period")

(a) Reflects the amount contributed under the Savings Plan (as defined below). Certain of TARC's executive officers receive personal benefits in addition to salary and cash bonuses. The aggregate amount of the personal benefits, however, does not exceed the lesser of $50,000 or 10% of the total of the annual salary and bonus reported for the named executive officer and accordingly has been excluded from the table.
(b) All amounts shown were paid by TransTexas. Mr. Stanley served as Chief Executive Officer of TARC from September 1987 until May 1998.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


         TARC's compensation committee is composed of Messrs. McDade and Henderson. During the year ended January 31, 1998, none of the members of the compensation committee was an officer or employee of TARC. Blackburn & Henderson, a law firm of which Mr. Henderson is a partner, has provided legal and other services to TransAmerican and its affiliates for an annual fee of $96,000 plus expenses. The TEC Notes Indenture prohibits TEC and its subsidiaries from paying compensation to Mr. Stanley in excess of $1.0 million per year, in the aggregate, from TEC and TransTexas, and $1.0 million per year, in the aggregate, from TARC and TCR Holding.


SAVINGS PLAN

         TransAmerican maintains a long-term savings plan (the "Savings Plan") in which eligible employees of TARC and certain of its affiliates may elect to participate. Each employee becomes eligible to participate in the Savings Plan on January 1 or July 1 following the completion of one year of service with TARC or its participating affiliates and attainment of age 21. The Savings Plan is intended to constitute a qualified plan under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code") and contains a salary reduction arrangement described in Section 401(k) of the Code.

         Each participant may elect to reduce his compensation by a percentage equal to 2% to 15% and TARC will contribute that amount to the Savings Plan on a pre-tax basis on behalf of the participant. The Code limits the annual amount that a participant may elect to have contributed on his behalf on a pre-tax basis to the Savings Plan. For 1999, this limit is $10,000. TARC presently makes a matching contribution in an amount equal to 10%, 20% or 50% of the amount elected to be contributed by each participant on a pre-tax basis, up to a maximum of 3% of each participant's compensation, depending on whether the employee has been a participant in the Savings Plan for one year, two years or three years. Each participant also may elect to contribute up to 10% of his compensation to the Savings Plan on an after-tax basis. The Code imposes nondiscrimination tests on contributions made to the Savings Plan pursuant to participant elections and on TARC's matching contributions, and limits amounts which may be allocated to a participant's Savings Plan account each year. In order to satisfy the nondiscrimination tests, contributions made on behalf of certain highly compensated employees (as defined in the Code) may be limited. Contributions made to the Savings Plan pursuant to participant elections and matching contributions are at all times 100% vested. Contributions to the Savings Plan are invested, according to specified investment options selected by the participants, in investment funds maintained by the trustee of the Savings Plan. Generally, a participant's vested benefits will be distributed from the Savings Plan as soon as administratively practicable following a participant's retirement, death, disability or other termination of employment. In addition, a participant may elect to withdraw his after-tax contributions from the Savings Plan prior to his termination of employment, and subject to certain strict limitations and exceptions, the Savings Plan provides for withdrawals of a participant's pre-tax contributions prior to a participant's termination of employment in the event of the participant's severe financial hardship or attainment of age 59 1/2. The Savings Plan may be amended or terminated by the Board of Directors of TransAmerican. As of January 31, 1998, approximately 178 employees of TARC were eligible to participate in the Savings Plan, including the Named Executive Officers.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


         The Company's common stock is owned 100% by TEC. TEC's common stock is owned 100% by TransAmerican. TransAmerican is owned 100% by TNGC, and TNGC is owned 100% by John R. Stanley. No other officer or director of the Company owns any common stock of the Company. As of October 31, 1998, there were 30,000,000 shares of common stock outstanding. These shares are currently pledged to the TEC Indenture Trustee as security for payment of the TEC Notes. A foreclosure by the holders of the TEC Notes on the shares of TARC's common stock, under certain circumstances, constitutes a "change of control" of TEC under the TEC Notes Indenture, which allows the holders thereof to require TEC to repurchase the TEC Notes at a price equal to 101% of the principal amount thereof plus accrued and unpaid interest.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Pursuant to the stock transfer agreement dated February 23, 1995 (the "Stock Transfer Agreement") among TransAmerican, TEC and TARC, TransAmerican contributed to the capital of TEC (the "Stock Transfer") (i) all of the outstanding capital stock of TARC, and (ii) 55 million shares of common stock of TransTexas. TEC subsequently contributed 15 million of its shares of TransTexas common stock to TARC.

         Prior to the sale of the TARC Notes (as defined), TARC participated in TransAmerican's centralized cash management program. Funds required by TARC for daily operations and capital expenditures were advanced by TransAmerican. In October 1994, TransAmerican sold 5.25 million shares of TransTexas common stock. TransAmerican advanced approximately $50 million of the proceeds from these stock sales to TARC, of which approximately $20 million was used by TARC to repay a portion of the intercompany debt owed to TransAmerican, and the remaining $30 million of the net proceeds was used for working capital and general corporate purposes. TARC used approximately $30 million of the net proceeds of the sale of the TARC Notes to repay additional intercompany debt to TransAmerican. TransAmerican contributed to the capital of TARC (through TEC) all but $10 million of the remainder of TARC's intercompany debt owed to TransAmerican. In April 1995, TARC repaid the remaining $10 million of intercompany indebtedness owed to TransAmerican. In August 1995, TARC received an advance of $3 million from TransTexas, which TARC used to settle its remaining portion of certain litigation. In September 1995, TARC received an advance of $1.7 million from TransAmerican, which TARC used to purchase feedstock. In October 1995, TARC repaid these advances without interest. Additionally in October 1995, TARC received an advance of approximately $4 million from TransAmerican for working capital which it repaid in June 1997.

         In September 1995, TARC received an advance of $1 million from TransTexas which TARC used to purchase feedstock. This advance was repaid by TARC without interest. In December 1995, TARC advanced $1 million to TransTexas. This advance was repaid to TARC with interest in December 1995.

         During 1995, TransAmerican acquired an office building which it subsequently sold to TransTexas in February 1996 for $4 million. In February 1996, TransAmerican advanced $4 million of the proceeds from this sale to TARC for working capital. TransTexas charges TARC approximately $61,000 in rent annually, of which approximately $117,000, was payable to TransTexas at January 31, 1998.

         In July 1996, TARC executed a promissory note to TransAmerican for up to $25 million, with an interest rate of 15% per annum, payable quarterly beginning October 31, 1996. On November 1, 1996, TARC executed an additional $25 million promissory note to TransAmerican, with an interest rate of 15% per annum, payable quarterly beginning December 31, 1996 (together with the first promissory note, the "TransAmerican Notes"). As of January 31, 1997, TARC had approximately $44.4 million outstanding under the TransAmerican Notes. In February 1997, the November 1996 promissory note was replaced with a $50 million note bearing interest at an annual rate of 15% with a maturity date of July 31, 2002. All amounts outstanding under the TransAmerican Notes were repaid on June 13, 1997.

         From August 1993 to June 1997, TransTexas provided general commercial legal services and certain accounting services (including payroll, tax, and treasury services) to TARC and TEC for a fee of $26,000 per month pursuant to a services agreement. In June 1997, the services agreement was terminated.


         Southeast Contractors, a subsidiary of TransAmerican, provided construction personnel to TARC in connection with the Capital Improvement Program and will continue to provide such personnel to TransContinental under a new contract. These construction workers are temporary employees, and the number and composition of the workforce will vary throughout the Capital Improvement Program. Southeast Contractors charged TARC for the direct costs it incurs (which consist solely of employee payroll and benefits) plus administrative costs and fees of up to $2.0 million per year. Total labor costs charged by Southeast Contractors for the three and nine months ended October 31, 1998 and 1997 were $19.8 million, $101.8 million, $17.1 million and $26.8 million, respectively, of which $9.7 million and $2.0 million were payable at October 31, 1998 and January 31, 1998, respectively.



         On June 13, 1997, the Company entered into a services agreement with TransAmerican, TransTexas and TEC. Under the agreement, TransTexas provides accounting, legal, administrative and other services to TARC, TEC and TransAmerican and its affiliates. TransAmerican provides advisory services to TransTexas, TARC and TEC. During the three and nine months ended October 31, 1998, TARC recognized $1.5 million and $4.6 million in service agreement expense, of which $2.1 million and $3.4 million was payable to TransTexas and TransAmerican, respectively, as of October 31, 1998. In connection with the Transaction, TransTexas will enter into an Amended and Restated Services Agreement with TransAmerican and its affiliates (other than TCR Holding and TransContinental) and a separate Amended and Restated Services Agreement with TCR Holding and TransContinental.



         TARC and TransTexas are parties to a Gas Purchase Agreement pursuant to which TARC may purchase natural gas from TransTexas on an interruptible basis. The total cost of natural gas purchased for the years ended January 31, 1998 and 1997, the six months ended January 31, 1996 and the year ended July 31, 1995 was approximately $0.4 million, $2.7 million, $1.4 million and $2.5 million, respectively. The payable to TransTexas for natural gas purchases at January 31, 1997 was $2.7 million. There were no natural gas sales from TransTexas to TARC during the nine months ended October 31, 1998.



         TEC has made advances to TARC pursuant to a $50 million promissory note due June 14, 2002 which bears interest in an amount equal to a fixed semi-annual interest payment of $2.8 million, prorated based on the average outstanding balance of TARC's note to TEC and the average outstanding balance of all notes between TransTexas and TEC. The note is secured by a security interest in all of the common stock of TransContinental owned by TCR Holding. Interest payments are due and payable each June 15 and December 15. As of October 31, 1998, the outstanding balance of the note was $47.0 million. At December 15, 1998, the outstanding balance of the Note was $49.5 million. In connection with the Transaction, $6.0 million was repaid to TEC and the obligations under the note were assumed by TCR Holding.



         During the nine months ended October 31, 1998, TEC contributed $12.8 million to TARC for general corporate purposes and $116.1 million for use in the Capital Improvement Program from funds available in a disbursement account intended for such purposes.



         Subsequent to October 31, 1998, TARC entered into an intercompany bridge loan with TEC for an aggregate principal amount of $25 million. In connection with the Transaction, approximately $25 million of the proceeds of the New Notes was used to repay the intercompany bridge loan.



         In April 1998, TARC distributed all of its shares of TransTexas common stock to TEC, resulting in a charge to additional paid-in capital of $1.8 million.



         On December 30, 1997, TEC and TARC entered into an expense reimbursement agreement pursuant to which TARC will reimburse TEC for certain administrative, legal and accounting expenses and directors fees and will also reimburse TEC for other expenses in an amount not to exceed $200,000 per year. Since December 30, 1997, no such expenses have been reimbursed to TEC.

         In connection with the Transaction, TARC, TEC and TransContinental entered into an expense reimbursement agreement pursuant to which certain of TARC's and TEC's expenses related to compliance with existing debt instruments will be reimbursed by TransContinental.


         Blackburn & Henderson, a law firm of which Mr. Henderson, a director of TARC and TEC, is a partner, has provided legal and other services to TransAmerican and its affiliates for which it is paid an annual fee of $96,000 plus expenses.

         TNGC, TransAmerican, and its existing subsidiaries, including TARC, TEC and TransTexas, are parties to a tax allocation agreement (the "Tax Allocation Agreement"), the general terms of which require TransAmerican and all of its subsidiaries to file federal income tax returns as members of a consolidated group to the extent permitted by law. Filing on a consolidated basis allows income and tax of one member to be offset by losses and credits of another and allows deferral of certain intercompany gains; however, each member is severally liable for the consolidated federal income tax liability of the consolidated group.


         The Tax Allocation Agreement requires each of TNGC's subsidiaries to pay to TNGC each year its allocable share of the federal income tax liabilities of the consolidated group ("Allocable Share"). The Tax Allocation Agreement provides for a reallocation of the group's consolidated federal income tax liabilities among the members if the IRS or the courts ultimately re-determine the group's regular tax or alternative minimum tax liability. In the event of an IRS audit or examination, the Tax Allocation Agreement generally gives TNGC the authority to compromise or settle disputes and to control litigation, subject to the approval of TARC, TEC or TransTexas, as the case may be, where such compromise or settlement affects the determination of the separate tax liability of that company.



         Under the Tax Allocation Agreement, each subsidiary's Allocable Share for each tax year will generally equal the amount of federal income tax it would have owed had it filed a separate federal income tax return for each year except that each subsidiary will be able to utilize net operating losses and credits of TNGC and the other members of the consolidated group effectively to defer payment of tax liabilities that it would have otherwise owed had it filed a separate federal income tax return. Each subsidiary will essentially pay the deferred taxes at the time TNGC (or the member whose losses or credits are utilized by such subsidiary) begins generating taxable income or tax. This will have the effect of deferring a portion of such subsidiary's tax liability to future years. The parties to the Tax Allocation Agreement amended such agreement in May 1997 to include additional affiliates as parties, and further amended the Tax Allocation Agreement in June 1997 to allocate to TransAmerican, as among the parties, any tax liability associated with the Lobo Sale.

                    CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

         The following discussion sets forth the anticipated material United States federal income tax consequences of the exchange of Outstanding Notes for Exchange Notes issued pursuant to the Exchange Offer and to the ownership and disposition of the Exchange Notes. This discussion is based upon the Code, its legislative history, existing and proposed regulations thereunder, published rulings and court decisions, all as in effect and existing on the date hereof and all of which are subject to change at any time, which change may be retroactive. The following discussion does not address any tax consequences relating to the Private Exchange. This discussion applies only to those persons who purchased their Outstanding Notes from the Initial Purchaser and hold the Notes as capital assets and does not address the tax consequences to taxpayers who are subject to special rules (such as financial institutions, tax-exempt organizations and insurance companies) or aspects of federal income taxation that may be relevant to a prospective investor based upon such investor's particular tax situation. Accordingly, holders of the Outstanding Notes should consult their tax advisors with respect to the particular consequences to them of the acquisition, ownership and disposition of the Exchange Notes including the applicability of any state, local or foreign tax laws to which they may be subject as well as with respect to the possible effects of changes in federal and other tax laws.

ISSUANCE OF EXCHANGE NOTES

         The issuance of the Exchange Notes to holders of the Outstanding Notes pursuant to the terms set forth in this Prospectus should not constitute a recognition event for federal income tax purposes. Consequently, no gain or loss should be recognized by holders of the Outstanding Notes upon receipt of the Exchange Notes. For purposes of determining gain or loss upon the subsequent sale or exchange of the Exchange Notes, a holder's basis in the Exchange Notes should be the same as such holder's basis in the Outstanding Notes exchanged therefor. Holders should be considered to have held the Exchange Notes from the time of their original acquisition of the Series A Notes or the Series C Notes exchanged therefor.

         Treasury regulations relating to the tax treatment of debt instruments with original discount contain provisions for determining the yield and maturity of debt instruments having one or more contingencies that could result in the acceleration or deferral of amounts due under the debt (including optional redemption). The Company will follow the general rule of these provisions, which is to ignore contingencies, as it is more likely than not that payments will be made under the Exchange Notes under the stated payment schedule, and thus plans to accrue and report interest on the Exchange Notes under the stated payment schedule.

         A holder who does not tender his Outstanding Notes will not recognize any gain or loss for United States federal income tax purposes from the Exchange Offer.

TAXATION OF THE NOTES

         ORIGINAL ISSUE DISCOUNT. During the period that a holder owns an Exchange Note, the holder will be required to include OID in income as if such holder instead continued to own the Outstanding Note that was exchanged therefor. Because the Outstanding Notes were issued at a discount from their "stated redemption price at maturity," the Outstanding Notes had, and the Exchange Notes will have, OID for federal income tax purposes. The amount of OID attributable to each Exchange Note equals the excess of the "stated redemption price at maturity" over its "issue price," less the amount of OID that will have accrued on the Outstanding Note exchanged therefor to the Exchange Date. The issue price of an Exchange Note exchanged for a Series A Note or a Series C Note is the portion of the initial purchase price of the Unit (that included the Outstanding Note and Warrant) that was allocated to the Outstanding Note based on the initial relative fair market values of the Outstanding Note and Warrant comprising the Unit. The Company intends to treat the initial issue prices of the Series A Notes and the Series C Notes as $166,826,642.50 and $23,860,922.50, respectively. The stated redemption price at maturity of an Exchange Note is the sum of all payments to be made on the Outstanding Note exchanged therefor determined when the Outstanding Note was issued, excluding the amount of all stated interest payments. A holder of an Exchange Note will be required to include OID in gross income in advance of the receipt of cash attributable to such income during the period that the holder owns the Exchange Note. Exchange Notes issued in certificated form contain a legend that sets forth various information concerning OID.


         More specifically, a holder of an Exchange Note with OID must include in gross income for federal income tax purposes the sum of the daily portions of OID with respect to the Exchange Note for each day during the taxable year or portion of a taxable year on which such holder holds the Exchange Note (such sum, "Accrued OID"). The daily portion is determined by allocating to each day of any accrual period within a taxable year a pro rata portion of an amount equal to the adjusted issue price of the Exchange Note at the beginning of the accrual period multiplied by the yield to maturity of the Exchange Note, taking into consideration the Accrued OID attributable to the Outstanding Note exchanged therefor. For purposes of computing OID, the Company will use six-month accrual periods that end on the days in the calendar year corresponding to the maturity date of the Exchange Notes and the date six months prior to such maturity date. The adjusted issue price of an Exchange Note at the beginning of any accrual period is the issue price of the Outstanding Note exchanged therefor, increased by the Accrued OID for all prior accrual periods including the period the corresponding Outstanding Note was outstanding (less all payments of stated principal made on the Exchange Notes). The Company intends to take the position that the adjusted issue price of each Exchange Note as of the Exchange Date will be $960.1086.



         DISPOSITION OF EXCHANGE NOTES. Generally, any sale, redemption or other disposition of Exchange Notes will result in taxable gain or loss equal to the difference between (i) the amount of cash and the fair market value of other property received and (ii) the holder's adjusted tax basis in the Exchange Note. In the case of a holder who purchased an Outstanding Note from the Initial Purchaser, the adjusted tax basis of an Exchange Note will initially equal the portion of the purchase price of the Unit (that included the Outstanding Note and Warrant) that was allocated to the Note and will be increased by any Accrued OID includable in such holder's gross income (including Accrued OID on the Outstanding Note exchanged therefor) and decreased by all payments of stated principal received by such holder on the Exchange Note. The Company intends to take the position that the adjusted issue price of each Exchange Note as of the Exchange Date will be $960.1086. Any gain or loss upon a sale or other disposition of an Exchange Note will generally be capital gain or loss, which will be long-term if the Exchange Note has been held by the holder for more than one year.


         SUBSEQUENT PURCHASERS. The foregoing does not discuss special rules which may affect the treatment of purchasers that have acquired (i) Outstanding Notes other than from the Initial Purchaser or (ii) Exchange Notes other than in the Exchange Offer, including those provisions of the Code relating to the treatment of "market discount," "acquisition premium" and "amortizable bond premium." For example, the market discount provisions of the Code may require a subsequent purchaser of an Exchange Note at a market discount to treat all or a portion of any gain recognized upon sale or other disposition of the Exchange Notes as ordinary income and to defer a portion of any interest expense that would otherwise be deductible on any indebtedness incurred or maintained to purchase or carry such Exchange Notes until the holder disposes of the Exchange Notes in a taxable transaction.


         FOREIGN HOLDERS. The following discussion is a summary of certain United States federal income tax consequences to a Foreign Person that holds an Exchange Note. The term "Foreign Person" means a beneficial owner of a Note that is not (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia (other than a partnership that is treated as a Foreign Person under any applicable Treasury Regulation), (iii) an estate the income of which is subject to United States federal income taxation without regard to the source of its income or (iv) a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury Regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be treated as United States persons will not be a Foreign Person. If the income or gain on the Exchange Note is "effectively connected with the conduct of a trade or business within the United States," then the Foreign Person will be subject to tax on such income or gain in essentially the same manner as a United States citizen or resident or a domestic corporation, as discussed above, and in the case of a foreign corporation, may also be subject to the branch profits tax.


         Under the "portfolio interest" exception to the general rules for the withholding of tax on interest and OID paid to a Foreign Person, a Foreign Person will not be subject to United States tax (or to withholding) on interest or OID on an Exchange Note, provided that (i) the Foreign Person does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote and is not a controlled foreign corporation with respect to the United States that is related to the Company through stock ownership, and (ii) the Company, its paying agent or the person who would otherwise be required to withhold tax receives either (A) a statement (an "Owner's Statement") signed under penalties of perjury by the beneficial owner of the Exchange Note in which the owner certifies that the owner is not a United States person and which provides the owner's name and address, or (B) a statement signed under penalties of perjury by the Financial Institution holding the Exchange Note on behalf of the beneficial owner, together with a copy of the Owner's Statement. The term "Financial Institution" means a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business and that holds an Exchange Note on behalf of the owner of the Exchange Note. A Foreign Person who does not qualify for the "portfolio interest" exception would, under current law, generally be subject to United States withholding tax at a flat rate of 30% (or a lower applicable treaty rate) on interest payments and payments (including redemption proceeds) attributable to original issue discount on the Exchange Notes.

         In general, gain recognized by a Foreign Person upon the redemption, sale or exchange of an Exchange Note will not be subject to United States tax. However, a Foreign Person may be subject to United States tax at a flat rate of 30% (unless exempt by applicable treaty) on any such gain if the Foreign Person is an individual present in the United States for 183 days or more during the taxable year in which the Exchange Note is redeemed, sold or exchanged, and certain other requirements are met.

BACKUP WITHHOLDING

         A holder may be subject, under certain circumstances, to backup withholding at a 31% rate with respect to payments received with respect to the Exchange Notes. This withholding generally applies only if the holder (i) fails to furnish his or her social security or other taxpayer identification number ("TIN"), (ii) furnishes an incorrect TIN, (iii) is notified by the IRS that he or she has failed to report properly payments of interest and dividends and the IRS has notified the Company that he or she is subject to backup withholding or
(iv) fails, under certain circumstances, to provide a certified statement, signed under penalty of perjury, that the TIN provided is his or her correct number and that he or she is not subject to backup withholding. Any amount withheld from a payment to a holder under the backup withholding rules is allowable as a credit against such holder's federal income tax liability, provided that the required information is furnished to the IRS. Certain holders (including, among others, corporations and foreign individuals who comply with certain certification requirements described above under "Foreign Holders") are not subject to backup withholding. Holders should consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining such an exemption.

                          CERTAIN LEGAL CONSIDERATIONS

CANCELLATION OF DEBT ISSUES

         Part of the refinancing of TransAmerican's debt in 1993 involved the cancellation of approximately $65.9 million of accrued interest and of a contingent liability for interest of $102 million owed by TransAmerican. TransAmerican has taken the federal tax position that the entire amount of this debt cancellation is excluded from its income under the COD Exclusion. TransAmerican has reduced its tax attributes (including its net operating loss and credit carryforwards) as a consequence of the COD Exclusion. Although the Company has been advised that TransTexas believes that there is substantial legal authority to support the position that the COD Exclusion applies to the cancellation of TransAmerican's indebtedness due to factual and legal uncertainties, there can be no assurance that the IRS will not challenge this position, or that any such challenge would not be upheld. Under the Tax Allocation Agreement, TransTexas has agreed to pay an amount equal to any federal tax liability (which would be approximately $25.4 million) attributable to the inapplicability of the COD Exclusion. Any such tax would be offset in future years by alternative minimum tax credits and retained loss and credit carryforwards to the extent recoverable from TransAmerican. As a member of the TNGC Consolidated Group, TARC will be severally liable for any tax liability resulting from the above-described transactions. The IRS has commenced an audit of the consolidated federal income tax returns of the TNGC Consolidated Group for its taxable years ended July 31, 1994, and July 31, 1995. Because the audit is in its initial stages, it is not possible to predict the scope of the IRS' review and whether any tax deficiencies will be proposed by the IRS as a result of its review.

DECONSOLIDATION

         If a transfer or other disposition occurs of an amount of TransTexas common stock that results in the members of the TNGC Consolidated Group (excluding TransTexas) in the aggregate owning less than 80% of the voting power and 80% of the stock value of TransTexas, then a Deconsolidation of TransTexas would occur. Upon a Deconsolidation of TransTexas, members of the TNGC Consolidated Group that own TransTexas common stock could incur a substantial amount of federal income tax liability. If such Deconsolidation occurred during the fiscal year ending January 31, 1999, the aggregate amount of this tax liability is estimated to be approximately $100 million, assuming no reduction for tax attributes of the TNGC Consolidated Group. However, such tax liability generally would be substantially reduced or eliminated in the event that the IRS successfully challenged TransTexas' position on the Lobo Sale.

POTENTIAL TAX LIABILITY RELATED TO LOBO SALE


         The Company has been advised that TransTexas has taken the position, based in part upon independent legal advice, that it was not required to report any significant federal income tax liability as a result of the Lobo Sale. There are, however, significant uncertainties regarding TransTexas' tax position and no assurance can be given that TransTexas' position will be sustained if challenged by the IRS. No letter ruling has been or will be obtained from the IRS regarding the Lobo Sale by any member of the TNGC Consolidated Group. If the IRS were to successfully challenge TransTexas' position, each member of the TNGC Consolidated Group, including the Company, would be severally liable under the consolidated tax return regulations for the resulting taxes, in the estimated amount of up to $270 million (assuming the use of existing tax attributes of the TNGC Consolidated Group), possible penalties equal to 20% of the amount of the tax, and interest at the statutory rate (currently 7%) on the tax and penalties (if any). The Tax Allocation Agreement has been amended so that TransAmerican will become obligated to fund the entire tax deficiency (if any) resulting from the Lobo Sale. There can be no assurance that TransAmerican would be able to fund any such payment at the time due; therefore, the other members of the TNGC Consolidated Group, including TARC, may be required to pay the tax. If TARC was required to pay the tax deficiency, or a significant portion thereof, it is likely that it would be required to raise additional debt or equity capital or sell significant assets to fund the payment.


PERSONAL HOLDING COMPANY


         TEC may become a "personal holding company" (as defined in the Internal Revenue Code) as a result of the Transaction. A corporation which is a personal holding company ("PHC") is subject to a federal PHC tax of 39.6% on its PHC taxable income. This tax is in addition to any regular federal income taxes that might be imposed on such income. If TEC were a PHC for its tax year ending July 31, 1999, a significant risk exists that TEC would incur substantial PHC tax liability. Although the determination depends in part on future events and facts and upon interpretations of matters of law, TEC believes that the TNGC Consolidated Group will not be subject to PHC taxes for its tax year ending July 31, 1999. If TCR Holding exercises its right to redeem the TCR Voting Preferred Stock during the tax year ending July 31, 2000, although TEC and TARC will likely be PHCs, TEC believes that neither TEC, TARC nor any member of the TNGC Consolidated Group, would incur any PHC tax liability based on projected earnings of any member of the TNGC Consolidated Group and such member's offsetting deductions. If TCR Holding redeems the TCR Voting Preferred Stock from TARC subsequent to July 31, 2000, TARC could incur a significant PHC tax for the year of the redemption, although TEC expects that the likelihood of such PHC tax being imposed is remote due to the significant incentives that TCR Holding will have to redeem the TCR Voting Preferred Stock on or before July 31, 2000.

                      DESCRIPTION OF EXISTING INDEBTEDNESS

TARC NOTES


         As of October 31, 1998, TARC had outstanding approximately $7.8 million in aggregate carrying value of its 18 1/2% Guaranteed First Mortgage Discount Notes due 2002 ("Discount Mortgage Notes") and 16 1/2% Guaranteed First Mortgage Notes due 2002 ("Mortgage Notes" and, together with the Discount Mortgage Notes, the "TARC Notes"). Interest on the TARC Notes is payable, semi-annually on February 15 and August 15. On April 17, 1998, the TARC Notes were defeased to a final redemption date of February 15, 1999, and the collateral securing repayment of the TARC Notes was released.


TARC INTERCOMPANY LOAN


         The TARC Intercompany Loan (i) is in the original amount of approximately $676 million, (ii) accretes principal at 16% per annum, compounded semi-annually, until June 15, 1999, to a final accreted value of $920 million, and thereafter pays interest semi-annually on June 15 and December 15 in cash in arrears on the accreted value thereof, at a rate of 16% per annum and (iii) is secured by a security interest in the TCR Voting Preferred Stock owned by TARC. The TARC Intercompany Loan will mature on June 1, 2002. The TARC Intercompany Loan Agreement contains certain restrictive covenants, including, among others, limitations on incurring additional debt, asset sales, dividends and transactions with affiliates. The accreted balance of the TARC Intercompany Loan as of October 31, 1998 was $836.4 million.


TARC WORKING CAPITAL NOTE


         TEC has made advances to TARC pursuant to a $50 million promissory note due June 14, 2002 which bears interest in an amount equal to a fixed semi-annual interest payment of $2.8 million, prorated based on the average outstanding balance of TARC's note to TEC and the average outstanding balance of all notes between TransTexas and TEC. The note is secured by a security interest in all of the common stock of TransContinental owned by TCR Holding. Interest payments are due and payable each June 15 and December 15. As of October 31, 1998, the outstanding balance of the note was $47.0 million. At December 15, 1998, the outstanding balance of the Note was $49.5 million. In connection with the Transaction, $6.0 million was repaid to TEC and the obligations under the note were assumed by TCR Holding.


ACQUISITION NOTE


         On December 10, 1997, TARC issued to an unaffiliated third party a 13% Senior Secured Note due 2002 (the "Acquisition Note") in the principal amount of $36 million to finance a portion of the purchase price of a tank storage facility purchased in September 1997. The Acquisition Note is secured by a mortgage on the tank storage facility, and is governed by a Note Purchase Agreement containing restrictive covenants substantially similar to those contained in the TARC Intercompany Loan and the TEC Notes Indenture. The Acquisition Note bears interest at a rate of 13% per annum, payable semiannually on June 15 and December 15, and matures on December 15, 2002. The Acquisition Note was assigned to and assumed by TransContinental as part of the Transaction.

                        DESCRIPTION OF THE EXCHANGE NOTES


         The Exchange Notes will be issued as a separate series of notes pursuant to the Indenture dated December 30, 1997, as amended, by and between the Company and First Union National Bank, as trustee (the "Trustee"). The Exchange Notes are substantially identical (including principal amount, interest rate, maturity and redemption rights) to the Outstanding Notes for which they may be exchanged pursuant to this offer, except for certain transfer restrictions and registration rights relating the Outstanding Notes and except for certain interest provisions relating to such rights. Under the terms of the Indenture, the covenants and events of default will apply equally to the Exchange Notes and the Series A Notes, and the Exchange Notes and the Series A Notes will be treated as one class for all actions to be taken by the holders thereof and for determining their respective rights under the Indenture. References to the Notes in this section include the Exchange Notes and the Series A Notes unless the context otherwise requires. The terms of the Indenture are also governed by certain provisions contained in the Trust Indenture Act of 1939, as amended. The following summaries of certain provisions of the Indenture are summaries only, do not purport to be complete, and are qualified in their entirety by reference to all of the provisions of the Indenture. The Series C Notes were issued under an indenture dated March 16, 1998, as amended (the "Series C Indenture"), by and between the Company and the Trustee, the provisions of which are substantially the same as the provisions of the Indenture. Copies of the Indenture and the Series C Indenture have been filed as exhibits to the registration statement of which this Prospectus is a part, and are available from the Company upon request. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Indenture.


GENERAL

         The Outstanding Notes are and the Exchange Notes will be senior subordinated obligations of the Company, subordinated in right of payment to all existing and future Senior Debt (as defined) of the Company. The Notes will be guaranteed on a senior subordinated basis by each of the Company's future Material Subsidiaries and each other Subsidiary of the Company that guarantees any pari passu or Subordinated Debt of the Company or any other Subsidiary of the Company (the "Guarantors"). The term "Subsidiaries" as used herein, however, does not include Unrestricted Subsidiaries. The Exchange Notes will be issued only in fully registered form, without coupons, in denominations of $1,000 and integral multiples thereof.


         The Notes will mature on June 30, 2003. The Exchange Notes will bear interest at a rate of 16% per annum from the most recent date on which interest has been paid or, if no interest has been paid, from December 30, 1998. Interest on the Exchange Notes will be payable semi-annually in cash in arrears on June 30 and December 30 of each year, commencing June 30, 1999 to the persons in whose names such Exchange Notes are registered at the close of business on the June 15 or December 15 preceding such interest payment date.


         Principal of, premium, if any, and interest on the Notes will be payable, and the Notes may be presented for registration of transfer or exchange, at the office or agency of the Company maintained for such purpose in New York, New York, and such other office or agency of the Company as may be maintained for such purpose. At the option of the Company, payment of interest may be made by check mailed to the Holders of the Notes at the addresses set forth upon the registry books of the Company. No service charge will be made for any registration of transfer or exchange of the Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Until otherwise designated by the Company, the Company's office or agency will be the principal corporate trust office of the Trustee presently located in New York, New York.

OPTIONAL REDEMPTION

         Prior to June 30, 2000, the Company may redeem the Notes, at its option, at a redemption price equal to 116% of the principal amount of the Notes so redeemed, together with accrued and unpaid interest, if any, to the date of redemption. On or after June 30, 2000, the Company will have the right to redeem all or any part of the Notes in cash at the redemption prices (expressed as a percentage of the outstanding principal amount) set forth below for the year 2000 and thereafter, together with accrued and unpaid interest, if any, to the redemption date:


IF REDEEMED DURING THE 12-MONTH                                REDEMPTION
  PERIOD BEGINNING JUNE 30,                                      PRICE
-------------------------------                                ----------
2000....................................................          110.67%
2001....................................................          105.33%
2002 and thereafter.....................................          100.00%


         In the case of a partial redemption, the Trustee shall select the Notes to be redeemed pro rata or by lot or in such other manner as in its sole direction it deems appropriate and fair. The Notes may be redeemed in part in multiples of $1,000 principal amount only.

         Notice of any redemption will be sent, by first class mail at least 15 days and not more than 60 days prior to the date fixed for redemption, to the Holder of each Note to be redeemed to such Holder's last address as then shown upon the registry books of the Registrar. Any notice that relates to an Note to be redeemed in part only must state the portion of the principal amount equal to the unredeemed portion thereof and must state that on or after the date fixed for redemption, upon surrender of such Note, a new Note, or Notes in a principal amount equal to the unredeemed portion thereof will be issued. The date fixed for redemption contained in any notice of redemption and the obligation of the Company to redeem any Notes upon such date may be subject to the satisfaction or waiver of conditions determined by the Company in its sole discretion. On and after the date fixed for redemption, unless the Company defaults on its payment obligations or any conditions contained in the notice of redemption are not satisfied or waived, interest will cease to accrue on the Notes or portions thereof called for redemption.

INTEREST RESERVE ACCOUNT


         Approximately $48 million was placed in an account (the "Interest Reserve Account") to be held and invested by the Trustee for use by the Company solely to make interest payments due on the Notes through June 30, 1999. Any funds remaining in the Interest Reserve Account after payment of all interest due through June 30, 1999 may be used by the Company for general corporate purposes. The Trustee has invested and will invest the assets of the Interest Reserve Account in cash or Cash Equivalents (as defined) as specifically directed in writing by the Company. Interest income, if any, earned on the invested proceeds, will be added to the balance of the Interest Reserve Account but may be disbursed to the Company at any time and used by the Company for general corporate purposes. In the event that the Company optionally redeems Notes with the net proceeds of a Public Equity Offering, the Company may direct the Trustee to release from the Interest Reserve Account funds in an amount that bears the same proportion to the aggregate amount of funds of the Interest Reserve Account immediately prior to the release of such proceeds as the aggregate principal amount of the Notes so redeemed by the Company bears to the aggregate principal amount of Notes outstanding immediately prior to such redemption. The amount of funds that may be released by the Trustee to the Company in connection with any such optional redemption shall be net of any costs, fees and expenses (such as breakage fees) incurred to permit such release.


SUBORDINATION

         The Outstanding Notes are and the Exchange Notes and the Guarantees, if any, will be general, unsecured obligations of the Company and the Guarantors, respectively, subordinated in right of payment to all Senior Debt of the Company and the Guarantors, as applicable. Such subordination will not prevent the occurrence of an Event of Default.

         No payment may be made by the Company or on behalf of the Company on account of principal of or interest on the Notes or to acquire or repurchase any of the Notes or on account of the redemption provisions of the Notes


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(i) upon the maturity of any Senior Debt by lapse of time, acceleration or otherwise, unless and until all such Senior Debt is first paid in full or (ii) upon the happening of any default in payment of any principal of or interest on any Senior Debt when the same becomes due and payable (a "Payment Default"), unless and until such Payment Default shall have been cured or waived or shall have ceased to exist.

         Upon (i) the happening of an event of default (other than a Payment Default) that permits the holders of Senior Debt to declare such Senior Debt to be due and payable (or, in the case of letters of credit, require cash collateralization thereof) and (ii) written notice of such event of default given to the Company and the Trustee by the lenders' agent under the Company's working capital facility, if any, secured by Receivables and Inventory (provided that such working capital facility constitutes Senior Debt) or holders of an aggregate of at least $30 million principal amount outstanding of any Senior Debt or their representative (a "Payment Notice"), then, unless and until such event of default has been cured or waived or otherwise has ceased to exist, no payment (by set-off or otherwise) may be made by or on behalf of the Company or any Guarantor which is an obligor under such Senior Debt on account of any Obligation in respect of the Notes, including the principal of, premium, if any, or interest on the Notes, or to repurchase any of the Notes, or on account of the redemption provisions of the Notes (or liquidated damages pursuant to the registration rights agreements relating to the Notes), in any such case, other than payments made with Junior Securities. Notwithstanding the foregoing, unless the Senior Debt in respect of which such event of default exists has been declared due and payable in its entirety within 179 days after the Payment Notice is delivered as set forth above (the "Payment Blockage Period") (and such declaration has not been rescinded or waived), at the end of the Payment Blockage Period, the Company and the Guarantors shall be required to pay all sums not paid to the Holders of the Notes during the Payment Blockage Period due to the foregoing prohibitions and to resume all other payments as and when due on the Notes. Any number of Payment Notices may be given; provided, however, that (i) not more than one Payment Notice shall be given within a period of any 360 consecutive days, and (ii) no default that existed upon the date of such Payment Notice or the commencement of such Payment Blockage Period (whether or not such event of default is on the same issue of Senior Debt) shall be made the basis for the commencement of any other Payment Blockage Period unless such other Payment Blockage Period is commenced by a Payment Notice from the Representative and such event of default shall have been cured or waived for a period of at least 90 consecutive days.

         In the event that, withstanding the foregoing, any payment or distribution of assets of the Company or any Guarantor (other than Junior Securities) shall be received by the Trustee or the Holders at a time when such payment or distribution is prohibited by the foregoing provisions, such payment or distribution shall be held in trust for the benefit of the holders of such Senior Debt, and shall be paid or delivered by the Trustee or such Holders, as the case may be, to the holders of such Senior Debt remaining unpaid or unprovided for or to their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Debt may have issued, ratably according to the aggregate principal amounts remaining unpaid on account of such Senior Debt held or represented by each, for application to the payment of all such Senior Debt remaining unpaid, to the extent necessary to pay or to provide for the payment of all such Senior Debt in full in cash or Cash Equivalents or otherwise to the extent holders accept satisfaction of amounts due by settlement in other than cash or Cash Equivalents after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

         Upon any distribution of assets of the Company or any Guarantor upon any dissolution, winding up, total or partial liquidation or reorganization of the Company or a Guarantor, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or a similar proceeding or upon assignment for the benefit of creditors or any marshaling of assets or liabilities, (i) the holders of all Senior Debt of the Company or such Guarantor, as applicable, will first be entitled to receive payment in full in cash or Cash Equivalents or otherwise to the extent holders accept satisfaction of amounts due by settlement in other than cash or Cash Equivalents (or have such payment duly provided for) before the Holders are entitled to receive any payment on account of any Obligation in respect of the Notes, including the principal of, premium, if any, and interest on the Notes (or liquidated damages pursuant to the registration rights agreement relating to the Notes) (other than Junior Securities) and (ii) any payment or distribution of assets of the Company or such Guarantor of any kind or character from any source, whether in cash, property or securities (other than Junior Securities) to which the Holders or the Trustee on behalf of the Holders would be entitled (by set-off or otherwise) but for the


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



subordination provisions contained in the Indenture, will be paid by the liquidating trustee or agent or other person making such a payment or distribution directly to the holders of such Senior Debt or their representative to the extent necessary to make payment in full in cash or Cash Equivalents (or have such payment duly provided for) on all such Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

         Because of these subordination provisions, creditors of the Company who are holders of Senior Debt may recover more, ratably, than the Holders of the Notes. The subordination provisions described above will cease to be applicable to the Notes upon any legal defeasance or covenant defeasance of the Notes as described under "--Covenant Defeasance; Satisfaction and Discharge of the Indenture."


         As of October 31, 1998, on a pro forma basis giving effect to the Transaction, the Company had outstanding Senior Debt of approximately $844.3 million. The foregoing amount includes only liabilities included on the Company's balance sheet under GAAP; the Company has other liabilities, including contingent liabilities, which may be significant. Although the Indenture contains limitations on the amount of additional Debt that the Company and its Subsidiaries may incur, the amounts of such Debt could be substantial and, in any case, such Debt may be Senior Debt. See "-- Covenants -- Limitation on Incurrences of Additional Debt and Issuances of Disqualified Capital Stock."


SUBSIDIARY GUARANTEES

         The Indenture provides that all future Material Subsidiaries and Subsidiaries that guarantee any pari passu Debt or Subordinated Debt of the Company or of any other Subsidiary of the Company shall jointly and severally guarantee irrevocably and unconditionally all principal, premium, if any, and interest on the Notes on a senior subordinated unsecured basis. The Company will covenant pursuant to the Indenture to cause each of such Subsidiaries promptly to execute and deliver to the Trustee a Guarantee pursuant to which such Subsidiary will guarantee payment of the Notes and the performance of the Company's other obligations under the Indenture to the extent set forth in the provisions of the Indenture relating to Guarantors. The obligations of each Guarantor under its Guarantee will be designed so as not to constitute a fraudulent conveyance under applicable law; however, there can be no assurance that a court of competent jurisdiction would reach the same conclusion. Separate financial statements of the Guarantors are not presented because the Company has no Subsidiaries.

         The Indenture provides that no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person whether or not affiliated with such Guarantor unless (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor pursuant to the supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes and the Indenture and (ii) immediately after giving effect to such transaction, no Default or Event of Default exists.

         The Indenture provides that, subject to the covenant described below under "-- Limitation on Merger, Sale or Consolidation" to the extent that the sale of such Guarantor would constitute the sale of all or substantially all the assets of the Company, in the event of a sale or other disposition of all of the assets of any Guarantor, including by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Guarantor, then such Guarantor or the Person acquiring the property (in the event of a sale or other disposition of all of the assets of such Guarantor) will be released and relieved of its obligations under its Guarantee.

CERTAIN DEFINITIONS

         Set forth below is a summary of certain defined terms contained in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.



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




         "Accounts Receivable Subsidiary" means a subsidiary of TEC, the Company, TCR Holding or TransContinental designated as an Accounts Receivable Subsidiary for the purpose of financing the accounts receivable of TransContinental.


         "Accounts Receivable Subsidiary Notes" means the notes to be issued by the Accounts Receivable Subsidiary for the purchase of accounts receivable.

         "Adjusted Consolidated Net Income" of any Person for any period means the net income (loss) of such Person and its consolidated Subsidiaries for such period, determined in accordance with GAAP, excluding (without duplication) (i) all extraordinary gains, (ii) the net income, if positive, of any other Person, other than a consolidated Subsidiary, in which such Person or any of its consolidated Subsidiaries has an interest, except to the extent of the amount of any dividends or distributions actually paid in cash to such Person or a consolidated Subsidiary of such Person during such period, (iii) the net income, if positive, of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition and (iv) the net income, if positive, of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to such Subsidiary.

         "Asset Sale" means any direct or indirect conveyance, sale, transfer or other disposition (including through damage or destruction for which Insurance Proceeds are paid or by condemnation), in one transaction or a series of related transactions, of any of the properties, businesses or assets of the Company or any Subsidiary of the Company, whether owned on the Issue Date or thereafter acquired; provided, however, that "Asset Sale" shall not include (i) any disposition of Receivables, Inventory or Equipment or, (ii) any pledge or disposition of assets (if such pledge or disposition would otherwise constitute an Asset Sale) to the extent and only to the extent that it results in the creation of a Permitted Lien.

         "Attributable Debt" in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP or, in the event that such rate of interest is not reasonably determinable, discounted at the rate of interest borne by the Notes) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

         "Capital Expenditures" of a Person means expenditures (whether paid in cash or accrued as a liability) by such Person or any of its Subsidiaries that, in conformity with GAAP, are or would be included in "capital expenditures," "additions to property, plant, or equipment" or comparable items in the consolidated financial statements of such Person consistent with prior accounting practices.


         "Capital Improvement Program" means the expansion and improvement program at the Company (or, after the Transaction Closing Date, TransContinental).


         "Capital Stock" means, with respect to any Person, any capital stock of such Person and shares, interests, participations, or other ownership interests (however designated) of such Person and any rights (other than debt securities convertible into corporate stock), warrants or options to purchase any of the foregoing, including without limitation, each class of common stock and preferred stock of such Person, if such Person is a corporation, and each general or limited partnership interest or other equity interest of such Person, if such Person is a partnership.

         "Capitalized Lease Obligation" means obligations under a lease that are required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of Debt represented by such obligations shall be the capitalized amount of such obligations, as determined in accordance with GAAP.



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



         "Cash Equivalents" means (a) United States dollars, (b) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (c) certificates of deposit with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year, and overnight bank deposits, in each case, with any Eligible Institution, (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and (c) entered into with any Eligible Institution, (e) commercial paper rated "P-1," "A-1" or the equivalent thereof by Moody's Investors Service, Inc. or Standard & Poor's Corporation, Inc., respectively, and in each case maturing within one year after the date of acquisition, (f) shares of money market funds, including those of the Trustee, that invest solely in United States dollars and securities of the types described in clauses (a) through (e), (g) demand and time deposits and certificates of deposit with any commercial bank organized in the United States not meeting the qualifications specified in clause (c) above or an Eligible Institution; provided that such deposits and certificates support bonds, letters of credit and other similar types of obligations incurred in the ordinary course of business, (h) deposits, including deposits denominated in foreign currency, with any Eligible Institution; provided that all such deposits do not exceed $10 million in the aggregate at any one time, and (i) demand or fully insured time deposits used in the ordinary course of business with commercial banks insured by the Federal Deposit Insurance Corporation.


         "CATOFIN(R) Unit" means certain real property owned by the Company before the Transaction Closing Date as more specifically defined in the security documents relating to the TEC Notes, together with all personal property of TransContinental now or hereinafter located on such real property but only to the extent that such property is part of a refining unit designed to produce propane and butane mono-olefins using the CATOFIN(R) process.




         "Common Stock" means the Company's common stock, $0.01 par value.

         "Company" means TransAmerican Refining Corporation, a Texas corporation, and any successor corporation pursuant to the terms of the provision described herein under "--Limitation on Merger, Sale or Consolidation."

         "Consolidated EBITDA" of any Person for any period, unless otherwise defined herein, means (a) the Consolidated Net Income of such Person for such period, plus (b) the sum, without duplication (and only to the extent such amounts are deducted from net revenues in determining such Consolidated Net Income), of (i) the provision for income taxes for such period for such Person and its consolidated Subsidiaries, (ii) depreciation, depletion, and amortization of such Person and its consolidated Subsidiaries for such period and (iii) Consolidated Fixed Charges of such Person for such period, determined, in each case, on a consolidated basis for such Person and its consolidated Subsidiaries in accordance with GAAP.


         "Consolidated Fixed Charge Coverage Ratio" on any date (the "Transaction Date") means, with respect to any Person, the ratio, on a pro forma basis, of (i) (x) with respect to any Person other than TCR Holding, the aggregate amount of Consolidated EBITDA of such Person (attributable to continuing operations and businesses and exclusive of the amounts attributable to operations and businesses discontinued or disposed of, on a pro forma basis as if such operations and businesses were discontinued or disposed of on the first day of the Reference Period) for the Reference Period or (y) with respect to TCR Holding, the aggregate amount of dividends and other distributions on the Capital Stock of TransContinental received by TCR Holding from TransContinental during the Reference Period to (ii) the aggregate Consolidated Fixed Charges of such Person (exclusive of amounts attributable to discontinued operations and businesses on a pro forma basis as if such operations and businesses were discontinued or disposed of on the first day of the Reference Period, but only to the extent that the obligations giving rise to such Consolidated Fixed Charges would no longer be obligations contributing to such Person's Consolidated Fixed Charges subsequent to the Transaction Date) during the Reference Period; provided, that for purposes of such computation, in calculating Consolidated EBITDA and Consolidated Fixed Charges, (a) the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio shall be assumed to have occurred on the first day of the Reference Period, (b) the incurrence of any Debt or issuance of Disqualified Capital Stock or the retirement of any Debt or Capital Stock during the Reference Period or subsequent thereto and on or prior to the Transaction Date shall be assumed to have occurred on the first day



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




of such Reference Period, (c) Consolidated Interest Expense attributable to any Debt (whether existing or being incurred) bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date had been the applicable rate for the entire period, unless such Person or any of its Subsidiaries is a party to a Swap Obligation (that remains in effect for the 12-month period after the Transaction Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used.


         "Consolidated Fixed Charges" of any Person for any period means (without duplication) the sum of (i) Consolidated Interest Expense of such Person for such period, (ii) dividend requirements of such Person and its consolidated Subsidiaries (whether in cash or otherwise (except dividends payable solely in shares of Qualified Capital Stock)) with respect to Preferred Stock paid, accrued, or scheduled to be paid or accrued during such period, in each case to the extent attributable to such period and excluding items eliminated in consolidation and (iii) fees paid, accrued, or scheduled to be paid or accrued during such period by such Person and its Subsidiaries in respect of performance bonds or other guarantees of payment. For purposes of clause (ii) above, dividend requirements shall be increased to an amount representing the pre-tax earnings that would be required to cover such dividend requirements; accordingly, the increased amount shall be equal to a fraction, the numerator of which is such dividend requirements and the denominator of which is 1 minus the applicable actual combined effective Federal, state, local, and foreign income tax rate of such Person and its subsidiaries (expressed as a decimal), on a consolidated basis, for the fiscal year immediately preceding the date of the transaction giving rise to the need to calculate Consolidated Fixed Charges.

         "Consolidated Interest Expense" of any Person means, for any period, the aggregate interest (without duplication), whether expensed or capitalized, paid, accrued, or scheduled to be paid or accrued during such period in respect of all Debt of such Person and its consolidated Subsidiaries (including (i) amortization of deferred financing costs and original issue discount and non-cash interest payments or accruals, (ii) the interest portion of all deferred payment obligations, calculated in accordance with the effective interest method and (iii) all commissions, discounts, other fees, and charges owed with respect to letters of credit and banker's acceptance financing and costs associated with Swap Obligations, in each case to the extent attributable to such period but excluding any interest accrued on intercompany payables for taxes to the extent the liability for such taxes has been assumed by TransAmerican pursuant to the Tax Allocation Agreement) determined on a consolidated basis in accordance with GAAP. For purposes of this definition, (x) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board), and (y) Consolidated Interest Expense attributable to any Debt represented by the guarantee by such Person or a Subsidiary of such Person other than with respect to Debt of such Person or a Subsidiary of such Person shall be deemed to be the interest expense attributable to the item guaranteed.

         "Consolidated Net Income" of any Person for any period means the net income (loss) of such Person and its consolidated Subsidiaries for such period, determined in accordance with GAAP, excluding (without duplication) (i) all extraordinary, unusual and nonrecurring gains, (ii) the net income, if positive, of any other Person, other than a consolidated Subsidiary, in which such Person or any of its consolidated Subsidiaries has an interest, except to the extent of the amount of any dividends or distributions actually paid in cash to such Person or a consolidated Subsidiary of such Person during such period, but not in excess of such Person's pro rata share of such other Person's aggregate net income earned during such period or earned during the immediately preceding period and not distributed during such period, (iii) the net income, if positive, of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition and (iv) the net income, if positive, of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to such Subsidiary.

         "Consolidated Net Tangible Assets" means, as of any date, the total assets of the Company and its Subsidiaries on a consolidated basis as of such date (less applicable reserves and other items properly deductible from total assets) and after deducting therefrom: (i) total liabilities and total capital items as of such date except the following: items


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constituting Debt, paid-in capital and retained earnings, provisions for deferred income taxes and deferred gains, and reserves which are not reserves for any contingencies not allocated to any particular purpose; (ii) goodwill, trade names, trademarks, patents, unamortized debt discount and expense, and other intangible assets; and (iii) all Investments other than Permitted Investments.


         "Construction Supervisor" means Baker & O'Brien, Inc., as construction supervisor of the Capital Improvement Program or any successor construction supervisor appointed by TEC with the approval of TCR Holding, which approval shall not be unreasonably withheld.



         "Debt" means with respect to any person, without duplication (i) all liabilities, contingent or otherwise, of such Person (a) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (b) evidenced by bonds, notes, debentures, or similar instruments or letters of credit or representing the balance deferred and unpaid of the purchase price of any property acquired by such Person or services received by such Person (other than long-term services or supply contracts which required minimum periodic payments), (c) evidenced by bankers' acceptances or similar instruments issued or accepted by banks or Swap Obligations, (d) for the payment of money relating to a Capitalized Lease Obligation, (e) the Attributable Debt associated with any Sale and Leaseback Transaction or (f) Dollar-Denominated Production Payments that TransTexas or any of its Subsidiaries elect to treat as Debt (excluding all other Permitted Production Payment Obligations); (ii) reimbursement obligations of such Person with respect to letters of credit; (iii) all liabilities of others of the kind described in the preceding clause (i) or (ii) that such Person has guaranteed or that is otherwise its legal liability (to the extent of such guaranty or other legal liability) other than for endorsements, with recourse, of negotiable instruments in the ordinary course of business; (iv) all obligations secured by a Lien (other than Permitted Liens, except to the extent the obligations secured by such Permitted Liens are otherwise included in clause (i), (ii) or (iii) of this definition and are obligations of such Person) to which the property or assets (including, without limitation, leasehold interests and any other tangible or intangible property rights) of such Person are subject, regardless of whether the obligations secured thereby shall have been assumed by or shall otherwise be such Person's legal liability (but, if such obligations are not assumed by such Person or are not otherwise such Person's legal liability, the amount of such Debt shall be deemed to be limited to the fair market value of such property or assets determined as of the end of the preceding fiscal quarter); and (v) any and all deferrals, renewals, extensions, refinancings, and refundings (whether direct or indirect) of, or amendments, modifications, or supplements to, any liability of the kind described in any of the preceding clauses (i) through (iv) regardless of whether between or among the same parties. Notwithstanding anything to the contrary contained herein, for purposes of Section 4.11, notes issued in satisfaction of the interest obligation on up to $150 million principal amount of 15% Senior Secured Notes due 2003 issued pursuant to the Transaction in accordance with the terms thereof shall not constitute Debt except for purposes of the third to last and second to last paragraphs of Section 4.11.


         "Default" means an event or condition, the occurrence of which is, or with the lapse of time or giving of notice or both would be, an Event of Default.

         "Delayed Coking Unit" means the delayed coking unit being constructed as part of the Capital Improvement Program.

         "Disbursement Agreement" means the Disbursement Agreement among TEC, the Company, the disbursement agent named therein and the Construction Supervisor, as amended pursuant to the terms thereof.


         "Disqualified Capital Stock" means, with respect to any Person, any Capital Stock of such Person or its Subsidiaries that, by its terms of any security into which it is convertible or exchangeable, is, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased by such Person or its Subsidiaries, including at the option of the holder, in whole or in part, or has, or upon the happening of an event or passage of time would have, a redemption or similar payment due, on or prior to June 30, 2003.




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



         "Eligible Institution" means a commercial banking institution that has combined capital and surplus of not less than $500 million and that is rated "A" (or higher) according to Moody's Investors Service, Inc. or Standard & Poor's Corporation, Inc. at the time as of which any investment or rollover therein is made.

         "Equipment" means and includes all of the Company's or any of its Subsidiaries' now owned or hereafter acquired Vehicles, rolling stock and related equipment and other assets accounted for as equipment by such Person in its financial statements, all proceeds thereof, and all documents of title, books, records, ledger cards, files, correspondence and computer files, tapes, disks and related data processing software that at any time evidence or contain information relating to the foregoing.

         "Equity Offering" of any Person means any Public Equity Offering or any private placement of any Capital Stock of such Person.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

         "Expense Reimbursement Agreement" means an expense reimbursement agreement pursuant to which the Company will reimburse certain expenses of TEC including, without limitation, registration expenses under state and federal securities laws, franchise taxes, directors' fees and litigation support expenses.

         "GAAP" means generally accepted accounting principles as in effect in the United States on the Issue Date applied on a basis consistent with that used in the preparation of the audited financial statements of the Company included in this Prospectus.


         "Gas Purchase Agreement" means the Interruptible Gas Sales Terms and Conditions between the Company and TransTexas, as in effect on the Issue Date and as amended from time to time, provided that any such amendment is approved by the Board of Directors of each of the parties thereto.


         "Guarantor Senior Debt" means all Debt of a Guarantor created, incurred, assumed or guaranteed by any Guarantor (and all renewals, extensions, increases or refundings thereof) (including the principal of, interest on and fees, premiums, expenses (including costs of collection), indemnities and other amounts payable in connection with such Debt, and including any Post-Commencement Amounts), unless the instrument governing such Debt expressly provides that such Debt is not senior or superior in right of payment to the Guarantee. Notwithstanding the foregoing, Guarantor Senior Debt does not include any Debt of the Guarantor to the Company or any Subsidiary or any Unrestricted Subsidiary.

         "Intercompany Loan Redemption" means the redemption by TARC of all or a portion of the principal amount then outstanding under the TARC Intercompany Loan together with accrued and unpaid interest, if any, to and including the redemption date.

         "Interest Rate or Currency Agreement" of any Person means any forward contract, futures contract, swap, option or other financial agreement or arrangement (including, without limitation, caps, floors, collars, puts and similar agreements) relating to, or the value of which is dependent upon, interest rates or currency exchange rates.

         "Inventory" means and includes feedstocks, refined products, chemicals and catalysts, other supplies and storeroom items and similar items accounted for as inventory by TARC on its financial statements, all proceeds thereof, and all documents of title, books, records, ledger cards, files, correspondence, and computer files, tapes, disks and related data processing software that at any time evidence or contain information relating to the foregoing.


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         "Investment" by any Person in any other Person means (a) the acquisition (whether for cash, property, services, securities or otherwise) of capital stock, bonds, notes, debentures, partnership, or other ownership interests or other securities of such other Person or any agreement to make any such acquisition; (b) the making by such Person of any deposit with, or advance, loan or other extension of credit to, such other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other Person) and (without duplication) any amount committed to be advanced, loaned or extended to such other Person; (c) the entering into of any guarantee of, or other contingent obligation with respect to, Debt or other liability of such other Person; (d) the entering into of any Swap Obligation with such other Person; or
(e) the making of any capital contribution by such Person to such other Person.

         "Investment Grade Rating" means, with respect to any Person or issue of debt securities or preferred stock, a rating in one of the four highest letter rating categories (without regard to "+" or "-" or other modifiers) by any rating agency or if any such rating agency has ceased using letter rating categories or the four highest of such letter rating categories are not considered to represent "investment grade" ratings, then the comparable "investment grade" ratings (as designated by any such rating agency).

         "Issue Date" means the date of first issuance of the Notes under the Indenture.

         "Junior Security" means any Qualified Capital Stock and any Debt of the Company or a Guarantor, as applicable, that is subordinated in right of payment to the Notes or the Guarantees, as applicable, and has no scheduled installment of principal due, by redemption, sinking fund payment or otherwise, on or prior to the Stated Maturity of the Notes.

         "Lien" means any mortgage, lien, pledge, charge, security interest, or other encumbrance of any kind, regardless of whether filed, recorded, or otherwise perfected under applicable law (including any conditional sale or other title retention agreement and any lease deemed to constitute a security interest and any option or other agreement to give any security interest).

         "Material Subsidiary" means any Subsidiary of the Company which, as of the relevant date of determination, would be a "significant subsidiary" as defined in Reg. ss. 230.405 promulgated pursuant to the Securities Act as in effect on the Issue Date, assuming the Company is the "registrant" referred to in such definition, except that the 10% amounts referred to in such definition shall be deemed to be 5%.

         "Mechanical Completion" means with respect to the Capital Improvement Program, Phase I, Phase II or any specified unit or component thereof, sufficient completion of the construction of the Capital Improvement Program, Phase I, Phase II or any specified unit or component, as the case may be, in accordance with the Plans, so that the Capital Improvement Program, Phase I, Phase II or such unit or component, as the case may be, can be operated for its intended purpose.

         "Net Cash Proceeds" means, with respect to any Asset Sale of any Person, an amount equal to the cash proceeds received (including any cash proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, and excluding any other consideration until such time as such consideration is converted into cash) therefrom, in each case net of all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state or local taxes required to be accrued as a liability as a consequence of such Asset Sale, and in each case net of all Debt secured by such assets, in accordance with the terms of any Lien upon or with respect to such assets, or which must, by its terms or in order to obtain a necessary consent to such Asset Sale to prevent a default or event of default under Senior Debt or by applicable law, be repaid out of the proceeds from such Asset Sale and that is actually so repaid.

         "Net Proceeds" means (a) in the case of any sale by a Person of Qualified Capital Stock, an amount equal to the aggregate net cash proceeds received by such Person from the sale of Qualified Capital Stock (other than to a


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



Subsidiary) after payment of reasonable out-of-pocket expenses, commissions and discounts incurred in connection therewith, and (b) in the case of any exchange, exercise, conversion or surrender of any outstanding securities or Debt of such Person for or into shares of Qualified Capital Stock of such Person, an amount equal to the net book value of such outstanding securities as adjusted on the books of such Person or Debt of such Person to the extent recorded in accordance with GAAP, in each case, on the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the holder of such Debt or securities to such Person upon such exchange, exercise, conversion or surrender and less (i) any and all payments made to the holders of such Debt or securities and (ii) all other expenses incurred by such Person in connection therewith, in each case, in so far as such payments or expenses are incident to such exchange, exercise, conversion, or surrender).

         "Net Debt" of a Person means such Person's outstanding Debt to the extent recorded in accordance with GAAP, less cash and Cash Equivalents of such Person, in each case as measured on a consolidated basis and as of the last day of the measuring period.

         "Net Working Capital" of any Person means (i) all current assets of such Person and its consolidated Subsidiaries, minus (ii) all current liabilities of such Person and its consolidated Subsidiaries other than the current portion of long term debt, each item to be determined in conformity with GAAP.

         "Net Worth" of any Person means, at any date of determination, stockholders' equity as set forth on the most recently available quarterly or annual consolidated balance sheet of such Person and its Subsidiaries (which shall be as of a date not more than 105 days prior to the date of such computation), less any amounts included therein attributable to Disqualified Capital Stock or any equity security convertible into or exchangeable for Debt, the cost of treasury stock (not otherwise deducted from stockholder's equity), and the principal amount of any promissory notes receivable from the sale of the Capital Stock of such Person or any of its Subsidiaries, each item to be determined in conformity with GAAP.

         "NNM" means the Nasdaq National Market.

         "Note Redemption" means a redemption of Notes by the Company pursuant to the redemption provisions of the Indenture.

         "Note Repurchase" means a purchase of Notes by the Company, other than pursuant to a Note Redemption, a Change of Control Offer or an Excess Cash Offer; provided that all Notes purchased are delivered to the Trustee for cancellation promptly upon their receipt by the Company.

         "Notes" means the 16% Series A Senior Subordinated Notes due 2003 and the 16% Series B Senior Subordinated Notes due 2003, in each case as supplemented from time to time in accordance with the terms thereof, issued under this Indenture.

         "NYSE" means the New York Stock Exchange.

         "Obligation" means any principal, premium, interest, penalties, fees, reimbursements, damages, indemnification and other liabilities relating to obligations of the Company or any Guarantor under the Notes or the Indenture, including any liquidated damages pursuant to the registration rights agreements relating to the Notes.



         "Office Leases" means the existing leases of office space at 1300 North Sam Houston Parkway East, Houston, Texas 77032-2949.

         "Old TARC Warrants" means the Common Stock Purchase Warrants of TARC issued on February 23, 1995.

         "Pari Passu Debt" means any other Debt of the Company that specifically provides that such Indebtedness is to rank pari passu with the Notes in right of payment.

         "Permitted Hedging Transactions" means non-speculative transactions in futures, forwards, swaps or option contracts (including both physical and financial settlement transactions) engaged in by the TARC Entities as part of their normal business operations as a risk-management strategy or hedge against adverse changes in the prices of natural gas, feedstock or refined products; provided, that at the time of such transaction (i) the counter party to any such transaction is an Eligible Institution or a Person that has an Investment Grade Rating or has an issue of debt securities or preferred stock outstanding with an Investment Grade Rating or (ii) such counter party's obligation pursuant to such transaction is unconditionally guaranteed in full by, or secured by a letter of credit issued by, an Eligible Institution or a Person that has an Investment Grade Rating or that has an issue of debt securities or preferred stock outstanding with an Investment Grade Rating.


         "Permitted Investment" means, when used with reference to the Company or its Subsidiaries, (i) trade credit extended to persons in the ordinary course of business; (ii) purchases of Cash Equivalents; (iii) Investments by any of the TARC Entities or any of the TCR Holding Entities in any of the TCR Holding Entities or in TransContinental and Investments by any of the TCR Holding Entities in any of the TARC Entities; (iv) Swap Obligations; (v) the receipt of Capital Stock in lieu of cash in connection with the settlement of litigation;
(vi) advances to officers and employees in connection with the performance of their duties in the ordinary course of business in an amount not to exceed $3 million in the aggregate outstanding at any time; (vii) margin deposits in connection with Permitted Hedging Transactions; (viii) an Investment in one or more Unrestricted Subsidiaries of the Company in an aggregate amount not in excess of $10,000,000 (net of returns on investment) plus the assets comprising the CATOFIN(R) Unit owned by the Company as of the date hereof, less the amount of any Unrestricted Non-Recourse Debt outstanding of the Company or any of its Subsidiaries; (ix) deposits permitted by the definition of Permitted Liens or any extension, renewal, or replacement of any of them; (x) Investments in Accounts Receivables Subsidiary Notes by any of the TARC Entities or any of the TCR Holding Entities in amounts not to exceed the greater of $20 million or 20% of the TransContinental Borrowing Base at any one time; (xi) Investments by the Company in a reincorporation subsidiary in connection with the initial capitalization thereof and not to exceed $1,000; (xii) Investments by the Company or any of its wholly owned Subsidiaries in an aggregate amount not to exceed $250,000, for the purpose of facilitating a redemption, repurchase or other retirement for value of the Old TARC Warrants or the conversion of the Old TARC Warrants into the right to receive cash; (xiii) a guaranty by a Subsidiary of the Company permitted under clause (h) of Section 4.11; (xiv) deposits permitted by the definition of "Permitted Liens" or any extension, renewal, or replacement of any of them; (xv) other Investments not in excess of $5 million at any time outstanding; (xvi) loans made (X) to officers, directors and employees of the Company or any of its Subsidiaries approved by the applicable Board of Directors (or by an authorized officer), the proceeds of which are used solely to purchase stock or to exercise stock options received pursuant to an employee stock option plan or other incentive plan, in a principal amount not to exceed the purchase price of such stock or the exercise price of such stock options, as applicable and (Y) to refinance loans, together with accrued interest thereon made pursuant to this clause, in each case not in excess of $3 million in the aggregate outstanding at any one time, (xvii) Investments in money market mutual or similar funds having assets in excess of $100,000,000 and (xviii) the purchase or other acquisition by TARC, TCR Holding and their Subsidiaries of TEC Notes or by TCR Holding and its Subsidiaries of Notes or Series C/D Notes.



         "Permitted Liens" means (a) Liens imposed by governmental authorities for taxes, assessments, or other charges not yet due or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the Company or any of its Subsidiaries in accordance with GAAP; (b) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen, mineral interest owners, or other like Liens arising by operation of law in the ordinary course of business provided that (i) the underlying obligations are not overdue for a period of more than 60 days, or (ii) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Company or any of its Subsidiaries in accordance with GAAP; (c) deposits of cash or Cash Equivalents to secure (i) the performance of bids, trade contracts (other than borrowed money), leases, statutory obligations, surety bonds, performance bonds, and other obligations of a like nature incurred in the ordinary course of business (or to secure reimbursement obligations or letters of credit issued to secure such performance or other obligations) in an aggregate amount outstanding at any one time not in excess of $5 million or (ii) appeal or supersedeas bonds (or to secure reimbursement obligations or letters of credit in support of such bonds); (d) easements, servitudes, rights-of-way, zoning, similar restrictions and other similar encumbrances or title defects incurred in the ordinary course of business which, in the aggregate, are not material in amount and which do not, in any case, materially detract from the value of the property subject thereto (as such property is used by any of the TARC Entities) or materially interfere with the ordinary conduct of the business of any of the TARC Entities including without limitation, any easement or servitude granted in connection with the financing of the Storage Assets; (e) Liens arising by operation of law in connection with judgments, only to the extent, for an amount and for a period not resulting in an Event of Default with respect thereto; (f) Liens securing Debt or other obligations not in excess of $3 million; (g) pledges or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance, other types of social security legislation, property insurance and liability insurance; (h) Liens on Equipment, Receivables and Inventory; (i) Liens on the assets of any entity existing at the time such assets are acquired by any of the TARC Entities, whether by merger, consolidation, purchase of assets or otherwise so long as such Liens (i) are not created, incurred or assumed in contemplation of such assets being acquired by any of the TARC Entities and (ii) do not extend to any other assets of any of the TARC Entities; (j) Liens (including extensions and renewals thereof) on real or personal property, acquired after the Series A/B Issue Date ("New Property"); provided, however, that (i) such Lien is created solely for the purpose of securing Debt Incurred to finance the cost (including the cost of improvement or construction) of the item of New Property subject thereto and such Lien is created at the time of or within six months after the later of the acquisition, the completion of construction, or the commencement of full operations of such New Property, (ii) the principal amount of the Debt secured by such Lien does not exceed 100% of such costs plus reasonable financing fees and other associated reasonable out-of-pocket expenses and (iii) any such Lien shall not extend to or cover any property or assets other than such item of New Property and any improvements on such New Property; (k) leases or subleases granted to others that do not materially interfere with the ordinary course of business of any of the TARC Entities, taken as a whole; (l) Liens on the assets of one of the TARC Entities in favor of another TARC Entity; (m) Liens securing reimbursement obligations with respect to letters of credit that encumber documents relating to such letters of credit and the products and proceeds thereof; provided, that, such reimbursement obligations are not matured for a period of over 60 days; (n) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (o) Liens encumbering customary initial deposits and margin deposits securing Swap Obligations or Permitted Hedging Transactions and Liens encumbering contract rights under Permitted Hedging Transactions; (p) Liens on cash deposits to secure reimbursement obligations with respect to letters of credit after the Delayed Coking Unit is completed; (q) Liens that secure Unrestricted Non-Recourse Debt; provided, however, that at the time of incurrence the aggregate fair market value of the assets securing such Lien (exclusive of the stock of the applicable Unrestricted Subsidiary) shall not exceed the amount of allowed Unrestricted Non-Recourse Debt of the Company or TCR Holding; (r) Liens on the proceeds of any property subject to a Permitted Lien and Liens on the proceeds of any Debt Incurred in accordance with the provisions hereof, or on deposit accounts containing any such proceeds; (s) Liens imposed in connection with Debt incurred pursuant to clause (f) of Section 4.11; provided, that such liens, if not Permitted Liens, do not extend to property other than the Storage Assets, the proceeds of financing related to the Storage Assets or deposit accounts containing such proceeds; and (t) any extension, renewal or replacement of the Liens created pursuant to any of clauses (a) through (g), (i) through (s) or (u) provided that such Liens would have otherwise been permitted under such clauses, and provided further that the Liens, permitted by this clause (t) do not secure any additional Debt or encumber any additional property; (u) Liens that secure Senior Debt; (v) Liens on any property of the Company or its Subsidiaries (or any agreement to grant such Liens) securing the Series C/D Notes or the Notes, (w) Liens on any Property owned by TransContinental and (x) Liens on any Property owned by the Company or TCR Holding to secure Debt permitted by clause (s) of Section 4.11.


         "Person" means any corporation, individual, joint stock company, joint venture, partnership, unincorporated association, governmental regulatory entity, country, state, or political subdivision thereof, trust, municipality, or other entity.



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



         "Phase I" has the meaning given to it in this Prospectus under the heading "Business -- Capital Improvement Program."


         "Phase I Completion Date" means the date on which the Construction Supervisor issues a written notice (the "Phase I Completion Notice") to TEC certifying that the Phase I Performance Test has been completed.



         "Phase I Performance Test" means for a period of at least 72 uninterrupted hours, TransContinental's refinery has sustained (i) an average feedstock throughput level of at least 150,000 barrels per day and (ii) no net production of vacuum tower bottoms when using as input a combined feedstock slate with an average API Gravity of 22 degrees or less.


         "Phase II" has the meaning given to it in this Prospectus under the heading "Business -- Capital Improvement Program."


         "Phase II Completion Date" means the date on which the Construction Supervisor issues a written notice (the "Phase II Completion Notice") to TEC certifying that for a period of at least 72 uninterrupted hours, TransContinental's refinery has sustained (i) an average feedstock throughput level of at least 180,000 barrels per day and (ii) average production yields (measured as the liquid volume percent of feedstock throughput) of refined products with a specific gravity of gasoline or lighter of at least 40% and of middle distillates or lighter of at least 60%, when using a combined Crude Unit feedstock slate with an average API Gravity of 22 degrees or less.



         "Plans" means (a) the plans and specifications prepared by or on behalf of the Company (or, after the Transaction Closing Date, TransContinental), which describe and show the proposed expansion and modification of the Company's (or, after the Transaction Closing Date, TransContinental's) refinery as amended from time to time with the consent of the Construction Supervisor and (b) a budget prepared by or on behalf of the Company (or, after the Transaction Closing Date, TransContinental) as amended from time to time with the consent of the Construction Supervisor.


         "Post-Commencement Amounts" means all interest and fees accrued or accruing after the commencement of any proceeding initiated under any Bankruptcy Law in accordance with and at the contract rate (including, without limitation, any non-usurious rate applicable upon default) and all premiums, expenses (including costs of collection), indemnities and other amounts that would have accrued or been incurred after the commencement of any such proceeding in any case as specified in any agreement or instrument creating, evidencing, or governing any Senior Debt, whether or not, pursuant to applicable law or otherwise, the claim for such interest, fees, premiums, expenses, indemnities or other amounts is allowed and non-avoidable as a claim in such proceeding.

         "Preferred Stock" means, with respect to any corporation, any class or classes (however designated) of Capital Stock of such Person that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation over shares of Capital Stock of any other class of such corporation.

         "principal amount" when used with respect to Note means the principal amount of such Note as indicated on the face of such Note.

         "Public Equity Offering" means an underwritten public offering by a nationally recognized member of the National Association of Securities Dealers of Qualified Capital Stock of any Person pursuant to an effective registration statement filed with the SEC pursuant to the Securities Act.

         "Publicly Traded Stock" means, with respect to any Person, Capital Stock of such Person that is registered under Section 12 of the Exchange Act and actively traded on the New York Stock Exchange or American Stock


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



Exchange or quoted in the National Association of Securities Dealers Automated Quotation System (National Market System).


         "Purchasers" means the initial purchasers from TARC pursuant to the Transaction of voting stock of TCR Holding and their transferees and Affiliates (in each case other than the Company and its Subsidiaries).


         "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

         "Rating Agency" means Standard & Poor's Ratings Group (or any successor thereto) and Moody's Investors Service, Inc. (or any successor thereto) or, if either of them shall have ceased to be a "nationally recognized statistical rating organization" (as defined in Rule 436 under the Act) or shall have ceased to make publicly available a rating on any outstanding securities of any company engaged primarily in the oil and gas business, such other organization or organizations, as the case may be, then making publicly available a rating on the Notes as is selected by the Company.

         "Receivables" means and includes, as to any Person, any and all of such Person's now owned or hereafter acquired "accounts" as such term is defined in
Article 9 of the Uniform Commercial Code in the State of New York, all products and proceeds thereof, and all books, records, ledger cards, files, correspondence, and computer files, tapes, disks or software that at any time evidence or contain information relating to the foregoing.

         "Reference Period" with regard to any Person means the four full fiscal quarters of such Person ended on or immediately preceding any date upon which any determination is to be made pursuant to the terms of the Notes or the Indenture.


         "Refinery Assets" means substantially all of the assets of TARC immediately prior to the Transaction Closing Date.


         "Registration Rights Agreement" means the registration rights agreement in connection with the registration under federal securities laws of the capital stock of TARC pledged to the TEC Indenture Trustee under the TEC Indenture, as in effect on the Issue Date and as amended from time to time, provided that any such amendment is not materially adverse to the holders of the Notes.


         "Related Person" means (i) any Person (other than a Purchaser or TransContinental and any of its Subsidiaries) directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Subsidiary of the Company or any officer, director, or employee of the Company or any Subsidiary of the Company or of such Person, (ii) the spouse, any immediate family member, or any other relative who has the same principal residence of any Person described in clause (i) above, and any Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with, such spouse, family member, or other relative, and (iii) any trust in which any Person described in clause (i) or (ii), above, is a fiduciary or has a beneficial interest. For purposes of this definition the term "control" means (a) the power to direct the management and policies of a Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise, or (b) the beneficial ownership of 10% or more of the voting common equity of such Person (on a fully diluted basis) or of warrants or other rights to acquire such equity (whether or not presently exercisable).


         "Related Business" means the business of (i) processing, blending, terminalling, storing, marketing (other than through operating retail gasoline stations), refining, or distilling crude oil, condensate, natural gas liquids, petroleum blendstocks or refined products thereof and (ii) after the Phase II Completion Date, the exploration for, acquisition of, development of, production, transportation and gathering of crude oil, natural gas, condensate and natural gas liquids from outside of the United States and retail marketing of refined petroleum products.

         "Restricted Investment" means any direct or indirect Investment by the Company or any Subsidiary of the Company other than a Permitted Investment.


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





         "Restricted Payment" means, with respect to any Person, (i) any Restricted Investment, (ii) any dividend or other distribution on shares of Capital Stock of such Person or any Subsidiary of such Person (iii) any payment on account of the purchase, redemption, or other acquisition or retirement for value of any shares of Capital Stock of such Person, and (iv) any defeasance, redemption, repurchase, or other acquisition or retirement for value, or any payment in respect of any amendment in anticipation of or in connection with any such retirement, acquisition, or defeasance, in whole or in part, of any Pari Passu Debt or Subordinated Debt, directly or indirectly, of such Person or a Subsidiary of such Person prior to the scheduled maturity or prior to any scheduled repayment of principal in respect of such Pari Passu Debt or Subordinated Debt; provided, however, that the term "Restricted Payment" does not include (i) any dividend, distribution, or other payment on shares of Capital Stock of an issuer solely in shares of Qualified Capital Stock of such issuer that is at least as junior in ranking as the Capital Stock on which such dividend, distribution, or other payment is to be made, (ii) any dividend, distribution, or other payment to the Company from TCR Holding or from any of the Company's Subsidiaries or to TCR Holding by any of TCR Holding's Subsidiaries, (iii) any defeasance, redemption, repurchase, or other acquisition or retirement for value, in whole or in part, of any Pari Passu Debt or Subordinated Debt of such Person payable solely in shares of Qualified Capital Stock of such Person, (iv) any payments or distributions made pursuant to and in accordance with the Services Agreement, the Expense Reimbursement Agreement, the Office Leases, the Transfer Agreement or the Tax Allocation Agreement, (v) any redemption, repurchase or other retirement for value of the Old TARC Warrants by the Company, including any premium paid thereon, (vi) the redemption, purchase, retirement or other acquisition of any Debt including any premium paid thereon, with the proceeds of any refinancing Debt permitted to be incurred pursuant to clauses (o), (s) and (u) of the covenant described herein under the heading "Limitation on the Incurrences of Additional Debt and Issuances of Disqualified Capital Stock," (vii) the purchase by the Company or TCR Holding of shares of Capital Stock of the Company, TCR Holding, TransContinental, TransTexas or TTXD in connection with each of its employee benefit plans, including without limitation any employee stock ownership plans or any employee stock option plans, in an aggregate amount, with respect to the issuer, not to exceed 7% of the aggregate number of shares of voting stock held by nonaffiliates of the issuer measured from the date of the first such purchase, (viii) distributions of common stock of TransTexas to TEC, (ix) any dividend or other distribution on the Capital Stock of any Subsidiary of the Company, (x) any purchase of Capital Stock of TCR Holding by the Company, (xi) any purchase of Capital Stock of TransContinental by TCR Holding, (xii) any dividend or payment on shares of Capital Stock of TCR Holding the proceeds of the issuance of which are used to purchase TEC Notes and (xiii) the TCR Holding Participating Preferred Stock Redemption.


         "Sale and Leaseback Transaction" means an arrangement relating to property owned on the Issue Date or thereafter acquired whereby the Company or a Subsidiary of the Company transfers such property to a Person and leases it back from such Person.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.


         "Senior Debt" means, all Debt of the Company or, with respect to its use in the definition of "Permitted Liens" only, TCR Holding, including, without limitation, the TARC Discount Notes, the TARC Mortgage Notes, the TARC Working Capital Loan and the TARC Intercompany Loan, now or hereafter created, incurred, assumed or guaranteed by the Company (and all renewals, extensions or refundings thereof or of any part thereof) (including the principal of, interest on and fees, premiums, expenses (including costs of collection), indemnities and other amounts payable in connection with such Indebtedness, and including Post-Commencement Amounts), unless the instrument governing such Debt expressly provides that such Debt is not senior or superior in right of payment to the Notes. Notwithstanding the foregoing, Senior Debt of the Company shall not include (i) Debt evidenced by the Series C/D Notes and the Notes, (ii) Debt of the Company to any Subsidiary of the Company or to any Unrestricted Subsidiary of the Company (other than to facilitate the purchase of the common stock purchase warrants of TARC), or (iii) any amounts payable or other Debt



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




to trade creditors created, incurred, assumed or guaranteed by the Company or any Subsidiary of the Company in the ordinary course of business in connection with obtaining goods or services.



         "Series C/D Notes" means the Company's 16% Senior Subordinated Notes issued pursuant to the Indenture dated March 16, 1998 between the Company and First Union National Bank, as trustee, providing for the issuance of such notes, as such may be amended, supplemented and restated from time to time.



         "Services Agreement" means the Services Agreement among TNGC Holdings and its Subsidiaries, as in effect on the Issue Date and as amended from time to time, provided that any such amendment is approved by the Board of Directors of each of the parties thereto that will be bound by such amendment.


         "Stated Maturity," when used with respect to any Note, means June 30, 2003.

         "Storage Assets" means the following assets existing or under construction in or near the Company's refinery: (i) the Prospect Road tank farm and other tanks; (ii) certain dock improvements; (iii) the dock vapor recovery system; (iv) the coke handling system; (v) the refinery waste water treatment facility, (vi) tankage for liquefied petroleum gas and (vii) the assets adjacent to the refinery purchased on September 19, 1997.

         "Subordinated Debt" means Debt of any Person that (i) requires no payment of principal prior to or on the date on which all principal of and interest on the Notes is paid in full and (ii) is subordinate and junior in right of payment to the Notes in the event of liquidation.


         "Subsidiary" with respect to any Person, means (i) a corporation with respect to which such Person or its Subsidiaries owns, directly or indirectly, at least fifty percent of such corporation's Capital Stock with voting power, under ordinary circumstances, to elect directors, or (ii) a partnership in which such Person or a subsidiary of such Person is, at the time, a general partner of such partnership and has more than 50% of the total voting power of partnership interests entitled (without regard to the occurrence of any contingency) to vote in the election of managers thereof, or (iii) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has (x) at least a fifty percent ownership interest or (y) the power to elect or direct the election of the directors or other governing body of such other Person; provided, however, that "Subsidiary" shall not include (i) for the purposes of the Indenture provisions "Subsidiary Guarantees," and "Limitation on Transactions with Related Persons" a joint venture an investment in which would constitute a Permitted Investment, provided that, for purposes of the covenant described herein under the heading "Limitation on Transactions with Related Persons," such investment is not with a Related Person other than solely because the party engaging in such transaction has the ability to control the Related Person under the definition of "Control" contained within the definition of Related Person or (ii) any Unrestricted Subsidiary of such Person; provided, further, however, that TCR Holding and its subsidiaries other than TransContinental shall be "Subsidiaries" of TARC (except for purposes of Section 4.16) and TransContinental shall not be a "Subsidiary" of any Person.


         "Swap Obligation" of any Person means any Interest Rate or Currency Agreement entered into with one or more financial institutions or one or more futures exchanges in the ordinary course of business and not for purposes of speculation that is designed to protect such Person against fluctuations in (x) interest rates with respect to Debt Incurred and which shall have a notional amount no greater than 105% of the principal amount of the Debt being hedged thereby, or (y) currency exchange rate fluctuations.


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



         "TARC" means TransAmerican Refining Corporation, a Texas corporation, and any successor corporation pursuant to the terms of the provision described herein under "-- Limitation on Merger, Sale or Consolidation."



         "TARC Discount Notes" means the Guaranteed First Mortgage Discount Notes due 2002 issued by TARC and guaranteed by TEC.

         "TARC Entities" means TARC and each of its Subsidiaries.


         "TARC Intercompany Loan" means the senior secured promissory note from the Company to TEC in the fully accreted principal amount of $920,000,000 upon substantially the terms described in the Registration Statement on Form S-4, as amended, of TEC under the heading "Description of Existing Indebtedness -- TARC Intercompany Loan" and as amended from time to time in accordance with its terms.



         "TARC Intercompany Loan Amendment" means the second amendment to the TARC Intercompany Loan Agreement upon substantially the terms described in the form attached to the Indenture as Exhibit C.


         "TARC Mortgage Notes" means the Guaranteed First Mortgage Notes due 2002 issued by TARC and guaranteed by TEC.


         "TARC Working Capital Loan" means a loan by TEC to TARC of up to $50 million, which will be assumed by TCR Holding pursuant to the Transaction.


         "TARC Working Capital Note" means the promissory note from the Company to TEC dated as of July 31, 1997.


         "Tax Allocation Agreement" means the Tax Allocation Agreement, dated as of August 24, 1993, among TNGC Holdings Corporation, the Company, TEC and other subsidiaries of TNGC Holdings Corporation, as in effect on the Issue Date and as amended from time to time, provided that any such amendment is approved by the Board of Directors of each of the parties thereto that will be bound by such amendment.



         "TCR Holding" means TCR Holding Corporation, a Delaware corporation, to which the Refinery Assets will be transferred by TARC pursuant to the Transaction.



         "TCR Holding Entities" means TCR Holding and each of its Subsidiaries.



         "TCR Holding Participating Preferred Stock" means the participating preferred stock of TCR Holding issued pursuant to the Transaction.



         "TCR Holding Participating Preferred Stock Redemption" means the redemption by TCR Holding of the TCR Holding Participating Preferred Stock in exchange for (i) debt securities of TCR Holding with an aggregate principal amount equal to the liquidation preference of the TCR Holding Participating Preferred Stock, with a maturity date of June 1, 2002 and bearing interest at a rate sufficient to pay interest on the TARC Intercompany Loan, the Notes and the Series C/D Notes and (ii) common stock of TCR Holding equal to 30.6% of the equity interest in TCR Holding and 41% of the voting power of TCR Holding's capital stock.


         "TEC" means TransAmerican Energy Corporation, a Delaware corporation.

         "TEC Indenture" means the indenture, dated as of June 13, 1997, by and between TEC and Firstar Bank of Minnesota, N.A., as trustee, relating to the TEC Notes.

         "TEC Indenture Trustee" means the trustee under the TEC Indenture.


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



         "TEC Notes" means TEC's 11 1/2% Senior Secured Notes due 2002 and 13% Senior Secured Discount Notes due 2002, issued pursuant to the TEC Indenture.

         "Trading Day" means any day on which the securities in question are quoted on the NYSE, or if such securities are not approved for listing on the NYSE, on the principal national securities market or exchange on which such securities are listed or admitted, or if not listed or admitted for trading on any national securities market or exchange, on the NNM.


         "Transaction" means a series of related transactions (as more fully described in the Company's Consent Solicitation Statement dated October 5, 1998, as amended, pursuant to which consents were solicited from the Holders to amendments to the Indenture to facilitate the Transaction, which description is incorporated herein by reference) pursuant to which, among other things, (i) the Lien on the TARC Collateral (as defined in the TEC Indenture) is released, (ii) TARC transfers to TCR Holding the Refinery Assets in exchange for (x) all of the capital stock of TCR Holding and (y) the assumption by TCR Holding of certain debt and other obligations of TARC, (iii) TCR Holding transfers to TransContinental the Refinery Assets in exchange for all of the common stock of TransContinental and TransContinental assumes the debt and other obligations of TARC assumed by TCR Holding other than the TARC Working Capital Loan and (iv) certain Purchasers purchase (x) debt securities issued by TARC, (y) equity securities issued by TransContinental and (z) TCR Holding Capital Stock from TARC for aggregate gross proceeds of approximately $151 million.



         "Transaction Closing Date" means the date the Refinery Assets are transferred by TARC to TCR Holding and by TCR Holding to TransContinental pursuant to the Transaction.


         "TransAmerican" means TransAmerican Natural Gas Corporation, a Texas corporation.


         "TransContinental" means TransContinental Refining Corporation, a Delaware corporation, to which the Refinery Assets will be transferred by TCR Holding pursuant to the Transaction and, for purposes of Section 4.11 hereof, its Subsidiaries.



         "TransContinental Borrowing Base" means, as of any date, an amount equal to the sum of (a) 90% of the book value of all accounts receivable owned by TransContinental and its Subsidiaries (excluding any accounts receivable that are more than 90 days past due, less (without duplication) the allowance for doubtful accounts attributable to such current accounts receivable) calculated on a consolidated basis and in accordance with GAAP and (b) 85% of the current market value of all inventory owned by TransContinental and its Subsidiaries as of such date. To the extent that information is not available as to the amount of accounts receivable as of a specific date, TransContinental may utilize, to the extent reasonable, the most recent available information for purposes of calculating the TransContinental Borrowing Base.


         "Transfer Agreement" means the Transfer Agreement, dated as of August 24, 1993, among TransAmerican, TransTexas, TransTexas Transmission Corporation, and Mr. Stanley, as in effect on the Issue Date and as amended from time to time, provided that any such amendment is not materially adverse to the holders of the Notes.

         "TTXD" means TransTexas Drilling Services, Inc., a Delaware corporation or a newly formed corporation which is initially a wholly-owned Subsidiary of TransTexas formed for the purpose of receiving certain drilling assets of TransTexas.


         "Unrestricted Non-Recourse Debt" of the Company, TransContinental or any of the Subsidiaries of the Company means (i) Debt of such Person that is secured solely (other than with respect to clause (ii) below) by a Lien upon the stock of an Unrestricted Subsidiary of such Person and as to which there is no recourse (other than with respect to clause (ii) below) against such Person or any of its assets other than against such stock (and the dollar amount of any Debt of such Person as described in this clause (i) shall be deemed to be zero for purposes of all other provisions of the

Indenture) and (ii) guarantees of the Debt of Unrestricted Subsidiaries of such Person; provided, that the aggregate of all Debt of such Person Incurred and outstanding pursuant to clause (ii) of this definition, together with all Permitted Investments (net of any return on such Investment) in Unrestricted Subsidiaries of such Person, does not exceed (x) 20% of the Company's Consolidated EBITDA since the Phase II Completion Date in the case of the Company, (y) 20% of TCR Holding's Consolidated EBITDA since the Phase II Completion Date in the case of TCR Holding or (z) 20% of TransContinental's Consolidated EBITDA since the Phase II Completion Date in the case of TransContinental plus in the case of clause (ii) of this definition of Unrestricted Non-Recourse Debt, Restricted Payments permitted to be made pursuant to Section 4.3.


          "Unrestricted Subsidiary" of any Person means any other Person ("Other Person") that would, but for this definition of "Unrestricted Subsidiary" be a Subsidiary of such Person organized or acquired after the Issue Date as to which all of the following conditions apply: (i) neither such Person nor any of its other Subsidiaries provides credit support of any Debt of such Other Person (including any undertaking, agreement or instrument evidencing such Debt), other than Unrestricted Non-Recourse Debt; (ii) such Other Person is not liable, directly or indirectly, with respect to any Debt other than Unrestricted Subsidiary Debt; (iii) neither such Person nor any of its Subsidiaries has made an Investment in such Other Person unless such Investment was permitted by the provisions described under "-- Covenants -- Limitation on Restricted Payments;" and (iv) the Board of Directors of such Person, as provided below, shall have designated such Other Person to be an Unrestricted Subsidiary on or prior to the date of organization or acquisition of such Other Person. Any such designation by the Board of Directors of such Person shall be evidenced to the Trustee by delivering to the Trustee a resolution thereof giving effect to such designation and an Officers' Certificate certifying that such designation complies with the foregoing conditions. The Board of Directors of any Person may designate any Unrestricted Subsidiary of such Person as a Subsidiary of such Person; provided, that, (a) if the Unrestricted Subsidiary has any Debt outstanding or is otherwise liable for any Debt or has a negative Net Worth, then immediately after giving pro forma effect to such designation, such Person could incur at least $1.00 of additional Debt pursuant to the provisions described under the heading " -- Covenants -- Limitation on Incurrences of Additional Debt and Issuances of Disqualified Capital Stock" (assuming, for purposes of this calculation, that each dollar of negative Net Worth is equal to one dollar of
Debt), (b) all Debt of such Unrestricted Subsidiary shall be deemed to be incurred by a Subsidiary of the Person on the date such Unrestricted Subsidiary becomes a Subsidiary, and (c) no Default or Event of Default would occur or be continuing after giving effect to such designation. Any subsidiary of an Unrestricted Subsidiary shall be an Unrestricted Subsidiary for purposes of the Indenture.

          "Unrestricted Subsidiary Debt" means, as to any Unrestricted Subsidiary of any Person, Debt of such Unrestricted Subsidiary (i) as to which neither such Person nor any Subsidiary of such Person is directly or indirectly liable (by virtue of such Person or any such Subsidiary being the primary obligor on, guarantor of, or otherwise liable in any respect to, such Debt), unless such liability constitutes Unrestricted Non-Recourse Debt and (ii) which, upon the occurrence of a default with respect thereto, does not result in, or permit any holder (other than the Company or any Subsidiary of the Company) of any Debt of such Person or any Subsidiary of such Person to declare, a default on such Debt of such Person or any Subsidiary of such Person or cause the payment thereof to be accelerated or payable prior to its stated maturity, unless, in the case of this clause (ii), such Debt constitutes Unrestricted Non-Recourse Debt.

          "Vehicles" means all trucks, automobiles, trailers and other vehicles covered by a certificate of title.

          "Voting Stock" means Capital Stock of a Person having generally the right to vote in the election of directors of such Person.

          "Weighted Average Life" means, as of the date of determination, with respect to any debt instrument, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such debt instrument multiplied by the amount of such principal payment by (ii) the sum of all such principal payments.


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



COVENANTS


          The Indenture contains, among others, the following covenants:



         Limitation on Incurrences of Additional Debt and Issuances of Disqualified Capital Stock. The Indenture provides that the Company shall not, and shall not permit TransContinental or any of the Company's Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, or otherwise become liable for, contingently or otherwise (to "Incur" or, as appropriate, an "Incurrence"), any Debt or issue any Disqualified Capital Stock, except: (a) Debt evidenced by the Notes and the Guarantees in an aggregate amount not to exceed $200 million in proceeds to the Company less the aggregate amount of proceeds to the Company pursuant to Debt incurred under clause (p) below; (b) Debt evidenced by the TARC Intercompany Loan and any other Debt at any time owing by any of the TARC Entities to TEC in an aggregate outstanding principal amount, when added to the then outstanding principal amount of the TARC Intercompany Loan and any other Debt incurred pursuant to this clause (b) or pursuant to clause (o) below to replace, extend, renew or refund Debt incurred pursuant to this clause (b), at any one time outstanding not in excess of $920 million less any amount repaid pursuant to paragraph (c)(i) of the covenant described herein under Section 4.14 hereof; (c) Subordinated Debt of the Company solely to any wholly owned Subsidiary of the Company, Debt of TCR Holding solely to TransContinental or any wholly owned Subsidiary of TCR Holding, Debt or Disqualified Capital Stock of TCR Holding to TARC, Debt of any wholly owned Subsidiary of the Company solely to the Company or to any wholly owned Subsidiary of the Company or Debt of TransContinental or any wholly owned Subsidiary of TCR Holding solely to TCR Holding or to any wholly owned Subsidiary of TCR Holding; (d) Debt of TransContinental outstanding at any time in an aggregate principal amount not to exceed the greater of (x) $100 million or (y) the TransContinental Borrowing Base, less, in each case, the amount of any Debt of an Accounts Receivable Subsidiary (other than Debt owed to the Company or TransContinental); (e) Debt in an aggregate principal amount not to exceed at any one time $50 million; (f) Debt secured by the Storage Assets in an aggregate amount outstanding at any one time not to exceed $115 million; (g) Debt secured by a Permitted Lien that meets the requirements of clause (c), (g),
(m), (o) or (r) of the definition of "Permitted Liens," to the extent that such Liens would give rise to Debt under clauses (i), (ii), or (iii) of the definition of "Debt;" (h) Any guaranty of Debt incurred pursuant to clauses (d),
(e), (g) or (n) hereof which guaranty shall not be included in the determination of the amount of Debt which may be Incurred pursuant to (d), (e), (g) or (n) hereof; (i) Swap Obligations; (j) Unrestricted Non-Recourse Debt; (k) Debt evidenced by the TARC Mortgage Notes; (l) letters of credit and reimbursement obligations relating thereto to the extent collateralized by cash or Cash Equivalents; (m) Debt evidenced by the TARC Discount Notes; (n) Debt of the Company or any of its Subsidiaries or TransContinental owed to TEC which is loaned pursuant to terms of the fourth paragraph of either of the covenants contained under the headings "-- Excess Cash" and "-- Additional Interest Excess Cash Offer" under the TEC Indenture in the aggregate not in excess of $50 million; (o) each of the Company, its Subsidiaries and TransContinental may Incur Debt as an extension, renewal, replacement, or refunding of any item of the Debt permitted to be Incurred by clauses (b), (p), (r), (v), (w) or (x) hereof, or this clause (o) (each such item of Debt is referred to as "Refinancing Debt"), provided, that (1) the maximum principal amount of each item of Refinancing Debt (or, if such Refinancing Debt is issued with original issue discount, the original issue price of such Refinancing Debt) permitted under this clause (o) may not exceed the lesser of (x) the principal amount of the item of Debt being extended, renewed, replaced, or refunded plus Refinancing Fees or (y) if such item of Debt being extended, renewed, replaced, or refunded was issued at an original issue discount, the original issue price, plus amortization of the original issue discount as of the time of the Incurrence of the Refinancing Debt plus Refinancing Fees and (2) each item of Refinancing Debt shall rank with respect to the Notes to an extent no less favorable in respect thereof to the Holders than the related Debt being refinanced; (p) Pari Passu Debt or Subordinated Debt of the Company or TCR Holding with initial net proceeds to the Company not in excess of $25 million in the aggregate less the aggregate amount of proceeds to the Company pursuant to Debt incurred under clause (a) above after the Issue Date; (q) Debt secured by Liens permitted pursuant to clauses (h) and (j) of Permitted Liens, in an aggregate principal amount not to exceed $35 million; (r) Debt of TransContinental Incurred in connection with the acquisition, construction or improvement of a CATOFIN(R) Unit not in excess of 20% of TransContinental's Consolidated EBITDA accrued for the period (taken as one accounting period) commencing with the first full fiscal quarter that commenced after the Phase I Completion Date, to and including the fiscal quarter ended immediately prior to the date of such calculation, (s) Debt of TARC, TCR Holding or TransContinental with an



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aggregate principal amount outstanding at any one time of up to $225 million,
(t) Debt of TARC (other than Debt secured by Storage Assets in the initial aggregate principal amount of $36 million) that is assumed by TCR Holding or TransContinental in connection with the Transaction, (u) Debt of TCR Holding with an aggregate principal amount outstanding at any one time not in excess of $200 million, (v) Debt of TCR Holding (other than Debt incurred pursuant to clause (s) above) that is assumed by TransContinental in connection with the Transaction, (w) Disqualified Capital Stock of TCR Holding or TransContinental or unsecured Debt of TCR Holding or unsecured or secured Debt of TransContinental, (1) the proceeds of which are used to repurchase TEC Notes or
(2) that is exchanged for TEC Notes, (x) Debt or Disqualified Capital Stock of TCR Holding or TransContinental that is used to refinance or replace the TARC Intercompany Loan and (y) Debt of the Company, TCR Holding or TransContinental owed to TEC that does not in the aggregate exceed $50 million principal amount outstanding at any one time.


         For the purpose of determining the amount of outstanding Debt that has been Incurred pursuant to this covenant, there shall be included in each such case the principal amount then outstanding of any Debt originally Incurred pursuant to such clause and, after any refinancing or refunding of such Debt, any outstanding Debt Incurred pursuant to clause (o) above so as to refinance or refund such Debt Incurred pursuant to such clause and any subsequent refinancings or refundings thereof.


         Notwithstanding the foregoing provisions of this covenant, (a) the Company, TCR Holding and TransContinental may Incur Senior Debt and the Company, TCR Holding and TransContinental may issue Disqualified Capital Stock if, at the time such Senior Debt is Incurred or such Disqualified Capital Stock is issued,
(i) no Default or Event of Default shall have occurred and be continuing at the time or immediately after giving effect to such transaction on a pro forma basis, and (ii) immediately after giving effect to the Consolidated Fixed Charges in respect of such Debt being Incurred or such Disqualified Capital Stock being issued and the application of the proceeds therefrom to the extent used to reduce Debt or Disqualified Capital Stock, on a pro forma basis, the Consolidated Fixed Charge Coverage Ratio of the entity incurring such Debt for the Reference Period is greater than 2.25 to 1, and (b) the Company, TCR Holding and TransContinental may Incur Subordinated Debt if, at the time such Subordinated Debt is incurred, (i) no Default or Event of Default shall have occurred and be continuing at the time or immediately after giving effect to such transaction on a pro forma basis, and (ii) immediately after giving effect to the Consolidated Fixed Charges in respect of such Subordinated Debt being incurred and the application of the proceeds therefrom to the extent used to reduce Debt, on a pro forma basis, the Consolidated Fixed Charge Coverage Ratio of the entity incurring such Debt for the Reference Period is greater than 2.0 to 1.



         Debt Incurred and Disqualified Capital Stock issued by any Person that is not a Subsidiary of the Company, TCR Holding or TransContinental, as the case may be, which Debt or Disqualified Capital Stock is outstanding at the time such Person becomes a Subsidiary of, or is merged into, or consolidated with the Company, TCR Holding or TransContinental or one of their Subsidiaries, as the case may be, shall be deemed to have been Incurred or issued, as the case may be, at the time such Person becomes a Subsidiary of, or is merged into, or consolidated with the Company, TCR Holding or TransContinental, respectively, or one of their respective Subsidiaries.


         For the purpose of determining compliance with this covenant, (A) if an item of Debt meets the criteria of more than one of the types of Debt described in the above clauses, the Company or the Subsidiary in question shall have the right to determine in its sole discretion the category to which such Debt applies and shall not be required to include the amount and type of such Debt in more than one of such categories and may elect to apportion such item of Debt between or among any two or more of such categories otherwise applicable, and
(B) the amount of any Debt which does not pay interest in cash or which was issued at a discount to face value shall be deemed to be equal to the amount of the liability in respect thereof determined in accordance with GAAP.


         Limitation on Restricted Payments. The Indenture provides that the Company will not directly or indirectly, make any dividend or other distribution on shares of Capital Stock of the Company or any Subsidiary of the Company or make any payment on account of the purchase, redemption, or other acquisition or retirement for value of any such shares of Capital Stock unless such dividends, distributions, or payments are made in cash or Capital Stock or a



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combination thereof. In addition, the Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, make any Restricted Payment; provided, however, that TARC or TCR Holding may make a Restricted Payment if, at the time or after giving effect thereto on a pro forma basis no Default or Event of Default would occur or be continuing and
(i) in the case of Restricted Payments by the Company: (a) TARC's Consolidated Fixed Charge Coverage Ratio exceeds 2.25 to 1; and (b) the aggregate amount of all Restricted Payments made by all of the TARC Entities, including such proposed Restricted Payment and all payments that may be made pursuant to the proviso at the end of this sentence (if not made in cash, then the fair market value of any property used therefor), from and after the Issue Date and on or prior to the date of such Restricted Payment, would not exceed an amount equal to (x) 50% of Adjusted Consolidated Net Income of TARC accrued for the period (taken as one accounting period) from the first full fiscal quarter that commenced after the Issue Date to and including the fiscal quarter ended immediately prior to the date of each calculation for which financial statements are available (or, if TARC's Adjusted Consolidated Net Income for such period is a deficit, then minus 100% of such deficit), plus (y) the aggregate Net Proceeds received by TARC from the issuance or sale (other than to one of its Subsidiaries) of its Qualified Capital Stock from and after the Issue Date and on or prior to the date of such Restricted Payment, minus (z) 100% of the amount of any write-downs, write-offs, other negative revaluations, and other negative extraordinary charges not otherwise reflected in TARC's Adjusted Consolidated Net Income during such period; and (ii) in the case of Restricted Payments by TCR Holding: (a) TCR Holding's Consolidated Fixed Charge Coverage Ratio exceeds
2.25 to 1; and (b) the aggregate amount of all Restricted Payments made by all of the TCR Holding Entities, including such proposed Restricted Payment and all payments that may be made pursuant to the proviso at the end of this sentence (if not made in cash, then the fair market value of any property used therefor), from and after the Transaction Closing Date and on or prior to the date of such Restricted Payment, would not exceed an amount equal to the sum of (w) $1,000,000, plus (x) 50% of Adjusted Consolidated Net Income of TCR Holding accrued for the period (taken as one accounting period) from the first full fiscal quarter that commenced after the Transaction Closing Date to and including the fiscal quarter ended immediately prior to the date of each calculation for which financial statements are available (or, if TCR Holding's Adjusted Consolidated Net Income for such period is a deficit, then minus 100% of such deficit), plus (y) the aggregate Net Proceeds received by TCR Holding from the issuance or sale (other than to a Subsidiary of TCR Holding) of its Qualified Capital Stock from and after the Transaction Closing Date and on or prior to the date of such Restricted Payment, minus (z) 100% of the amount of any write-downs, write-offs, other negative revaluations, and other negative extraordinary charges not otherwise reflected in TCR Holding's Adjusted Consolidated Net Income during such period; provided, that the foregoing clauses will not prohibit the payment of any dividend within 60 days after the date of its declaration if such dividend could have been made on the date of its declaration in compliance with the foregoing provisions.


         Accounts Receivable Subsidiary.  The Indenture provides that:


                  (a) Notwithstanding the provisions of the covenant entitled "Limitation on Restricted Payments," TARC may, and may permit any of its Subsidiaries to, make Investments in an Accounts Receivable Subsidiary (i) the proceeds of which are applied within five Business Days of the making thereof solely to finance the purchase of accounts receivable of TARC and its Subsidiaries and (ii) in the form of Accounts Receivable Subsidiary Notes to the extent permitted by clause
         (b) below; provided that the aggregate amount of such Investments shall not exceed the greater of $20 million or 20% of the TransContinental Borrowing Base at any time;


                  (b) TARC may not, nor may it permit any of its Subsidiaries to, sell accounts receivable to an Accounts Receivable Subsidiary except for consideration in an amount not less than that which would be obtained in an arm's length transaction and solely in the form of cash or Cash Equivalents; provided that an Accounts Receivable Subsidiary may pay the purchase price for any such accounts receivable in the form of Accounts Receivable Subsidiary Notes so long as, after giving effect to the issuance of any such Accounts Receivable Subsidiary Notes, the aggregate principal amount of all Accounts Receivable Subsidiary Notes outstanding shall not exceed the greater of $20 million or 20% of the aggregate purchase price paid for all outstanding accounts receivable purchased by an Accounts Receivable Subsidiary since the date of this


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         Indenture (and not written off or required to be written off in accordance with the normal business practice of an Accounts Receivable Subsidiary);

                  (c) The Company may not, nor may it permit any of its Subsidiaries to, enter into any guarantee, subject any of their respective properties or assets (other than the accounts receivable sold by them to an Accounts Receivable Subsidiary) to the satisfaction of any liability or obligation or otherwise incur any liability or obligation (contingent or otherwise), in each case, on behalf of an Accounts Receivable Subsidiary or in connection with any sale of accounts receivable or participation interests therein by or to an Accounts Receivable Subsidiary, other than obligations relating to breaches of representations, warranties, covenants, and other agreements of TARC or any of its Subsidiaries with respect to the accounts receivable sold by TARC or any of its Subsidiaries to an Accounts Receivable Subsidiary or with respect to the servicing thereof; provided that neither TARC nor any of its Subsidiaries shall at any time guarantee or be otherwise liable for the collectability of accounts receivable sold by them; and

                  (d) TARC may not, nor may it permit any of its Subsidiaries to, sell accounts receivable to, or enter into any such transaction with or for the benefit of, an Accounts Receivable Subsidiary (i) if such Accounts Receivable Subsidiary pursuant to or within the meaning of any Bankruptcy Law (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, (D) makes general assignment for the benefit of its creditors, or (E) generally is not paying its debts as they become due; or (ii) if a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against such Accounts Receivable Subsidiary in an involuntary case, (B) appoints a Custodian of such Accounts Receivable Subsidiary or for all or substantially all of the property of such Accounts Receivable Subsidiary, or (C) orders the liquidation of such Accounts Receivable Subsidiary, and, with respect to clause (ii) hereof, the order or decree remains unstayed and in effect for 60 consecutive days.


         Limitation on Restricting Subsidiary Dividends. The Indenture provides that the Company may not, and may not permit any of its Subsidiaries (other than TCR Holding) to, directly or indirectly, create, assume, or suffer to exist any consensual encumbrance or restriction on the ability of any Subsidiary of the Company (other than TCR Holding) to pay dividends or make other distributions on the Capital Stock of any Subsidiary of the Company, except encumbrances and restrictions existing under this Indenture and any agreement of a Person acquired by the Company or a Subsidiary of the Company, which restrictions existed at the time of acquisition, were not put in place in anticipation of such acquisition and are not applicable to any Person or property, other than the Person or any property of the Person so acquired.



         Limitation on Transactions with Related Persons. The Indenture provides that the Company may not, and may not permit any of its Subsidiaries to, enter directly or indirectly into, or permit to exist, any transaction or series of related transactions with any Related Person (including without limitation: (i) the sale, lease, transfer or other disposition of properties, assets or securities to such Related Person, (ii) the purchase or lease of any property, assets or securities from such Related Person, (iii) an Investment in such Related Person (excluding Investments permitted to be made pursuant to clauses
(iii), (vi), (viii), (x), (xi), (xii), (xvi) and (xviii) of the definition of "Permitted Investment"), and (iv) entering into or amending any contract or agreement with or for the benefit of a Related Person (each, a "Related Person Transaction")), except for (A) permitted Restricted Payments, including for this purpose the transactions excluded from the definition of Restricted Payments by the proviso contained in the definition of "Restricted Payments"; (B) transactions made in good faith, the terms of which are (x) fair and reasonable to the Company or such Subsidiary, as the case may be, and (y) at least as favorable as the terms which could be obtained by the Company or such Subsidiary, as the case may be, in a comparable transaction made on an arm's length basis with Persons who are not Related Persons; (C) transactions between the Company and any of its Wholly Owned Subsidiaries or between Wholly Owned Subsidiaries of the Company; (D) transactions pursuant to the Services Agreement, the Tax Allocation Agreement, the Gas Purchase Agreement, and the Expense Reimbursement Agreement, in each case including amendments thereto that are approved by the Board of Directors of each of the parties thereto that will be bound by such amendments, and the



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Transfer Agreement, the TARC Intercompany Loan and related security documents, and the Registration Rights Agreement; (E) the lease of office space to the Company or an Affiliate of the Company by TransAmerican or an Affiliate of TransAmerican, provided that payments thereunder do not exceed in the aggregate $200,000 per year; (F) any employee compensation arrangement in an amount which together with the amount of all other cash compensation paid to such employee by the Company and its Subsidiaries does not provide for cash compensation in excess of $5,000,000 in any fiscal year of the Company or any Subsidiary and which has been approved by a majority of the Company's Independent Directors and found in good faith by such directors to be in the best interests of the Company or such Subsidiary, as the case may be; (G) loans to the Company and TCR Holding which are permitted to be Incurred pursuant to the terms of Section 4.11; (H) the amounts payable by the TEC and its Subsidiaries to Southeast Contractors for employee services provided to the Company or TransContinental not exceeding the actual costs to Southeast Contractors of the employees, which costs consist solely of payroll and employee benefits, plus related administrative costs and an administrative fee, not exceeding $2,000,000 per year in the aggregate; (I) the Company and its Subsidiaries may pay a management fee to TransAmerican in an amount not to exceed $2,500,000 per year; (J) transactions effected pursuant to the Transaction, including without limitation (i) the execution, delivery and performance of the TARC Intercompany Loan Amendment, the TCR Holding Pledge Agreement, an amendment of the Services Agreement and a Securities Purchase Agreement among TARC, TCR Holding, TransContinental, TEC and certain of the Purchasers providing for the sale to such Purchasers of Capital Stock of TCR Holding owned by TARC pursuant to the Transaction, (ii) the transfer of the Refinery Assets by TARC to TCR Holding and, as consideration therefor, the issuance by TCR Holding to TARC of Capital Stock of TCR Holding, the assumption by TCR Holding of certain debt and obligations of TARC (including Debt of TARC to the Purchasers and certain others), and (iii) the transfer of the Refinery Assets by TCR Holding to TransContinental and, as consideration therefor, the issuance by TransContinental of its common stock to TCR Holding and the assumption by TransContinental of certain debt and obligations of TCR Holding;
(K) the delivery of TEC Notes to TEC in satisfaction of the TARC Intercompany Loan; (L) the issuance and sale of the TCR Holding Participating Preferred Stock; (M) the TCR Holding Participating Preferred Stock Redemption; and (N) transactions between or among TCR Holding or TransContinental and any of their respective Related Persons, provided such transaction is approved by the Board of Directors of each of the parties thereto.



         Without limiting the foregoing, except for sales of accounts receivable to an Accounts Receivable Subsidiary in accordance with the provisions described under "-- Accounts Receivable Subsidiary," (a) with respect to any Related Person Transaction or series of Related Person Transactions (other than any Related Person Transaction described in clause (a) (with respect to permitted Restricted Payments by virtue of clauses (i), (ii), (iv), (vii), (ix), (x) or
(xi) of the proviso contained in the definition of "Restricted Payments"), (C),
(D), (E), (G), (J), (K), (L), (M) or (N) of the first paragraph of this covenant) with an aggregate value in excess of $5,000,000, such transaction must first be approved by a majority of the Board of Directors of the Company or its Subsidiary which is the transacting party and a majority of the directors of such entity who are disinterested in the transaction pursuant to a Board Resolution, as (x) fair and reasonable to the Company or such Subsidiary, as the case may be, and (y) on terms which are at least as favorable as the terms which could be obtained by the Company or such Subsidiary, as the case may be, on an arm's length basis with Persons who are not Related Persons, and (ii) with respect to any Related Person Transaction or series of related Person Transactions (other than any Related Person Transaction described in clause (A) (with respect to permitted Restricted Payments by virtue of clauses (i), (ii), (iv), (vii), (ix), (x) or (xi) of the proviso contained in the definition of "Restricted Payments") (C), (D), (E), (G), (J), (K), (L), (M) or (N) of the first paragraph of this covenant) with an aggregate value in excess of $10,000,000, the Company must first obtain a favorable written opinion as to the fairness of such transaction to the Company or such Subsidiary, as the case may be, from a financial point of view, from a nationally recognized investment banking or accounting firm; provided that such opinion shall not be necessary if approval of the Board of Directors to such Related Person Transaction has been obtained after receipt of bona fide bids of at least two other independent parties and such Related Person Transaction is in the ordinary course of business.



         Limitation on Liens. The Indenture provides that the Company shall not and shall not permit any Subsidiary to, directly or indirectly, incur, or suffer to exist any Lien upon any of its respective property or assets, whether now owned or hereafter acquired, other than Permitted Liens. Notwithstanding anything in the Indenture to the contrary, (i) TARC may not, directly or indirectly, Incur or suffer to exist any Lien on the Capital Stock of TCR Holding owned by it (other than a Lien to secure the TARC Intercompany Loan), (ii) TCR Holding may incur a Lien on Capital Stock of TransContinental to secure the TARC Working Capital Loan and (iii) TransContinental shall not be bound by this covenant. For the purpose of determining compliance with this covenant, if a Lien meets the criteria of more than one of the types of permitted Liens, the Company or the Subsidiary in question shall have the right to determine in its sole discretion the category of permitted Lien to which such Lien applies, shall not be required to include such Lien in more than one of such categories and may elect to apportion such Lien between or among any two or more categories otherwise applicable.



         Limitation on Line of Business. The Company shall not directly or indirectly engage to any substantial extent in any line or lines of business activity other than a Related Business and, such other business activities as are reasonably related or incidental thereto. The Company shall not permit TransContinental directly or indirectly to engage to any substantial extent in any line or lines of business activity other than a Related Business or such other business activities as are reasonably related or incidental thereto.


         Limitation on Status as Investment Company or Public Utility Company. The Indenture prohibits the Company and its Subsidiaries from becoming "investment companies" (as that term is defined in the Investment Company Act of 1940, as amended), or a "holding company," or "public utility company" (as such terms are defined in the Public Utility Holding Company Act of 1935, as amended), or from otherwise becoming subject to regulation under the Investment Company Act or the Public Utility Holding Company Act.

         Maintenance of Properties and Insurance. Each of the Company and its Subsidiaries will cause the properties used or useful to the conduct of its business and the business of itself and each of its Subsidiaries to be maintained and kept in good condition, repair, and working order (reasonable wear and tear excepted) and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments, and improvements thereof, all as in its reasonable judgment may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

         Each of the Company and its Subsidiaries will provide, or cause to be provided, for itself and each of its Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in its reasonable, good faith opinion, are adequate and appropriate for the conduct of its business and the business of such Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as is customary, in its reasonable, good faith opinion, and adequate and appropriate for the conduct of its business and the business of its Subsidiaries in a prudent manner for companies engaged in a similar business.

         Limitation on Ranking of Future Debt. The Company shall not, directly or indirectly, incur, create, or suffer to exist any Debt which is contractually subordinate or junior in right of payment (to any extent) to any Debt of the Company and which is not expressly by the terms of the instrument creating such Debt made pari passu with, or subordinated and junior in right of payment to, the Notes. The Guarantors will not, directly or indirectly, issue, assume, guarantee, incur or other otherwise become liable for any Debt which is both subordinate or junior in right of payment to any Guarantor Senior Debt and senior or superior in right of payment to the Guarantees.



         Separate Existence and Formalities. The Company will also covenant and agree that: (a) it will maintain procedures designed to prevent commingling of the Company's funds and its Subsidiaries' funds with those of TransAmerican, other than pursuant to the Services Agreement; (b) all actions taken by the Company and its Subsidiaries will be taken pursuant to authority granted by the Board of Directors of the Company and its Subsidiaries, to the extent required by law or the Company's and its Subsidiaries' Articles of Incorporation or By-laws; (c) the Company and its Subsidiaries will maintain records and books of accounts separate from those of TransAmerican in accordance with generally accepted accounting principles; (d) the Company and its Subsidiaries will maintain correct minutes of the meetings and other corporate proceedings of the owners of its capital stock and the Board of Directors and otherwise comply with requisite corporate formalities required by law; (e) the Company and its Subsidiaries will


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not knowingly mislead any other Person as to the identity or authority of the
Company and its Subsidiaries; and (f) the Company and its Subsidiaries will provide for all of their operating expenses and liabilities from their own separate funds.

LIMITATION ON MERGER, SALE OR CONSOLIDATION

         The Indenture provides that the Company will not consolidate with or merge with or into any other Person or, directly or indirectly, sell, lease, assign, transfer, or convey all or substantially all of its assets (computed on a consolidated basis), to another Person or group of Persons acting in concert, whether in a single transaction or through a series of related transactions, unless (i) either (a) the Company is the continuing Person or (b) the resulting, surviving, or transferee entity is a corporation or partnership organized under the laws of the United States, any state thereof, or the District of Columbia, and shall expressly assume all of the obligations of the Company under the Notes and the Indenture by a supplemental indenture or other appropriate document supplemental thereto; (ii) no Default or Event of Default shall exist or shall occur immediately after giving effect to such transaction on a pro forma basis;
(iii) immediately after giving effect to such transaction on a pro forma basis, the Net Worth of the surviving or transferee entity is at least equal to the Net Worth of such predecessor or transferring entity immediately prior to such transaction; (iv) except for a merger of TARC into a wholly owned Subsidiary of TEC or its wholly owned Subsidiary incorporated in the State of Delaware solely for the purpose of facilitating a reincorporation in Delaware or a conversion of the Old TARC Warrants into a right to receive cash, which conversion or reincorporation would not require cash payments by the Company in excess of $250,000 in the aggregate, the surviving or transferee entity would immediately thereafter be permitted to incur at least $1.00 of additional Senior Debt pursuant to the third or fourth paragraph of the covenant described herein under the caption "Limitation on Incurrences of Additional Debt and Issuances of Disqualified Capital Stock" (in all cases for this purpose only, as if the Phase I Completion Date has occurred), and (v) except for a merger of TARC into a wholly owned Subsidiary of TEC or its wholly owned Subsidiary incorporated in the State of Delaware solely for the purpose of facilitating a reincorporation in Delaware or a conversion of the Old TARC Warrants into a right to receive cash, which conversion or reincorporation would not require cash payments by the Company in excess of $250,000 in the aggregate, at the time of or within 45 days after the occurrence of the event specified above, the Notes, if then rated, have not been or are not downgraded by any Rating Agency to a rating below that which existed immediately prior to the time the event specified above is first publicly announced. For purposes of this covenant, the Consolidated Fixed Charge Coverage Ratio shall be determined on a pro forma consolidated basis (giving effect to the transaction) for the four fiscal quarters immediately preceding such transaction.

         Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, the successor Person formed by such consolidation or into which the Company is merged or to which such transfer is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor corporation had been named as the Company therein.

         Notwithstanding the foregoing, any Subsidiary of TARC with a Net Worth greater than zero, may merge into TARC (or a wholly owned Subsidiary of TARC) at any time, provided, that TARC shall have delivered to the Trustee an Officers' Certificate stating that such Subsidiary has a Net Worth greater than zero and such merger does not result in a Default or an Event of Default hereunder. Notwithstanding anything contained in the foregoing to the contrary, an Accounts Receivable Subsidiary may merge into TARC, provided, that such merger does not result in a Default or Event of Default hereunder.


         Notwithstanding anything contained in this covenant to the contrary, the provisions of this covenant shall not apply to the transfer by TARC to TCR Holding of the Refinery Assets as part of the Transaction, nor shall they apply to the transfer to TransContinental by TCR Holding of the Refinery Assets as part of the Transaction and the provisions of clauses (a)(2), (a)(3) and (a)(5) shall not apply to a merger of TARC with or into TEC.




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EVENTS OF DEFAULT AND REMEDIES


         The Indenture defines an Event of Default as (i) the failure by the Company to pay installments of interest on the Notes as and when the same become due and payable and the continuance of any such failure for 30 days, (ii) the failure by the Company to pay all or any part of the principal or premium, if any, on the Notes when and as the same become due and payable at maturity, redemption, by acceleration, or otherwise, including payment of the Offer Price or Change of Control Purchase Price, (iii) the failure by the Company or any of its Subsidiaries to observe or perform any other covenant, agreement, or warranty contained in the Notes or the Indenture and, subject to certain exceptions, the continuance of such failure for a period of 30 days after written notice is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes outstanding, (iv) certain events of bankruptcy, insolvency, or reorganization in respect of the Company or any of its Guarantors, (v) a default which extends beyond any stated period of grace applicable thereto (including any extension thereof) under any mortgage, indenture, or instrument under which there is outstanding any Debt of the Company, any of its Subsidiaries or TransContinental aggregating in excess of $20 million, if either (a) such default results from the failure to pay principal of, premium, if any, or interest on any such Debt when due and such default continues beyond any applicable cure, forbearance or notice period, provided that a waiver of such default pursuant to the agreement governing such Debt shall constitute a waiver hereunder for the same period, or (b) as a result of such default, the maturity of such Debt has been accelerated prior to its scheduled maturity, and such default and acceleration continues for a period of 10 days; provided that a recission or annulment of such default or acceleration (prior to any action taken by the Trustee with respect to the acceleration of the Obligations under the Notes) pursuant to the agreement governing such Debt shall constitute a waiver hereunder for the same period; (vi) final judgments not covered by insurance aggregating at least $25 million at any one time rendered against the Company or any of its Subsidiaries and not stayed or discharged within 60 days, and (vii) a Guarantee shall cease to be in full force and effect (other than a release of a Guarantee by designation of a Guarantor as an Unrestricted Subsidiary or otherwise in accordance with the Indenture) or any Guarantor shall deny or disaffirm its obligations with respect thereto. The Indenture provides that if a default occurs and is continuing and if it is known to the Trustee, the Trustee must, within 90 days after the occurrence of such default, give to the Holders notice of such default; provided, that, except in the case of default in payment of principal of, premium, if any, or interest on the Notes, including a default in the payment of the Offer Price or Change of Control Purchase Price as required by the Indenture, the Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of the Notes.


         If an Event of Default occurs and is continuing (other than an Event of Default specified in clause (iv), above, relating to the Company or its Subsidiaries), then in every such case, unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of 25% in aggregate principal amount of Notes then outstanding, by notice in writing to the Company (and to the Trustee if given by Holders) (an "Acceleration Notice"), may declare all principal of the Notes, determined as set forth below, and accrued interest thereon or, as appropriate, the Change of Control Purchase Price, to be due and payable immediately. If an Event of Default specified in clause (iv), above, relating to the Company or its Subsidiaries occurs, all principal and accrued interest thereon will be immediately due and payable on all outstanding Notes without any declaration or other act on the part of the Trustee or the Holders. The Holders of no less than a majority in aggregate principal amount of Notes generally are authorized to rescind such acceleration if all existing Events of Default, other than the non-payment of the principal of, premium, if any, and interest on the Notes which have become due solely by such acceleration, have been cured or waived.

         Prior to the declaration of acceleration of the Notes, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may waive on behalf of all the Holders any default or potential default, except a default or potential default in the payment of principal of, premium, if any, or interest on any Note not yet cured, or a default or potential default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Note affected. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order, or direction of any of the Holders, unless such Holders have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee. Subject to all provisions of the Indenture and applicable law, the Holders of a


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majority in aggregate principal amount of the Notes at the time outstanding have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee.

COVENANT DEFEASANCE; SATISFACTION AND DISCHARGE OF THE INDENTURE

         The Indenture ceases to be of further effect as to all outstanding Notes and Guarantees (except as to (i) rights of registration of transfer, substitution, and exchange of Notes and the Company's right of optional redemption, (ii) rights of Holders to receive payments of principal of, premium, if any, and interest on the Notes (but not the Change of Control Purchase Price or Offer Price) and any other rights of the Holders with respect to such amounts, (iii) the rights, obligations, and immunities of the Trustee under the Indenture, and (iv) certain other specified provisions in the Indenture (the foregoing exceptions (i) through (iv) are collectively referred to as the "Reserved Rights")) on the 91st day (or one day after such other greater period of time in which any such deposit of trust funds may remain subject to set aside or avoidance under bankruptcy or insolvency laws) after the irrevocable deposit by the Company with the Trustee, in trust for the benefit of the Holders, of (i) money in an amount, (ii) U.S. Government Obligations which through the payment of interest and principal will provide, not later than one day before the due date of payment in respect of the Notes, money in an amount, or (iii) a combination thereof, sufficient to pay and discharge the principal of, premium, if any, and interest on the Notes then outstanding on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date. Such a trust may be established only if certain conditions are satisfied, including delivery by the Company to the Trustee of an opinion of outside counsel acceptable to the Trustee (who may be outside counsel to the Company) to the effect that (i) the defeasance and discharge will not be deemed, or result in, a taxable event for Federal income tax purposes, with respect to the Holders, (ii) the Company's deposit will not result in the Company, the trust, or the Trustee being subject to regulation under the Investment Company Act of 1940 and (iii) after the passage of 90 days (or any greater period of time in which any such deposit of trust funds may remain subject to bankruptcy or insolvency laws insofar as those laws apply to the Company) following the deposit of the trust funds, such funds will not be subject to set aside or avoidance under any bankruptcy, insolvency, or other similar laws affecting creditors' rights generally. The Indenture will not be discharged if, among other things, an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company shall have occurred and be continuing on the date of such deposit. The Company and the Guarantors will be deemed to have paid and discharged the entire indebtedness on all of the outstanding Notes when (i) all outstanding Notes have been delivered to the Trustee for cancellation, or (ii) the Company or any Guarantor has paid or caused to be paid the principal of and interest on the Notes. The Company or any Guarantor may make an irrevocable deposit pursuant to this provision only if at such time it is not prohibited from doing so under the subordination provisions of the Indenture and the Company has delivered to the Trustee and any relevant paying agent an officer's certificate to that effect.

REPORTS


         The Company is required to furnish to the Indenture Trustee, within 60 days after the end of each fiscal quarter or 105 days after the end of a fiscal quarter that is also the end of a fiscal year, an officers' certificate to the effect that such officers have conducted or supervised a review of the activities of the Company and its Subsidiaries and of performance under the Indenture and that, to the best of such officers' knowledge, based on their review, the Company has fulfilled all of its obligations under the Indenture or, if there has been a default, specifying each default known to them, its nature and its status.


         The Company and each of its Subsidiaries, where applicable, shall deliver to the Trustee and to each Holder, within 15 days after it files them with the Commission, copies of all reports and information that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. The Company shall include in all reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act a summary of the status of the TARC's Capital Improvement Program, including a description of sources of funds available for the

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completion of the Capital Improvement Program. The Company agrees to continue to be subject to the filing and reporting requirements of the Commission as long as any of the Notes are outstanding.

         Concurrently with the reports delivered pursuant to the preceding paragraph, the Company shall deliver to the Trustee and to each Holder annual and quarterly financial statements with appropriate footnotes of the Company and its Subsidiaries, all prepared and presented in a manner substantially consistent with those of the Company required by the preceding paragraph.

AMENDMENTS AND SUPPLEMENTS


         The Indenture contains provisions permitting the Company, the Guarantors and the Trustee to enter into supplemental or restated indentures for certain limited purposes without the consent of the Holders. With the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, the Company, the Guarantors and the Trustee are permitted to amend or supplement the Indenture or any supplemental indenture or modify the rights of the Holders; provided, that no such modification may, without the consent of each Holder affected thereby; (i) change the Stated Maturity of the principal of, or any installment of principal of, or any installment of interest on, any Note, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the coin or currency in which, any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption
Date), or, (ii) reduce the percentage in principal amount of the Notes, the consent of whose Holders is required for any such amendment, supplemental indenture, or waiver provided for in the Indenture, or (iii) modify certain of the waiver provisions, except to increase any required percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each Note affected thereby.


NO PERSONAL LIABILITY OF STOCKHOLDERS, OFFICERS, DIRECTORS

         No stockholder, officer, or director, as such, past, present, or future of the Company or any of its Subsidiaries or any successor corporation or any of them shall have any personal liability in respect of the obligations of the Company or such Subsidiary under the Indenture or the Notes by reason of his or its status as such stockholder, officer, or director.

REGISTRATION RIGHTS


         The Company and the Initial Purchaser entered into the Registration Rights Agreements, as amended, pursuant to which the Company agreed to file with the Commission a registration statement on the appropriate form (the "Exchange Offer Registration Statement"), relating to a registered exchange offer for the Notes under the Securities Act and to use its best efforts to have such Exchange Offer Registration Statement declared effective by the Commission. Upon the effectiveness of the Exchange Offer Registration Statement, the Company will offer to the holders of Notes who are not prohibited by any law or policy of the Commission from participating in the Exchange Offer the opportunity to exchange their Outstanding Notes for the Exchange Notes. In the event that applicable law or interpretations of the staff of the Commission do not permit the Company to effect the Exchange Offer or, in the case of any holder of Notes that participates in the Exchange Offer, such holder does not receive freely tradeable Exchange Notes on the date of the exchange for tendered Outstanding Notes, or, if for some reason the Exchange Offer is not consummated by January 24, 1999, the Company will, at its cost, file with the Commission a shelf registration statement (the "Shelf Registration Statement"), to cover resales of Outstanding Notes by the holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. The Company will use its best efforts to cause the applicable registration statement to be declared effective by the Commission as promptly as practicable after the date of filing.


         Based on an interpretation of the staff of the Commission set forth in several no-action letters to third parties, the Company believes that the Exchange Notes issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by holders thereof without compliance with the registration and prospectus delivery provisions of the Securities Act. However, any purchaser of Notes who is an "affiliate" of the Company or who intends to participate in the Exchange Offer for the purpose of distributing the Exchange Notes (i) will not be able to rely on the interpretation of the staff of the Commission set forth in the above referenced no-action letters, (ii) will not be able to tender its Notes in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Notes unless such sale or transfer is made pursuant to an exemption from such requirements.


         The Registration Rights Agreements provide that unless the Exchange Offer would not be permitted by a policy of the Commission, the Company will commence the Exchange Offer and will use its best efforts to issue, on or prior to 30 business days after the date on which the Exchange Offer Registration Statement is declared effective by the Commission, Exchange Notes in exchange for all Outstanding Notes tendered prior thereto in the Exchange Offer. Upon the occurrence of certain Registration Defaults (as defined in the Registration Rights Agreements), the Company will be obligated, jointly and severally, to pay liquidated damages to each holder of Registrable Securities (as defined in the Registration Rights Agreements), during the first 120-day period immediately following the occurrence of such Registration Default in an amount equal to $0.05 per week per $1,000 principal amount of Registrable Securities held by such Holder. Thereafter, the weekly liquidated damages amount will be $0.15 per week per $1,000 principal amount of Registrable Securities held by such Holder, until the Registration Default is cured. All accrued liquidated damages will be paid in the same manner as interest payments on the Notes on semi-annual damages payment dates that correspond to interest payment dates for the Notes. Following the cure of a Registration Default, the accrual of liquidated damages will cease. A Registration Default occurred on July 28, 1998 caused by the Company's failure to cause the Exchange Offer Registration Statement to be declared effective by the Commission by July 28, 1998. On December 30, 1998, the
Company paid liquidated damages of approximately $320,000 in connection with such Registration Default. TARC will pay approximately $120,000 in additional liquidated damages on June 30, 1999.


         Holders of Notes will be required to make certain representations to the Company (as described in the Registration Rights Agreements) in order to participate in the Exchange Offer and will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreements in order to have their Notes included in the Shelf Registration Statement. A holder of Notes that sells such Notes pursuant to the Shelf Registration Statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreements which are applicable to such a holder (including certain indemnification obligations). The Company will provide a copy of the Registration Rights Agreements to prospective investors upon request.

GLOBAL EXCHANGE NOTE; BOOK-ENTRY FORM

         The Exchange Notes initially exchanged by Qualified Institutional Buyers (as defined in Rule 144A under the Securities Act) are represented by a Global Exchange Note. The Global Exchange Note will be deposited on the Exchange Date with DTC and registered in the name of DTC or its nominee (the "Global Exchange Note Registered Owner"). Except as set forth below, the Global Exchange Note may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

         DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

         Pursuant to procedures established by DTC, (i) upon deposit of the Global Exchange Note, DTC will credit, on its internal system, the principal amounts of the Exchange Notes of the individual beneficial interests represented by such Global Exchange Note to the respective accounts of exchanging Holders who have accounts with DTC and (ii) ownership of such interests in the Global Exchange Note will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Exchange Note). The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer Exchange Notes will be limited to that extent.

         Except as described below, owners of interests in the Global Exchange Note will not have Exchange Notes registered in their names, will not receive physical delivery of Exchange Notes in definitive form and will not be considered the registered owners thereof under the Indenture for any purpose.

         None of the Company, the Trustee, nor any agent of the Company or the Trustee will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Exchange Note, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Exchange Note or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

         Payments in respect of the principal of, premium, if any, and interest on any Exchange Notes registered in the name of the Global Exchange Note Registered Owner on any relevant record date will be payable by the Trustee to the Global Exchange Note Registered Owner in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee will treat the persons in whose names the Exchange Notes, including the Global Exchange Note, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Company, the Trustee, nor any agent of the Company or the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of the Exchange Notes or for any other matter relating to actions or practices of DTC or any of its Participants or Indirect Participants. The Company understands that DTC's current practice, upon receipt of any payment in respect of securities such as the Exchange Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in principal amount of beneficial interests in the relevant security as shown on the records of DTC (unless DTC has reason to believe it will not receive payment on such payment date). Payments by the Participants and the Indirect Participants to the beneficial owners of Exchange Notes will be governed by standing instructions and customary practices and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or any of its Participants or Indirect Participants in identifying the beneficial owners of the Exchange Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from the Global Exchange Note Registered Owner for all purposes.

         The Global Exchange Note is exchangeable for definitive certificated Exchange Notes if (i) DTC notifies the Company that it is unwilling or unable to continue as depositary for the Global Exchange Note or if the Company determines that DTC is unable to continue as depositary and the Company thereupon fails to appoint a successor depositary, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Exchange Notes in definitive certificated form, (iii) there shall have occurred and be continuing an Event of Default or an event which after notice or lapse of time would be an Event of Default with respect to the Exchange Notes, or (iv) as provided in the last paragraph hereunder. Such definitive certificated Exchange Notes shall be registered in the names of the owners of the beneficial interests in the Global Exchange Note as provided by the Participants. Exchange Notes in definitive certificated form will be fully registered, without coupons, in minimum denominations of $1,000 and integral multiples of $1,000 above the amount. Upon issuance of Exchange Notes in definitive certificated form, the

Trustee is required to register the Exchange Notes in the name of, and cause the Exchange Notes to be delivered to, the person or persons (or the nominee thereof) identified as the beneficial owner as DTC shall direct.

         Although DTC has agreed to the foregoing procedures to facilitate transfers of interest in the Global Exchange Note among Participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Trustee will have any responsibility for the performance by DTC or its Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

         The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

         Subject to the restrictions on the transferability of the Outstanding Notes, an Outstanding Note in definitive form will be issued upon the resale, pledge or other transfer of any Outstanding Note or interest therein to any person or entity that is not a Qualified Institutional Buyer or that does not participate in DTC. Outstanding Notes sold to Accredited Investors within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act will be issued in registered, certified form without interest coupons. Such Outstanding Notes will be subject to certain restrictions on transfer.

                              PLAN OF DISTRIBUTION

         Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a Prospectus in connection with any resale of such Exchange Notes. The Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Outstanding Notes where such Outstanding Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that for a period not to exceed 180 days after consummation of the Exchange Offer, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

         The Company will not receive any proceeds from any sales of the Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchase or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells the Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal for the Exchange Offer states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

         For a period of 90 days after the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay certain expenses incident to the Exchange Offer, other than commissions or concession of any brokers or dealers, and will indemnify the holders of the Securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

         By acceptance of this Exchange Offer, each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer agrees that, upon receipt of notice from the Company of the happening of any event which makes any statement in the Prospectus untrue in any material respect or which request the making of any changes in the Prospectus in order to make the statements therein not misleading (which notice the Company agrees to deliver promptly to such broker-dealer), such broker-dealer will suspend use of the Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemental Prospectus to such broker-dealer. If the Company shall give any such notice to suspend the use of the Prospectus, it shall extend the 90-day period referred to above by the number of days during the period from and including the date of the giving of such notice to and including when broker-dealers shall have received copies of the supplemented or amended Prospectus necessary to permit resales of the Exchange Notes.

                                  LEGAL MATTERS

         The validity of the issuance of the Exchange Notes offered hereby will be passed upon for the Company by Gardere & Wynne, L.L.P., Dallas, Texas.

                             INDEPENDENT ACCOUNTANTS


         The financial statements of the Company as of January 31, 1998 and 1997 and the related statements of operations, stockholder's equity and cash flows for the years ended January 31, 1998 and 1997, the six months ended January 31, 1996 and the year ended July 31, 1995 included elsewhere in this Prospectus have been audited by PricewaterhouseCoopers LLP (formerly Coopers & Lybrand L.L.P.), independent accountants, and are included herein in reliance on their report, which includes an explanatory paragraph concerning the Company's ability to continue as a going concern, given on the authority of that firm as experts in accounting and auditing.

                          INDEX TO FINANCIAL STATEMENTS

                                                                                                               PAGE
                                                                                                               ----
Report of Independent Accountants .........................................................................     F-2

Balance Sheet as of January 31, 1998 and 1997..............................................................     F-3

Statement of Operations for the years ended January 31, 1998, 1997 and 1996, the six months
     ended January 31, 1996 and 1995, and the year ended July 31, 1995.....................................     F-4

Statement of Stockholder's Equity for the years ended January 31, 1998 and 1997, the six months
     ended January 31, 1996 and the year ended July 31, 1995...............................................     F-5

Statement of Cash Flows for the years ended January 31, 1998, 1997 and 1996, the six months
     ended January 31, 1996 and 1995, and the year ended July 31, 1995.....................................     F-6

Notes to Financial Statements .............................................................................     F-7

Condensed Balance Sheet as of October 31, 1998 and January 31, 1998 (unaudited)............................    F-31

Condensed Statement of Operations for the three and nine months ended October 31, 1998
     and 1997 (unaudited)..................................................................................    F-32

Condensed Statement of Cash Flows for the nine months ended October 31, 1998 and 1997 (unaudited)..........    F-33

Notes to Unaudited Condensed Financial Statements..........................................................    F-34

Pro Forma Condensed Balance Sheet as of October 31, 1998 (unaudited).......................................    PF-1

Pro Forma Condensed Statement of Operations for the nine months ended October 31, 1998 (unaudited).........    PF-2

Pro Forma Condensed Statement of Operations for the year ended January 31, 1998 (unaudited)................    PF-3

Notes to Unaudited Pro Forma Condensed Financial Statements................................................    PF-4


                        REPORT OF INDEPENDENT ACCOUNTANTS




To the Stockholder and Board of Directors
TransAmerican Refining Corporation:

         We have audited the accompanying balance sheet of TransAmerican Refining Corporation (the "Company" or "TARC") as of January 31, 1998 and 1997 and the related statements of operations, stockholder's equity and cash flows for the years ended January 31, 1998 and 1997, the six months ended January 31, 1996 and the year ended July 31, 1995. These financial statements are the responsibility of TARC's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TransAmerican Refining Corporation as of January 31, 1998 and 1997, and the results of its operations and its cash flows for the years ended January 31, 1998 and 1997, the six months ended January 31, 1996 and the year ended July 31, 1995, in conformity with generally accepted accounting principles.

         The accompanying financial statements have been prepared assuming that TARC will continue as a going concern. TARC has historically incurred losses and negative cash flow from operating activities as a result of limited refinery operations that did not cover the fixed costs of maintaining the refinery, increased working capital requirements, including debt service and losses on refinery product sales and processing arrangements. There is no assurance that the Company can complete its refinery construction and expansion program, fund its future working capital requirements and achieve positive cash flow from operations. As a result, there is substantial doubt about TARC's ability to continue as a going concern. Management's plans are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.



                                                COOPERS & LYBRAND L.L.P.

Houston, Texas
April 30, 1998

                       TRANSAMERICAN REFINING CORPORATION

                                  BALANCE SHEET
                 (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

                                                                                           JANUARY 31,
                                                                                    -------------------------
                                                                                        1998          1997
                                                                                    -----------     ---------
                                     ASSETS
Current assets:
  Cash and cash equivalents ....................................................    $    10,021     $     613
  Restricted cash held in disbursement accounts ................................         71,563            --
  Cash restricted for interest .................................................         32,823            --
  Investments held in trust ....................................................          9,114            --
  Accounts receivable ..........................................................            870            --
  Receivable from affiliates ...................................................             --            22
  Inventories ..................................................................             --            --
  Other ........................................................................          1,346           654
                                                                                    -----------     ---------
      Total current assets .....................................................        125,737         1,289
                                                                                    -----------     ---------
Property and equipment .........................................................        939,780       555,816
Less accumulated depreciation and amortization .................................         25,257        16,930
                                                                                    -----------     ---------
      Net property and equipment ...............................................        914,523       538,886
                                                                                    -----------     ---------
Restricted cash held in disbursement accounts ..................................         60,166            --
Cash restricted for interest ...................................................         16,348            --
Investments held in trust ......................................................          8,591            --
Receivable from affiliates .....................................................          1,655           393
Other assets, net ..............................................................         68,429        23,673
                                                                                    -----------     ---------
                                                                                    $ 1,195,449     $ 564,241
                                                                                    ===========     =========

                      LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
  Accounts payable .............................................................    $    32,022     $  20,033
  Payable to affiliates ........................................................          6,976         7,094
  Accrued liabilities ..........................................................          9,528        14,976
  Note payable .................................................................             --            --
  Current maturities of long-term debt .........................................          6,710            --
                                                                                    -----------     ---------
      Total current liabilities ................................................         55,236        42,103
                                                                                    -----------     ---------
Payable to affiliates ..........................................................          3,825         6,674
Long-term debt, less current maturities ........................................        210,666       365,730
Notes payable to affiliate .....................................................        760,266        46,589
Investment in TransTexas .......................................................             --        20,706
Other ..........................................................................          5,048         1,076
Commitments and contingencies (Note 15) ........................................             --            --
Stockholder's equity:
  Common stock, $0.01 par value, 100,000,000 shares
    authorized, 30,000,000 shares issued
    and outstanding ............................................................            300           300
  Additional paid-in capital ...................................................        439,566       248,513
  Accumulated deficit ..........................................................       (279,458)     (167,450)
                                                                                    -----------     ---------
      Total stockholder's equity ...............................................        160,408        81,363
                                                                                    -----------     ---------
                                                                                    $ 1,195,449     $ 564,241
                                                                                    ===========     =========

    The accompanying notes are an integral part of the financial statements.

                       TRANSAMERICAN REFINING CORPORATION

                             STATEMENT OF OPERATIONS
                 (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

                                                                                          SIX MONTHS ENDED
                                                         YEAR ENDED JANUARY 31,               JANUARY 31,         YEAR ENDED
                                               ------------------------------------     ----------------------     JULY 31,
                                                  1998         1997          1996         1996          1995         1995
                                               ---------     --------     ---------     ---------     --------     ---------
                                                                         (UNAUDITED)                (UNAUDITED)

Revenues:
  Product sales                                $      --     $ 10,857     $ 176,229     $ 107,237     $ 71,035     $ 140,027
  Other                                            2,828           --             1            --          551           552
                                               ---------     --------     ---------     ---------     --------     ---------
    Total revenues                                 2,828       10,857       176,230       107,237       71,586       140,579
                                               ---------     --------     ---------     ---------     --------     ---------

Costs and expenses:
  Cost of products sold                               --       11,544       185,277       110,052       73,862       149,087
  Processing arrangements, net                    (1,413)       7,090            --            --           --            --
  Operations and maintenance                      11,834       23,945        12,482         7,910        7,727        12,299
  Depreciation and amortization                    8,416        7,225         6,308         3,159        2,706         5,855
  General and administrative                      19,196       11,848        12,610         7,438        8,442        13,614
  Taxes other than income taxes                    3,369        4,200         2,731           649        2,088         4,170
  Loss on purchase commitment                      7,824           --            --            --           --            --
                                               ---------     --------     ---------     ---------     --------     ---------
    Total costs and expenses                      49,226       65,852       219,408       129,208       94,825       185,025
                                               ---------     --------     ---------     ---------     --------     ---------
    Operating loss                               (46,398)     (54,995)      (43,178)      (21,971)     (23,239)      (44,446)
                                               ---------     --------     ---------     ---------     --------     ---------

Other income (expense):
    Interest income                                5,190          204         6,346         2,263            4         4,087
    Interest expense                            (113,400)     (73,503)      (59,994)      (32,180)      (3,540)      (31,354)
    Interest capitalized                          92,954       68,840        41,543        26,202        3,509        18,850
  Equity in income (loss) before
    extraordinary item of TransTexas              44,552       12,325       (2,584)          (156)          --        (2,428)
  Other income (expense)                               5       56,535         2,106          (229)         116         2,451
                                               ---------     --------     ---------     ---------     --------     ---------
    Total other income (expense)                  29,301       64,401       (12,583)       (4,100)          89        (8,394)
                                               ---------     --------     ---------     ---------     --------     ---------
  Income (loss) before
    extraordinary items                          (17,097)       9,406       (55,761)      (26,071)     (23,150)      (52,840)
  Extraordinary items:
  Equity in extraordinary loss
    of TransTexas                                (10,158)          --       (11,497)           --           --       (11,497)
  Loss on the early extinguishment
    of debt                                      (84,753)          --            --            --           --            --
                                               ---------     --------     ---------     ---------     --------     ---------
    Net income (loss)                          $(112,008)    $  9,406     $ (67,258)    $ (26,071)    $(23,150)    $ (64,337)
                                               =========     ========     =========     =========     ========     =========

Basic net income (loss) per share:
  Income (loss) before
    extraordinary items                        $   (0.57)    $   0.31     $   (1.86)    $   (0.87)    $  (0.77)    $   (1.76)
  Extraordinary items                              (3.16)          --         (0.38)           --           --         (0.38)
                                               ---------     --------     ---------     ---------     --------     ---------
                                               $   (3.73)    $   0.31     $   (2.24)    $   (0.87)    $  (0.77)    $   (2.14)
                                               =========     ========     =========     =========     ========     =========

Diluted net income (loss) per share:
  Income (loss) before extra-
    ordinary items                             $   (0.57)    $   0.25     $   (1.86)    $   (0.87)    $  (0.77)    $   (1.76)
  Extraordinary items                              (3.16)          --         (0.38)           --           --         (0.38)
                                               ---------     --------     ---------     ---------     --------     ---------
                                               $   (3.73)    $   0.25     $   (2.24)    $   (0.87)    $  (0.77)    $   (2.14)
                                               =========     ========     =========     =========     ========     =========



    The accompanying notes are an integral part of the financial statements.

                       TRANSAMERICAN REFINING CORPORATION

                        STATEMENT OF STOCKHOLDER'S EQUITY
                            (IN THOUSANDS OF DOLLARS)


                                                                                                        TOTAL
                                                       COMMON STOCK       ADDITIONAL    ACCUMULATED  STOCKHOLDER'S
                                                      SHARES   AMOUNT   PAID-IN CAPITAL   DEFICIT       EQUITY
                                                      ------   ------   ---------------  ---------     ---------
Balance at July 31, 1994                              30,000    $300       $ 186,548     $ (86,448)    $ 100,400
   Net loss                                               --      --              --       (64,337)      (64,337)
   Issuance of warrants                                   --      --          23,300            --        23,300
   Equity contribution by TransAmerican                   --      --          71,170            --        71,170
   Contribution of TransTexas stock
     by TEC                                               --      --         (32,505)           --       (32,505)
                                                      ------    ----       ---------     ---------     ---------
Balance at July 31, 1995                              30,000     300         248,513      (150,785)       98,028
   Net loss                                               --      --              --       (26,071)      (26,071)
                                                      ------    ----       ---------     ---------     ---------
Balance at January 31, 1996                           30,000     300         248,513      (176,856)       71,957
   Net income                                             --      --              --         9,406         9,406
                                                      ------    ----       ---------     ---------     ---------
Balance at January 31,1997                            30,000     300         248,513      (167,450)       81,363
   Net loss                                               --      --              --      (112,008)     (112,008)
   Stock repurchase by TransTexas                         --      --         124,485            --       124,485
   Purchase of warrants by parent                         --      --          10,398            --        10,398
   Allocation of debt issue costs by TEC                  --      --          30,768            --        30,768
   Contributions by TEC                                   --      --          13,726            --        13,726
   Issuance of warrants                                   --      --          11,676            --        11,676
                                                      ------    ----       ---------     ---------     ---------
Balance at January 31, 1998                           30,000    $300       $ 439,566     $(279,458)    $ 160,408
                                                      ======    ====       =========     =========     =========


    The accompanying notes are an integral part of the financial statements.

                       TRANSAMERICAN REFINING CORPORATION

                             STATEMENT OF CASH FLOWS
                            (IN THOUSANDS OF DOLLARS)


                                                                                                  SIX MONTHS ENDED
                                                             YEAR ENDED JANUARY 31,                  JANUARY 31,         YEAR ENDED
                                                      ------------------------------------     ----------------------      JULY 31,
                                                        1998          1997          1996          1996         1995         1995
                                                      ---------     --------     ---------     ---------     --------     ---------
                                                                                (UNAUDITED)                (UNAUDITED)
Operating activities:
  Net income (loss)                                   $(112,008)    $  9,406     $ (67,258)    $ (26,071)    $(23,150)    $ (64,337)
  Adjustments to reconcile net income (loss)
    to net cash used by operating activities:
    Loss on the early extinguishment of debt             84,753           --            --            --           --            --
    Depreciation and amortization                         8,416        7,225         6,308         3,159        2,706         5,855
    Litigation                                               --           --         2,000         2,000        4,500         4,500
    Amortization of discount on long-term debt           16,345           83        11,062         3,389           --         7,673
    Amortization of debt issue costs                      1,108            6           790           238           --           552
    Equity in net (income) loss of TransTexas           (34,394)     (12,325)       14,081           156           --        13,925
    Inventory write-down                                     --           --         5,671         4,406           --         1,265
    Gain on the sale of TransTexas stock                     --      (56,162)           --            --           --            --
    Loss on disposition of equipment                         --        6,513            --            --           --            --
    Changes in assets and liabilities:
      Accounts receivable                                  (870)         121         1,340         3,671        6,901         4,570
      Inventories                                            --           25        (4,070)        7,242        3,063        (8,249)
      Other current assets                                 (692)       4,825        (5,258)        1,765         (221)       (7,244)
      Accounts payable                                    2,631        4,000        (4,260)       (1,675)        (105)       (2,690)
      Payable to affiliate, net                             203        6,077         1,530         1,979         (765)       (1,214)
      Accrued liabilities                                (5,350)         953          (886)       (3,132)      (4,871)       (2,625)
      Other assets                                       (3,533)          63        (2,818)         (130)         562        (2,126)
      Other liabilities                                   3,366          474          (157)           --         (102)         (259)
                                                      ---------     --------     ---------     ---------     --------     ---------
         Net cash used by operating activities          (40,025)     (28,716)      (41,925)       (3,003)     (11,482)      (50,404)
                                                      ---------     --------     ---------     ---------     --------     ---------

Investing activities:
  Capital expenditures                                 (284,458)     (86,581)     (174,633)     (119,565)     (52,306)     (107,374)
  Prepaid capital expenditures                          (24,216)          --            --            --           --            --
  Proceeds from the sale of TransTexas stock            136,158       42,607            --            --           --            --
  Increase in investments held in trust                 (17,706)          --            --            --           --            --
                                                      ---------     --------     ---------     ---------     --------     ---------
         Net cash used by investing activities         (190,222)     (43,974)     (174,633)     (119,565)     (52,306)     (107,374)
                                                      ---------     --------     ---------     ---------     --------     ---------

Financing activities:
  Issuance of long-term debt                            247,000           --       300,750            --           --       300,750
  Issuance of notes payable to affiliate                725,649           --            --            --           --            --
  Retirement of long-term debt                         (470,583)          --            --            --           --            --
  Increase in debt proceeds held in
    disbursement accounts                              (425,404)     (26,549)     (173,000)           --           --      (173,000)
  Withdrawals from disbursement accounts                293,675       50,949       148,595       116,452           --        32,143
  Increase in cash restricted for interest              (49,171)          --            --            --           --            --
  Advances from affiliates                               15,026       49,152        17,333        16,698       86,925        87,560
  Repayment of advances and notes payable
    to affiliates                                      (100,990)      (1,925)      (53,450)      (13,450)     (20,000)      (60,000)
  Capital contributions from affiliate                   13,726           --            --            --           --            --
  Debt issue costs                                       (7,981)          --       (20,479)           --       (3,126)      (23,605)
  Principal payments on capital lease and
    seller financed obligations                          (1,292)      (1,103)         (458)         (458)          --            --
                                                      ---------     --------     ---------     ---------     --------     ---------
         Net cash provided by financing activities      239,655       70,524       219,291       119,242       63,799       163,848
                                                      ---------     --------     ---------     ---------     --------     ---------
         Increase (decrease) in cash
           and cash equivalents                           9,408       (2,166)        2,733        (3,326)          11         6,070
Beginning cash and cash equivalents                         613        2,779            46         6,105           35            35
                                                      ---------     --------     ---------     ---------     --------     ---------
Ending cash and cash equivalents                      $  10,021     $    613     $   2,779     $   2,779     $     46     $   6,105
                                                      =========     ========     =========     =========     ========     =========


    The accompanying notes are an integral part of the financial statements.

                       TRANSAMERICAN REFINING CORPORATION

                          NOTES TO FINANCIAL STATEMENTS
        (INFORMATION WITH RESPECT TO THE YEAR ENDED JANUARY 31, 1996 AND
               INTERIM PERIOD ENDED JANUARY 31, 1995 IS UNAUDITED)


1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Formation of TARC

         TransAmerican Refining Corporation, a Texas corporation (the "Company" or "TARC"), owns facilities for the refining and storage of crude oil and petroleum products. TARC's refinery is located in the Gulf Coast region along the Mississippi River approximately 20 miles from New Orleans, Louisiana. TARC was incorporated in September 1987 for the purpose of holding and eventually operating certain refinery assets previously held by TransAmerican Natural Gas Corporation ("TransAmerican") and its subsidiaries. In 1987, TransAmerican transferred substantially all of its refinery assets at net book value to TARC.

         From 1987 through 1993, TARC incurred operating losses principally as a result of maintaining its idled refinery. The refinery was operated intermittently between March 1994 and January 1997 based on operating margins and has continued to incur operating losses. In June 1997, TARC commenced a two-phase construction and expansion program on its refinery designed to increase the capacity and complexity of the refinery (the "Capital Improvement Program"). See Note 2.

         TARC is a wholly owned subsidiary of TransAmerican Energy Corporation ("TEC") which is a wholly owned subsidiary of TransAmerican. In 1994, TransAmerican formed TEC to hold certain shares of common stock of TransTexas Gas Corporation ("TransTexas") and all of TARC's capital stock.

         Change in Fiscal Year

         On January 29, 1996, the Board of Directors approved a change in TARC's fiscal year end for financial reporting purposes from July 31 to January 31. The financial statements include presentation of the year ended January 31, 1997, the six months ended January 31, 1996 (the "Transition Period") and the comparable prior year periods which are unaudited.

         Cash and Cash Equivalents

         TARC considers all highly liquid investments purchased with an original maturity of three months or less to be a cash equivalent. Cash equivalents in restricted accounts are excluded from cash and are classified in accordance with the terms of the restrictions.

         Inventories

         TARC's inventories consist primarily of feedstocks and refined products and are stated at the lower of average cost or market. TARC wrote down the value of its inventories by approximately $4.4 million and $1.3 million at January 31, 1996 and July 31, 1995, respectively, to reflect existing market prices.

         Price Management Activities

         TARC's revenues and feedstock costs have been and will continue to be affected by changes in the prices of petroleum and petroleum products. TARC's ability to obtain additional capital is also substantially dependent on refined product prices and refining margins, which are subject to significant seasonal, cyclical and other fluctuations that are beyond TARC's control.

                       TRANSAMERICAN REFINING CORPORATION

         From time to time, TARC enters into futures contracts, options on futures, swap agreements and forward sale agreements with the intent to protect against a portion of the price risk associated with price declines from holding inventory, or fixed price purchase commitments. Commitments involving future settlement give rise to market risk, which represents the potential loss that can be caused by a change in the market value of a particular instrument and credit risk, which represents the potential loss if a counterparty is unable to perform. Under the guidelines of Statement of Financial Accounting Standards No. 80, "Accounting for Futures Contracts" ("SFAS 80"), gains and losses associated with such transactions that meet the hedge criteria in SFAS 80 will be deferred and recognized when the related products are sold. Those transactions which do not meet the hedging criteria in SFAS 80 are recorded at market value and marked to market each period resulting in a gain or a loss which is recorded in other income in the period in which a change in market value occurs.

         Investments

         Investments in fixed income securities are classified as held to maturity and are carried at amortized cost. Short- term investments are carried at cost, which approximates market value. The realized gain or loss on investment transactions is determined on the basis of specific identification and is included in earnings on the trade date.

         Property and Equipment

         Property and equipment acquired subsequent to 1983, including assets transferred from TransAmerican in 1994, are stated at TransAmerican's or TARC's historical cost. During the period from 1987 through August 1993, property and equipment acquired prior to 1983 were carried at estimated net realizable value and no depreciation expense was charged. New or refurbished units are depreciated as placed in service. Depreciation of refinery equipment and other buildings and equipment, including assets acquired under capital leases, is computed using the straight-line method over the estimated useful lives of the assets. Costs of improving leased property are amortized over the estimated useful lives of the assets or the terms of the leases, whichever is shorter.

         The cost of repairs and minor replacements is charged to operating expense. The cost of renewals and improvements are capitalized. At the time depreciable assets are retired or otherwise disposed of, the cost and related accumulated depreciation or amortization are removed from the accounts. Gains or losses on dispositions in the ordinary course of business are included in the statement of operations. Impairment of property and equipment is reviewed whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. Events or circumstances that may indicate impairment may include, among others, a prolonged shutdown of the refinery or a prolonged period of negative or low refining margins.

         Maintenance Turnaround Costs

         A turnaround consists of a complete shutdown, inspection and maintenance of a unit. The estimated costs of turnarounds are accrued over the period to the next scheduled turnaround, which is generally greater than one year.

         Environmental Remediation Costs

         Environmental expenditures are expensed or capitalized as appropriate, depending on their future economic benefit. Expenditures relating to an existing condition caused by past operations that do not have future economic benefits are expensed. Liabilities for these expenditures are provided when the responsibility to remediate is probable and the amount of associated costs is reasonably estimable.

                       TRANSAMERICAN REFINING CORPORATION

         Debt Issue Costs

         Debt issue costs are deferred and amortized to interest expense over the scheduled maturity of the debt utilizing the interest method.


         Stockholder's Equity

         Stockholder's equity was retroactively adjusted to reflect a 30,000-for-1 stock split which was effective in July 1994. In July 1994, TARC increased its authorized capital to 100,000,000 shares and decreased the par value of its common stock from $1.00 to $0.01.

         Defined Contribution Plan

         TARC, through its parent company, TransAmerican, maintains a defined contribution plan, which incorporates a "401(k) feature" as allowed under the Internal Revenue Code. All investments are made through Massachusetts Mutual Life Insurance Company. Employees who are at least 21 years of age and have completed one year of credited service are eligible to participate on the next semiannual entry date. TARC matches 10%, 20% or 50% of employee contributions up to a maximum of 3% of the participant's compensation, based on years of plan participation. All contributions are currently funded. TARC recognized approximately $83,000, $75,000, $32,000, and $41,000 of expenses related to the Defined Contribution Plan for the years ended January 31, 1998 and 1997, the six months ended January 31, 1996 and the year ended July 31, 1995.

         Revenue Recognition

         TARC recognizes revenue from sales of refined products in the period of delivery and other revenue in the period in which the service has been provided.

         Concentration of Credit Risk

         Financial instruments which potentially expose TARC to credit risk consist principally of cash, trade receivables and forward contracts. TARC selects depository banks based on management's review of the stability of the institution. Balances periodically exceed the $100,000 level covered by federal deposit insurance. To date, there have been no losses incurred due to excess deposits in any financial institution. Trade accounts receivable are generally from companies with significant petroleum activities, who would be impacted by conditions or occurrences affecting that industry. All futures contracts were with major brokerage firms and, in the opinion of management, did not expose TARC to any undue credit risks. See Note 14.

         TARC performs ongoing credit evaluations and, generally, requires no collateral from its customers. For the year ended January 31, 1998, TARC processed feedstocks from one customer which accounted for 100% of the net processing arrangement income, and three customers accounted for 76% of storage revenues. For the year ended January 31, 1997, TARC had two customers which accounted for 96% of total revenues. For the six months ended January 31, 1996, TARC had three customers which accounted for 41% of total revenues. For the year ended July 31, 1995, TARC had two customers which accounted for 56% of total revenues.

                       TRANSAMERICAN REFINING CORPORATION

         Income Taxes

         TARC files a consolidated tax return with TransAmerican. Income taxes are due from or payable to TransAmerican in accordance with a tax allocation agreement. It is TARC's policy to record income tax expense as though TARC had filed separately. Deferred income taxes are recognized, at enacted tax rates, to reflect the future effects of tax carryforwards and temporary differences arising between the tax bases of assets and liabilities and their financial reporting amounts in accordance with Statement of Financial Accounting Standards No. 109 and the Tax Allocation Agreement between TARC, TNGC Holdings Corporation ("TNGC"), TransAmerican, and TransAmerican's other direct and indirect subsidiaries. Income taxes include federal and state income taxes.

         Fair Value of Financial Instruments

         TARC includes fair value information in the notes to the financial statements when the fair value of its financial instruments is different from the book value. TARC uses quoted market prices or, to the extent that there are no available quoted market prices, market prices for similar instruments. When the book value approximates fair value, no additional disclosure is made.

         Net Income (Loss) Per Share

         As of January 31, 1998, TARC had implemented Statement of Financial Accounting Standards No. 128, "Earnings per Share." Net income (loss) per share has been restated for all periods presented to the extent applicable. Basic net income per share is calculated by dividing net income available to common shareholders by the weighted average number of shares of common stock. Diluted net income per share is calculated by dividing net income available to common shareholders by the weighted average number of shares of common stock and potential shares of common stock. Warrants, if dilutive, are considered to be potential shares of common stock for the purpose of diluted net income per share. The treasury method is used to determine the potential shares of common stock.

         Weighted average shares outstanding used in calculating basic and diluted net income (loss) per share ("EPS") are as follows in thousands:

                                                                     Six Months Ended   Year Ended
                                         Year Ended January 31,         January 31,      July 31,
                                       --------------------------    ----------------     ------
                                        1998      1997      1996      1996      1995       1995
                                       ------    ------    ------    ------    ------     ------
                                                        (Unaudited)          (Unaudited)
Common shares outstanding
  for basic EPS ...................    30,000    30,000    30,000    30,000    30,000     30,000
Dilutive effect of warrants .......        --     7,458        --        --        --         --
                                       ------    ------    ------    ------    ------     ------
Common shares and
  potential common shares
outstanding for diluted EPS .......    30,000    37,458    30,000    30,000    30,000     30,000
                                       ======    ======    ======    ======    ======     ======


         Weighted average shares outstanding exclude potential common shares of approximately 2,352,000 for the year ended January 31, 1998 and approximately 7,458,000 for the year ended January 31, 1996, the six months ended January 31, 1996 and the year ended July 31, 1995 because they are anti-dilutive.

                       TRANSAMERICAN REFINING CORPORATION

         Use of Estimates and Reclassifications

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date(s) of the financial statements and the reported amounts of revenues and expenses during the reporting period(s). Actual results could differ from those estimates. Certain previously reported financial information has been reclassified to conform with the current presentation. The reclassifications did not affect net income (loss) or stockholder's equity.

         Recently Issued Pronouncements

         In June 1997, the FASB issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130"), which establishes standards for reporting and display of comprehensive income and its components in financial statements. This statement will be adopted by TARC effective February 1, 1998. TARC does not believe that adoption of this statement will have a material impact on its financial statements.

         In April 1998, the Accounting Standards Executive Committee issued Statement of Position 98-5, "Reporting on the Costs of Start Up Activities," ("SOP 98-5"), which provides guidance on the financial reporting of start-up costs and organization costs. This statement of position will be adopted by TARC effective February 1, 1998. Implementation of the statement requires start-up activities, such as those related to the Capital Improvement Program, to be expensed as incurred.

2.       CAPITAL IMPROVEMENT PROGRAM

         TARC's refinery is located in the Gulf Coast region along the Mississippi River, approximately 20 miles from New Orleans, Louisiana. TARC's business strategy is to modify, expand and reactivate its refinery and to maximize refining margins by converting low-cost, heavy, sour crude oils into high-value, light petroleum products including primarily gasoline and heating oil.

         In February 1995, TARC began a construction and expansion program (the "1995 Program") designed to reactivate the refinery and increase its complexity. From February 1995 through May 1997, TARC spent approximately $251 million on the 1995 Program, procured a majority of the equipment required and completed substantially all of the process design engineering and a substantial portion of the remaining engineering necessary for its completion.

         In June 1997, in connection with the TEC Notes Offering, the TARC Intercompany Loan and the TARC Notes Tender Offer, TARC adopted the Capital Improvement Program. The most significant projects include: (i) converting the visbreaker unit into a delayed coking unit to process vacuum tower bottoms into lighter petroleum products, (ii) modernizing and upgrading a fluid catalytic cracking unit to increase gasoline production capacity and allow the direct processing of low-cost atmospheric residual feedstocks, and (iii) upgrading and expanding hydrotreating, alkylation and sulfur recovery units to increase sour crude processing capacity. In addition, TARC plans to expand, modify and add other processing units, tankage and offsite facilities as part of the Capital Improvement Program. The Capital Improvement Program includes expenditures necessary to ensure that the refinery is in compliance with certain existing air and water discharge regulations and that gasoline produced will comply with federal standards. TARC will act as general contractor, but has engaged a number of specialty consultants and engineering and construction firms to assist TARC in completing the individual projects that comprise the Capital Improvement Program. Each of these firms was selected because of its specialized expertise in a particular process or unit integral to the Capital Improvement Program.

                       TRANSAMERICAN REFINING CORPORATION

         The Capital Improvement Program will be executed in two phases. In June 1997, TARC estimated that Phase I would be completed at a cost of $223 million, would be tested and operational by September 30, 1998 and would result in the refinery having the capacity to process up to 200,000 Bpd of sour crude oil. Phase II of the Capital Improvement Program includes the completion and start-up of the Fluid Catalytic Cracking Unit utilizing state-of-the-art MSCCSM technology and the installation of additional equipment expected to further improve operating margins by allowing for a significant increase in the refinery's capacity to produce gasoline. In June 1997, TARC estimated that Phase II would be completed at a cost of $204 million and would be tested and operational by July 31, 1999. TARC currently believes that actual expenditures may exceed the budget by as much as $45 million (of which $30 million is allocated to Phase I). Although there can be no assurance, TARC believes that it will have cash sufficient to fund the remaining construction, and that both Phase I and Phase II will be completed in advance of the Phase I completion date required by the TEC Indenture (as defined in Note 9). TARC anticipates Mechanical Completion of the Delayed Coking Unit, the HDS Unit and the related portion of the Sulfur Recovery System in May 1998. Upon Mechanical Completion of these units, TARC will be able to purchase feedstocks using funds in the TARC Disbursement Account reserved for such purpose. TARC believes that the remainder of Phase I (other than the No. 2 Reformer) will reach Mechanical Completion during the second quarter of fiscal 1999. TARC intends to defer additional expenditures on the No. 2 Reformer until the fourth quarter of fiscal 1999, ending January 31, 1999. TARC expects to complete both Phase I and Phase II in advance of the Phase I completion date required by the TEC Indenture. TARC spent approximately $215 million on the Capital Improvement Program during the period between June 1997 and January 31, 1998. As of January 31, 1998, TARC had commitments to spend another $83.3 million. The foregoing estimates, as well as other estimates and projections herein, are subject to substantial revision upon the occurrence of future events, such as unavailability of financing, engineering problems, work stoppages and cost overruns, over which TARC may not have any control, and there can be no assurance that any such projections or estimates will prove accurate.

         TARC believes, based on current estimates of refining margins and costs of the expansion and modification of the refinery, that future undiscounted cash flows will be sufficient to recover the cost of the refinery over its estimated useful life. Management believes there have been no events or changes in circumstances that would require the recognition of an impairment loss. However, due to the inherent uncertainties in estimating future refining margins, and in constructing and operating a large scale refinery, there can be no assurance that TARC will ultimately recover the cost of the refinery. Management believes that the book value of the refinery is in excess of its current estimated fair market value.

         TARC has historically incurred losses and negative cash flow from operating activities as a result of limited refinery operations that did not cover the fixed costs of maintaining the refinery, increased working capital requirements (including debt service) and losses on refined product sales and processing arrangements. There is no assurance that TARC can complete the Capital Improvement Program, fund its future working capital requirements or achieve positive cash flow from operations. As a result, there is substantial doubt about TARC's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

3.       DISBURSEMENT ACCOUNTS

         Pursuant to a disbursement agreement dated June 13, 1997, as amended December 30, 1997 (the "Disbursement Agreement") among TARC, TEC, Firstar Bank of Minnesota, N.A., as trustee (the "TEC Indenture Trustee"), Firstar Bank of Minnesota, N.A., as disbursement agent (the "Disbursement Agent"), and Baker & O'Brien, Inc., as construction supervisor (the "Construction Supervisor"), $208 million of the net proceeds from the sale of the TEC Notes (as defined in Note
9) was placed into accounts (collectively, the "TARC Disbursement Account") to be held and invested by the Disbursement Agent until disbursed. TEC disbursements for TARC expenditures will be treated as capital contributions. In addition, proceeds to TEC and TARC of approximately $201 million from the TransTexas share repurchase program have been deposited in the TARC Disbursement Account. On December 30, 1997, TARC

                       TRANSAMERICAN REFINING CORPORATION
deposited $119 million of the net proceeds from the issuance of its Series A Senior Subordinated Notes (defined in Note 8) into the TARC Disbursement Account for use in the Capital Improvement Program. All funds in the TARC Disbursement Account are pledged as security for the repayment of the TEC Notes.

      The Disbursement Agent will make disbursements for the Capital Improvement Program out of the TARC Disbursement Account in accordance with requests made by TARC and approved by the Construction Supervisor. The Construction Supervisor is required to review each such disbursement request by TARC. No disbursements may be made from the TARC Disbursement Account for purposes other than the Capital Improvement Program other than (i) up to $1.5 million per month (except for December 1997, in which disbursements may be up to $4.5 million) to fund administrative costs and certain taxes and insurance payments, not in excess of $25.5 million in the aggregate; provided, that if less than $1.5 million is spent in any month (or less than $4.5 million is spent in December 1997) the amounts that may be disbursed in one or more subsequent months will be increased by the amount of such difference, (ii) up to $50 million for feedstock upon certification by the Construction Supervisor of the Mechanical Completion (as defined in the TEC Notes Indenture) of the Delayed Coking Unit and associated facilities, (iii) up to $19 million to pay interest on, and to redeem, repurchase, defease, or otherwise retire the remaining TARC Notes and (iv) up to $7 million for outstanding accounts payable. In addition, interest income from the TARC Disbursement Account may be used for the Capital Improvement Program or disbursed to fund administrative and other costs of TARC and TEC. As of January 31, 1998, $225 million had been disbursed to TARC out of the TARC Disbursement Account for use in the Capital Improvement Program, $18 million for accounts payable and general and administrative expenses and $19 million for payments of interest on, and the redemption, repurchase and defeasance of the TARC Notes.

4.       OTHER CURRENT ASSETS

         The major components of other current assets are as follows (in thousands of dollars):

                                                                  JANUARY 31,
                                                                1998       1997
                                                               ------      ----
               Insurance prepayments .....................     $  949      $603
               Tax prepayments ...........................        335        --
               Other .....................................         62        51
                                                               ------      ----
                                                               $1,346      $654
                                                               ======      ====


5.       PROPERTY AND EQUIPMENT

         The major components of property and equipment are as follows (in thousands of dollars):


                                         ESTIMATED          JANUARY 31,
                                        USEFUL LIFE    ----------------------
                                          (YEARS)        1998          1997
                                                       --------      --------
               Land ...............                    $ 18,435      $  9,362
               Refinery ...........      20 to 30       898,835       532,428
               Other ..............       3 to 10        22,510        14,026
                                                       --------      --------
                                                       $939,780      $555,816
                                                       ========      ========

                       TRANSAMERICAN REFINING CORPORATION

         Approximately $97 million and $45 million of refinery assets were being depreciated at January 31, 1998 and 1997, respectively. The remaining refinery and other assets are considered construction in process. Approximately $90.4 million of property, plant and equipment represents assets transferred by TransAmerican at net realizable value and $465.4 million represents additions recorded at historical cost. As of January 31, 1997, TARC changed the estimated useful lives of the refinery equipment currently under construction from 10 years to a range of 20 to 30 years. The change in estimate was not material to 1997 net income. TARC recognized $7.8 million, $6.7 million, $2.9 million and $5.9 million in depreciation expense for the years ended January 31, 1998 and 1997, the six months ended January 31, 1996 and the year ended July 31, 1995, respectively.

         TARC believes, based on current estimates of refining margins and projected costs of the Capital Improvement Program, that future undiscounted cash flows will be sufficient to recover the cost of the refinery over its estimated useful life as well as the costs of related identifiable intangible assets. Management believes there have been no events or changes in circumstances that would require the recognition of an impairment loss. However, due to the inherent uncertainties in estimating future refining margins, in constructing and operating a large scale refinery and the uncertainty regarding TARC's ability to complete the Capital Improvement Program, there can be no assurance that TARC will ultimately recover the cost of the refinery. Management believes that the book value of the refinery is in excess of its current estimated fair market value.


6.       OTHER ASSETS

         The major components of other assets are as follows (in thousands of dollars):

                                                                               JANUARY 31,
                                                                       --------------------------
                                                                           1998            1997
                                                                       -----------      ---------
     Debt issue costs, net of accumulated amortization of
       $2,477 and $6,445 at January 31, 1998 and
       1997, respectively.....................................         $    32,473      $  17,482
     Prepaid capital expenditures.............................              24,217             --
     Contractual rights and licenses, net of accumulated
       amortization of $0 and $992 at January 31, 1998
       and 1997...............................................               3,500          5,979
     Environmental escrow.....................................               5,062             --
     Investment in TransTexas.................................               2,015             --
     Other....................................................               1,162            212
                                                                       -----------      ---------
                                                                       $    68,429      $  23,673
                                                                       ===========      =========


         TARC uses the straight-line method to amortize intangibles over the periods estimated to be benefitted.

         During fiscal 1998, TARC charged to income $22.8 million in debt issue costs (see Note 8) and $2.2 million of intangible costs in connection with the acquisition of a tank storage facility.


7.       ACCRUED LIABILITIES

         The major components of accrued liabilities are as follows (in thousands of dollars):

                       TRANSAMERICAN REFINING CORPORATION

                                                                      JANUARY 31,
                                                                ----------------------
                                                                  1998          1997
                                                                ---------    ---------
                  Interest.............................         $   3,665    $   7,608
                  Taxes other than income taxes........               584        3,365
                  Maintenance turnarounds..............             2,673        1,909
                  Payroll..............................             1,343          599
                  Insurance............................               641          748
                  Other................................               622          747
                                                                ---------    ---------
                                                                $   9,528    $  14,976
                                                                =========    =========

8.       LONG-TERM DEBT

         TARC's long-term debt is as follows (in thousands of dollars):


                                                                                 JANUARY 31,
                                                                      -------------------------------
                                                                         1998                 1997
                                                                      ----------            ---------

         Guaranteed First Mortgage Discount Notes due 2002........    $    6,890            $ 269,606
         Guaranteed First Mortgage Notes due 2002.................         7,531               96,124
         Acquisition Note.........................................        36,000                   --
         Subordinated Notes due 2003..............................       166,955                   --
                                                                      ----------            ---------
               Total long-term debt...............................       217,376              365,730
         Less current maturities..................................         6,710                   --
                                                                      ----------            ---------
                                                                      $  210,666            $ 365,730
                                                                      ==========            =========


         On February 23, 1995, TARC issued 340,000 A Units consisting of $340 million aggregate principal amount of 18 1/2% Guaranteed First Mortgage Discount Notes due 2002 ("Discount Mortgage Notes") and 5,811,773 Common Stock Purchase Warrants ("1995 Warrants"), and 100,000 B Units consisting of $100 million aggregate principal amount of 16 1/2% Guaranteed First Mortgage Notes due 2002 ("Mortgage Notes" and, together with the Discount Mortgage Notes, the "TARC Notes") and 1,683,540 1995 Warrants. Interest is payable semi-annually with the first interest payment on the Discount Mortgage Notes due August 15, 1998. Interest payments on the Mortgage Notes began August 15, 1995. The TARC Notes are senior obligations of TARC, collateralized as of January 31, 1998 by a first priority lien on substantially all of TARC's property and assets and pledges of
1.9 million shares of common stock of TransTexas and all of TARC's outstanding common stock. The 1995 Warrants are exercisable at a price of $0.01 per share and expire on February 15, 2002. TARC allocated $23.3 million of the proceeds from the issuance of the TARC Notes to the 1995 Warrants based on their estimated fair value.

         TARC received approximately $301 million from the sale of A Units and B Units. Net proceeds to TARC were approximately $92 million after deducting approximately $16 million for underwriting discounts, commissions, fees and expenses, approximately $20 million for the repayment of the balance of a loan from TransAmerican ("TransAmerican Loan"), and $173 million which was deposited into a cash collateral account to fund the 1995 Program.

         On June 13, 1997, TEC completed a tender offer for all of the outstanding 1995 Warrants at a price of $4.50 per warrant. Pursuant to the tender offer, TEC purchased 7,320,552 1995 Warrants for an aggregate purchase price of approximately $33 million. TransAmerican subsequently purchased 163,679 1995 Warrants for an aggregate purchase price of approximately $0.7 million. In December 1997, TransAmerican sold 11,100 1995 Warrants to an unaffiliated third party. The remaining 1995 Warrants owned by TransAmerican, as well as the 1995 Warrants purchased by TEC

                       TRANSAMERICAN REFINING CORPORATION
in the tender offer, were contributed to TARC and cancelled. As of January 31, 1998, there were 22,119 1995 Warrants outstanding.

         On June 13, 1997, TARC completed a tender offer (the "TARC Notes Tender Offer") for the (i) TARC Mortgage Notes for 112% of their principal amount (plus accrued and unpaid interest) and (ii) TARC Discount Notes for 112% of their accreted value. In connection with the TARC Notes Tender Offer, TARC obtained consents from holders of the TARC Notes to certain waivers under, and amendments to, the indenture governing the TARC Notes (the "TARC Notes Indenture"), which eliminated or modified certain of the covenants and other provisions contained in the TARC Notes Indenture. TARC Mortgage Notes and TARC Discount Notes with an aggregate carrying value of $423 million were tendered and accepted by TARC at a cost to TARC of approximately $437 million (including accrued interest, premiums and other costs). As a result of the TARC Notes Tender Offer, $22.8 million of debt issuance costs were written off and TARC recorded a total extraordinary charge of $84.8 million during the year ended January 31, 1998. On January 14, 1998, TARC called for redemption on February 17, 1998 approximately $7 million in aggregate principal amount of TARC Notes. On January 16, 1998, TARC deposited, pursuant to an irrevocable trust agreement, approximately $9.8 million in order to defease the remaining TARC Notes. The amount deposited was invested in U.S. Treasury strip securities which will yield on maturity amounts sufficient to pay the principal of the remaining TARC Notes and interest thereon from the date of deposit to and including the final redemption date, as well as a call premium of 6%. The maturity dates of the strip securities coincide with the final redemption date of February 15, 1999 and all scheduled interest payment dates occurring during the period ending on such final redemption date. As of January 31, 1998, the amortized cost of these investments approximated fair value. As of January 31, 1998, TARC Mortgage Notes and TARC Discount Notes with an aggregate carrying value of approximately $14.4 million remained outstanding. On April 17, 1998, the TARC Notes were defeased and the collateral securing the TARC Notes was released.

         On December 10, 1997, TARC issued to an unaffiliated third party a 13% Senior Secured Note due 2002 (the "Acquisition Note") in the principal amount of $36 million to finance a portion of the purchase price of a tank storage facility purchased in September 1997. The Acquisition Note is secured by a mortgage on the tank storage facility, and is governed by a Note Purchase Agreement containing restrictive covenants substantially similar to those contained in the TARC Intercompany Loan and the TEC Indenture. The Acquisition Note bears interest at 13%, payable semiannually on June 15 and December 15, and matures on December 15, 2002.

         On December 30, 1997, TARC issued in a private offering 175,000 Units consisting of $175 million in aggregate principal amount of 16% Series A Senior Subordinated Notes due 2003 (the "Series A Senior Subordinated Notes") and 175,000 common stock purchase warrants (the "December 1997 Warrants"). The Series A Senior Subordinated Notes bear interest at 16%, payable semi-annually on June 30 and December 30 and mature on June 30, 2003. The December 1997 Warrants will be exercisable on or after December 30, 1998 at a price of $0.01 per share and expire on June 20, 2003. Net proceeds to TARC, after deducting fees and expenses of approximately $8 million, were approximately $167 million. Net proceeds of $8.2 million from the sale of the Units was allocated to the December 1997 Warrants. TARC deposited $119 million of the net proceeds into the TARC Disbursement Account for use in the Capital Improvement Program and deposited $42 million into an interest reserve account for interest payments on the Series A Senior Subordinated Notes through June 30, 1999. The remaining $6 million of net proceeds was used for general corporate purposes including the redemption and defeasance of the TARC Notes. The indenture governing the Series A Senior Subordinated Notes contains certain restrictive covenants, including, among others, limitations on incurring additional debt, asset sales, dividends and transactions with affiliates.

         On March 16, 1998, TARC issued in a private offering 25,000 Units consisting of $25 million in aggregate principal amount of 16% Series C Senior Subordinated Notes due 2003 (the "Series C Senior Subordinated Notes" and, together with the Series A Senior Subordinated Notes, the "Senior Subordinated Notes") and 25,000 warrants (the "March 1998 Warrants" and, together with the December 1997 Warrants, the "Warrants") to purchase 333,606 shares of TARC common stock. The Series C Subordinated Notes bear interest at 16%, payable semiannually on June 30 and

                       TRANSAMERICAN REFINING CORPORATION

December 30, and mature on June 30, 2003. The March 1998 Warrants will be exercisable on or after December 30, 1998 at a price of $0.01 per share and expire on June 20, 2003. Net proceeds to TARC, after deducting fees and expenses of approximately $1.2 million, were approximately $26.2 million. Net proceeds of approximately $2.8 million from the sale of the Units was allocated to the March 1998 Warrants. TARC deposited $6 million into an interest reserve account for interest payments on the Series C Senior Subordinated Notes from December 30, 1997 through June 30, 1999. The remaining $20.2 million of net proceeds has been or will be used for general corporate purposes. The indenture governing the Series C Senior Subordinated Notes contains certain restrictive covenants, including, among others, limitations on incurring additional debt, asset sales, dividends and transactions with affiliates.

         The fair value of the TARC Notes was approximately $16 million and $404 million as of January 31, 1998 and 1997, respectively. The fair value market of the Series A Subordinated Notes was approximately $182 million as of January 31, 1998. Fair value is based on quoted market prices. Aggregate maturities of long-term debt for the next five years are (in millions): fiscal year 1999 - $7, 2000 - $8, 2001 - $0, 2002 - $0 and 2003 - $36.

9.       NOTES PAYABLE TO AFFILIATES

         TARC's notes payable to affiliates are as follows (in thousands of dollars):

                                                                      JANUARY 31,
                                                               --------------------------
                                                                  1998           1997
                                                               ----------       ---------
         TARC Intercompany Loan..................              $  745,257       $      --
         Note payable to affiliate...............                  15,009          46,589
                                                               ----------       ---------
                                                               $  760,266       $  46,589
                                                               ==========       =========


         On June 13, 1997, TEC completed a private offering (the "TEC Notes Offering") of $475 million aggregate principal amount of its 11 1/2% Senior Secured Notes due 2002 (the "Senior Secured Notes") and $1.13 billion aggregate principal amount of its 13% Senior Secured Discount Notes due 2002 (the "Senior Secured Discount Notes" and, together with the Senior Secured Notes, the "TEC Notes") for net proceeds of approximately $1.3 billion. The TEC Notes are senior obligations of TEC, secured by a lien on substantially all of its existing and future assets, including intercompany loans made to TransTexas and TARC. The indenture governing the TEC Notes (the "TEC Indenture") contains certain restrictive covenants, including, among others, limitations on incurring additional debt, asset sales, dividends and transactions with affiliates.

         On June 13, 1997, with proceeds from the TEC Notes Offering, TEC made an intercompany loan to TARC (the "TARC Intercompany Loan"). The TARC Intercompany Loan (i) is in the original amount of $676 million, (ii) accretes principal at 16% per annum, compounded semi-annually, until June 15, 1999, to a final accreted value of $920 million, and thereafter pays interest semi-annually in cash in arrears on the accreted value thereof, at a rate of 16% per annum and
(iii) is currently secured by a security interest in substantially all of TARC's assets other than Inventory, Receivables and Equipment. The TARC Intercompany Loan will mature on June 1, 2002. The agreement governing the TARC Intercompany Loan (the "Intercompany Loan Agreement") contains certain restrictive covenants, including, among others, limitations on incurring additional debt, asset sales, dividends and transactions with affiliates. TARC used approximately $103 million of the proceeds of the TARC Intercompany Loan to repay certain indebtedness, including $36 million of senior secured notes of TARC that were issued in March 1997 and $66 million of advances and notes payable owed to an affiliate, and used approximately $437 million to complete the TARC Notes Tender Offer. Remaining proceeds will be used for the Capital Improvement Program and for general corporate purposes. TEC allocated $30.8 million of debt issuance costs to TARC which are reflected as a contribution of capital. Such costs are being amortized over the term of the TARC Intercompany Loan using the interest method. Upon the occurrence of a Change of Control (as defined), TEC will be required to make an offer to purchase all of the

                       TRANSAMERICAN REFINING CORPORATION
outstanding TEC Notes at a price equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, or, in the case of any such offer to purchase the Senior Secured Discount Notes prior to June 15, 1999, at a price equal to 101% of the accreted value thereof, in each case, to and including the date of purchase. Pursuant to the terms of the TARCIntercompany Loan, TEC may require TARC to pay a pro rata share of the purchase price paid by TEC in an offer to purchase pursuant to a Change of Control.

         In July and September 1997, TEC advanced an aggregate of $46 million to TARC. All of the advances are governed by the terms of a promissory note that is due June 14, 2002 bearing interest at a rate that, when added to the interest paid by TransTexas on the TransTexas Intercompany Loan, will equal the amount of interest payable on the TEC Notes. As of January 31, 1998, the amount payable pursuant to the advances was approximately $15 million.

10.      INCOME TAXES

         Long-term deferred tax assets and liabilities are comprised of the following (in thousands of dollars):

                                                                             JANUARY 31,
                                                                         1998            1997
                                                                       ---------       ---------
               Deferred tax assets:
                Receivable from TransAmerican in lieu of
                 federal net operating loss carryforwards .......      $ 125,097       $  72,268
                Safe harbor leases ..............................         78,026          81,976
                Other ...........................................          6,117             355
                                                                       ---------       ---------
                 Gross deferred tax assets ......................        209,240         154,599
                Deferred tax liabilities:
                 Depreciation ...................................          3,954           4,331
                                                                       ---------       ---------
                Net deferred tax assets .........................        205,286         150,268
                Valuation allowance .............................       (205,286)       (150,268)
                                                                       ---------       ---------
                                                                       $      --       $      --
                                                                       =========       =========

         A net deferred tax asset valuation allowance was recorded for each respective period because it is unlikely that TARC will realize such deferred tax assets. Changes in the net deferred tax asset valuation allowance were primarily attributable to increases in tax loss carryforwards.

         TNGC Holdings Corporation, TransAmerican, and its existing subsidiaries, including TARC, TEC and TransTexas, entered into a tax allocation agreement (the "Tax Allocation Agreement"), the general terms of which require TransAmerican and all of its subsidiaries to file federal income tax returns as members of a consolidated group to the extent permitted by law. Filing on a consolidated basis allows income and tax of one member to be offset by losses and credits of another and allows deferral of certain intercompany gains; however, each member is severally liable for the consolidated federal income tax liability of the consolidated group.

         The Tax Allocation Agreement requires each of TNGC's subsidiaries to pay to TNGC each year its allocable share of the federal income tax liabilities of the consolidated group ("Allocable Share"). The Tax Allocation Agreement provides for a reallocation of the group's consolidated federal income tax liabilities among the members if the IRS or the courts ultimately re-determine the group's regular tax or alternative minimum tax liability. In the event of an IRS audit or examination, the Tax Allocation Agreement generally gives TNGC the

                       TRANSAMERICAN REFINING CORPORATION
authority to compromise or settle disputes and to control litigation, subject to the approval of TARC, TEC or TransTexas, as the case may be, where such compromise or settlement affects the determination of the separate tax liability of that company.


         Under the Tax Allocation Agreement, each subsidiary's Allocable Share for each tax year will generally equal the amount of federal income tax it would have owed had it filed a separate federal income tax return for each year except that each subsidiary will be able to utilize net operating losses and credits of TransAmerican and the other members of the consolidated group effectively to defer payment of tax liabilities that it would have otherwise owed had it filed a separate federal income tax return. Each subsidiary will essentially pay the deferred taxes at the time TNGC (or the member whose losses or credits are utilized by such subsidiary) begins generating taxable income or tax. This will have the effect of deferring a portion of such subsidiary's tax liability to future years. The parties to the Tax Allocation Agreement amended such agreement in May 1997 to include additional affiliates as parties, and further amended the Tax Allocation Agreement in connection with the transactions consummated in June 1997 to allocate to TransAmerican, as among the parties, any tax liability associated with the sale by TransTexas of its Lobo Trend subsidiary.

         On a separate return basis, TARC has incurred approximately $357.4 million of regular tax net operating losses from inception through January 31, 1998. TARC's regular tax net operating losses incurred from inception through January 31, 1998 would generally expire from 2004 through 2014. Under the Tax Allocation Agreement, as long as TARC remains in the consolidated group for tax purposes, TARC may receive benefits in the future for loss carryforwards in the form of reduced current taxes payable to the extent (i) its losses incurred are available for and utilized by TransAmerican and (ii) TransAmerican has the ability to pay its taxes without contributions from TARC. At January 31, 1998, TARC had generated NOL carryforwards of approximately $183.5 million which have not been used by TransAmerican and which would expire in 2014.

         A change of control or other event that results in deconsolidation of TARC from TransAmerican's consolidated group for federal income tax purposes could result in the acceleration of payment of a substantial amount of federal income taxes by TransAmerican. The tax liability to TransAmerican that would result from deconsolidation is estimated to be approximately $100 million at January 31, 1998. Each member of a consolidated group filing a consolidated federal income tax return is severally liable for the consolidated federal income tax liability of the consolidated group. There can be no assurance that TransAmerican will have the ability to satisfy the above tax obligation at the time due and, therefore, TARC or other members may be required to pay all or a portion of the tax. A decision by TEC or TARC to sell TransTexas shares could result in deconsolidation of TransTexas for tax purposes.

         Total income tax expense (benefit) differs from amounts computed by applying the statutory federal income tax rate to income (loss) before income taxes as follows (in thousands of dollars):

                       TRANSAMERICAN REFINING CORPORATION

                                                                  YEAR ENDED                     SIX MONTHS ENDED        YEAR ENDED
                                                                  JANUARY 31,                       JANUARY 31,           JULY 31,
                                                      ---------------------------------       ---------------------       --------
                                                        1998         1997        1996          1996          1995           1995
                                                      --------     -------     --------       -------       -------       --------
                                                                              (UNAUDITED)                 (UNAUDITED)
Federal income tax expense (benefit) at
  the statutory rate .............................    $(39,203)    $ 3,292     $(23,540)      $(9,125)      $(8,103)      $(22,518)
Increase (decrease) in tax resulting from:
  Net operating losses (utilized) not
    utilizable ...................................      39,203      (3,292)      23,540         9,125         8,103         22,518
                                                      --------     -------     --------       -------       -------       --------
                                                      $     --     $    --     $     --       $    --       $    --       $     --
                                                      ========     =======     ========       =======       =======       ========


11.      INVESTMENT IN TRANSTEXAS

         TARC uses the equity method to account for its investment in TransTexas and initially recorded this investment at TransAmerican's historical basis. During 1996, TARC's original interest of 20.3% decreased to 14.1% when TARC sold
4.55 million shares to unaffiliated third parties and recognized a gain of $56.2 million on the sale of TransTexas Stock. During 1997, TARC's interest decreased to 3.4% when TransTexas repurchased approximately 12.6 million shares from TARC and TEC for an aggregate purchase price of approximately $201 million. TARC received $136.2 million of the purchase price, of which $124.5 million (representing the excess of cash received over TARC's carrying value of the stock sold) was recorded as a capital contribution. In April 1998, TARC distributed its remaining shares of TransTexas common stock to TEC. The equity in extraordinary loss of TransTexas for the year ended January 31, 1998 represents TARC's equity in a charge by TransTexas for the early retirement of its $800 million 11 1/2% Senior Secured Notes due 2002 and an exchange offer by TransTexas for its Subordinated Notes. The equity in extraordinary loss of TransTexas for the year ended July 31, 1995, represents TARC's equity in a charge by TransTexas for the early retirement of $500 million of its 10 1/2% Senior Secured Notes due 2000 from the proceeds of the issuance by TransTexas in June 1995 of $800 million in 11 1/2% Senior Secured Notes due 2002.

         Summary financial information of TransTexas is as follows (in thousands of dollars):

                                                                     JANUARY 31,
                                                              -------------------------
                                                                  1998          1997
                                                              -----------    ----------
               ASSETS
       Total current assets .....................             $    82,714    $  188,934
       Property and equipment, net...............                 701,598       846,393
       Other assets..............................                  32,323        17,825
                                                              -----------    ----------
                                                              $   816,635    $1,053,152
                                                              ===========    ==========
         LIABILITIES AND STOCKHOLDERS' DEFICIT
       Total current liabilities ................             $   104,836    $  117,348
       Total noncurrent liabilities..............                 687,162     1,086,599
       Total stockholders' equity (deficit)......                  24,637      (150,795)
                                                              -----------    ----------
                                                              $   816,635    $1,053,152
                                                              ===========    ==========

                       TRANSAMERICAN REFINING CORPORATION

                                                                                               SIX MONTHS ENDED       YEAR ENDED
                                                        YEAR ENDED JANUARY 31,                    JANUARY 31,           JULY 31,
                                               -------------------------------------       -----------------------     ---------
                                                  1998          1997         1996            1996          1995          1995
                                               ---------     ---------     ---------       ---------     ---------     ---------
                                                                          (UNAUDITED)                     (UNAUDITED)
Revenues ................................      $ 723,271     $ 406,347     $ 291,338       $ 141,156     $ 162,517     $ 312,699
Operating costs and expenses ............        193,171       219,068       229,284         101,908       133,833       261,209
                                               ---------     ---------     ---------       ---------     ---------     ---------
  Operating income ......................        530,100       187,279        62,054          39,248        28,684        51,490
Other expense ...........................        (68,187)      (91,463)      (77,174)        (40,436)      (29,059)      (65,797)
Income tax (expense) benefit ............       (161,669)      (12,491)        2,700             416           131         2,415
                                               ---------     ---------     ---------       ---------     ---------     ---------
  Income (loss) before
    extraordinary item ..................        300,244        83,325       (12,420)           (772)         (244)      (11,892)
Extraordinary item ......................        (72,043)           --       (56,637)             --            --       (56,637)
                                               ---------     ---------     ---------       ---------     ---------     ---------
  Net income (loss) .....................      $ 228,201     $  83,325     $ (69,057)      $    (772)    $    (244)    $ (68,529)
                                               =========     =========     =========       =========     =========     =========


12.      TRANSACTIONS WITH AFFILIATES

         Pursuant to the stock transfer agreement dated February 23, 1995 (the "Stock Transfer Agreement") among TransAmerican, TEC and TARC, TransAmerican contributed to the capital of TEC (the "Stock Transfer") (i) all of the outstanding capital stock of TARC, and (ii) 55 million shares of common stock of TransTexas. TEC subsequently contributed 15 million of its shares of TransTexas common stock to TARC.

         Prior to the sale of the TARC Notes, TARC participated in TransAmerican's centralized cash management program. Funds required by TARC for daily operations and capital expenditures were advanced by TransAmerican. In October 1994, TransAmerican sold 5.25 million shares of TransTexas common stock. TransAmerican advanced approximately $50 million of the proceeds from these stock sales to TARC, of which approximately $20 million was used by TARC to repay a portion of the intercompany debt owed to TransAmerican, and the remaining $30 million of the net proceeds was used for working capital and general corporate purposes. TARC used approximately $30 million of the net proceeds of the sale of the TARC Notes to repay additional intercompany debt to TransAmerican. TransAmerican contributed to the capital of TARC (through TEC) all but $10 million of the remainder of TARC's intercompany debt owed to TransAmerican. In April 1995, TARC repaid the remaining $10 million of intercompany indebtedness owed to TransAmerican. In August 1995, TARC received an advance of $3 million from TransTexas, which TARC used to settle its remaining portion of certain litigation. In September 1995, TARC received an advance of $1.7 million from TransAmerican, which TARC used to purchase feedstock. In October 1995, TARC repaid these advances without interest. Additionally in October 1995, TARC received an advance of approximately $4 million from TransAmerican for working capital which it repaid in June 1997.

         In September 1995, TARC received an advance of $1 million from TransTexas which TARC used to purchase feedstock. This advance was repaid by TARC without interest. In December 1995, TARC advanced $1 million to TransTexas. This advance was repaid to TARC with interest in December 1995.

         During 1995, TransAmerican acquired an office building which it subsequently sold to TransTexas in February 1996 for $4 million. In February 1996, TransAmerican advanced $4 million of the proceeds from this sale to TARC for working capital. TransTexas charges TARC approximately $61,000 in rent annually, of which approximately $117,000 was payable to TransTexas at January 31, 1998.

                       TRANSAMERICAN REFINING CORPORATION

         In July 1996, TARC executed a promissory note to TransAmerican for up to $25 million. The note bore interest at a rate of 15% per annum, payable quarterly beginning October 31, 1996. On November 1, 1996, TARC executed an additional $25 million promissory note to TransAmerican which bore interest at 15% per annum, payable quarterly beginning December 31, 1996 (together with the first promissory note, the "TransAmerican Notes"). As of January 31, 1997, TARC had approximately $44.4 million outstanding under the TransAmerican Notes. In February 1997, the November 1996 promissory note was replaced with a $50 million note bearing interest at an annual rate of 15% and which matures on July 31, 2002. All amounts outstanding under the TransAmerican Notes were repaid on June 13, 1997.

         From August 1993 to June 1997, TransTexas provided general commercial legal services and certain accounting services (including payroll, tax, and treasury services) to TARC and TEC for a fee of $26,000 per month pursuant to a services agreement. In June 1997, the services agreement was terminated.

         On June 13, 1997, a new services agreement was entered into among TransAmerican, TEC, TARC and TransTexas. Under the new services agreement, TransTexas provides accounting, legal, administrative and other services to TARC, TEC and TransAmerican and its affiliates. TransAmerican provides advisory services to TransTexas, TARC and TEC. TARC will pay to TransTexas approximately $300,000 per month for services rendered to, and for allocated expenses paid by TransTexas on behalf of, TARC and TEC. TEC and its subsidiaries will pay $2.5 million in the aggregate per year to TransAmerican for advisory services and benefits provided by TransAmerican. Pursuant to these agreements, TARC has recognized $4.0 million in service agreement expenses during the year ended January 31, 1998. As of January 31, 1998, $1.2 million and $1.6 million was payable to TransTexas and TransAmerican, respectively, pursuant to the services agreement.

         Southeast Contractors, a subsidiary of TransAmerican, provides construction personnel to TARC in connection with the Capital Improvement Program. These construction workers are temporary employees, and the number and composition of the workforce will vary throughout the Capital Improvement Program. Southeast Contractors charges TARC for the direct costs it incurs (which consist solely of employee payroll and benefits) plus administrative costs and fees of up to $2.0 million per year. Total labor costs charged by Southeast Contractors for the years ended January 31, 1998 and 1997, the six months ended January 31, 1996 and the year ended July 31, 1995 were $50.7 million, $14.1 million, $20.2 million and $15.5 million, respectively, of which $5.3 million and $1.8 million was payable at January 31, 1998 and 1997, respectively.

         TARC purchases natural gas from TransTexas on an interruptible basis. The total cost of natural gas purchased for the years ended January 31, 1998 and 1997, the six months ended January 31, 1996 and the year ended July 31, 1995 was approximately $0.4 million, $2.7 million, $1.4 million and $2.5 million, respectively. The payable to TransTexas for natural gas purchases at January 31, 1997 was $2.7 million.

         In July and September 1997, TEC advanced an aggregate of $46 million to TARC. All of the advances are governed by the terms of a promissory note that is due June 14, 2002 bearing interest at a rate that, when added to the interest paid by TransTexas on the TransTexas Intercompany Loan, will equal the amount of interest payable on the TEC Notes through December 15, 1997. Thereafter, the amount of fixed interest payable to TEC of $5.7 million per year will be proportioned semi-annually between TARC and TransTexas based on the average outstanding balance of TARC's note to TEC and the average outstanding balance of all notes between TransTexas and TEC. As of January 31, 1998, the principal amount payable by TARC to TEC pursuant to the advances was $15 million. During the year ended January 31, 1998, TARC recognized $3.1 million in interest expense pursuant to the advances of which

                       TRANSAMERICAN REFINING CORPORATION
approximately $0.2 million was payable to TEC at January 31, 1998. Included in the $3.1 million of interest expense is approximately $0.3 million paid to TEC for advances made to TransTexas during fiscal 1998.

         During the year ended January 31, 1998, TEC contributed $13.5 million to TARC for general corporate purposes pursuant to the Disbursement Agreement.

         On December 30, 1997, TEC and TARC entered into an expense reimbursement agreement pursuant to which TARC will reimburse TEC for certain administrative, legal and accounting expenses and directors fees and will also reimburse TEC for other expenses in an amount not to exceed $200,000 per year. Since December 30, 1997, no such expenses were reimbursed to TEC.

         Blackburn & Henderson, a law firm of which Mr. Henderson, a director of TARC and TEC, is a partner, provides legal and other services to TransAmerican and its affiliates for an annual fee of $96,000 plus expenses.

13.      SUPPLEMENTAL CASH FLOW INFORMATION

         The following information reflects TARC's cash paid for interest and noncash investing and financing activities (in thousands of dollars):

                                                                                                   Six Months Ended      Year Ended
                                                                  Year Ended January 31,              January 31,         July 31,
                                                             --------------------------------      -----------------      -------
                                                               1998        1997         1996         1996      1995         1995
                                                             -------     --------     -------      -------    ------      -------
                                                                                    (Unaudited)             (Unaudited)
Interest paid, net of amounts capitalized ...............    $37,238     $  2,426     $ 1,365      $   836    $   --      $ 1,282
Noncash financing and investing activities:
  Accretion on long-term debt capitalized
     in property and equipment ..........................     74,716       49,109      29,306       18,186        --       11,120
  Accounts payable for property and equipment ...........     24,214       14,856      14,082       10,591     8,293       11,784
  Debt issue costs from affiliate .......................     30,768           --          --           --        --           --
  Cost in excess of warrants redeemed by affiliates .....     10,398           --          --           --        --           --
  Capital lease and seller financed obligations
    incurred for property and equipment .................      1,775           --       2,544        1,643        66          967
  Product financing arrangements ........................         --      (37,206)     37,206       37,206        --       27,671
  Forgiveness of advances from TransAmerican
    (including $25.0 million for property
    and equipment transferred from TransAmerican
    at net book value in 1994) ..........................         --           --      71,170           --        --       71,170
  Contribution of TransTexas stock ......................         --           --      37,176           --        --       37,176
  Issuance of Warrants for professional fees ............      3,503           --          --           --        --           --


14.      COMMITMENTS AND CONTINGENCIES

         LEGAL PROCEEDINGS

         EEOC. On September 30, 1997, the U.S. Equal Employment Opportunity Commission ("EEOC") issued a Determination (the "Determination") as a result of the Commissioner's Charge that had been filed in August 1995 against TARC and Southeast Louisiana Contractors of Norco, Inc. ("Southeast Contractors") pursuant to Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C.
Section 2000e et seq. ("Title VII"). In the Determination, the EEOC

                       TRANSAMERICAN REFINING CORPORATION
stated that it found reasonable cause to believe that each of TARC and Southeast Contractors had discriminated based on race and gender in its hiring and promotion practices. Each violation of Title VII (for each individual allegedly aggrieved), if proven, potentially could subject TARC and Southeast Contractors to liability for (i) monetary damages for backpay and front pay in an undetermined amount, and for compensatory damages and punitive damages in an amount not to exceed $300,000 per plaintiff, (ii) injunctive relief, (iii) attorney's fees and (iv) interest. During the period covered by the Commissioner's Charge and the Determination, TARC and Southeast Contractors estimate that they received a combined total of approximately 23,000 to 30,000 employment applications and hired (or rehired) a combined total of approximately 3,400 to 4,100 workers, although the total number of individuals who ultimately are covered in any conciliation proposal or any subsequent lawsuit may be higher. TARC and Southeast Contractors deny engaging in any unlawful employment practices. TARC and Southeast Contractors intend vigorously to defend against the allegations contained in the Commissioner's Charge and the findings set forth in the Determination in any proceedings in state or federal court, regardless of whether any such lawsuit is brought by the EEOC or any individual or groups of individuals. If TARC or Southeast Contractors is found liable for violations of Title VII based on the matters asserted in the Determination, TARC can make no assurance that such liability would not have a material adverse effect on its financial position, results of operations or cash flow.

         RINEHEART. On October 8, 1996, Carlton Gene Rineheart, et al., and as representative of a class of persons similarly situated, filed suit against 84 individuals and corporations, including TARC, in the U.S. District Court, Middle District of Louisiana alleging negligent and improper storage, handling, treatment, and disposal of hazardous materials from 1976 to the present at two sites in Iberville Parish, Louisiana. The suit claims damages for physical, mental, and property damage in the communities of Bayou Sorrel, Bayou Pigeon and Indian Village. TARC intends to vigorously defend this claim.

         SHELL OIL. On September 27, 1996, Shell Oil filed a third party suit against TARC in the U.S. District Court, Eastern District of Louisiana for contribution and/or indemnity relating to alleged environmental contamination of Bayou Trapagnier and surrounding lands near Norco, Louisiana. In March 1997, TARC obtained a voluntary dismissal from Shell. Shell proceeded to trial on the main case and settled with the plaintiffs during trial by purchasing their land for $5 million. On June 27, 1997, Shell amended its third party action to bring TARC back into the case. However, TARC has not yet been served in the case. If TARC is served, it will defend the case vigorously.

         GENERAL. The litigation matters discussed above amount to significant potential liability which, if adjudicated in a manner adverse to TARC in one reporting period, could have a material adverse effect on TARC's financial position, results of operations or cash flow for that period. TARC is also a named defendant in other ordinary course, routine litigation incidental to its business. Although the outcome of these lawsuits cannot be predicted with certainty, TARC does not expect these matters to have a material adverse effect on its financial position, results of operations or cash flow.

         ENVIRONMENTAL MATTERS

         COMPLIANCE MATTERS. TARC is subject to federal, state and local laws, regulations and ordinances ("Pollution Control Laws"), which regulate activities such as discharges to air and water, as well as handling and disposal practices for solid and hazardous wastes. TARC believes that it is now, and has included in the Capital Improvement Program sufficient capital additions to remain, in substantial compliance with applicable Pollution Control Laws. However, Pollution Control Laws that may be enacted in the future, as well as increasingly strict enforcement of existing Pollution Control Laws, may require TARC to make additional capital expenditures in order to comply with such laws and regulations. To ensure continuing compliance, TARC has made environmental compliance and permitting issues

                       TRANSAMERICAN REFINING CORPORATION
an integral part of its refinery's start-up plans and has budgeted for such capital expenditures in the Capital Improvement Program. However, there is no assurance that TARC will remain in compliance with environmental regulations.

         TARC uses (and in the past has used) certain materials, and generates (and in the past has generated) certain substances or wastes, that are or may be deemed hazardous substances or wastes. In the past, the refinery has been the subject of certain environmental enforcement actions, and has incurred certain fines, as a result of certain of TARC's operations. TARC also was previously subject to enforcement proceedings relating to its prior production of leaded gasoline and air emissions. TARC believes that, with minor exception, all of these past matters were resolved prior to or in connection with the resolution of the bankruptcy proceedings of its predecessor in interest, TransAmerican, or are no longer applicable to TARC's operations. As a result, TARC believes that such matters will not have a material adverse effect on TARC's future financial position, results of operations or cash flow.

         In September 1997, TARC purchased a tank storage facility located adjacent to the refinery for a cash purchase price of $40 million (which does not include a $3.1 million liability recorded for environmental remediation, as discussed below). Environmental investigations conducted by the previous owner of the facilities have indicated soil and groundwater contamination in several areas on the property. As a result, the former owner submitted to the Louisiana Department of Environmental Quality (the "LDEQ") plans for the remediation of any significant indicated contamination in such areas. TARC has analyzed these investigations and has carried out further Phase II Environmental Assessments to verify their results. TARC intends to incorporate any required remediation into its ongoing work at the refinery. In connection with the purchase of the facilities, TARC agreed to indemnify the seller for all cleanup costs and certain other damages resulting from contamination of the property, and created a $5 million escrow account to fund required remediation costs and indemnification claims by the seller. As a result of TARC's Phase II Environmental Assessment, TARC believes that the amount in escrow should be sufficient to fund the remediation costs associated with identified contamination; however, because the LDEQ has not yet approved certain of the remediation plans, there can be no assurance that the funds set aside in the escrow account will be sufficient to pay all required remediation costs. As of January 31, 1998, TARC has recognized a liability of $3.1 million for this contingency.

         REQUIREMENTS UNDER THE FEDERAL CLEAN AIR ACT. The National Emission Standards for Hazardous Air Pollutants for Benzene Waste Operations (the "Benzene Waste NESHAPS"), promulgated in January 1993 pursuant to the Clean Air Act, regulate benzene emissions from numerous industries, including petroleum refineries. The Benzene Waste NESHAPS require all existing, new, modified, or reconstructed sources to reduce benzene emissions to a level that will provide an ample margin of safety to protect public health. TARC will be required to comply with the Benzene Waste NESHAPS as its refinery operations start up. TARC believes that compliance with the Benzene Waste NESHAPS will not have a material adverse effect on TARC's financial position, results of operations or cash flow. Until the refinery is in full operation, however, there can be no assurance that the regulations will not have such an effect.

         In addition, the EPA promulgated National Emission Standards for Hazardous Air Pollutants for Hazardous Organics (the "Hazardous Organic NESHAPS") regulations for petroleum refineries under the Clean Air Act in 1995, and subsequently has amended such regulations. These regulations set Maximum Achievable Control Technology ("MACT") standards for petroleum refineries. The Louisiana Department of Environmental Quality (the "LDEQ") has incorporated MACT standards into TARC's air permits under federal and state air pollution prevention laws. TARC believes that compliance with the Hazardous Organics NESHAPS will not have a material adverse effect on TARC's

                       TRANSAMERICAN REFINING CORPORATION
financial position, results of operations or cash flow. Until the refinery is in full operation, however, there can be no assurance that the regulations will not have such an effect.

         The EPA has promulgated federal regulations pursuant to the Clean Air Act to control fuels and fuel additives (the "Gasoline Standards") that could have a material adverse effect on TARC. Under these regulations, only reformulated gasoline can be sold in certain domestic geographic areas in which the EPA has mandated or approved its use. Reformulated gasoline must contain a minimum amount of oxygen, have a lower vapor pressure, and have reduced sulfur, olefins, benzene and aromatics compared to the average 1990 gasoline. The EPA recently promulgated final National Ambient Air Quality Standards ("NAAQS") that revise the standards for particulate matter and ozone. The number and extent of the areas subject to reformulated gasoline standards may increase in the future after the NAAQS are implemented. Conventional gasoline may be used in all other domestic markets; however, a refiner's post-1994 average conventional gasoline must not be more polluting than it was in 1990. With limited exceptions, to determine its compliance as of January 1, 1995, a refiner must compare its post-1994 and 1990 average values of controlled fuel parameters and emissions. The Gasoline Standards recognize that many gasoline refiners may not be able to develop an individual 1990 baseline for a number of reasons, including, for example, lack of adequate data or the absence or limited scope of operations in 1990. Under such circumstances, the refiner must use a statutory baseline reflecting the 1990 industry average. The EPA has authority, upon a showing of extenuating circumstances by a refiner, to grant an individual adjusted baseline or other appropriate regulatory relief to that refiner.

         TARC filed a petition with the EPA requesting an individual baseline adjustment or other appropriate regulatory relief based on extenuating circumstances. The extenuating circumstances upon which TARC relied in its petition include the fact that the refinery was not in operation in 1990 (and thus there is no 1990 average for purposes of the necessary comparison) and the fact that the start-up of the refinery is to occur on a phased-in basis. The EPA has denied TARC's request for an individual baseline adjustment and other regulatory relief. TARC will continue to pursue regulatory relief with the EPA. However, there can be no assurance that regulatory relief will be granted. There can be no assurance that any action taken by the EPA will not have a material adverse effect on TARC's future financial position, results of operations or cash flow.

         Title V of the Clean Air Act requires states to implement an Operating Permit Program that codifies all federally enforceable limitations that are applicable to a particular source. The EPA has approved Louisiana's Title V Operating Permit Program. The Title V Operating Permit is necessary for TARC to produce at projected levels upon completion of the Capital Improvement Program. TARC has submitted its Title V Operating Permit Application and the LDEQ has designated the application as being administratively complete. However, the LDEQ has not responded further regarding the status of TARC's Title V Operating Permit. TARC believes that its application will be approved. However, there can be no assurance that it will be approved as submitted or that additional expenditures required pursuant to Title V Operating Permit obligations will not have a material adverse effect on TARC's financial position, results of operations or cash flow.

         CLEANUP MATTERS. TARC also is subject to federal, state and local laws, regulations and ordinances that impose liability for the costs of clean up related to, and certain damages resulting from, past spills, disposals or other releases of hazardous substances ("Hazardous Substance Cleanup Laws"). Over the past several years, TARC has been, and to a limited extent continues to be, engaged in environmental cleanup or remedial work relating to or arising out of operations or activities at the refinery. In addition, TARC has been engaged in upgrading its solid waste facilities, including the closure of several waste management units. Similar to numerous other industrial sites in the state, the refinery has been listed by the LDEQ on the Federal Comprehensive Environmental Response, Compensation and Liability Information System, as a result of TARC's prior waste management activities (as discussed below).

                       TRANSAMERICAN REFINING CORPORATION

         In 1991, the EPA performed a facility assessment at the refinery pursuant to the Federal Resource Conservation and Recovery Act ("RCRA"). The EPA performed a follow up assessment in March 1996, but has not yet issued a report of its investigations. In July 1996, the EPA and the LDEQ agreed that the LDEQ would serve as the lead agency with respect to the investigation and remediation of areas of concern identified in the investigations. TARC, under a voluntary initiative approved by the LDEQ, submitted a work plan to the LDEQ to determine which areas may require further investigation and remediation. TARC submitted further information in January 1998 which was requested by the LDEQ. Based on the workplan submitted and additional requests by the LDEQ, TARC believes that any further action will not have a material adverse effect on its financial position, results of operations or cash flow.

         TARC has been identified as a potentially responsible party ("PRP") under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA" or "Superfund"), for the cleanup of contamination from hazardous substances at three Superfund sites (i.e. sites on the National Priorities List ("NPL")) to which it has been alleged that TARC, or its predecessors, sent hazardous substances in the past. CERCLA requires cleanup of sites from which there has been a "release" or threatened release of "hazardous substances" (as such terms are defined under CERCLA). CERCLA requires the EPA to include sites needing long-term study and cleanup on the NPL based on their potential effect on public health or the environment. CERCLA authorizes the EPA to take any necessary response actions at NPL sites and, in certain circumstances, to order PRPs liable for the release to take such actions. PRPs are broadly defined under CERCLA to include past and present owners and operators of a site, as well as generators and transporters of wastes to a site from which hazardous substances are released.

         The EPA may seek reimbursement of expenditures of federal funds from PRPs under Superfund. Courts have interpreted CERCLA to impose strict, joint and several liability upon all persons liable for the entire amount of necessary cleanup costs. As a practical matter, at sites where there are multiple PRPs for a cleanup, the costs of cleanup typically are allocated according to a volumetric or other standard among the parties. CERCLA also provides that responsible parties generally may recover a portion of the costs of cleaning up a site from other responsible parties. Thus, if one party is required to clean up an entire site, that party can seek contribution or recovery of such costs from other responsible parties. A number of states have laws similar to Superfund, pursuant to which cleanup obligations, or the costs thereof, also may be imposed.

         At one Superfund site, TARC has submitted information to the EPA indicating that it should have no liability for this matter, and negotiations with the EPA in this regard are continuing. With respect to the remaining two sites, TARC's liability for each such matter has not been determined, and TARC anticipates that it may incur costs related to the cleanup (and possibly including additional costs arising in connection with any recovery or other actions brought pursuant or relating to such matters) at each such site. After a review of the data available to TARC regarding the basis of TARC's alleged liability at each site, and based on various factors, which depend on the circumstances of the particular Superfund site (including, for example, the relationship of TARC to each such site, the volume of wastes TARC is alleged to have contributed to each such site in comparison to other PRPs without giving effect to the ability of any other PRPs to contribute to or pay for any liabilities incurred, and the range of likely cleanup costs at each such site), TARC believes that its ultimate environmental liabilities will not be significant; however, it is not possible to determine the ultimate environmental liabilities, if any, that may arise from the matters discussed above.

                       TRANSAMERICAN REFINING CORPORATION

         PURCHASE COMMITMENTS

         TARC has various purchase commitments for materials, supplies and services incidental to the ordinary course of business and for the Capital Improvement Program. As of January 31, 1998, TARC had commitments for refinery construction and maintenance of approximately $83.3 million. TARC is acting as general contractor and can generally cancel or postpone capital projects.

         PRICE MANAGEMENT ACTIVITIES

         TARC enters into futures contracts, options on future, swap agreements and forward sales agreements with the intent to protect against a portion of the price risk associated with price declines from holding inventory of feedstocks and refined products or fixed price purchase commitments. At January 31, 1998 and 1997, TARC had no significant positions in open futures contracts, options on futures, swap agreements or forward sales agreements. A net trading gain of approximately $2.3 million was reflected in other income (expense) for the year ended July 31, 1995. These transactions did not qualify for hedge accounting treatment under the guidelines of SFAS 80; therefore, gains or losses associated with these futures contracts have not been deferred.

         PROCESSING AGREEMENTS

         In April 1996, TARC entered into a processing agreement with a third party to process feedstocks. Under the terms of the agreement, the processing fee earned from the third party is based on the margin earned by the third party, if any, after deducting all of its related costs such as feedstock acquisition, hedging, transportation, processing and inspections plus a commission for each barrel processed. As of January 31, 1998, TARC has processed
6.4 million barrels of feedstocks under this agreement. TARC also entered into processing agreements with this third party to process approximately 1.1 million barrels of the third party's feedstocks for a fixed price per barrel. For the years ended January 31, 1998 and 1997, TARC recorded income (loss) from processing agreements of $1.4 million and $(7.1) million, respectively. As of January 31, 1998, TARC was storing approximately 0.7 million barrels of feedstock and intermediate or refined products pursuant to these processing agreements. Included in the 0.7 million barrels of product stored at the refinery as of January 31, 1998, is approximately 0.6 million barrels of feedstock owned by a third party related to a purchase commitment entered into in April 1997. For the year ended January 31, 1998, TARC incurred a loss of approximately $7.8 million related to this purchase commitment and remains subject to market risk for these barrels.

         OPERATING LEASES

         As of January 31, 1998, TARC has long-term leases covering land and other property and equipment. Rental expense was approximately $2.2 million, $4.2 million, $1.9 million and $4 million, respectively, for the years ended January 31, 1998 and 1997, the six months ended January 31, 1996 and the year ended July 31,1995. Future minimum rental payments required under operating leases that have initial or remaining noncancellable lease terms in excess of one year as of January 31, 1998, are as follows (in thousands of dollars):


                    1999 .................             $     309
                    2000 .................                   309
                    2001..................                   281
                    2002..................                   258
                    2003..................                   200
                    Later years...........                 1,163
                                                       ---------
                                                       $   2,520
                                                       =========

                       TRANSAMERICAN REFINING CORPORATION

                             CONDENSED BALANCE SHEET
                 (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)
                                   (UNAUDITED)


                                                                       OCTOBER 31,    JANUARY 31,
                                                                          1998           1998
                                                                       -----------    -----------
                                 ASSETS
Current assets:
     Cash and cash equivalents .....................................   $       626    $    10,021
     Restricted cash held in disbursement accounts .................          --           71,563
     Cash restricted for interest ..................................        36,688         32,823
     Investments held in trust .....................................         9,010          9,114
     Accounts receivable ...........................................         3,403            870
     Inventories ...................................................        30,649           --
     Other .........................................................         2,304          1,346
                                                                       -----------    -----------
           Total current assets ....................................        82,680        125,737
                                                                       -----------    -----------

Property and equipment .............................................     1,417,885        939,780
Less accumulated depreciation and amortization .....................        32,271         25,257
                                                                       -----------    -----------
           Net property and equipment ..............................     1,385,614        914,523
                                                                       -----------    -----------

Restricted cash held in disbursement accounts ......................          --           60,166
Cash restricted for interest .......................................          --           16,348
Investments held in trust ..........................................          --            8,591
Receivable from affiliates .........................................         1,931          1,655
Other assets, net ..................................................        44,566         68,429
                                                                       -----------    -----------
                                                                       $ 1,514,791    $ 1,195,449
                                                                       ===========    ===========

                   LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
     Accounts payable ..............................................   $    95,343    $    32,022
     Payable to affiliates .........................................        13,758          6,976
     Accrued liabilities ...........................................        19,971          9,528
     Note payable ..................................................         7,000           --
     Current maturities of long-term debt ..........................         7,896          6,710
                                                                       -----------    -----------
           Total current liabilities ...............................       143,968         55,236
                                                                       -----------    -----------

Payable to affiliates ..............................................         5,556          3,825
Long-term debt, less current maturities ............................       228,069        210,666
Notes payable to affiliate .........................................       883,394        760,266
Other ..............................................................         4,708          5,048

Commitments and contingencies (Note 7) .............................          --             --

Stockholder's equity:
     Common stock, $0.01 par value, 100,000,000 shares authorized,
       30,000,000 shares issued and outstanding ....................           300            300
     Additional paid-in capital ....................................       569,435        439,566
     Accumulated deficit ...........................................      (320,639)      (279,458)
                                                                       -----------    -----------
           Total stockholder's equity ..............................       249,096        160,408
                                                                       -----------    -----------
                                                                       $ 1,514,791    $ 1,195,449
                                                                       ===========    ===========


            See accompanying notes to condensed financial statements.

                       TRANSAMERICAN REFINING CORPORATION

                        CONDENSED STATEMENT OF OPERATIONS
                 (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)
                                   (UNAUDITED)



                                                               THREE MONTHS ENDED        NINE MONTHS ENDED
                                                                   OCTOBER 31,               OCTOBER 31,
                                                             ----------------------    ----------------------
                                                               1998         1997         1998         1997
                                                             ---------    ---------    ---------    ---------
Revenues:
     Product sales .......................................   $  58,326    $    --      $  66,701    $    --
     Other ...............................................         722          571        3,999          571
                                                             ---------    ---------    ---------    ---------
           Total revenues ................................      59,048          571       70,700          571
                                                             ---------    ---------    ---------    ---------

Costs and expenses:
     Costs of products sold ..............................      59,002         --         66,821         --
     Processing arrangements, net ........................      (2,073)         125       (3,899)      (3,112)
     Operations and maintenance ..........................       8,269        2,789       14,062       10,651
     Depreciation and amortization .......................       4,214        1,984        8,679        5,409
     General and administrative ..........................       5,198        6,024       17,152       11,029
     Taxes other than income taxes .......................       1,269          903        3,588        2,709
     Loss on purchase commitments ........................        --           --           --          4,759
                                                             ---------    ---------    ---------    ---------
           Total costs and expenses ......................      75,879       11,825      106,403       31,445
                                                             ---------    ---------    ---------    ---------
           Operating loss ................................     (16,831)     (11,254)     (35,703)     (30,874)
                                                             ---------    ---------    ---------    ---------
Other income (expense):
     Interest income .....................................         682        2,002        4,435        3,045
     Interest expense, net ...............................      (2,761)      (7,103)     (10,785)     (13,870)
     Equity in income of TransTexas
        before extraordinary item ........................        --             20         (229)      45,185
     Other ...............................................        (279)         374         (279)       1,109
                                                             ---------    ---------    ---------    ---------
           Total other income (expense) ..................      (2,358)      (4,707)      (6,858)      35,469
                                                             ---------    ---------    ---------    ---------
           Income (loss) before extraordinary items and
           cumulative effect of change in accounting
           principle .....................................     (19,189)     (15,961)     (42,561)       4,595
Extraordinary items:
     Equity in extraordinary item of TransTexas ..........        --             10         --        (10,158)
     Loss on the early extinguishment of debt ............        --           --         (1,294)     (84,422)
Cumulative effect of a change in
     accounting principle ................................        --           --          2,674         --
                                                             ---------    ---------    ---------    ---------
           Net loss ......................................   $ (19,189)   $ (15,951)   $ (41,181)   $ (89,985)
                                                             =========    =========    =========    =========
Basic and diluted net loss per share:
     Income (loss) before extraordinary items
           and cumulative effect of a change
           in accounting principle .......................   $   (0.64)   $   (0.53)   $   (1.42)   $    0.15
     Extraordinary items .................................        --           --          (0.04)       (3.15)
     Cumulative effect of a change in
           accounting principle ..........................        --           --           0.09         --
                                                             ---------    ---------    ---------    ---------
                                                             $   (0.64)   $   (0.53)   $   (1.37)   $   (3.00)
                                                             =========    =========    =========    =========
Weighted average number of common
     shares outstanding for basic and diluted
     net loss per share (in thousands) ...................      30,000       30,000       30,000       30,000
                                                             =========    =========    =========    =========




            See accompanying notes to condensed financial statements.

                       TRANSAMERICAN REFINING CORPORATION

                        CONDENSED STATEMENT OF CASH FLOWS
                            (IN THOUSANDS OF DOLLARS)
                                   (UNAUDITED)


                                                                                           NINE MONTHS ENDED
                                                                                              OCTOBER 31,
                                                                                       --------------------------
                                                                                          1998            1997
                                                                                       ----------      ----------
Operating activities:
   Net loss ......................................................................     $  (41,181)     $  (89,985)
   Adjustments to reconcile net loss to net cash used by operating activities:
        Loss on early extinguishment of debt .....................................          1,294          84,422
        Cumulative effect of a change in accounting principle ....................         (2,674)           --
        Depreciation and amortization ............................................          8,679           5,409
        Amortization of discount on long-term debt ...............................          6,180          10,935
        Amortization of debt issue costs .........................................            293             894
        Equity in net (earnings) loss of TransTexas ..............................            229         (35,027)
        Changes in assets and liabilities:
           Accounts receivable ...................................................         (2,533)           (924)
           Inventories ...........................................................        (30,649)           --
           Other current assets ..................................................           (958)           (691)
           Accounts payable ......................................................         35,089            (727)
           Payable to affiliates, net ............................................          8,237           5,190
           Accrued liabilities ...................................................         13,294          (6,274)
           Other assets ..........................................................            (82)         (2,669)
           Other liabilities .....................................................            (69)          3,100
                                                                                       ----------      ----------
               Net cash used by operating activities .............................         (4,851)        (26,347)
                                                                                       ----------      ----------
Investing activities:
   Capital expenditures ..........................................................       (342,289)       (189,952)
   Proceeds from the sale of TransTexas stock ....................................           --           136,158
   Increase in investments held in trust .........................................           (419)           --
   Decrease in investments held in trust .........................................          9,114            --
                                                                                       ----------      ----------
              Net cash used by investing activities ..............................       (333,594)        (53,794)
                                                                                       ----------      ----------
Financing activities:
   Issuance of long-term debt ....................................................         26,625          36,000
   Issuance of note payable ......................................................          7,000            --
   Issuance of note payable to affiliate .........................................           --           721,649
   Retirement of long-term debt ..................................................         (7,792)       (468,333)
   Increase in debt proceeds held in disbursement accounts .......................           --          (317,451)
   Withdrawals from disbursement accounts ........................................        131,729         161,720
   Disbursements of cash restricted for interest .................................         12,483            --
   Repayment of advances and notes payable to affiliate ..........................         (6,146)        (66,000)
   Capital contributions from parent .............................................        128,891           6,000
   Advances from affiliate .......................................................         38,104          15,026
   Debt issue costs ..............................................................         (1,396)         (7,892)
   Principal payments on capital lease obligations ...............................           (448)         (1,109)
                                                                                       ----------      ----------
                     Net cash provided by financing activities ...................        329,050          79,610
                                                                                       ----------      ----------
                     Decrease in cash and cash equivalents .......................         (9,395)           (531)
Beginning cash and cash equivalents ..............................................         10,021             613
                                                                                       ----------      ----------
Ending cash and cash equivalents .................................................     $      626      $       82
                                                                                       ==========      ==========

Noncash financing and investing activities:
   Accounts payable for property and equipment ...................................     $   52,446      $   13,064
   Accrued interest on long-term debt capitalized in property and equipment ......         86,466          51,284
   Debt issue costs allocated from affiliate .....................................           --            24,893
   Purchase of warrants by affiliate .............................................           --            32,942


            See accompanying notes to condensed financial statements.

                       TRANSAMERICAN REFINING CORPORATION

                                   (UNAUDITED)




1.       GENERAL



         In the opinion of management, all adjustments, consisting of normal recurring accruals, have been made that are necessary to fairly state the financial position of TransAmerican Refining Corporation ("TARC" or the "Company") as of October 31, 1998 and the results of its operations and cash flows for the interim periods ended October 31, 1998 and 1997. The results of operations for interim periods should not be regarded as necessarily indicative of results that may be expected for the entire year. The financial information presented herein should be read in conjunction with the financial statements and notes included in TARC's annual report on Form 10-K for the fiscal year ended January 31, 1998. Unless otherwise noted, all capitalized terms used herein but not otherwise defined are as defined in TARC's annual report on Form 10-K for the fiscal year ended January 31, 1998. TARC is a subsidiary of TransAmerican Energy Corporation ("TEC"), which is a wholly owned subsidiary of TransAmerican Natural Gas Corporation ("TransAmerican"). TransTexas Gas Corporation ("TransTexas") is a subsidiary of TEC.



         Prior to December 15, 1998, TARC owned a refinery located in the Gulf Coast region along the Mississippi River approximately 20 miles from New Orleans, Louisiana. Its business strategy was to modify, expand and reactivate its refinery and to maximize its refining margins by converting low cost, heavy sour, crude oils into light petroleum products including gasoline and heating oil. As a result of the Transaction (as defined in Note 2 below), TARC no longer owns the refinery but maintains a non-controlling equity interest in TCR Holding Corporation, a Delaware corporation ("TCR Holding"). TCR Holding owns a controlling equity interest in TransContinental Refining Corporation, a Delaware corporation ("TransContinental"), the corporation that owns the refinery. TransContinental intends to operate the existing units and to complete the construction of additional units. Accordingly, for periods subsequent to December 15, 1998 the financial statements of TARC will no longer reflect ownership and operation of the refinery but will reflect the results of TARC's investment in TCR Holding using the equity method.



         EARNINGS PER SHARE



         Weighted average shares outstanding exclude potential common shares of approximately 3.0 million, 3.0 million, 0.1 million and 3.8 million for the three and nine months ended October 31, 1998 and 1997, respectively.



         RECENTLY ISSUED PRONOUNCEMENT



         In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"), which establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities. The Company will adopt SFAS 133 effective February 1, 2000. TARC is uncertain as to the impact on its financial statements of the adoption of SFAS 133.



2.       REFINERY CONSTRUCTION AND DISPOSITION



         In February 1995, TARC began a construction and expansion program (the "1995 Program") designed to reactivate the refinery and increase its complexity. From February 1995 through May 1997, TARC spent approximately $251 million on the 1995 Program, procured a majority of the equipment required and completed substantially all of the process design engineering and a substantial portion of the remaining engineering necessary for its completion.



         In order to capitalize on the progress on the refinery made through its expenditures on the 1995 Program, in June 1997 TARC commenced a modified two-phase construction and expansion program (the "Capital Improvement Program"), which had a budget of $427 million. Phase I of the Capital Improvement Program includes the completion and start-up of several units, including the Delayed Coking Unit, one of the refinery's major conversion units, which

                       TRANSAMERICAN REFINING CORPORATION

                                   (UNAUDITED)




commenced operation in September 1998. Phase II of the Capital Improvement Program includes the completion and start-up of the Fluid Catalytic Cracking Unit (utilizing state-of-the-art MSCC(sm) technology) and the installation of additional equipment expected to allow for a significant increase in the refinery's capacity to produce gasoline.



         Since June 1997, TARC experienced unanticipated cost increases resulting primarily from (i) acceleration of the construction schedule for the Capital Improvement Program, resulting in extensive overtime charges, low overall labor productivity and increased costs to expedite deliveries of equipment, (ii) inadequate engineering quality on the Hydrodesulfurization Unit, resulting in substantial rework and lower labor productivity, (iii) extensive required refurbishment of used equipment, (iv) inadequate contractor estimates and cost controls, work planning and reporting and (v) increased competition for labor requiring higher labor compensation. Because of these factors, TARC has incurred costs substantially in excess of the June 1997 budget for the Capital Improvement Program. At October 31, 1998, TARC reviewed its current estimates of refining margins and costs of expansion and modification of the refinery, and believes that future undiscounted cash flows will be sufficient to recover the cost of the refinery over its estimated useful life. However, due to the inherent uncertainties in estimating future refining margins, and in constructing and operating a large scale refinery, there can be no assurance that TARC will ultimately recover the cost of the refinery. Based upon TARC's revised budget as of October 31, 1998, estimated expenditures from June 13, 1997 to completion of the Capital Improvement Program are anticipated to exceed the original budget by approximately $285 million. At October 31, 1998, TARC had spent an aggregate of $501.3 million on the Capital Improvement Program and had incurred accounts payable and other short-term obligations relating thereto in the aggregate amount of $59.0 million. TARC estimates that, as of October 31, 1998, construction costs of $138 million to $159 million (in addition to accounts payable) were required to complete the Capital Improvement Program, depending upon the extent to which an unallocated contingency amount of $21 million is used. The Capital Improvement Program, including the budget, is subject to change by TransContinental.



         The following Transaction was consummated on December 15, 1998 in order to provide additional capital for construction of the refinery.



         The Transaction included the following:



         (i) The issuance by TARC of $150 million aggregate principal amount of its 15% Senior Secured Notes due 2003 (the "Notes") to certain purchasers (the "New Lenders");



         (ii) the transfer by TARC to TCR Holding of substantially all of its assets (the "Refinery Assets") in exchange for (x) all of the capital stock of TCR Holding, which includes the following,



                  (a) Class A Participating Preferred Stock, Series A and Class A Participating Preferred Stock, Series B (the "TCR Voting Preferred Stock"),



                  (b) Class B junior non-voting participating preferred stock ("Class B Preferred Stock"), Class C junior non-voting participating preferred stock ("Class C Preferred Stock") and Class D junior non-voting participating preferred stock ("Class D Preferred Stock," and, together with the Class B Preferred Stock and the Class C Preferred Stock, the "TCR Repurchasable Preferred Stock"),



                  (c) Class E junior non-voting participating preferred stock (the "TCR Non-Repurchasable Preferred Stock" and, together with the TCR Repurchasable Preferred Stock, the "TCR Non-Voting Preferred Stock"),



                  (d) Class A Voting Common Stock, Series A (the "TCR Voting Common Stock"), and

                       TRANSAMERICAN REFINING CORPORATION

                                   (UNAUDITED)




                  (e) Class B Non-Voting Common Stock (the "TCR Non-Voting Common Stock" and, together with the TCR Voting Common Stock, the "TCR Common Stock"),



                  and (y) the assumption of debt and other specified obligations of TARC (including the Notes, approximately $43.5 million in post-Transaction intercompany debt to TEC (the "TARC Working Capital Loan") and approximately $36 million in debt secured by certain tank storage and terminaling facilities (the "Tank Storage Debt")) other than (a) the debt issued pursuant to the Loan Agreement dated as of June 13, 1997, as amended, between TEC and TARC (the "TARC Intercompany Loan"), (b) TARC's Series A 16% Senior Subordinated Notes due 2003 (the "Series A Notes"), (c) TARC's Series C 16% Senior Subordinated Notes due 2003 (the "Series C Notes" and, together with the Series A Notes, the "TARC Subordinated Notes") and (d) certain accounts payable and other liabilities;



         (iii) the transfer by TCR Holding to TransContinental of the Refinery Assets as a capital contribution and the assumption by TransContinental of the debt and other obligations of TARC assumed by TCR Holding on the date of such transfer (including the Notes and the Tank Storage Debt) other than the TARC Working Capital Loan;



         (iv) the acquisition from TARC by the New Lenders, certain holders (the "TEC Holders") of TEC's 11 1/2% Senior Secured Notes due 2002 and 13% Senior Secured Discount Notes due 2003 (the "TEC Notes") and certain of the holders of the TARC Subordinated Notes (together with the TEC Holders, the "Purchasers") of TCR Repurchasable Preferred Stock representing 30.0% of the Residual Equity of TCR Holding and TCR Non-Repurchasable Preferred Stock representing 29.6% of the Residual Equity of TCR Holding. Affiliates of Trust Company of the West (the "TCW Affiliates") received the TCR Non-Voting Common Stock representing 5% of the Residual Equity of TCR Holding. Certain of the Purchasers acquired the TCR Voting Common Stock representing 0.4% of the Residual Equity and 59% of the voting power of TCR Holding. TARC retained the TCR Voting Preferred Stock representing 30.6% of the Residual Equity and 41% of the voting power of TCR Holding. The remaining 4.4% of the Residual Equity of TCR Holding, in the form of TCR Non-Repurchasable Preferred Stock, initially will be retained by TARC and is expected to be offered to holders of certain of TARC's outstanding common stock purchase warrants (the "TARC Warrants") in exchange for such TARC Warrants. "Residual Equity" means the interest of the indicated stockholders in the assets of TCR Holding upon a liquidation or winding up of TCR Holding, which interest is subject to the prior payment of the liquidation preference of the TCR Voting Preferred Stock and the TCR Non-Voting Preferred Stock;



         (v) the grant by TARC of a security interest in the TCR Voting Preferred Stock to secure the TARC Intercompany Loan and the collateral assignment of such security interest by TEC to secure the TEC Notes, the grant by TCR Holding to TEC of a security interest in the common stock of TransContinental to secure the TARC Working Capital Loan, the collateral assignment of such security interest to secure the TEC Notes, and the provision in the TCR Voting Preferred Stock of the right of holders of such stock in certain circumstances to require TCR Holding to sell common stock of TransContinental held by TCR Holding, or any assets received on exchange or sale therefor, and apply the proceeds to reduce the liquidation preference and certain accrued but unpaid dividend amounts on the TCR Voting Preferred Stock; and



         (vi) the purchase from TransContinental by the New Lenders of TransContinental's 6% Participating Preferred Stock ("TransContinental Preferred Stock").

                       TRANSAMERICAN REFINING CORPORATION

                                   (UNAUDITED)




         As part of the Transaction, (i) the holders of TCR Holding capital stock entered into a stockholders agreement providing for the election of two nominees of TARC, two nominees of the TCW Affiliates and one nominee of an affiliate of one of the Purchasers as directors of TCR Holding and the election of two nominees of TARC and two nominees of the TCW Affiliates as directors of TransContinental, (ii) the stockholders of TransContinental entered into an agreement providing for the election of one nominee of the holders of the TransContinental Preferred Stock (which initially shall be a nominee of an affiliate of one of the Purchasers) and four nominees of TCR Holding as directors of TransContinental, (iii) the holders of the TransContinental Preferred Stock would have the right to elect a majority of the directors of TransContinental if either of such stockholders agreements has been breached, is not being complied with or has been adjudicated to be unenforceable, (iv) TransAmerican, as the sole stockholder of TEC, and TEC, as the sole stockholder of TARC, would agree to elect a representative of the TCW Affiliates as a director of TEC and of TARC, respectively, (v) TCR Holding and TransContinental would enter into registration rights agreements or otherwise provide for certain registration rights relating to their respective securities being issued to the New Lenders in the Transaction, (vi) TCR Holding and TransContinental, respectively, would enter into services agreements with TransTexas providing for certain services to be rendered to TCR Holding and TransContinental by TransTexas and (vii) TEC or one of its affiliates will be granted certain rights to repurchase shares of the TCR Repurchasable Preferred Stock (which would become voting stock upon exercise of such rights), which could result in TEC and its affiliates owning a majority of the capital stock of TCR Holding and being entitled to elect a majority of the directors of TCR Holding and, indirectly, TransContinental. Such repurchase rights would only be exercisable after the Notes, the TEC Notes and the TARC Subordinated Notes have been fully repaid and certain financial performance tests have been met. In addition, TARC would have the right to repurchase the shares of TCR Non-Voting Common Stock issued to the TCW Affiliates pursuant to the Transaction for $5 million at any time during the two-year period commencing with the Issue Date (as defined); provided, however, that if the TCR Voting Preferred Stock remains outstanding after July 31, 1999, TARC will have the option to repurchase such stock at a nominal cost.



         All of the above-described transactions, as well as other agreements and transactions necessary to facilitate or related to the foregoing, are referred to herein as the "Transaction."



         As a result of the Transaction, subsequent to December 15, 1998, TARC no longer owns the Refinery Assets. TARC's investment in TCR Holding consists of TCR Voting Preferred Stock representing 30.6% of the Residual Equity and 41% of the voting power of TCR Holding. The TCR Voting Preferred Stock will be recorded at a carrying value equal to the carrying value of the TARC Intercompany Loan and the TARC Subordinated Notes at December 15, 1998. The Residual Equity interest will be recorded based on the remaining carry over basis in the net assets transferred after considering the effects of the sale of the majority interest. TARC also expects to report a loss on disposition of the stock of TCR Holding of approximately $121 million in the fourth quarter of fiscal 1999.



3.       LIQUIDITY



         TARC will be dependent primarily on dividends from TCR Holding in order to meet its debt service and working capital requirements. TCR Holding is a holding company with no business operations. TCR Holding's only sources of liquidity will be dividends on the TransContinental common stock that it holds and proceeds from the sale of such TransContinental common stock. TransContinental will have no obligation to make dividends or other distributions to TCR Holding. TransContinental will be able to pay dividends only if it has sufficient cash from operations. In addition, TransContinental's ability to make dividends or other distributions on its common stock is restricted by the Indenture governing the Notes and the terms of the TransContinental Preferred Stock. TransContinental's ability to make dividends or other distributions under the Indenture will be dependent, in part, on a determination by the independent engineer who will be appointed in connection with the Transaction to monitor construction of the refinery on behalf of the holders of the Notes (the "Independent Engineer") of whether the following funds are sufficient to complete the Capital Improvement Program: funds in the Disbursement Account (as

                       TRANSAMERICAN REFINING CORPORATION

                                   (UNAUDITED)




defined), plus 50% of Projected Net Operating Cash Flow (as defined) for the 90-day period commencing on the date a dividend is declared, plus an amount equal to the portion of the proceeds of the Port Commission Bond Financing (as defined) held by the entity serving as collateral agent or in a similar capacity with respect to such financing plus, without duplication, cash on hand that has been approved by TransContinental's Board of Directors to be escrowed in a segregated account and allocated only for the purpose of completion of the Capital Improvement Program. If any capital project is added to the Capital Improvement Program that cannot be fully funded out of cash flow (as defined) during the relevant 90-day period plus such other sources of funds, the Indenture will prohibit payment of dividends to TCR Holding. The Capital Improvement Program may be amended at any time by TransContinental's Board of Directors. Dividends or distributions might not be made by TransContinental on its common stock, or, if made, might not be sufficient to satisfy TCR Holding's obligations, including under the terms of the TCR Voting Preferred Stock and the TARC Working Capital Loan. Therefore, TARC may not be able to satisfy its debt service obligations. As a result, TARC's investment in TCR Holding, including the carrying value of the TCR Voting Preferred Stock, could be impaired or TARC may not be able to meet its obligations as they become due. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.



4.       ACCOUNTING CHANGES



         Effective May 1, 1998, TARC changed its method of accounting for turnaround costs. Turnaround costs consist of required periodic maintenance on major processing units including the shutdown and restart of the units. Previously, TARC estimated the costs of a scheduled turnaround and ratably accrued these costs over the period until the next scheduled turnaround. To provide for better matching of turnaround costs with revenues and to be more consistent with industry standards, TARC changed its method of accounting for turnaround costs to one that results in the amortization of incurred costs on a straight-line basis over the period of time estimated to lapse until the next scheduled turnaround. The cumulative effect of this accounting change through January 31, 1998, was a decrease in net loss for the nine months ended October 31, 1998 of $2.7 million or $0.09 per common share. Excluding the cumulative effect, the change decreased net loss for the three and nine months ended October 31, 1998 by $0.2 million and $0.6 million, respectively, or $0.01 and $0.02, respectively, per common share.



         Pro forma amounts assuming the change in accounting principle is applied retroactively are as follows: (in thousands of dollars except per share amounts):



                                                        THREE MONTHS ENDED             NINE MONTHS ENDED
                                                            OCTOBER 31,                   OCTOBER 31,
                                                     ------------------------      ------------------------
                                                        1998          1997            1998          1997
                                                     ----------    ----------      ----------    ----------

Income (loss) before extraordinary items .........   $  (19,189)   $  (15,770)     $  (42,370)   $    5,168
Basic and diluted net income (loss) per share
     before extraordinary items:
     As reported .................................        (0.64)        (0.53)          (1.42)         0.15
     Pro forma ...................................        (0.64)        (0.53)          (1.42)         0.17
Net loss .........................................      (19,189)      (15,760)        (40,990)      (89,412)
Basic and diluted net loss per share:
     As reported .................................        (0.64)        (0.53)          (1.37)        (3.00)
     Pro forma ...................................        (0.64)        (0.53)          (1.37)        (2.98)



         TARC's inventories consist primarily of feedstocks and refined products and are stated at the lower of cost or market. Effective May 1, 1998, the Company changed its method of inventory pricing for feedstocks and refined products from the average cost method to the first-in-first-out method. Historically, sales of refined products have been

                       TRANSAMERICAN REFINING CORPORATION

                                   (UNAUDITED)



limited and sporadic due to intermittent operations of the refinery during periods of construction and expansion. Upon completion of the Capital Improvement Program, the refinery will be capable of producing multiple refined products from a variety of feedstocks. The Company believes the change from the average cost method to the first-in-first-out method will provide a more efficient means of valuing inventory and a better matching of revenues and costs. Furthermore, the Company believes the first-in-first-out method is more widely used than the average cost method in the refining industry and desires to present more comparative information. There was no cumulative effect of this accounting change for any period presented.



5.       DISBURSEMENT ACCOUNTS



         Pursuant to a disbursement agreement dated June 13, 1997, as amended December 30, 1997 (the "Disbursement Agreement") among TARC, TEC, Firstar Bank of Minnesota, N.A., as trustee (the "TEC Indenture Trustee"), Firstar Bank of Minnesota, N.A., as disbursement agent (the "Disbursement Agent"), and Baker & O'Brien, Inc., as construction supervisor (the "Construction Supervisor"), $208 million of the net proceeds from the sale of the TEC Notes was placed into accounts (collectively, the "TARC Disbursement Account") to be held and invested by the Disbursement Agent until disbursed. In addition, proceeds to TEC and TARC of approximately $201 million from the TransTexas share repurchase program were deposited in the TARC Disbursement Account. On December 30, 1997, TARC deposited $119 million of the net proceeds from the issuance of its Series A Senior Subordinated Notes into the TARC Disbursement Account for use in the Capital Improvement Program. All funds in the TARC Disbursement Account are pledged as security for the repayment of the TEC Notes. TEC disbursements for TARC expenditures are treated as capital contributions.



         The Disbursement Agent makes disbursements for the Capital Improvement Program out of the TARC Disbursement Account in accordance with requests made by TARC and approved by the Construction Supervisor. The Construction Supervisor is required to review each such disbursement request by TARC. Disbursements from the TARC Disbursement Account are generally restricted to reimbursement for expenses incurred in connection with the Capital Improvement Program. Disbursements for general and administrative expenses ($1.5 million monthly) and, upon Mechanical Completion of certain units, for feedstock purchases (up to a maximum aggregate of $50 million) are also permitted. Interest income from the TARC Disbursement Account may be used for the Capital Improvement Program or disbursed to fund administrative and other costs of TARC and TEC. As of October 31, 1998, substantially all of the amounts deposited in the TARC Disbursement Account had been expended for the designated purposes.



6.       INVENTORIES



         The major components of inventories are as follows (in thousands of dollars):



                                                                          October 31,       January 31,
                                                                             1998              1998
                                                                          -----------       -----------
               Refinery feedstocks and blendstocks...................     $    11,885       $        --
               Intermediate and refined products.....................          18,764                --
                                                                          -----------       -----------
                                                                          $    30,649       $        --
                                                                          ===========       ===========

                       TRANSAMERICAN REFINING CORPORATION

                                   (UNAUDITED)




7.       COMMITMENTS AND CONTINGENCIES



         LEGAL PROCEEDINGS



         EEOC. On September 30, 1997, the U.S. Equal Employment Opportunity Commission ("EEOC") issued a Determination (the "Determination") as a result of the Commissioner's Charge that had been filed in August 1995 against TARC and Southeast Louisiana Contractors of Norco, Inc. ("Southeast Contractors") pursuant to Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. ss. 2000e et seq. ("Title VII"). In the Determination, the EEOC stated that it found reasonable cause to believe that each of TARC and Southeast Contractors had discriminated based on race and gender in its hiring and promotion practices. Each violation of Title VII (for each individual allegedly aggrieved), if proven, potentially could subject TARC and Southeast Contractors to liability for (i) monetary damages for backpay and front pay in an undetermined amount, and for compensatory damages and punitive damages in an amount not to exceed $300,000 per plaintiff, (ii) injunctive relief, (iii) attorney's fees, and (iv) interest. During the period covered by the Commissioner's Charge and the Determination, TARC and Southeast Contractors estimate that they received a combined total of approximately 23,000 to 30,000 employment applications and hired (or rehired) a combined total of approximately 3,400 to 4,100 workers, although the total number of individuals who ultimately are covered in any conciliation proposal or any subsequent lawsuit may be higher. TARC and Southeast Contractors deny engaging in any unlawful employment practices. TARC and Southeast Contractors intend vigorously to defend against the allegations contained in the Commissioner's Charge and the findings set forth in the Determination in any proceedings in state or federal court. If TARC or Southeast Contractors is found liable for violations of Title VII based on the matters asserted in the Determination, TARC can make no assurance that such liability would not have a material adverse effect on its financial position, results of operations or cash flows. TransContinental will provide to TARC an indemnity with respect to this matter. Such indemnity is limited, however, and there can be no assurance that such indemnity will be adequate to cover all potential liability.



         RINEHEART. On October 8, 1996, Carlton Gene Rineheart, et al., and as representative of a class of persons similarly situated, filed suit against 84 individuals and corporations, including TARC, in the U.S. District Court, Middle District of Louisiana alleging negligent and improper storage, handling, treatment, and disposal of hazardous materials from 1976 to the present at two sites in Iberville Parish, Louisiana. The suit claims damages for physical, mental, and property damage in the communities of Bayou Sorrel, Bayou Pigeon and Indian Village. On October 2, 1998, plaintiff's motion for class certification was denied. TARC and TransContinental intend to vigorously defend this claim.



         SHELL OIL. On September 27, 1996, Shell Oil filed a third party suit against TARC in the U.S. District Court, Eastern District of Louisiana for contribution and/or indemnity relating to alleged environmental contamination of Bayou Trapagnier and surrounding lands near Norco, Louisiana. In March 1997, TARC obtained a voluntary dismissal from Shell. Shell proceeded to trial on the main case and settled with the plaintiffs during trial by purchasing their land for $5 million. On June 27, 1997, Shell amended its third party action to bring TARC back into the case. However, TARC has not yet been served in the case. Based on the amount of Shell's settlement and TARC's evaluation of its potential share of this liability, TARC anticipates that its liability, if any, in this case will not be material. TARC and TransContinental intend to defend the case vigorously.



         GENERAL. The litigation matters discussed above amount to significant potential liability which, if adjudicated in a manner adverse to TARC in one reporting period, could have a material adverse effect on TARC's financial position, results of operations or cash flow for that period. TARC is also a named defendant in other ordinary course, routine litigation incidental to its business. Although the outcome of these lawsuits cannot be predicted with certainty, TARC does not expect these matters to have a material adverse effect on its financial position.

                       TRANSAMERICAN REFINING CORPORATION

                                   (UNAUDITED)



        ENVIRONMENTAL MATTERS



        COMPLIANCE MATTERS. TARC has been, and TransContinental will be, subject to federal, state and local laws, regulations and ordinances ("Pollution Control Laws"), which regulate activities such as discharges to air and water and the handling and disposal of solid and hazardous wastes. Such laws may require substantial capital expenditures to ensure compliance and impose material civil and criminal penalties and other sanctions for failure to comply. In general, during the process of construction and start-up of the refinery, TARC has sought to comply with Pollution Control Laws, including cooperating, as appropriate, with regulatory authorities in an effort to ensure compliance and mitigate the risk of enforcement action. TARC is not aware of any pending or threatened enforcement action that it likely to have a material adverse effect on its future financial position, results of operations or cash flow. TARC made environmental compliance and permitting issues an integral part of its refinery's start-up plans and has budgeted for such capital expenditures in the Capital Improvement Program. There can be no assurance, however, that TransContinental will not incur material capital expenditures in excess of the amounts currently budgeted. In addition, Pollution Control Laws that may be enacted in the future, as well as enforcement of existing Pollution Control Laws, may require TransContinental to make material additional capital expenditures in order to comply with such laws and regulations or result in liabilities that could have a material adverse effect on TransContinental's future financial position, results of operations or cash flow.



         In the past, the refinery has been the subject of certain environmental enforcement actions, and has incurred certain fines, as a result of certain of TARC's operations. TARC also was previously subject to enforcement proceedings relating to its prior production of leaded gasoline and air emissions. TARC believes that, with minor exception, all of these past matters were resolved prior to or in connection with the resolution of the bankruptcy proceedings of its predecessor in interest, TransAmerican, or are no longer applicable to TARC's operations. As a result, TARC believes that such matters will not have a material adverse effect on TransContinental's future financial position, results of operations or cash flow.



         REQUIREMENTS UNDER THE FEDERAL CLEAN AIR ACT



         PERMITTING. The federal Clean Air Act requires certain owners or operators of facilities with air emissions to obtain permits before beginning construction or modification of their facilities. Under Title V of the Clean Air Act, states are required to implement an operating permit program that codifies all federally enforceable limitations that are applicable to a particular source. The Environmental Protection Agency (the "EPA") has approved Louisiana's operating permit program. The operating permit is necessary for TransContinental to produce at projected levels upon completion of the Capital Improvement Program. TARC has submitted its Title V operating permit application covering the refinery and the adjacent tank storage facility. TARC's initial Title V permit application under the Clean Air Act was deemed administratively complete. As the construction of the refinery has progressed, however, TARC has revised the design and operation of the refinery. As a result, TARC reviewed its permit application and determined that there may have been changes in the configuration, start-up and potential emissions of certain of its air sources, including the tank storage and terminaling facility. Consequently, in early 1998, TARC submitted a modified Title V permit application based on the developments since the permit application was originally submitted. TARC is in the process of evaluating and discussing with the Louisiana Department of Environmental Quality (the "LDEQ") how the changes to its permit application may affect its anticipated Title V permit. As a result, there can be no assurances the application will be approved as submitted or that additional expenditures required pursuant to such operating permit will not have a material adverse effect on TransContinental's financial position, results of operations or cash flow.



         In a related matter, TARC has obtained a permit from the LDEQ under the federal prevention of significant deterioration program. Pursuant to that program, and as a result of the modifications to its Clean Air Act permit application, the LDEQ recently informed TARC that it will be required to conduct certain modeling of air emissions

                       TRANSAMERICAN REFINING CORPORATION

                                   (UNAUDITED)




and additional review of new or modified sources. The refinery may be required to modify its plans for refinery construction or operations as a result of such modeling results, review or other information submitted in connection with the revised Clean Air Act permit application. Such modifications may result in material additional capital or operating expenditures or lost revenue. In addition, the necessary Clean Air Act permits may not be received by TransContinental in time for the start-up of Phase II. In that event, TransContinental may not be able to run certain equipment at maximum capacity until such permits are received.



         BENZENE WASTE NESHAPS. The National Emission Standards for Hazardous Air Pollutants for Benzene Waste Operations (the "Benzene Waste NESHAPS"), promulgated in January 1993 pursuant to the Clean Air Act, regulate benzene emissions from numerous industries, including petroleum refineries. The Benzene Waste NESHAPS require all existing, new, modified or reconstructed sources to reduce benzene emissions to a level that will provide an ample margin of safety to protect public health. TransContinental will be required to comply with the Benzene Waste NESHAPS as its refinery operations start up. TARC believes that compliance with the Benzene Waste NESHAPS will not have a material adverse effect on TransContinental's financial position, results of operations or cash flow. Until the refinery is in full operation, however, there can be no assurance that the regulations will not have such an effect.



         HAZARDOUS ORGANIC NESHAPS. In addition, in 1995, the EPA promulgated National Emission Standards for Hazardous Air Pollutants for Hazardous Organics (the "Hazardous Organic NESHAPS") regulations for petroleum refineries under the Clean Air Act, and subsequently has amended such regulations. These regulations set Maximum Achievable Control Technology ("MACT") standards for petroleum refineries. The LDEQ has incorporated MACT standards into TARC's air permits under federal and state air pollution prevention laws. TARC believes that compliance with the Hazardous Organics NESHAPS will not have a material adverse effect on TransContinental's financial position, results of operations or cash flow. Until the refinery is in full operation, however, there can be no assurance that the regulations will not have such an effect.



         REFORMULATED GASOLINE PROGRAM. The EPA has promulgated federal regulations pursuant to the Clean Air Act to control fuels and fuel additives (the "Gasoline Standards") that could have a material adverse effect on TransContinental. Under these regulations, only reformulated gasoline can be sold in certain domestic geographic areas in which the EPA has mandated or approved its use. Reformulated gasoline must contain a minimum amount of oxygen, have a lower vapor pressure, and have reduced sulfur, olefins, benzene and aromatics compared to the average 1990 gasoline. The EPA recently promulgated final National Ambient Air Quality Standards ("NAAQS") that revise the standards for particulate matter and ozone. The number and extent of the areas subject to reformulated gasoline standards likely will increase in the future after the NAAQS are implemented. Conventional gasoline may be used in al other domestic markets; however, a refiner's post-1994 average conventional gasoline must not be more polluting than it was in 1990. With limited exceptions, to determine its compliance as of January 1, 1995, a refiner must compare its post-1994 and 1990 average values of controlled fuel parameters and emissions. The Gasoline Standards recognize that many gasoline refiners may not be able to develop an individual 1990 baseline for a number of reasons, including, for example, lack of adequate data or the absence or limited scope of operations in 1990. Under such circumstances, the refiner must use a statutory baseline reflecting the 1990 industry average. The EPA has authority, upon a showing of extenuating circumstances by a refiner, to grant an individual adjusted baseline or other appropriate regulatory relief to that refiner.



         TARC filed a petition with the EPA requesting an individual baseline adjustment or other appropriate regulatory relief based on extenuating circumstances, including that the refinery was not in operation in 1990 (and thus there is no 1990 average for purposes of the necessary comparison) and the fact that the start-up of the refinery is to occur on a phased-in basis. The EPA denied TARC's initial request for an individual baseline adjustment and other regulatory relief. TARC recently submitted a revised petition. TransContinental anticipates that it will continue to pursue

                       TRANSAMERICAN REFINING CORPORATION

                                   (UNAUDITED)




regulatory relief with the EPA. However, regulatory relief may not be granted. Any action taken by the EPA may have a material adverse effect on TransContinental's future financial position, results of operations or cash flow.



         REQUIREMENTS UNDER THE FEDERAL CLEAN WATER ACT. The federal Clean Water Act regulates the discharge of industrial wastewater and stormwater into waters of the United States through the use of discharge permits. The EPA has delegated the federal pollution discharge permit program in Louisiana to the LDEQ. TARC's pollution discharge permit expired in 1992; however, TARC submitted a permit renewal application to the LDEQ before the expiration date, which allowed TARC to continue to operate under the old permit beyond its original expiration date. Since then, TARC has identified engineering, design and process changes to its wastewater discharges and treatment system that are not currently reflected in its permit application. TARC has informed the LDEQ that it will be submitting an amended permit application to reflect these changes in the near future. The LDEQ may include more stringent discharge limitation in the new permit or request certain changes to processes at the refinery that may require additional expenditures that could have a material adverse effect on TransContinental's financial position, results of operations or cash flow.



         CLEANUP MATTERS. The refinery is subject to federal, state and local laws, regulations and ordinances that impose liability for the costs of clean up related to, and certain damages resulting from, past spills, disposals or other releases of hazardous substances and govern the use, storage, handling and disposal of such substances. The refinery's operations generate, and in the past have generated, hazardous substances. Over the past several years, TARC has been, and to a limited extent continues to be, engaged in environmental cleanup or remedial work relating to or arising out of operations or activities at the refinery. In addition, TARC has been engaged in upgrading its solid waste facilities, including the closure of several waste management units. Similar to numerous other industrial sites in the state, the refinery has been listed by the LDEQ on the federal Comprehensive Environmental Response, Compensation and Liability Information System, as a result of TARC's prior waste management activities (as discussed below).



         In 1991, the EPA performed a facility assessment at the refinery. A follow up assessment was commenced in March 1996. In July 1996, the EPA and the LDEQ agreed that the LDEQ was would serve as the lead agency with respect to the investigation and remediation of areas of concern identified in the investigations. TARC, under a voluntary initiative approved by the LDEQ, submitted a work plan to the LDEQ to determine which areas may require further investigation and remediation. The LDEQ requested additional information and TARC submitted such information in January 1998. Based on the workplan submitted and additional requests by the LDEQ, TARC believes that any further action will not have a material adverse effect on TransContinental's financial position, results of operations or cash flow. However, because the work plans have not yet been approved, the LDEQ or the EPA may require additional remediation or investigation.



         TARC has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA" or "Superfund"), for the cleanup of contamination from hazardous substances at three Superfund sites. It has been alleged that TARC, or its predecessors, sent hazardous substances in the past to these sites. CERCLA requires cleanup of sites from which there has been a "release" or threatened release of "hazardous substances" (as such terms are defined under CERCLA). Past and present owners and operators of a site, as well as generators and transporters of wastes to a site from which hazardous substances are released, may be considered potentially responsible for the costs of investigating and cleaning up such releases, among other damages. Courts have interpreted CERCLA to impose strict, joint and several liability upon all persons liable for the entire amount of necessary cleanup costs. As a practical matter, at sites where there are multiple potentially responsible parties for a cleanup, the costs of cleanup typically are allocated according to a volumetric or other standard among the parties. A number of states have laws similar to Superfund, pursuant to which cleanup operations, or the costs thereof, also may be imposed.

                       TRANSAMERICAN REFINING CORPORATION

                                   (UNAUDITED)



         At one Superfund site, TARC has submitted information to the EPA indicating that it should have no liability for this matter. With respect to the remaining two sites, TARC's liability for each such matter has not been determined. TARC anticipates that it may incur costs related to the cleanup at each such site (and possibly including additional costs arising in connection with any recovery or other actions brought pursuant or relating to such matters). TARC believes that its or TransContinental's ultimate environmental liabilities will not be significant. This determination is based in part on review of the data available to TARC regarding the basis of TARC's alleged liability at each site. Depending on the circumstances of the particular Superfund site, other factors are analyzed, including, for example, the relationship of TARC to each such site, the volume of wastes TARC is alleged to have contributed to each such site in comparison to other responsible parties (without giving effect to the ability of any other responsible parties to contribute to or pay for any liabilities incurred) and the range of likely cleanup costs at each such site. However, it is not possible at this time to determine the ultimate environmental liabilities, if any, that may arise from the matters discussed above.



         In September 1997, TARC purchased a tank storage facility located adjacent to the refinery for a cash purchase price of $40 million (which does not include a $3.1 million liability recorded for environmental remediation, as discussed below). Environmental investigations conducted by the previous owner of the facilities indicated soil and groundwater contamination in several areas on the property. As a result, the former owner submitted to the LDEQ plans for the remediation of significant indicated contamination in such areas. TARC has analyzed these investigations and has carried out further Phase II environmental assessments to verify their results. TARC intends to incorporate any required remediation into its ongoing work at the refinery. In connection with the purchase of the facilities, TARC agreed to indemnify the seller for all cleanup costs and certain other damages resulting from contamination of the property. TARC created a $5 million escrow account to fund required remediation costs and indemnification claims by the seller. As a result of TARC's Phase II Environmental Assessment, TARC believes that the amount in escrow should be sufficient to fund the remediation costs associated with identified contamination. However, because the LDEQ has not yet approved certain of the remediation plans, the funds set aside in the escrow account may not be sufficient to pay all required remediation costs. As of October 31, 1998, TARC had recognized a liability of $3.1 million for this contingency.



         TEC and TARC have indemnified TCR Holding, TransContinental and the Purchasers with respect to certain representations and warranties made in the Securities Purchase Agreement and Asset Transfer Agreements executed in connection with the Transaction, including representations and warranties regarding environmental compliance.



         PURCHASE COMMITMENTS



         TARC has various purchase commitments for materials, supplies and services incidental to the ordinary course of business and for the Capital Improvement Program. As of October 31, 1998, TARC had commitments for refinery construction and maintenance of approximately $48.0 million.



         PROCESSING AGREEMENTS



         In April 1996, TARC entered into a processing agreement with a third party to process feedstocks. Under the terms of the agreement, the processing fee earned from the third party is based on the margin earned by the third party, if any, after deducting all of its related costs such as feedstock acquisition, hedging, transportation, processing and inspections plus a commission for each barrel processed. During the three and nine months ended October 31, 1998 and 1997, TARC processed approximately 0.8 million barrels, 1.6 million barrels, 0 barrels and 6.4 million barrels, respectively, pursuant to the processing agreement. Income (loss) from this processing agreement was $2.1 million, $3.9 million, $3.1 million, $(0.1) million and $3.1 million for the three and nine months ended October 31, 1998 and 1997, respectively.

                       TRANSAMERICAN REFINING CORPORATION

                                   (UNAUDITED)



         REGISTRATION RIGHTS AGREEMENT



         TARC had an obligation under its Registration Rights Agreement with the holders of its Senior Subordinated Notes to have its registration statement on Form S-4 relating to the Exchange Offer for the Senior Subordinated Notes declared effective by the Securities and Exchange Commission by July 28, 1998. As a result of its failure to meet its obligation under the Registration Rights Agreement, TARC had accrued approximately $0.1 million in liquidated damages as of October 31, 1998. Such amount accrued at a rate of $10,000 per week from July 28, 1998 until November 25, 1998, and thereafter at a rate of $30,000 per week until such date as the registration statement is declared effective.



8.       TRANSACTIONS WITH AFFILIATES



         Southeast Contractors, a subsidiary of TransAmerican, has provided construction personnel to TARC in connection with the Capital Improvement Program and will continue to provide such personnel to TransContinental under a new contract. These construction workers are temporary employees, and the number and composition of the workforce will vary throughout the Capital Improvement Program. Southeast Contractors charged TARC for the direct costs it incurs (which consist solely of employee payroll and benefits) plus administrative costs and fees of up to $2.0 million per year. Total labor costs charged by Southeast Contractors for the three and nine months ended October 31, 1998 and 1997 were $19.8 million, $101.8 million, $17.1 million and $26.8 million, respectively, of which $9.7 million and $2.0 million were payable at October 31, 1998 and January 31, 1998, respectively.



         On June 13, 1997, the Company entered into a services agreement with TransAmerican, TransTexas and TEC. Under the agreement, TransTexas provides accounting, legal, administrative and other services to TARC, TEC and TransAmerican and its affiliates. TransAmerican provides advisory services to TransTexas, TARC and TEC. During the three and nine months ended October 31, 1998, TARC recognized $1.5 million and $4.6 million in service agreement expense, of which $2.1 million and $3.4 million was payable to TransTexas and TransAmerican, respectively, as of October 31, 1998. In connection with the Transaction, TransTexas will enter into an Amended and Restated Services Agreement with TransAmerican and its affiliates (other than TCR Holding and TransContinental) and a separate Amended and Restated Services Agreement with TCR Holding and TransContinental.



         TEC has made advances to TARC pursuant to a $50 million promissory note due June 14, 2002 which bears interest in an amount equal to a fixed semi-annual interest payment of $2.8 million, prorated based on the average outstanding balance of TARC's note to TEC and the average outstanding balance of all notes between TransTexas and TEC. Interest payments are due and payable each June 15 and December 15. As of October 31, 1998, the outstanding balance of the note was $47.0 million. At December 15, 1998, the outstanding balance of the note was $49.5 million. In connection with the Transaction, $6.0 million was repaid to TEC and the obligations under the note were assumed by TCR Holding.



         During the nine months ended October 31, 1998, TEC contributed $12.8 million to TARC for general corporate purposes and $116.1 million for use in the Capital Improvement Program from funds available in a disbursement account intended for such purposes.



         Subsequent to October 31, 1998, TARC entered into an intercompany bridge loan with TEC for an aggregate principal amount of $25 million. In connection with the Transaction, approximately $25 million of the proceeds of the Notes was used to repay the intercompany bridge loan.

                       TRANSAMERICAN REFINING CORPORATION
                         PRO FORMA FINANCIAL STATEMENTS



         The following unaudited pro forma condensed financial information of TARC illustrates the effect of the Transaction. The unaudited pro forma condensed balance sheets have been prepared assuming that the Transaction was completed on October 31, 1998. The unaudited pro forma condensed statements of operations have been prepared assuming that the Transaction was completed on February 1, 1997.



         The unaudited pro forma adjustments and the resulting unaudited pro forma condensed financial information are based on the assumptions noted in the footnotes thereto. The unaudited pro forma condensed financial information does not purport to represent what TARC's results of operations would have been had the Transaction actually occurred on the dates indicated or the results of operations for any future date or period.



         The allocation of the proceeds of the Transaction is based on preliminary estimates by the Company of the fair values of the various securities issued. The Company does not believe that the final estimates will differ materially from the estimates used in these unaudited pro forma condensed financial statements.

                       TRANSAMERICAN REFINING CORPORATION
                   UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                                OCTOBER 31, 1998
                             (DOLLARS IN THOUSANDS)



                                                                     Historical    Adjustments        Pro Forma
                                                                    -----------    -----------       -----------
                             ASSETS
Current assets:
   Cash and cash equivalents ....................................   $       626    $   150,000 (a)   $     1,726
                                                                                       (10,000)(a)
                                                                                      (138,900)(b)
                                                                                         1,100 (c)
                                                                                        (1,100)(d)
   Cash restricted for interest .................................        36,688         (4,680)(b)        32,008
   Investments held in trust ....................................         9,010           --               9,010
   Accounts receivable ..........................................         3,403         (3,403)(b)          --
   Inventories ..................................................        30,649        (30,649)(b)          --
   Other ........................................................         2,304         (2,304)(b)          --
                                                                    -----------    -----------       -----------
        Total current assets ....................................        82,680        (39,936)           42,744
                                                                    -----------    -----------       -----------
Property and equipment ..........................................     1,417,885     (1,417,885)(b)          --
Accumulated depreciation and amortization .......................        32,271        (32,271)(b)          --
                                                                    -----------    -----------       -----------
        Net property and equipment ..............................     1,385,614     (1,385,614)             --
                                                                    -----------    -----------       -----------
Receivables from affiliates .....................................         1,931           --               1,931
Other assets, net ...............................................        44,566            188 (g)        35,734
  ...............................................................                        6,500 (a)
  ...............................................................                        1,100 (d)
                                                                                       (16,620)(b)
Investment in subsidiary ........................................          --        1,226,416 (b)     1,089,060
                                                                                        (1,100)(c)
                                                                                          (166)(c)
                                                                                        (1,100)(c)
                                                                                          (188)(g)
                                                                                      (134,802)(c)
                                                                    -----------    -----------       -----------
                                                                    $ 1,514,791    $  (345,322)      $ 1,169,469
                                                                    ===========    ===========       ===========
                LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
   Accounts payable .............................................   $    95,343    $   (93,617)(b)   $     1,726
   Payable to affiliates ........................................        13,758         (9,723)(b)         4,035
   Accrued liabilities ..........................................        19,971         (8,839)(b)        11,132
   Note payable .................................................         7,000         (7,000)(b)          --
   Current maturities of long-term debt .........................         7,896           --               7,896
                                                                    -----------    -----------       -----------
        Total current liabilities ...............................       143,968       (119,179)           24,789
                                                                    -----------    -----------       -----------
Payable to affiliates ...........................................         5,556           --               5,556
Long-term debt, less current maturities .........................       228,069        150,000 (a)       192,069
                                                                                        (1,100)(c)
                                                                                      (184,900)(b)
Notes payable to affiliate ......................................       883,394        (46,967)(b)       836,427
Other ...........................................................         4,708         (4,708)(b)          --
Stockholders' equity:
   Common stock .................................................           300           --                 300
   Additional paid-in capital ...................................       569,435           (166)(c)       569,269
   Accumulated deficit ..........................................      (320,639)      (134,802)(c)      (458,941)
                                                                                        (3,500)(a)
        Total stockholders' equity ..............................       249,096       (138,468)          110,628
                                                                    -----------    -----------       -----------
                                                                    $ 1,514,791    $  (345,322)      $ 1,169,469
                                                                    ===========    ===========       ===========



           See accompanying notes to the unaudited pro forma condensed financial statements.

                       TRANSAMERICAN REFINING CORPORATION
              UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                       NINE MONTHS ENDED OCTOBER 31, 1998
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                     Historical    Adjustments        Pro Forma
                                                                    -----------    -----------       -----------
Revenues:
   Product sales ................................................   $    66,701    $   (66,701)(e)   $      --
   Other ........................................................         3,999         (3,999)(e)          --
                                                                    -----------    -----------       -----------
               Total revenues ...................................        70,700        (70,700)             --
                                                                    -----------    -----------       -----------

Costs and expenses:
        Costs of products sold ..................................        66,821        (66,821)(e)          --
        Processing arrangements, net ............................        (3,899)         3,899 (e)          --
        Operations and maintenance ..............................        14,062        (14,062)(e)          --
        Depreciation and amortization ...........................         8,679         (8,679)(e)          --
        General and administrative ..............................        17,152        (17,152)(e)          --
        Taxes other than income taxes ...........................         3,588         (3,588)(e)          --
                                                                    -----------    -----------       -----------
               Total costs and expenses .........................       106,403       (106,403)             --
                                                                    -----------    -----------       -----------
               Operating loss ...................................       (35,703)        35,703              --
                                                                    -----------    -----------       -----------

Other income (expense):
   Interest income ..............................................         4,435         (4,435)(e)          --
   Interest expense, net ........................................       (10,785)         1,375 (e)        (9,410)
   Equity in loss of TransTexas before
     extraordinary item .........................................          (229)          --                (229)
   Equity in loss of TCR Holding ................................          --          (10,074)(f)       (10,074)
   Other ........................................................          (279)           279 (e)          --
                                                                    -----------    -----------       -----------
               Total other expense ..............................        (6,858)       (12,855)          (19,713)
                                                                    -----------    -----------       -----------
               Net loss before extraordinary items and
                 cumulative effect of a change in
                 accounting principle ...........................   $   (42,561)   $    22,848       $   (19,713)
                                                                    ===========    ===========       ===========

Basic and diluted net loss per share ............................   $     (1.42)                     $     (0.66)
                                                                    ===========                      ===========

Weighted average number of common shares
  outstanding for basic and diluted net loss per
  share (in thousands)...........................................        30,000                           30,000
                                                                    ===========                      ===========


           See accompanying notes to the unaudited pro forma condensed financial statements.

                       TRANSAMERICAN REFINING CORPORATION
              UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                           YEAR ENDED JANUARY 31, 1998
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                     Historical    Adjustments        Pro Forma
                                                                    -----------    -----------       -----------
Revenues:
   Product sales ................................................   $      --      $      --         $      --
   Other ........................................................         2,828         (2,828)(e)          --
                                                                    -----------    -----------       -----------
               Total revenues ...................................         2,828         (2,828)             --
                                                                    -----------    -----------       -----------
Costs and expenses:
   Costs of products sold .......................................          --             --                --
   Processing arrangements, net .................................        (1,413)         1,413 (e)          --
   Operations and maintenance ...................................        11,834        (11,834)(e)          --
   Depreciation and amortization ................................         8,416         (8,416)(e)          --
   General and administrative ...................................        19,196        (19,196)(e)          --
   Taxes other than income taxes ................................         3,369         (3,369)(e)          --
   Loss on purchase commitments .................................         7,824         (7,824)(e)          --
                                                                    -----------    -----------       -----------
               Total costs and expenses .........................        49,226        (49,226)             --
                                                                    -----------    -----------       -----------
               Operating loss ...................................       (46,398)        46,398              --
                                                                    -----------    -----------       -----------

Other income (expense):
   Interest income ..............................................         5,190         (5,190)(e)          --
   Interest expense, net ........................................       (20,446)           122 (e)       (20,324)
   Equity in income of TransTexas before
     extraordinary item .........................................        44,552           --              44,552
   Equity in loss of TCR Holding ................................          --          (12,647)(f)       (12,647)
   Other ........................................................             5             (5)(e)          --
                                                                    -----------    -----------       -----------
               Total other income ...............................        29,301        (17,720)           11,581
                                                                    -----------    -----------       -----------

               Net income (loss) before extraordinary
                 items and cumulative effect of a change
                 in accounting principle ........................   $   (17,097)   $    28,678       $    11,581
                                                                    ===========    ===========       ===========

Basis and diluted net income (loss) per share ...................   $     (0.57)                     $      0.39
                                                                    ===========                      ===========

Weight average number of common shares out-
  standing for basis and diluted net income (loss)
  per share (in thousands).......................................        30,000                           30,000
                                                                    ===========                      ===========



           See accompanying notes to the unaudited pro forma condensed financial statements.

                       TRANSAMERICAN REFINING CORPORATION
           NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS


                  (a) To initially record the proceeds of the New Notes and payment of $6.5 million of debt issue costs which will be amortized as a yield adjustment to the New Notes and $3.5 million in transaction costs which will be charged to operations.

                  (b) To record, at carryover basis, (i) the transfer to TCR Holding of the Refinery Assets and (ii) the assumption of debt and other specified obligations of TARC other than the TARC Intercompany Loan and the TARC Subordinated Notes in exchange for all of the capital stock of TCR Holding, which includes the following:

                           Class A Participating Preferred Stock Series A and B,
                  $0.01 par value, 18,360,000 shares authorized; 18,360,000
                  shares issued and outstanding;

                           Class B Junior Non-Voting Participating Preferred
                  Stock, $0.01 par value, 7,500,000 shares authorized; 6,000,000 shares issued and outstanding;

                           Class C Junior Non-Voting Participating Preferred
                  Stock, $0.01 par value, 4,125,000 shares authorized; 3,300,000 shares issued and outstanding;

                           Class D Junior Non-Voting Participating Preferred
                  Stock, $0.01 par value, 10,875,000 shares authorized; 8,700,000 shares issued and outstanding;

                           Class E Junior Non-Voting Participating Preferred
                  Stock, $0.01 par value, 24,900,000 shares authorized; 20,400,000 shares issued and outstanding;

                           Class A Voting Common Stock, Series A, $0.01 par
                  value, 240,000 shares authorized; 240,000 shares issued and outstanding; and

                           Class B Non-Voting common stock, $0.01 par value,
                  3,000,000 shares authorized, issued and outstanding.

                  Subsequent to October 31, 1998, TARC entered into an intercompany bridge loan with its parent ("TARC Intercompany Bridge Loan") for an aggregate principal amount of $25 million. Concurrent with the transfer to TCR Holding described above, approximately $25 million of the proceeds from the New Notes was used to repay the TARC Intercompany Bridge Loan, and substantially concurrently with the transfer to TransContinental, approximately $47.0 million of accounts payable have been or will be paid.

                  (c) To record (i) the acquisition of the TCR Voting Common Stock representing 0.4% of the Residual Equity and the TCR Non-Repurchasable Preferred Stock representing 29.6% of Residual Equity by allocating $1.1 million of proceeds from the Notes to the investment account based on the estimated fair value of the securities, (ii) the acquisition by the Purchasers of a portion of the TCR Repurchasable Preferred Stock representing 30% of the Residual Equity for $1.1 million in cash with a corresponding reduction in the investment account, (iii) the issuance of TCR Non-Repurchasable Preferred Stock representing 4.4% of Residual Equity with a fair value of $166,000 to the TARC warrant holders in exchange for the TARC warrants and (iv) a net loss of $134.8 million on the sale of 69.4% of the Residual Equity of TCR Holding in (i), (ii) and (iii) above. After consummation of the Transaction, TARC's investment in TCR Holding will consist of:



                  Class A Participating Preferred Stock, Series A...............   $    836,427
                  Class A Participating Preferred Stock, Series B...............        192,069
                  Residual Equity Interest......................................         60,564
                                                                                   ------------
                                                                                   $  1,089,060
                                                                                   ============

                       TRANSAMERICAN REFINING CORPORATION
    NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS -- Continued


                  (d) To record the payment of consent fees of $1.1 million to TEC Note holders and TARC Subordinated Note holders.

                  (e) To reflect the transfer to TCR Holding of operations associated with the Refinery Assets as a result of the exchange described in (b). The unaudited condensed pro forma statements exclude an estimated pro forma loss of $134.8 million on disposition of the stock of TCR Holding. The actual loss will be recorded by TARC during the fourth quarter of fiscal 1999.

                  (f) To reflect TARC's 30.6% Residual Equity in the net loss of TCR Holding. As a result of the Transaction, TARC will account for its interest in TCR Holding using the equity method.

                  (g) To record the issuance of 3,000,000 shares of TCR Non-Voting Common Stock with a fair value of $188,000 to the TCW Affiliates as debt issue cost with a corresponding reduction in the investment account.

                                                           ANNEX A TO PROSPECTUS

                                    GLOSSARY


     "Alkylation" is a process of combining light hydrocarbon molecules to form high-octane gasoline using a catalyst. Propane and butane by-products are sold or used as refinery fuel depending on economics.

     "API Gravity" is an indication of density of crude oil or other liquid hydrocarbons as measured by a system recommended by the American Petroleum Institute (API), measured in degrees. The lower the API Gravity, the heavier the compound. For example, asphalt has an API Gravity of 8 degrees and gasoline has an API Gravity of 50 degrees.

     "Atmospheric residual oil" is the residual from the atmospheric distillation of crude oil, which can also be used as a refinery feedstock.

     "Btu" or "British Thermal Unit" means the quantity of heat required to raise the temperature of one pound of water by one degree Fahrenheit.

     "Catalytic reforming" is a process which produces high-octane blending stock for the manufacture of gasoline.

     "Coking" means the thermal destruction of vacuum tower bottoms to provide lighter hydrocarbons, leaving behind a carbonaceous material called "coke."

     "Complexity" is a measure of a refinery's downstream processing and upgrading capacity. A higher complexity rating indicates a greater ability to upgrade crude oil into higher valued products.

     "Crude oil" means the oil as produced from the well; unrefined petroleum.

     "Crude oil capacity" means the crude oil processing capacity of the refinery.

     "Crude slate" or "slate" is a listing of the various crudes that are processed in a refinery.

     "Distillate" or "middle distillate" means the mid-boiling range liquid hydrocarbons distilled from crude oil or condensate, including kerosene, diesel fuel, and No. 2 fuel oil.

     "dwt" means deadweight-ton; a designation for the size or displacement of a ship.

     "Feedstocks" are hydrocarbons such as crude oil and natural gas liquids, that are processed in a refinery or blended directly into refined products.

     "Fluid catalytic cracking" or "FCC" is a refinery process for converting vacuum gas oils or other intermediate feedstocks at high temperature in the presence of a catalyst to produce lighter products such as gasoline and blend stocks for home heating oil and fuel oil. Catalytic cracking greatly enhances the efficiency of a refinery by converting a greater percentage of hydrocarbon compounds to gasoline and other light distillates.

     "Gross refining margin" is the difference between the value of refined products and the cost of feedstocks expressed in dollars per barrel of crude oil processed.

     "Hydrodesulfurization" ("HDS") or "Hydrotreating" is the process of removing sulfur from a hydrocarbon stream in the presence of hydrogen and a catalyst.

     "KWH" means kilowatt-hour.

     "LPG" means liquefied petroleum gas, primarily propane and butane.

     "LSWR" means low sulfur waxy residual oil.

     "LT/D" means long tons per day.

     "MTBE" means methyl tertiary butyl ether, an oxygenated, high-octane blending component which is used in the production of environmentally sensitive low polluting gasoline.

     "Olefins" are a class of unsaturated hydrocarbons.

     "Refinery conversion" refers to the ability of a refinery to convert low value intermediate hydrocarbon streams to high-value refined products.

     "Refined products" means the products such as gasoline, diesel fuel, jet fuel, and residual fuel, that are produced by a refinery.

     "Sour crude" means oil typically containing 2.0% weight of sulfur or more.

     "Vacuum gas oil" or "VGO" is produced in the vacuum distillation of crude oil and is a feedstock to the catalytic cracking unit.

     "Vacuum tower bottoms" means the residue produced from the vacuum tower which serves as feedstock for the Delayed Coking Unit.

     "Yield" means the percentage of refined products that are produced from feedstocks.

===============================================================================

     All tendered Outstanding Notes, executed Letters of Transmittal and other related documents should be directed to the Exchange Agent as follows:

                        By Registered or Certified Mail:

                            First Union National Bank
                           1525 W. T. Harris Boulevard
                      Charlotte, North Carolina 28288-1153
                      Attention: Corporate Trust Department

                       By Overnight Mail or Hand Delivery:

                            First Union National Bank
                           1525 W. T. Harris Boulevard
                      Charlotte, North Carolina 28288-1153
                      Attention: Corporate Trust Department

                                  By Facsimile:

                            First Union National Bank
                      Attention: Corporate Trust Department
                                 (704) 590-7626
                       Confirm by Telephone: (704)590-7408

(Originals of all documents submitted by facsimile should be sent promptly by hand, overnight delivery, or registered or certified mail.)

     Questions and requests for assistance and requests for additional copies of the Prospectus, the Letter of Transmittal and other related documents should be directed to the Information Agent at the telephone number and address set forth below. You may also contact your broker, dealer, commercial bank, trust company and other nominee for assistance concerning the Exchange Offer.


                              D.F. King & Co., Inc.
                                 77 Water Street
                            New York, New York 10005
                 Banks and Brokers, Call Collect: (212) 425-1395
                   All Others, Call Toll-Free: (800) 549-6697


     No person has been authorized to give any information or to make any representation other than those contained or incorporated by reference in this Prospectus and the accompanying Letter of Transmittal, and, if given or made, such information or representations must not be relied upon as having been authorized. Neither the Prospectus nor the accompanying Letter of Transmittal nor both together constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which the Prospectus relates or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus or the Letter of Transmittal or both together nor any exchange made hereunder shall, under any circumstances, create any implication that the information contained or incorporated by reference herein is correct as of any time subsequent to the date herein or that there has been no change in the affairs of the Company since such date.

===============================================================================

===============================================================================


                             TRANSAMERICAN REFINING
                                   CORPORATION

                                Offer to Exchange

                                  $200,000,000
                     16% Series B Senior Subordinated Notes
                                    due 2003

                                       for

                                 all outstanding

                                  $175,000,000
                     16% Series A Senior Subordinated Notes
                                    due 2003

                                       and

                                   $25,000,000
                     16% Series C Senior Subordinated Notes
                                    due 2003







                                   PROSPECTUS
                                January 26, 1999


===============================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

     The Company's Articles of Incorporation provide that the directors of the Company shall be indemnified by the Company to the fullest extent permitted by Texas law. In addition, the Company's Bylaws require it to indemnify its directors and officers against any and all liability and reasonable expense that may be incurred by them in connection with or resulting from (i) any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigate, (ii) an appeal of such an action, suit or proceeding, or (iii) an inquiry or investigation that could lead to such an action, suit or proceeding, all to the fullest extent permitted by Texas law.

     The Company expects to enter into indemnification agreements with its directors that will contractually provide for indemnification and expense advancement and will include related provisions meant to facilitate the indemnitees' receipt of such benefits. In addition, the Company expects to purchase customary directors' and officers' liability insurance policies for its directors and officers. The Bylaws of the Company and agreements with directors and officers also provide for indemnification for amounts (i) in respect of the deductibles for such insurance policies and (ii) that exceed the liability limits of such insurance policies. Such indemnification may be made even though directors and officers would not otherwise be entitled to indemnification under other provisions of the Bylaws or such agreements.

Item 21. Exhibits and Financial Statement Schedules.

(a) Exhibits

 2.1   -      Stock Transfer Agreement dated as of February 23, 1995, between
              TARC, TEC and TransAmerican (filed as an exhibit to TARC's and TEC's Current Report on Form 8-K dated March 23, 1995, and incorporated herein by reference).

 3.1   -      Articles of Incorporation of TARC (filed as an exhibit to TARC's and TEC's Registration Statement on Form S-1 (No. 33-82200), and incorporated herein by reference).

 3.2   -      By-laws of TARC (filed as an exhibit to TARC's and TEC's
              Registration Statement on Form S-1 (No. 33-82200), and incorporated herein by reference).


*3.3   -      Articles of Amendment dated December 15, 1998 to Articles of
              Incorporation of TARC.


 4.1   -      Indenture dated as of February 15, 1995, between TARC, First
              Fidelity Bank, National Association, as Trustee and TEC, with respect to the Guaranteed First Mortgage Discount Notes and the Guaranteed First Mortgage Notes (together, the "Notes"), including the forms of Notes as exhibits (filed as an exhibit to TARC's and TEC's Current Report on Form 8-K dated February 23, 1995, and incorporated herein by reference).

 4.2   -      Warrant Agreement dated as of February 23, 1995, among the
              Company, TEC and First Fidelity Bank, National Association, as
              Warrant Trustee, with respect to the Common Stock Purchase
              Warrants including the form of Warrant as an exhibit (filed as an exhibit to TARC's and TEC's Current Report on Form 8-K dated
              February 23, 1995, and incorporated herein by reference).

 4.3   -      Pledge Agreement dated as of February 23, 1995, from TARC to
              First Fidelity Bank, National Association, as Trustee (filed as an exhibit to TARC's and TEC's Current Report on Form 8-K dated
              February 23, 1995, and incorporated herein by reference).

4.4    -      Security Agreement dated as of February 23, 1995, from TARC to
              First Fidelity Bank, National Association, as Trustee (filed as an exhibit to TARC's and TEC's Current Report on Form 8-K dated
              February 23, 1995, and incorporated herein by reference).

4.5    -      Cash Collateral and Disbursement Agreement dated as of February
              23, 1995, among TARC, First Fidelity Bank, National Association, as Trustee, First Fidelity Bank, N.A., as Disbursement Agent, and
              Baker & O'Brien, Inc., as Construction Supervisor (filed as an exhibit to TARC's and TEC's Current Report on Form 8-K dated
              February 23, 1995, and incorporated herein by reference).

4.6    -      Mortgage, Assignment of Leases and Rents, Security Agreement and
              Financing Statement from TARC in favor of First Fidelity Bank,
              National Association, as Trustee (filed as an exhibit to TARC's and TEC's Current Report on Form 8-K dated February 23, 1995, and incorporated herein by reference).

4.7    -      Registration Rights Agreement dated as of February 23, 1995, between TransTexas, TARC, and TEC (filed as an exhibit to TARC's and TEC's Current Report on Form 8-K dated February 23, 1995, and incorporated herein by reference).

4.8    -      First Supplemental Indenture dated as of February 24, 1997 among
              TARC, TEC and First Union National Bank, f/k/a First Fidelity
              Bank, N.A. (filed as an exhibit to TARC's Annual Report on Form
              10-K for the year ended January 31, 1997, and incorporated herein by reference).

4.9    -      Indenture dated as of March 14, 1997, between TARC and First
              Union National Bank, as Trustee, with respect to the $36 million
              Senior Secured Notes due 1998, including the form of Note as an exhibit (filed as an exhibit to TARC's Annual Report on Form 10-K for the year ended January 31, 1997, and incorporated herein by reference).

4.10   -      Pledge Agreement dated as of March 14, 1997, from TARC to First
              Union National Bank, as Trustee (filed as an exhibit to TARC's
              Annual Report on Form 10-K for the year ended January 31, 1997, and incorporated herein by reference).

4.11   -      Security Agreement dated as of March 14, 1997, from TARC to
              First Union National Bank, as Trustee (filed as an exhibit to
              TARC's Annual Report on Form 10-K for the year ended January 31,
              1997, and incorporated herein by reference).

4.12   -      Cash Collateral and Disbursement Agreement dated as of March 14,
              1997, between TARC and First Union National Bank, as Trustee and
              Disbursement Agent (filed as an exhibit to TARC's Annual Report on
              Form 10-K for the year ended January 31, 1997, and incorporated herein by reference).

4.13   -      First Amendment to Cash Collateral and Disbursement Agreement
              dated as of April 3, 1997, between TARC and First Union National
              Bank, as Trustee and Disbursement Agent (filed as an exhibit to TARC's Annual Report on Form 10-K for the year ended January 31,
              1997, and incorporated herein by reference).

4.14   -      Second Supplemental Indenture dated June 13, 1997 between TARC, as issuer, TransAmerican Energy Corporation, as guarantor, and First Union National Bank, as trustee (filed as an exhibit to TARC's current report on Form 8-K dated June 13, 1997, and incorporated herein by reference).

4.15   -      Loan Agreement dated June 13, 1997 between TARC and
              TransAmerican Energy Corporation (filed as an exhibit to TARC's current report on Form 8-K dated June 13, 1997, and incorporated herein by reference).

4.16   -      Security and Pledge Agreement dated June 13, 1997 by TARC in favor of TransAmerican Energy Corporation (filed as an exhibit to TARC's current report on Form 8-K dated June 13, 1997, and incorporated herein by reference).

4.17   -      Disbursement Agreement dated June 13, 1997 among TARC,
              TransAmerican Energy Corporation, Firstar Bank of Minnesota, N.A., as disbursement agent and trustee, and Baker & O'Brien, Inc., as construction supervisor (filed as an exhibit to TARC's current report on Form 8-K dated June 13, 1997, and incorporated herein by reference).

4.18   -      Form of Mortgage dated June 13, 1997 between TARC and
              TransAmerican Energy Corporation (filed as an exhibit to TARC's quarterly report on Form 10-Q for the quarter ended July 31, 1997, and incorporated herein by reference).

4.19   -      First Amendment dated December 30, 1997 to Loan Agreement
              between TARC and TEC (filed as an exhibit to TARC's annual report on Form 10-K for the year ended January 31, 1998, and incorporated herein by reference).

4.20   -      First Amendment dated December 30, 1997 to Disbursement
              Agreement among TARC, TEC, Firstar Bank of Minnesota, N.A. and
              Baker & O'Brien (filed as an exhibit to TARC's annual report on Form 10-K for the year ended January 31, 1998, and incorporated herein by reference).

4.21   -      Indenture dated December 30, 1997 between TARC and First Union
              National Bank, as trustee, with respect to the $200 million Series
              A Senior Subordinated Notes, including the form of Note as an exhibit (filed as an exhibit to TARC's annual report on Form 10-K for the year ended January 31, 1998, and incorporated herein by reference).

4.22   -      Warrant Agreement dated December 30, 1997 between TARC and First
              Union National Bank, as Warrant Agent, with respect to 175,000 common stock purchase warrants (the "December 1997 Warrants"), including the form of warrant as an exhibit (filed as an exhibit to TARC's annual report on Form 10-K for the year ended January
              31, 1998, and incorporated herein by reference).

4.23   -      Registration Rights Agreement dated December 30, 1997 between
              TARC and the holders of the Series A Senior Subordinated Notes
              (filed as an exhibit to TARC's annual report on Form 10-K for the year ended January 31, 1998, and incorporated herein by reference).

4.24   -      Securityholders' and Registration Rights Agreement dated
              December 30, 1997 between TARC, Jefferies & Company, Inc., as the
              Purchaser, and the holders of the December 1997 Warrants (filed as an exhibit to TARC's annual report on Form 10-K for the year ended
              January 31, 1998, and incorporated herein by reference).

4.25   -      Third Supplemental Indenture dated January 16, 1998 between
              TARC, TEC and First Union National Bank (filed as an exhibit to
              TARC's annual report on Form 10-K for the year ended January 31, 1998, and incorporated herein by reference).

4.26   -      Irrevocable Trust and Security Agreement dated January 16, 1998 between TARC and First Union National Bank (filed as an exhibit to TARC's annual report on Form 10-K for the year ended January 31, 1998, and incorporated herein by reference).

4.27   -      Indenture dated March 16, 1998 between TARC and First Union
              National Bank, as trustee, with respect to the $25 million Series
              C Senior Subordinated Notes, including the form of Note as an exhibit (filed as an exhibit to TARC's annual report on Form 10-K for the year ended January 31, 1998, and incorporated herein by reference).

4.28   -      Warrant Agreement dated March 16, 1998 between TARC and First
              Union National Bank, as Warrant Agent, with respect to 25,000 common stock purchase warrants (the "March 1998 Warrants"), including the form of warrant as an exhibit (filed as an exhibit to TARC's annual report on Form 10-K for the year ended January
              31, 1998, and incorporated herein by reference).

4.29   -      Registration Rights Agreement dated March 16, 1998 between TARC and the holders of the Series C Senior Subordinated Notes (filed as an exhibit to TARC's annual report on Form 10-K for the year ended January 31, 1998, and incorporated herein by reference).

4.30   -      Securityholders' and Registration Rights Agreement dated March
              16, 1998 between TARC, Jefferies & Company, Inc., as the
              Purchaser, and the holders of the March 1998 Warrants (filed as an exhibit to TARC's annual report on Form 10-K for the year ended
              January 31, 1998, and incorporated herein by reference).

4.31   -      Note Purchase Agreement dated December 10, 1997 between TARC and
              Merrill Lynch Corporate Bond Fund, Inc. - High Income Portfolio
              (filed as an exhibit to TARC's annual report on Form 10-K for the year ended January 31, 1998, and incorporated herein by reference).



*4.32  -      First Supplemental Indenture dated December 15, 1998 between
              TARC and First Union National Bank regarding Series A Notes.

*4.33  -      First Supplemental Indenture dated December 15, 1998 between
              TARC and First Union National Bank regarding Series C Notes.

*4.34  -      Second Amendment dated November 13, 1998 to TARC Intercompany
              Loan Agreement.

*4.35  -      Third Amendment dated December 15, 1998 to TARC Intercompany
              Loan Agreement.

*4.36  -      First Amendment dated December 15, 1998 to Registration Rights
              Agreement regarding Series A Notes.

*4.37  -      First Amendment dated December 15, 1998 to Registration Rights
              Agreement regarding Series C Notes.

*4.38  -      Assumption of Obligations under 1995 Warrant Agreement dated
              December 15, 1998.

*4.39  -      Assumption of Obligations under 1997 Warrant Agreement dated
              December 15, 1998.

*4.40  -      Assumption of Obligations under 1998 Warrant Agreement dated
              December 15, 1998.


*5.1   -      Legal opinion of Gardere & Wynne, L.L.P.

 10.1   -    Services Agreement dated August 24, 1993, by and among TARC,
             TEC, TransTexas and TransAmerican, as amended (filed as an exhibit to TARC's and TEC's Registration Statement on Form S-1 (No.
             33-82200), and incorporated herein by reference).

 10.2   -    Tax Allocation Agreement dated August 24, 1993, by and among
             TransAmerican, TEC, TARC, TransTexas and the other subsidiaries of TransAmerican, as amended (filed as an exhibit to TARC's and TEC's
             Registration Statement on Form S-1 (No. 33-82200), and incorporated herein by reference).

 10.3   -    Indemnification Agreement by and between TARC and each of its directors (filed as an exhibit to TARC's and TEC's Registration
             Statement on Form S-1 (No. 33-82200), and incorporated herein by reference).

 10.4   -    Interruptible Gas Sales Terms and Conditions dated between TARC and TransTexas, as amended (filed as an exhibit to TARC's and TEC's Registration Statement on Form S-1 (No. 33-82200), and incorporated herein by reference).

 10.5   -    Intercompany Note dated as of August 12, 1994, executed by TARC for the benefit of TransAmerican (filed as an exhibit to TARC's and TEC's Registration Statement on Form S-1 (No. 33-82200), and incorporated herein by reference).

 10.6   -    Processing Agreement dated March 20, 1996 by and between TARC and J. Aron & Company (filed as an exhibit to TARC's Form 10-K for the transition period ended January 31, 1996, and incorporated herein by reference).

 10.7   -    Employment Agreement dated June 12, 1995, between TARC and R.
             Glenn McGinnis (filed as an exhibit to TARC's Form 10-K for the transition period ended January 31, 1996, and incorporated herein by reference).

 10.8   -    Processing Agreement dated April 22, 1996 between TARC and
             Glencore Ltd. (filed as an exhibit to TARC's Form 10-Q for the quarter ended April 30, 1996, and incorporated herein by reference).

 10.9   -    Services Agreement dated June 13, 1997 by and among TNGC
             Holdings Corporation, TransAmerican Natural Gas Corporation,
             TransAmerican Energy Corporation, TransTexas Gas Corporation,
             TransTexas Drilling Services, Inc. and TARC (filed as an exhibit to TARC's quarterly report on Form 10-Q for the quarter ended July
             31, 1997, and incorporated herein by reference).

 10.10  -    Asset Purchase Agreement dated September 19, 1997 between GATX
             Terminals Corporation and TARC (filed as an exhibit to TARC's quarterly report on Form 10-Q for the quarter ended October 31, 1997, and incorporated herein by reference).

 *12.1  -    Ratio of Earnings to Fixed Charges.

 21.1   -    Schedule of Subsidiaries (filed as an exhibit to TARC's and
             TEC's Registration Statement on Form S-1 (No. 33-82200), and incorporated herein by reference).

 *23.1  -    Consent of PricewaterhouseCoopers LLP

 *23.2  -    Consent of Gardere & Wynne, L.L.P. (set forth in Exhibit 5.1).

**25.1  -    Statement of Eligibility of Trustee re: 16% Senior Subordinated
             Notes due 2003 (Form T-1).

*99.1 -      Letter of Transmittal and Notice of Guaranteed Delivery.



--------------------------------

*      Filed herewith.
**     Previously filed.

Item 22. Undertakings.

         The undersigned registrant hereby undertakes:

         (1) That, for purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) That, for the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) That, insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (4) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         (5) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 22nd day of January, 1999.


                              TRANSAMERICAN REFINING CORPORATION



                              By:      /s/ R. Glenn McGinnis
                                 --------------------------------------------
                                    R. Glenn McGinnis, President and
                                     Chief Executive Officer







     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on January 22, 1999.



             Name                                             Title
             ----                                             -----
                 /s/ R. Glenn McGinnis          President and Chief Executive Officer
--------------------------------------------    (Principal Executive Officer)
    R. Glenn McGinnis



                /s/ Ed Donahue                  Vice President, Secretary and Director
--------------------------------------------    (Principal Financial and Accounting Officer)
    Ed Donahue



                *                               Director
--------------------------------------------
    Thomas B. McDade



               *                                Director
--------------------------------------------
    Donald B. Henderson



              /s/ John R. Stanley               Chairman of the Board and Director
--------------------------------------------
    John R. Stanley



* By:    /s/ Ed Donahue
     ---------------------------------------
         Ed Donahue, as
         attorney-in-fact

                               INDEX TO EXHIBITS

EXHIBIT NO.                      DESCRIPTION
-----------                      -----------

   2.1    -   Stock Transfer Agreement dated as of February 23, 1995, between
              TARC, TEC and TransAmerican (filed as an exhibit to TARC's and TEC's Current Report on Form 8-K dated March 23, 1995, and incorporated herein by reference).

   3.1    -   Articles of Incorporation of TARC (filed as an exhibit to TARC's and TEC's Registration Statement on Form S-1 (No. 33-82200), and incorporated herein by reference).

   3.2    -   By-laws of TARC (filed as an exhibit to TARC's and TEC's
              Registration Statement on Form S-1 (No. 33-82200), and incorporated herein by reference).

  *3.3    -   Articles of Amendment dated December 15, 1998 to Articles of
              Incorporation of TARC.

   4.1    -   Indenture dated as of February 15, 1995, between TARC, First
              Fidelity Bank, National Association, as Trustee and TEC, with respect to the Guaranteed First Mortgage Discount Notes and the Guaranteed First Mortgage Notes (together, the "Notes"), including the forms of Notes as exhibits (filed as an exhibit to TARC's and TEC's Current Report on Form 8-K dated February 23, 1995, and incorporated herein by reference).

   4.2    -   Warrant Agreement dated as of February 23, 1995, among the
              Company, TEC and First Fidelity Bank, National Association, as
              Warrant Trustee, with respect to the Common Stock Purchase
              Warrants including the form of Warrant as an exhibit (filed as an exhibit to TARC's and TEC's Current Report on Form 8-K dated
              February 23, 1995, and incorporated herein by reference).

   4.3    -   Pledge Agreement dated as of February 23, 1995, from TARC to
              First Fidelity Bank, National Association, as Trustee (filed as an exhibit to TARC's and TEC's Current Report on Form 8-K dated
              February 23, 1995, and incorporated herein by reference).

4.4    -      Security Agreement dated as of February 23, 1995, from TARC to
              First Fidelity Bank, National Association, as Trustee (filed as an exhibit to TARC's and TEC's Current Report on Form 8-K dated
              February 23, 1995, and incorporated herein by reference).

4.5    -      Cash Collateral and Disbursement Agreement dated as of February
              23, 1995, among TARC, First Fidelity Bank, National Association, as Trustee, First Fidelity Bank, N.A., as Disbursement Agent, and
              Baker & O'Brien, Inc., as Construction Supervisor (filed as an exhibit to TARC's and TEC's Current Report on Form 8-K dated
              February 23, 1995, and incorporated herein by reference).

4.6    -      Mortgage, Assignment of Leases and Rents, Security Agreement and
              Financing Statement from TARC in favor of First Fidelity Bank,
              National Association, as Trustee (filed as an exhibit to TARC's and TEC's Current Report on Form 8-K dated February 23, 1995, and incorporated herein by reference).

4.7    -      Registration Rights Agreement dated as of February 23, 1995, between TransTexas, TARC, and TEC (filed as an exhibit to TARC's and TEC's Current Report on Form 8-K dated February 23, 1995, and incorporated herein by reference).

4.8    -      First Supplemental Indenture dated as of February 24, 1997 among
              TARC, TEC and First Union National Bank, f/k/a First Fidelity
              Bank, N.A. (filed as an exhibit to TARC's Annual Report on Form
              10-K for the year ended January 31, 1997, and incorporated herein by reference).

4.9    -      Indenture dated as of March 14, 1997, between TARC and First
              Union National Bank, as Trustee, with respect to the $36 million
              Senior Secured Notes due 1998, including the form of Note as an exhibit (filed as an exhibit to TARC's Annual Report on Form 10-K for the year ended January 31, 1997, and incorporated herein by reference).

4.10   -      Pledge Agreement dated as of March 14, 1997, from TARC to First
              Union National Bank, as Trustee (filed as an exhibit to TARC's
              Annual Report on Form 10-K for the year ended January 31, 1997, and incorporated herein by reference).

4.11   -      Security Agreement dated as of March 14, 1997, from TARC to
              First Union National Bank, as Trustee (filed as an exhibit to
              TARC's Annual Report on Form 10-K for the year ended January 31,
              1997, and incorporated herein by reference).

4.12   -      Cash Collateral and Disbursement Agreement dated as of March 14,
              1997, between TARC and First Union National Bank, as Trustee and
              Disbursement Agent (filed as an exhibit to TARC's Annual Report on
              Form 10-K for the year ended January 31, 1997, and incorporated herein by reference).

4.13   -      First Amendment to Cash Collateral and Disbursement Agreement
              dated as of April 3, 1997, between TARC and First Union National
              Bank, as Trustee and Disbursement Agent (filed as an exhibit to TARC's Annual Report on Form 10-K for the year ended January 31,
              1997, and incorporated herein by reference).

4.14   -      Second Supplemental Indenture dated June 13, 1997 between TARC, as issuer, TransAmerican Energy Corporation, as guarantor, and First Union National Bank, as trustee (filed as an exhibit to TARC's current report on Form 8-K dated June 13, 1997, and incorporated herein by reference).

4.15   -      Loan Agreement dated June 13, 1997 between TARC and
              TransAmerican Energy Corporation (filed as an exhibit to TARC's current report on Form 8-K dated June 13, 1997, and incorporated herein by reference).

4.16   -      Security and Pledge Agreement dated June 13, 1997 by TARC in favor of TransAmerican Energy Corporation (filed as an exhibit to TARC's current report on Form 8-K dated June 13, 1997, and incorporated herein by reference).

4.17   -      Disbursement Agreement dated June 13, 1997 among TARC,
              TransAmerican Energy Corporation, Firstar Bank of Minnesota, N.A., as disbursement agent and trustee, and Baker & O'Brien, Inc., as construction supervisor (filed as an exhibit to TARC's current report on Form 8-K dated June 13, 1997, and incorporated herein by reference).

4.18   -      Form of Mortgage dated June 13, 1997 between TARC and
              TransAmerican Energy Corporation (filed as an exhibit to TARC's quarterly report on Form 10-Q for the quarter ended July 31, 1997, and incorporated herein by reference).

4.19   -      First Amendment dated December 30, 1997 to Loan Agreement
              between TARC and TEC (filed as an exhibit to TARC's annual report on Form 10-K for the year ended January 31, 1998, and incorporated herein by reference).

4.20   -      First Amendment dated December 30, 1997 to Disbursement
              Agreement among TARC, TEC, Firstar Bank of Minnesota, N.A. and
              Baker & O'Brien (filed as an exhibit to TARC's annual report on Form 10-K for the year ended January 31, 1998, and incorporated herein by reference).

4.21   -      Indenture dated December 30, 1997 between TARC and First Union
              National Bank, as trustee, with respect to the $200 million Series
              A Senior Subordinated Notes, including the form of Note as an exhibit (filed as an exhibit to TARC's annual report on Form 10-K for the year ended January 31, 1998, and incorporated herein by reference).

4.22   -      Warrant Agreement dated December 30, 1997 between TARC and First
              Union National Bank, as Warrant Agent, with respect to 175,000 common stock purchase warrants (the "December 1997 Warrants"), including the form of warrant as an exhibit (filed as an exhibit to TARC's annual report on Form 10-K for the year ended January
              31, 1998, and incorporated herein by reference).

4.23   -      Registration Rights Agreement dated December 30, 1997 between
              TARC and the holders of the Series A Senior Subordinated Notes
              (filed as an exhibit to TARC's annual report on Form 10-K for the year ended January 31, 1998, and incorporated herein by reference).

4.24   -      Securityholders' and Registration Rights Agreement dated
              December 30, 1997 between TARC, Jefferies & Company, Inc., as the
              Purchaser, and the holders of the December 1997 Warrants (filed as an exhibit to TARC's annual report on Form 10-K for the year ended
              January 31, 1998, and incorporated herein by reference).

4.25   -      Third Supplemental Indenture dated January 16, 1998 between
              TARC, TEC and First Union National Bank (filed as an exhibit to
              TARC's annual report on Form 10-K for the year ended January 31, 1998, and incorporated herein by reference).

4.26   -      Irrevocable Trust and Security Agreement dated January 16, 1998 between TARC and First Union National Bank (filed as an exhibit to TARC's annual report on Form 10-K for the year ended January 31, 1998, and incorporated herein by reference).

4.27   -      Indenture dated March 16, 1998 between TARC and First Union
              National Bank, as trustee, with respect to the $25 million Series
              C Senior Subordinated Notes, including the form of Note as an exhibit (filed as an exhibit to TARC's annual report on Form 10-K for the year ended January 31, 1998, and incorporated herein by reference).

4.28   -      Warrant Agreement dated March 16, 1998 between TARC and First
              Union National Bank, as Warrant Agent, with respect to 25,000 common stock purchase warrants (the "March 1998 Warrants"), including the form of warrant as an exhibit (filed as an exhibit to TARC's annual report on Form 10-K for the year ended January
              31, 1998, and incorporated herein by reference).

4.29   -      Registration Rights Agreement dated March 16, 1998 between TARC and the holders of the Series C Senior Subordinated Notes (filed as an exhibit to TARC's annual report on Form 10-K for the year ended January 31, 1998, and incorporated herein by reference).

4.30   -      Securityholders' and Registration Rights Agreement dated March
              16, 1998 between TARC, Jefferies & Company, Inc., as the
              Purchaser, and the holders of the March 1998 Warrants (filed as an exhibit to TARC's annual report on Form 10-K for the year ended
              January 31, 1998, and incorporated herein by reference).

4.31   -      Note Purchase Agreement dated December 10, 1997 between TARC and
              Merrill Lynch Corporate Bond Fund, Inc. - High Income Portfolio
              (filed as an exhibit to TARC's annual report on Form 10-K for the year ended January 31, 1998, and incorporated herein by reference).


*4.32  -      First Supplemental Indenture dated December 15, 1998 between TARC and First Union National Bank regarding Series A Notes.

*4.33  -      First Supplemental Indenture dated December 15, 1998 between
              TARC and First Union National Bank regarding Series C Notes.

*4.34  -      Second Amendment dated November 13, 1998 to TARC Intercompany
              Loan Agreement.

*4.35  -      Third Amendment dated December 15, 1998 to TARC Intercompany
              Loan Agreement.

*4.36  -      First Amendment dated December 15, 1998 to Registration Rights
              Agreement regarding Series A Notes.

*4.37  -      First Amendment dated December 15, 1998 to Registration Rights
              Agreement regarding Series C Notes.

*4.38  -      Assumption of Obligations under 1995 Warrant Agreement dated
              December 15, 1998.

*4.39  -      Assumption of Obligations under 1997 Warrant Agreement dated
              December 15, 1998.

*4.40  -      Assumption of Obligations under 1998 Warrant Agreement dated
              December 15, 1998.


*5.1   -      Legal opinion of Gardere & Wynne, L.L.P.

 10.1   -    Services Agreement dated August 24, 1993, by and among TARC,
             TEC, TransTexas and TransAmerican, as amended (filed as an exhibit to TARC's and TEC's Registration Statement on Form S-1 (No.
             33-82200), and incorporated herein by reference).

 10.2   -    Tax Allocation Agreement dated August 24, 1993, by and among
             TransAmerican, TEC, TARC, TransTexas and the other subsidiaries of TransAmerican, as amended (filed as an exhibit to TARC's and TEC's
             Registration Statement on Form S-1 (No. 33-82200), and incorporated herein by reference).

 10.3   -    Indemnification Agreement by and between TARC and each of its directors (filed as an exhibit to TARC's and TEC's Registration
             Statement on Form S-1 (No. 33-82200), and incorporated herein by reference).

 10.4   -    Interruptible Gas Sales Terms and Conditions dated between TARC and TransTexas, as amended (filed as an exhibit to TARC's and TEC's Registration Statement on Form S-1 (No. 33-82200), and incorporated herein by reference).

 10.5   -    Intercompany Note dated as of August 12, 1994, executed by TARC for the benefit of TransAmerican (filed as an exhibit to TARC's and TEC's Registration Statement on Form S-1 (No. 33-82200), and incorporated herein by reference).

 10.6   -    Processing Agreement dated March 20, 1996 by and between TARC and J. Aron & Company (filed as an exhibit to TARC's Form 10-K for the transition period ended January 31, 1996, and incorporated herein by reference).

 10.7   -    Employment Agreement dated June 12, 1995, between TARC and R.
             Glenn McGinnis (filed as an exhibit to TARC's Form 10-K for the transition period ended January 31, 1996, and incorporated herein by reference).

 10.8   -    Processing Agreement dated April 22, 1996 between TARC and
             Glencore Ltd. (filed as an exhibit to TARC's Form 10-Q for the quarter ended April 30, 1996, and incorporated herein by reference).

 10.9   -    Services Agreement dated June 13, 1997 by and among TNGC
             Holdings Corporation, TransAmerican Natural Gas Corporation,
             TransAmerican Energy Corporation, TransTexas Gas Corporation,
             TransTexas Drilling Services, Inc. and TARC (filed as an exhibit to TARC's quarterly report on Form 10-Q for the quarter ended July
             31, 1997, and incorporated herein by reference).

 10.10  -    Asset Purchase Agreement dated September 19, 1997 between GATX
             Terminals Corporation and TARC (filed as an exhibit to TARC's quarterly report on Form 10-Q for the quarter ended October 31, 1997, and incorporated herein by reference).

 *12.1  -    Ratio of Earnings to Fixed Charges.

 21.1   -    Schedule of Subsidiaries (filed as an exhibit to TARC's and
             TEC's Registration Statement on Form S-1 (No. 33-82200), and incorporated herein by reference).

 *23.1  -    Consent of PricewaterhouseCoopers LLP

 *23.2  -    Consent of Gardere & Wynne, L.L.P. (set forth in Exhibit 5.1).

**25.1  -    Statement of Eligibility of Trustee re: 16% Senior Subordinated
             Notes due 2003 (Form T-1).

*99.1 -      Letter of Transmittal and Notice of Guaranteed Delivery.



--------------------------------

*      Filed herewith.
**     Previously filed.